FILED PURSUANT TO RULE 424(b)(5)
                                                 REGISTRATION FILE NO. 333-30294


The information in this Prospectus Supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                         COMPLETED, DATED APRIL 18, 2000

PROSPECTUS SUPPLEMENT
(to accompanying prospectus dated April 18, 2000)

                           $704,787,000 (Approximate)

                             (Offered Certificates)

               First Union National Bank Commercial Mortgage Trust

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2000-C1

                First Union Commercial Mortgage Securities, Inc.
                                   (Depositor)

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-32 of this prospectus supplement and on page 11 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party.

The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated April 18, 2000.
--------------------------------------------------------------------------------

The trust fund:

o As of May 1, 2000, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $783,097,304.

o       The trust fund will consist of a pool of 145 fixed rate mortgage loans.

o The mortgage loans are secured by first liens on commercial and multifamily properties.

o All of the mortgage loans were originated or acquired by either First Union National Bank or Merrill Lynch Mortgage Capital Inc.

The certificates:

o       The trust fund will issue twenty classes of certificates.

o Only the eight classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

===============================================================================================================
                       Original
                      Certificate        Percentage of
                      Balance or         Cut-Off Date         Pass-Through                         Expected
                       Notional              Pool                 Rate                             S&P/Fitch
Class                 Amount (1)            Balance            Description       CUSIP No.        Rating (2)
---------------------------------------------------------------------------------------------------------------
Class A-1            $ 96,000,000            12.26%               Fixed                             AAA/AAA
Class A-2            $485,449,000            61.99%               Fixed                             AAA/AAA
Class IO (3)         $783,097,303             N/A                WAC-IO                            AAAr/AAA
Class B              $ 39,155,000             5.00%             Fixed(4)                             AA/AA
Class C              $ 35,239,000             4.50%             Fixed(4)                              A/A
Class D              $ 11,747,000             1.50%             Fixed(4)                             A-/A-
Class E              $ 25,451,000             3.25%              WAC(5)                             BBB/BBB
Class F              $ 11,746,000             1.50%              WAC(5)                            BBB-/BBB-
===============================================================================================================

(Footnotes explaining the table are on page S-3)

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and co-bookrunners for the offering. First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately % of the initial certificate balance of the offered certificates, plus accrued interest from May 1, 2000, before deducting expenses.

     We expect that delivery of the offered certificates will be made in book-entry form on or about May, 2000.

First Union Securities, Inc.                           Merrill Lynch & Co.

                                  April, 2000

                     First Union Commercial Mortgage Trust

       Commercial Mortgage Pass-Through Certificates, FUNB Series 2000-C1

                      Geographic Overview of Mortgage Pool

                                     [MAP]

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

          o Summary of Prospectus Supplement, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

          o Risk Factors, commencing on page S-32 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Definitions" beginning on page S-156 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

          o if used in a jurisdiction in which such offer or solicitation is not authorized;

          o if the person making such offer or solicitation is not qualified to do so; or

          o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) By each of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Fitch IBCA Inc. ("Fitch").

(3) The Class IO certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each component of the Class IO certificates, as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" and "-Pass-Through Rates" in this prospectus supplement. The interest rate applicable to each component of the Class IO certificates for each distribution date will equal the excess, if any, of the weighted average net mortgage rate of the mortgage loans for such distribution date over the pass-through rate then applicable to the corresponding class of certificates entitled to receive distributions of principal.

(4) The pass-through rate applicable to the Class B, Class C and Class D certificates on each distribution date will equal the lesser of the rate set forth in the table on the front cover and the applicable weighted average net mortgage rate of the mortgage loans for such distribution date.

(5) The pass-through rate applicable to the Class E and Class F certificates on each distribution date will equal the weighted average net mortgage rate of the mortgage loans for such distribution date.

                               TABLE OF CONTENTS

                                                                       Page

SUMMARY OF PROSPECTUS SUPPLEMENT .....................................  S-7
RISK FACTORS ......................................................... S-32
DESCRIPTION OF THE MORTGAGE POOL ..................................... S-67
  General ............................................................ S-67
  Mortgage Loan History .............................................. S-68
  Certain Terms and Conditions of the Mortgage Loans ................. S-68
    Mortgage Rates; Calculations of Interest ......................... S-68
    Mortgage Loan Payments ........................................... S-68
    Due Dates ........................................................ S-68
    Amortization ..................................................... S-69
    Residual Value Insurance Policy .................................. S-69
    Prepayment Provisions ............................................ S-69
    Other Financing .................................................. S-70
    Nonrecourse Obligations .......................................... S-71
    Due-On-Sale and Due-On-Encumbrance Provisions .................... S-71
    Cross-Default and Cross-Collateralization of
       Certain Mortgage Loans .........................................S-71
  Assessments of Property Condition ...................................S-71
    Property Inspections ..............................................S-71
    Appraisals ........................................................S-71
    Environmental Assessments .........................................S-72
    Environmental Group Insurance Policies ............................S-72
    Engineering Assessments ...........................................S-73
    Earthquake Analyses ...............................................S-73
  Credit Lease Loans ..................................................S-73
    Lease Enhancement Policies ........................................S-75
  Heilig/Petsmart Loans ...............................................S-75
  Section 42 Low Income Housing Tax Credits ...........................S-76
  Additional Mortgage Loan Information ................................S-77
    The Mortgage Pool .................................................S-77
  Ten Largest Mortgage Loans ..........................................S-94
  The Mortgage Loan Sellers ...........................................S-98
  Underwriting Standards ..............................................S-98
    General ...........................................................S-98
    Loan Analysis .....................................................S-99
    Loan Approval .....................................................S-99
    Debt Service Coverage Ratio and LTV Ratio .........................S-99
    Escrow Requirements ...............................................S-100
  Assignment of the Mortgage Loans; Repurchases and Substitutions .....S-100
  Representations and Warranties; Repurchases and Substitutions .......S-102
  Changes in Mortgage Pool Characteristics ............................S-104
SERVICING OF THE MORTGAGE LOANS .......................................S-105
  General .............................................................S-105
  The Master Servicer .................................................S-105
  The Special Servicer ................................................S-106
  Servicing and Other Compensation and Payment of Expenses ............S-108
  Modifications, Waivers and Amendments ...............................S-109
  The Controlling Class Representative ................................S-110
    Limitation on Liability of Controlling Class Representative .......S-111
  REO Properties; Sale of Mortgage Loans ..............................S-111
  Inspections; Collection of Operating Information ....................S-112

                                                                       Page

DESCRIPTION OF THE CERTIFICATES .......................................S-114
  General .............................................................S-114
  Registration and Denominations ......................................S-114
  Certificate Balances and Notional Amount ............................S-117
  Pass-Through Rates ..................................................S-118
  Distributions .......................................................S-119
    General ...........................................................S-119
    Heilig/Petsmart Loans .............................................S-119
    The Available Distribution Amount .................................S-120
    Interest Reserve Account ..........................................S-120
    Application of the Available Distribution Amount ..................S-121
    Distributable Certificate Interest ................................S-124
    Principal Distribution Amount .....................................S-125
    Treatment of REO Properties .......................................S-126
    Allocation of Prepayment Premiums and Yield Maintenance Charges ...S-126
    Distributions of Additional Interest ..............................S-127
  Subordination; Allocation of Losses and Certain Expenses ............S-127
  P&I Advances ........................................................S-129
  Appraisal Reductions ................................................S-130
  Reports to Certificateholders; Available Information ................S-131
    Trustee Reports ...................................................S-131
    Book-Entry Certificates ...........................................S-135
    Information Available Electronically ..............................S-135
    Other Information .................................................S-136
  Assumed Final Distribution Date; Rated Final Distribution Date ......S-136
  Voting Rights .......................................................S-137
  Termination .........................................................S-137
  The Trustee .........................................................S-138
YIELD AND MATURITY CONSIDERATIONS .....................................S-139
  Yield Considerations ................................................S-139
    General. ..........................................................S-139
    Rate and Timing of Principal Payment ..............................S-139
    Losses and Shortfalls .............................................S-140
    Pass-Through Rates ................................................S-140
    Certain Relevant Factors ..........................................S-140
    Delay in Payment of Distributions .................................S-141
    Unpaid Distributable Certificate Interest .........................S-141
    Yield Sensitivity of the Class IO Certificates ....................S-141
  Price/Yield Tables ..................................................S-142
  Weighted Average Life ...............................................S-143
  Yield Sensitivity of the Class IO Certificates ......................S-146
USE OF PROCEEDS .......................................................S-148
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................S-148
ERISA CONSIDERATIONS ..................................................S-150
LEGAL INVESTMENT ......................................................S-152
METHOD OF DISTRIBUTION ................................................S-153
LEGAL MATTERS .........................................................S-154
RATINGS ...............................................................S-154
INDEX OF PRINCIPAL DEFINITIONS ........................................S-156

                                                                       Page

ANNEX A-1   --   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                     MORTGAGED PROPERTIES ................................A-1
ANNEX A-2   --   DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN
                     CREDIT LEASE LOANS ..................................A-2
ANNEX A-3   --   CERTAIN INFORMATION REGARDING MULTIFAMILY
                     MORTGAGED PROPERTIES ................................A-3
ANNEX A-4   --   RESERVE ACCOUNTS ........................................A-4
ANNEX A-5   --   COMMERCIAL TENANT SCHEDULE ..............................A-5
ANNEX B     --   PRICE/YIELD TABLES ......................................B-1
ANNEX C     --   FORM OF DISTRIBUTION DATE STATEMENT .....................C-1
ANNEX D     --   FORM OF DELINQUENT LOAN STATUS REPORT ...................D-1
ANNEX E     --   FORM OF HISTORICAL LOAN MODIFICATION REPORT .............E-1
ANNEX F     --   FORM OF HISTORICAL LIQUIDATION REPORT ...................F-1
ANNEX G     --   FORM OF REO STATUS REPORT ...............................G-1
ANNEX H     --   SERVICER WATCH LIST .....................................H-1
ANNEX I     --   FORM OF OPERATING STATEMENT ANALYSIS REPORT .............I-1
ANNEX J     --   FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR" .............J-1
ANNEX K     --   FORM OF COMPARATIVE FINANCIAL STATUS REPORT .............K-1

--------------------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS SUPPLEMENT

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

o Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of all the mortgage loans included in the trust fund as of the cut-off date, which is May 1, 2000. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

o With respect to the five mortgage loans included in the trust fund, referred to as the Heilig/Petsmart loans, that are divided into a senior component and a subordinate component, unless otherwise stated, all references to mortgage loans and related principal balances are references to the senior component only of those mortgage loans. References to the original principal balance of those mortgage loans are references to the principal balance of those mortgage loans as of the cut-off date. References to the original amortization term and the remaining amortization term of those Heilig/Petsmart loans are based on the amortization term of the combined senior component and subordinate component. The aggregate principal balance of the Heilig/Petsmart loans (including the subordinate component) as of the cut-off date is approximately $9,874,385.

o All numerical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

                          OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C1, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I, Class R-II, Class R-III and Class R-IV certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. The table does not describe the subordinate component of the Heilig/Petsmart loans (which will be designated as the Class Q certificates). The Class Q certificates have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. References to certificates or classes of certificates in this prospectus supplement are not references to the Class Q certificates.

                Closing Date                                                                    Cash Flow or
                 Certificate      Percentage                  Pass-       Initial    Weighted     Principal       Expected
                 Balance or       of Cut-Off                 Through       Pass-      Average       Window          S&P/
                  Notional         Date Pool    Credit        Rate        Through      Life        (Mon./          Fitch
Class            Amount (1)         Balance     Support    Description     Rate     (Years) (2)     Yr.) (2)     Rating (3)
-----            ----------         -------     -------    -----------     ----     -----------     --------     ----------
Class A-1      $ 96,000,000        12.26%       25.750%       Fixed                    5.71      Jun 00-July 09    AAA/AAA
Class A-2      $485,449,000        61.99%       25.750%       Fixed                    9.68      July 09-Mar 10    AAA/AAA
Class IO       $783,097,303(4)      N/A           N/A        WAC-IO          (4)        N/A      Jun 00-Sept 29    AAAr/AAA
Class B        $ 39,155,000         5.00%       20.750%     Fixed (5)                  9.89      Mar 10-Apr 10      AA/AA
Class C        $ 35,239,000         4.50%       16.250%     Fixed (5)                  9.93      Apr 10-Apr 10       A/A
Class D        $ 11,747,000         1.50%       14.750%     Fixed (5)                  9.93      Apr 10-Apr 10      A-/A-
Class E        $ 25,451,000         3.25%       11.500%      WAC (6)                   9.93      Apr 10-Apr 10     BBB/BBB
Class F        $ 11,746,000         1.50%       10.000%      WAC (6)                   11.01     Apr 10-Apr 12    BBB-/BBB-
Class G        $ 29,366,000         3.75%        6.250%       Fixed                    12.36     Apr 12-Dec 14
Class H         $ 7,831,000         1.00%        5.250%       Fixed                    14.68     Dec 14-Jan 15
Class J         $ 3,916,000         0.50%        4.750%       Fixed                    14.68     Jan 15-Jan 15
Class K         $ 7,831,000         1.00%        3.750%       Fixed                    14.68     Jan 15-Jan 15
Class L         $ 5,873,000         0.75%        3.000%       Fixed                    14.70     Jan 15-Apr 15
Class M         $ 8,810,000         1.13%        1.875%       Fixed                    16.00     Apr 15-Jun 16
Class N        $ 14,683,303         1.88%         --          Fixed                    22.09     Jun 16-Sep 29

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Fitch IBCA Inc. ("Fitch").

(4) The Class IO certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class IO certificates as described in this prospectus supplement. The interest rate applicable to each component of the Class IO certificates for each distribution date will equal the excess, if any, of the weighted average net mortgage rate of the mortgage loans for such distribution date over the pass-through rate then applicable to the corresponding class of offered certificates entitled to receive distributions of principal.

(5) The pass-through rate applicable to the Class B, Class C and Class D certificates on each distribution date will equal the lesser of the rate set forth above and the applicable weighted average net mortgage rate of the mortgage loans for such distribution date.

(6) The pass-through rate applicable to the Class E and Class F certificates on each distribution date will equal the weighted average net mortgage rate of the mortgage loans for such distribution date.

     _____  offered certificates

     _____  private certificates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  THE PARTIES

The Trust Fund ...............The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement dated as of May 1, 2000, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor ................First Union Commercial Mortgage Securities, Inc.
                              We are a wholly-owned subsidiary of First Union National Bank, which is one of the mortgage loan sellers and the master servicer, and an affiliate of one of the underwriters. Our principal executive office is located at One First Union Center, Charlotte, North Carolina 28288-0630 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                              On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuer ...................The trust fund to be established under the pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers ....First Union National Bank and Merrill Lynch
                              Mortgage Capital Inc. For more information, see "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

                              One hundred twenty (120) of the mortgage loans to be included in the trust fund, representing 77.3% of the cut-off date pool balance of all of the mortgage loans included in the trust fund, are being assigned to us by First Union National Bank, and twenty-five (25) of the mortgage loans to be included in the trust fund, representing 22.7% of the cut-off date pool balance of all of the mortgage loans to be included in the trust fund, are being assigned to us by Merrill Lynch Mortgage Capital Inc.

The Master Servicer ..........First Union National Bank. First Union National
                              Bank is our affiliate and is one of the mortgage loan sellers. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund (including the subordinate component of the Heilig/Petsmart loans). See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer" in this prospectus supplement.

The Special Servicer .........ORIX Real Estate Capital Markets, LLC. The special servicer will be responsible for performing
                              certain servicing functions with respect to the mortgage loans included in the trust fund (including the subordinate component of the Heilig/Petsmart loans) that, in
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              general, are in default or as to which default is imminent. Some holders of certificates (initially the holder of the Class N certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. First Union National Bank will have the option, subject to certain conditions, to become the special servicer upon obtaining certain ratings or approvals as special servicer from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch IBCA Inc. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" in this prospectus supplement.


The Trustee ..................Norwest Bank Minnesota, National Association.
                              The trustee will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE CERTIFICATES--The Trustee" in this prospectus supplement.

The Underwriters .............First Union Securities, Inc. and Merrill Lynch,
                              Pierce, Fenner & Smith Incorporated. First Union Securities, Inc. is our affiliate and is an affiliate of First Union National Bank, which is the master servicer and one of the mortgage loan sellers. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Capital Inc., which is one of the mortgage loan sellers. First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and co-bookrunners for the offering.

                           IMPORTANT DATES AND PERIODS

Closing Date .................On or about May   , 2000.

Cut-Off Date .................May 1, 2000. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid in May on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

Distribution Date ............The 15th day of each month or, if such day is not a business day, the next succeeding business day; provided, however, that the distribution date will be no earlier than the fourth business day following the determination date in the month in which such distribution date occurs. The first distribution date on which investors in the offered certificates may receive distributions will occur in June 2000.

Determination Date ...........For each distribution date, the 11th day of each month, or if such day is not a business day, the immediately succeeding business day.

Collection Period ............For any distribution date, the period beginning on the day after the determination date in the immediately preceding month (or the cut-off date, in the case of the first collection period) through and including the related determination date.
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                                      S-9

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                                THE CERTIFICATES

Offered Certificates .........We are offering to you the following eight classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2000-C1 pursuant to this prospectus supplement:

                                            Class A-1
                                            Class A-2
                                            Class IO
                                            Class B
                                            Class C
                                            Class D
                                            Class E
                                            Class F

Subordinate Component ........In addition to the certificates, the trust fund will also issue a subordinate component, which will represent the subordinate interest in five mortgage loans (control numbers 82, 109, 116, 117 and 135) referred to in this prospectus supplement as the Heilig/Petsmart loans. The aggregate principal balance of Heilig/Petsmart loans (including the subordinate component) as of the cut-off date is approximately $9,874,385. Unless otherwise noted, all references in this prospectus supplement to any mortgage loans will be deemed not to include this subordinate component. The subordinate component, represented by the Class Q certificates is not being offered by this prospectus supplement. Only the senior components of these mortgage loans will be represented by the certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Heilig/Petsmart Loans" in this prospectus supplement. Generally, the subordination of the subordinate component of the Heilig/Petsmart loans decreases the loan-to-value ratio and increases the debt service coverage ratio of the senior component of these loans included as "mortgage loans" herein because those ratios are based only on the senior component of those loans.

                              All principal collections on the five mortgage loans described above will be distributed to the certificates as described below under "Priority of Distributions" until the senior component of those mortgage loans has been reduced to zero. Any subsequent principal collections on these five mortgage loans will be distributed to the subordinate component. Interest on the senior component will accrue on the balance of the senior component at a per annum rate equal to the weighted average of the net mortgage rates in effect for these five mortgage loans as of the beginning of the related collection period weighted on the basis of their respective principal balances on the first day of the related collection period and will be distributed to the certificates as described below under "Priority of Distributions". See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

                              The holder of the subordinate component will not have the right to put the Heilig/Petsmart loans in default, but will have the right to purchase these loans under certain limited circumstances as described under "DESCRIPTION OF THE MORTGAGE POOL--Heilig/Petsmart Loans" in this prospectus supplement. For more information regarding the relationship between the senior
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              component and the subordinate component, see
                              "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount," "--Distributions--Heilig/Petsmart Loans,"
                              "--Distributions--Distributable Certificate
                              Interest," "--Distributions--Allocation of
                              Prepayment Premiums and Yield Maintenance
                              Charges," "--Subordination; Allocation of Losses and Certain Expenses" and "--Appraisal Reductions" in this prospectus supplement.

Priority of Distributions ....On each distribution date, you will be entitled to distributions of all payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. The trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:

                              Interest, pro rata, on the Class IO, Class A-1 and Class A-2 certificates.

                              Principal on the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                              Principal on the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                              Reimbursement to the Class A-1 and Class A-2 certificates, pro rata, for any realized losses and trust fund expenses borne by such classes.

                              Interest on the Class B certificates.

                              Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                              Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

                              Interest on the Class C certificates.

                              Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                              Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

                              Interest on the Class D certificates.

                              Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                              Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

                              Interest on the Class E certificates.

                              Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
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                                      S-11

--------------------------------------------------------------------------------
                              Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

                              Interest on the Class F certificates.

                              Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                              Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

                              Distributions to the non-offered certificates.

                              If, on any distribution date, the certificate balances of the Class B through Class N certificates have been reduced to zero, but the Class A-1 and Class A-2 certificates remain outstanding, distributions of principal will be made pro rata to the Class A-1 and Class A-2 certificates. Additionally, if, on any distribution date, the balance of the senior component of the Heilig/Petsmart loans has been reduced to zero, but the subordinate component remains outstanding, all principal and interest on the Heilig/Petsmart loans will be distributed to the subordinate component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

Interest .....................On each distribution date each class of offered certificates will be entitled to receive:

                                o for each class of certificates other than the Class IO certificates, one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance of such class of certificates immediately prior to such distribution date and, for the Class IO certificates, the aggregate of one month's interest accrued during the calendar month prior to the related distribution date on the notional amount of each of the interest-only components;

                                o minus (other than in the case of the Class IO certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer;

                                o minus (other than in the case of the Class IO certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan;

                                o  plus any interest that such class of
                                   certificates was entitled to receive on all prior distribution dates to the extent not received.

                              See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement. The Class IO certificates have fourteen interest-only components, with one interest-only component
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              corresponding to each class of certificates entitled to distributions of principal. Each interest-only component will correspond to the class of certificates that has the same alphabetical and, if applicable, numerical designation. On each distribution date, each interest-only component will have a notional amount equal to the certificate balance of the class of certificates that corresponds to such interest-only component.

                              Each interest-only component will accrue interest at a rate as described under "Pass-Through Rates" below.

                              The certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                              As reflected in the chart under "Priority of Distributions" beginning on page S-11 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates:

                                o  first, pro rata, to the Class IO
                                   certificates, Class A-1 certificates and
                                   Class A-2 certificates, and then to each other class of offered certificates in alphabetical order; and

                                o only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date on each class of certificates with a higher priority of distribution.

                              You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES-- Distributions" in this prospectus supplement.

Pass-Through Rates ...........The pass-through rate for each class of certificates (other than the Class IO
                              certificates) on each distribution date is set forth above under "Overview of the Certificates."

                              Each interest-only component accrues interest at a rate equal to the excess, if any, of the weighted average net mortgage rate of the mortgage loans for any distribution date over the pass-through rate applicable to the corresponding class of certificates entitled to distributions of principal.

                              The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances on the first day of the related collection period; provided that, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer,
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                                      S-13

--------------------------------------------------------------------------------
                              the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                o the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                o the applicable administrative cost rate, as described in this prospectus supplement.

                              For the purpose of calculating the weighted average net mortgage rate for any mortgage loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the mortgage rate of such mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES-- Pass-Through Rates" in this prospectus supplement.

                              The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                o  any payments or other collections (or
                                   advances in lieu thereof) of principal on such mortgage loan that are due or received, as the case may be, during the related collection period and distributed on the certificates on and prior to such date; and

                                o the principal portion of any realized loss incurred in respect of such mortgage loan during the related collection period.

                              The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES-- Pass-Through Rates" in this prospectus supplement.

Principal Distributions ......On the closing date, each class of certificates
                              (other than the Class IO, Class R-I, Class R-II, Class R-III and Class R-IV certificates) will have the certificate balance shown in the table at the beginning of this summary. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

                                o  distributions of principal; and

                                o allocations of realized losses and trust fund expenses.

                              The certificate balance of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" in this prospectus supplement

                              The Class IO certificates have no principal balance and will not receive distributions of principal.

                              As reflected in the chart under "Priority of Distributions" above:

                                o  Principal is distributed to each class of
                                   certificates entitled to receive
                                   distributions of principal in alphabetical
                                   and, if applicable, numerical order.
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                                      S-14

--------------------------------------------------------------------------------
                                        o    Principal is only distributed on a
                                             class of certificates to the extent
                                             funds remain after the trustee
                                             makes all distributions of
                                             principal and interest on each
                                             class of certificates with an
                                             earlier alphabetical and, if
                                             applicable, numerical designation.

                                        o    Generally, no class of certificates
                                             is entitled to distributions of
                                             principal until the certificate
                                             balance of each class of
                                             certificates with an earlier
                                             alphabetical and, if applicable,
                                             numerical designation has been
                                             reduced to zero.

                                        The amount of principal to be
                                        distributed for each distribution date
                                        generally will be an amount equal to:

                                        o    the scheduled principal payments
                                             (other than balloon payments) due
                                             on the mortgage loans included in
                                             the trust fund during the related
                                             collection period whether or not
                                             such scheduled payments are
                                             actually received;

                                        o    balloon payments actually received
                                             with respect to mortgage loans
                                             included in the trust fund during
                                             the related collection period;

                                        o    prepayments received with respect
                                             to the mortgage loans included in
                                             the trust fund during the related
                                             collection period; and

                                        o    all liquidation proceeds, insurance
                                             proceeds, condemnation awards and
                                             repurchase and substitution amounts
                                             received during the related
                                             collection period that are
                                             allocable to principal.

Subordination; Allocation of Losses
  and Certain Expenses ...............  Credit support for any class of certificates (other than the Class IO,
                                        Class R-I, Class R-II, Class R-III and
                                        Class R-IV certificates) is provided by
                                        the subordination of payments and
                                        allocation of any losses to such classes
                                        of certificates which have a later
                                        alphabetical class designation and, with
                                        respect to the Heilig/Petsmart loans,
                                        the subordinate component in those loans
                                        until the senior component is reduced to
                                        zero. The certificate balance of a class
                                        of certificates (other than the Class
                                        IO, Class R-I, Class R-II, Class R-III
                                        and Class R-IV certificates) will be
                                        reduced on each distribution date by any
                                        losses on the mortgage loans that have
                                        been realized and certain additional
                                        trust fund expenses actually allocated
                                        to such class of certificates on such
                                        distribution date. Losses on the
                                        mortgage loans that have been realized
                                        and additional trust fund expenses will
                                        first be allocated to the certificates
                                        (other than the Class R-I, Class R-II,
                                        Class R-III and Class R-IV certificates)
                                        that are not offered by this prospectus
                                        supplement and then to the certificates
                                        (other than the Class IO certificates)
                                        that are offered certificates in reverse
                                        alphabetical order as indicated on the
                                        following table. Losses that are
                                        realized on the Heilig/Petsmart loans
                                        and additional trust fund expenses
                                        related to those loans will be allocated
                                        to the subordinate interest in those
                                        loans before being allocated to any
                                        class of certificates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Percentage    Order of
                                                          Original     Cut-Off Date  application
                                        Class            Certificate       Pool     of losses and
                                        Designation        Balance        Balance     expenses
                                        -----------      -----------   ------------  ---------
                                        Class A-1 ....   $ 96,000,000   12.3%            7
                                        Class A-2 ....   $485,449,000   62.0%            7
                                        Class B ......   $ 39,155,000    5.0%            6
                                        Class C ......   $ 35,239,000    4.5%            5
                                        Class D ......   $ 11,747,000    1.5%            4
                                        Class E ......   $ 25,451,000    3.3%            3
                                        Class F ......   $ 11,746,000    1.5%            2
                                        Non-offered
                                           certificates  $ 78,310,303   10.0%            1

                                        Any losses realized on the mortgage
                                        loans included in the trust fund or
                                        additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount for the interest-only component of the Class IO certificates that corresponds to such class of certificates.

                                        See "DESCRIPTION OF THE
                                        CERTIFICATES--Subordination; Allocation
                                        of Losses and Certain Expenses" in this
                                        prospectus supplement.

Prepayment Premiums; Yield
  Maintenance Charges ................  On each distribution date, any prepayment premium or yield maintenance
                                        charge collected during the related
                                        collection period on a mortgage loan
                                        included in the trust fund will be
                                        distributed to the holders of each class of offered certificates then entitled to distributions as follows:

                                        The holders of each class of offered
                                        certificates then entitled to
                                        distributions of principal on such
                                        distribution date will be entitled to a
                                        portion of prepayment premiums equal to
                                        the product of:

                                        o    the amount of such prepayment
                                             premiums;

                                        o    a fraction, the numerator of which
                                             is equal to the amount of principal
                                             distributable to such class of
                                             certificates on such distribution
                                             date, and the denominator of which
                                             is the principal distribution
                                             amount for such distribution date;
                                             and

                                        o    25%.

                                        The remaining portion of prepayment
                                        premiums will be distributed to the
                                        holders of the Class IO certificates.

                                        The holders of each class of offered
                                        certificates then entitled to
                                        distributions of principal on such
                                        distribution date will generally be
                                        entitled to a portion of yield
                                        maintenance charges equal to the product of:

                                        o    the amount of such yield
                                             maintenance charges;

                                        o    a fraction (in no event greater
                                             than one), the numerator of which
                                             is equal to the excess, if any, of
                                             the pass-through rate of such class
                                             of offered certificates over the
                                             relevant discount rate, and the
                                             denominator of which is equal to
                                             the excess, if
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             any, of the mortgage
                                             interest rate of the prepaid
                                             mortgage loan over the relevant
                                             discount rate; and

                                        o    a fraction, the numerator of which
                                             is equal to the amount of principal
                                             distributable on such class of
                                             offered certificates on such
                                             distribution date, and the
                                             denominator of which is the
                                             principal distribution amount for
                                             such distribution date.

                                        If there is more than one class of
                                        offered certificates entitled to
                                        distributions of principal on any
                                        particular distribution date on which a
                                        yield maintenance charge or principal
                                        prepayment is distributable, the
                                        aggregate amount of such yield
                                        maintenance charge or principal
                                        prepayment will be allocated among all
                                        such classes up to, and on a pro rata
                                        basis in accordance with the foregoing
                                        entitlements. The portion, if any, of
                                        the yield maintenance charges or
                                        principal prepayments remaining after
                                        any such payments to the holders of the
                                        offered certificates will be distributed to the holders of the Class IO certificates.

                                        The "discount rate" applicable to any
                                        class of offered certificates will be
                                        equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                        o    In the event that there are two or
                                             more such U.S. Treasury issues with
                                             the same coupon, the issue with the
                                             lowest yield will be utilized; and

                                        o    In the event that there are two or
                                             more such U.S. Treasury issues with
                                             maturity dates equally close to the
                                             maturity date for the prepaid
                                             mortgage loan, the issue with the
                                             earliest maturity date will be
                                             utilized.

                                        Examples of Allocation of Yield
                                        -------------------------------
                                        Maintenance Charges
                                        -------------------

                                           Mortgage interest rate ........  = 8%
                                           Pass-through rate for
                                            applicable class .............  = 6%
                                           Discount rate .................  = 5%

                                        Allocation Percentage

                                        for Applicable Class     Allocation Percentage for Class IO
                                        --------------------     ----------------------------------
                                        6% - 5%                       100% - 33 1/3% = 66 2/3%
                                        ------ = 33 1/3%
                                        8% - 5%

                                        See "DESCRIPTION OF THE
                                        CERTIFICATES--Distributions-- Allocation
                                        of Prepayment Premiums and Yield
                                        Maintenance Charges" in this prospectus
                                        supplement.

Advancing ............................  In the event the master servicer fails to receive one or more scheduled
                                        payments of principal and interest
                                        (other than balloon payments) on a
                                        mortgage loan included in the trust fund
                                        by the related determination date and
                                        the master servicer determines that
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                                      S-17
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                                        such scheduled payment of principal
                                        and interest will be ultimately
                                        recoverable from the related mortgage
                                        loan, the master servicer, or if it
                                        fails to do so, the trustee is required
                                        to make a principal and interest cash
                                        advance of such scheduled payment of
                                        principal and interest. These cash
                                        advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

Optional Termination
  of the Trust Fund ..................  The trust fund may be terminated when the aggregate principal balance of the
                                        mortgage loans included in the trust
                                        fund (including the subordinate
                                        component in the Heilig/Petsmart loans)
                                        is less than 1% of the aggregate
                                        principal balance of the mortgage loans
                                        included in the trust fund (including
                                        the subordinate component in the
                                        Heilig/Petsmart loans) as of the cut-off date. See "DESCRIPTION OF THE
                                        CERTIFICATES--Termination" in this
                                        prospectus supplement and in the
                                        accompanying prospectus.

Registration and Denomination ........  The offered certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream, Luxembourg or The Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE
                                        CERTIFICATES--Book-Entry Registration
                                        and Definitive Certificates" in the
                                        accompanying prospectus.

                                        Beneficial interests in the Class A-1,
                                        Class A-2, Class B, Class C, Class D,
                                        Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts. The Class IO certificates will be offered in minimum denominations of $1,000,000 notional amount and in integral multiples of $1 in excess of those amounts.

Material Federal
  Income Tax Consequences ............  One or more separate real estate mortgage investment conduit ("REMIC")
                                        elections will be made with respect to
                                        most of the trust fund. The certificates will evidence regular interests in a real estate mortgage investment conduit and generally will be treated as debt instruments of such real estate mortgage investment conduit. Certificateholders' entitlement to a portion of any additional interest that has accrued on a mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust

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                                      S-18

--------------------------------------------------------------------------------
                                        strip certificate (as described in the
                                        accompanying prospectus) issued by an
                                        entity treated as a grantor trust for
                                        United States federal income tax
                                        purposes.

                                        Based on expected issue prices, the
                                        Class IO certificates will, and certain
                                        other classes of certificates, depending on their issue prices, may, be treated as having been issued with original issue discount for federal income tax reporting purposes.

                                        For further information regarding the
                                        federal income tax consequences of
                                        investing in the offered certificates,
                                        see "MATERIAL FEDERAL INCOME TAX
                                        CONSEQUENCES" in this prospectus
                                        supplement and in the accompanying
                                        prospectus.

ERISA Considerations .................  Subject to important considerations described under "ERISA CONSIDERATIONS"
                                        in this prospectus supplement and the
                                        accompanying prospectus, only the
                                        following certificates may be eligible
                                        for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                                 Class A-1
                                                 Class A-2
                                                 Class IO

                                        The other classes of offered
                                        certificates may not be sold to such
                                        plans and accounts except as may be
                                        permitted under a prohibited transaction exemption available to certain insurance companies using general account assets.

                                        See "ERISA CONSIDERATIONS" in this
                                        prospectus supplement and in the
                                        accompanying prospectus.

SMMEA Eligibility ....................  We expect that the following certificates will constitute "mortgage
                                        related securities" pursuant to the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA"):

                                                    Class A-1
                                                    Class A-2
                                                    Class IO
                                                    Class B

                                        See "LEGAL INVESTMENT" in this
                                        prospectus supplement and in the
                                        accompanying prospectus.

Ratings ..............................  The offered certificates will not be issued unless they have received the
                                        following ratings from Standard & Poor's
                                        Ratings Services, a division of The
                                        McGraw-Hill Companies, Inc. and Fitch
                                        IBCA Inc.:

                                                                      Expected
                                                                    Rating from
                                        Class                         S&P/Fitch
                                        -----                         ---------
                                        Class A-1 ....................  AAA/AAA
                                        Class A-2 ....................  AAA/AAA
                                        Class IO ..................... AAAr/AAA
                                        Class B ......................   AA/AA
                                        Class C ......................    A/A
                                        Class D ......................   A-/A-
                                        Class E ......................  BBB/BBB
                                        Class F ...................... BBB-/BBB-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        The ratings on the offered certificates
                                        address the likelihood of timely receipt of interest and, except in the case of the Class IO certificates, ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class IO certificateholders to fail to recover their initial investments. See "Ratings" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                                    THE MORTGAGE LOANS

General ..............................  It is expected that the mortgage loans to be included in the trust fund will
                                        have the following approximate
                                        characteristics as of the cut-off date.
                                        Where a mortgage loan is secured by
                                        multiple properties, statistical
                                        information in this prospectus
                                        supplement relating to geographical
                                        locations and mortgaged property types
                                        is based on the loan amount allocated to each such property. Such allocation is based on the relative appraised values of such properties. In addition, the loan-to-value ratio or debt service coverage ratio of each mortgaged property securing a mortgage loan secured by multiple mortgaged properties is assumed to be the weighted average loan-to-value ratio or debt service coverage ratio of such mortgage loan. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the senior component in the Heilig/Petsmart loans in which the trust fund will issue a subordinate component. Unless otherwise noted, references in this prospectus supplement to the mortgage loans do not include the subordinate component in those mortgage loans. The totals in the following tables may not add up to 100% due to rounding.

                                        Number of mortgage loans .......................            145
                                        Number of mortgaged properties .................            154
                                        Aggregate balance of all mortgage
                                          loans in the trust fund ......................   $783,097,304
                                        Minimum balance ................................   $    211,884
                                        Maximum balance ................................   $ 39,387,474
                                        Average balance ................................   $  5,400,671
                                        Weighted average loan-to-value ratio (1) .......          73.40%
                                        Weighted average debt service coverage ratio (1)          1.28x
                                        Weighted average loan-to-value ratio at stated
                                          maturity or anticipated repayment date .......          63.19%
                                        Range of mortgage interest rates ...............   6.977-9.625%
                                        Weighted average mortgage interest rate ........          8.299%
                                        Range of remaining term to maturity or
                                          anticipated repayment date (months) ..........         54-352
                                        Weighted average remaining term to maturity or
                                          anticipated repayment date (months) (2) ......            127
                                        Weighted average occupancy rate (3) ............          95.76%

                                        --------------
                                        (1)  The weighted average loan-to-value
                                             ratio and the weighted average debt
                                             service coverage ratio information
                                             shown above does not reflect the 7
                                             credit lease

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        loans, or approximately 4.3% of the
                                        mortgage pool, which typically have
                                        loan-to-value ratios at origination that range from 90-100% and debt service coverage ratios at origination that generally range from 1.00x - 1.05x. Credit lease loans are generally underwritten based upon the creditworthiness of the tenant leasing the related mortgaged property or the related guarantor.

                                        (2)  References to the original
                                             amortization term and the remaining
                                             amortization term of the
                                             Heilig/Petsmart loans are based on
                                             the amortization term of the
                                             combined senior component and
                                             subordinate component.

                                        (3)  The weighted average occupancy rate
                                             information shown above excludes
                                             all hospitality properties, or
                                             approximately 10.2% of the mortgage
                                             pool which includes 6 credit lease
                                             loans, or approximately 3.0% of the
                                             mortgage pool.

Security for the Mortgage
  Loans in the Trust Fund.............  o    Generally, all of the mortgage
                                             loans included in the trust fund
                                             are non-recourse obligations of the
                                             related borrowers.

                                        o    No mortgage loan included in the
                                             trust fund is insured or guaranteed
                                             by any government agency or private
                                             insurer.

                                        o    All of the mortgage loans included
                                             in the trust fund are secured by
                                             first lien fee mortgages or
                                             leasehold mortgages on commercial
                                             or multifamily properties.

Property Types .......................  The following table describes the mortgage loans expected to be included
                                        in the trust fund based upon property
                                        type as of the cut-off date:

                                                 Mortgaged Properties by Property Type

                                                                                               Percentage
                                                      Number         Number          Aggregate    of
                                                        of             of             Cut-Off   Cut-Off
                                                     Mortgage       Mortgaged          Date     Date Pool
                         Property Type                 Loans       Properties         Balance   Balance
                         ------------------------   ------------   ------------   ------------  ------
                         Retail - Anchored (1) ..        23             23        $185,297,183    23.7%
                         Retail - Unanchored ....        17             17          49,089,800     6.3
                         Retail - Shadow Anchored         5              5          36,388,985     4.6
                         Multifamily ............        52             59         266,095,335    34.0
                         Office .................        12             12          85,434,050    10.9
                         Hospitality ............         7              7          56,349,717     7.2
                         Congregate Care ........         2              2          26,392,016     3.4
                         CTL - Hospitality ......         6              6          23,721,283     3.0
                         Mixed Use ..............         5              5          16,262,114     2.1
                         Self-Storage ...........         6              6          11,555,773     1.5
                         Industrial .............         5              7          10,695,004     1.4
                         CTL - Retail - Anchored          1              1           9,767,555     1.2
                         Assisted Living ........         2              2           4,396,831     0.6
                         Mobile Home Park .......         2              2           1,651,658     0.2
                                                        ---            ---        ------------   -----
                           Total ................       145            154        $783,097,304   100.0%
                                                        ===            ===        ============   =====

                         ----------
                         (1) Including the 5 Heilig/Petsmart loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                         Retail - Anchored (1) ..        23.7%
                         Retail - Unanchored ....         6.3
                         Retail - Shadow Anchored         4.6
                         Multifamily ............        34.0
                         Office .................        10.9
                         Hospitality ............         7.2
                         Congregate Care ........         3.4
                         CTL - Hospitality ......         3.0
                         Mixed Use ..............         2.1
                         Self-Storage ...........         1.5
                         Industrial .............         1.4
                         CTL - Retail - Anchored          1.2
                         Assisted Living ........         0.6
                         Mobile Home Park .......         0.2



Geographic Concentrations.............  The mortgaged properties are located throughout 32 states. The following
                                        table lists the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:


                                        Mortgaged Properties by Geographic Concentration

                                                                   Aggregate  Percentage of
                                                   Number of        Cut-Off      Cut-Off
                                                   Mortgaged         Date       Date Pool
                                        States     Properties        Balance      Balance
                                        --------   ------------   ------------   --------
                                        FL .....       28         $114,451,147    14.6%
                                        CA .....       17           92,536,312    11.8
                                        TX .....       15           65,289,977     8.3
                                        NV .....        5           58,311,504     7.4
                                        MD .....        3           57,006,094     7.3
                                        IL .....        4           49,039,893     6.3
                                        Other ..       82          346,462,377    44.2
                                                      ---         ------------    ----
                                          Total:      154         $783,097,304   100.0%
                                                      ===         ============   =====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Principal and Interest
  Payment Terms ......................  o    All of the mortgage loans included
                                             in the trust fund accrue interest
                                             at a fixed rate, other than
                                             mortgage loans providing for an
                                             anticipated repayment date, which
                                             provide for an adjustment of fixed
                                             interest after a certain date.

                                        o    As of the cut-off date, payments on
                                             all of the mortgage loans included
                                             in the trust fund are due on the
                                             first day of the month, subject to
                                             grace periods which generally do
                                             not exceed 10 days.

                                        o    As of the cut-off date, 16 of the
                                             mortgage loans included in the
                                             trust fund, or approximately 6.0%
                                             of the mortgage pool, bear interest
                                             on a 30/360 basis.

                                        o    As of the cut-off date, 129 of the
                                             mortgage loans included in the
                                             trust fund, or approximately 94.0%
                                             of the mortgage pool, bear interest
                                             on an actual/360 basis. Nine of
                                             such mortgage loans, or
                                             approximately 17.6% of the mortgage
                                             pool, have periods during which
                                             only interest is due and periods in
                                             which principal and interest are
                                             due, but in either case interest is
                                             calculated on an actual/360
                                             basis.With respect to one such
                                             mortgage loan (control number 30),
                                             the interest only period payments
                                             while calculated on an actual/360
                                             basis are fixed at $61,160.86 per
                                             month.

                                        The following tables set forth
                                        additional characteristics of the
                                        mortgage loans that we anticipate to be
                                        included in the trust fund as of the
                                        cut-off date:

                                                              Range of Cut-Off Date Balances


                                                                              Aggregate      Percentage of
                                        Range of                Number         Cut-Off       Cut-Off Date
                                        Cut-Off                   of             Date             Pool
                                     Date Balances($)           Loans          Balance           Balance
                                     ----------------          -------         -------         ------------
                                     </= 2,000,000 .............   45       $ 53,703,722            6.9%
                                      2,000,001 -  4,000,000 ...   44        123,416,998           15.8
                                      4,000,001 -  6,000,000 ...   16         78,050,276           10.0
                                      6,000,001 -  8,000,000 ...    7         50,871,083            6.5
                                      8,000,001 - 10,000,000 ...    9         83,542,141           10.7
                                     10,000,001 - 15,000,000 ...   13        155,192,169           19.8
                                     15,000,001 - 20,000,000 ...    5         84,679,580           10.8
                                     20,000,001 - 25,000,000 ...    5        114,253,861           14.6
                                     35,000,001 - 40,000,000 ...    1         39,387,474            5.0
                                                                  ---       ------------          ------
                                       Total: ..................  145       $783,097,304          100.0%
                                                                  ===       ============          ======

                                                                  Range of Mortgage Rates

                                                                             Aggregate      Percentage of
                                                                Number        Cut-Off       Cut-Off Date
                                           Range of              of            Date             Pool
                                       Mortgage Rates(%)        Loans         Balance         Balance
                                       -----------------        -----         -------       ------------
                                       </= 7.249................   8       $ 42,069,607          5.4%
                                       7.250 -7.749 ............   8         49,207,937          6.3
                                       7.750 -8.249 ............  22        186,756,400         23.8
                                       8.250 -8.749 ............  66        403,396,356         51.5
                                       8.750 -8.999 ............  23         74,499,369          9.5
                                       9.000 -9.625 ............  18         27,167,636          3.5
                                                                 ---       ------------        ------
                                           Total: .............. 145       $783,097,304        100.0%
                                                                 ===       ============        ======

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                             Range of Cut-Off Date DSC Ratios

                                                                                     Aggregate      Percentage of
                                              Range of                Number          Cut-Off       Cut-Off Date
                                              DSCRs (x)                 of             Date             Pool
                                          (Excluding CTLs)          Loans(1)(2)    Balance(1)(2)   Balance (1)(2)
                                          ----------------         -------------   -------------   --------------
                                            < 1.200(3) ..............      4       $  9,800,789            1.3%
                                            1.200-1.299 .............     86        506,556,921           67.6
                                            1.300-1.399 .............     26        120,558,383           16.1
                                            1.400-1.499 .............     14         78,470,973           10.5
                                            1.500-1.599 .............      4         19,487,250            2.6
                                            1.600-1.799 .............      3         13,736,360            1.8
                                            > 1.799                        1            997,790            0.1
                                                                         ---       ------------          ------
                                              Total: ................    138       $749,608,465          100.0%
                                                                         ===       ============          ======

                                        ----------
                                        (1) Excludes 7 credit lease loans, or
                                            approximately 4.3% of the mortgage
                                            pool, secured by credit lease
                                            properties. The debt service
                                            coverage ratio for all such mortgage
                                            loans is generally 1.00x-1.05x.
                                            Credit lease loans are generally
                                            underwritten based upon the
                                            creditworthiness of the tenant
                                            leasing the related mortgaged
                                            property or the related guarantor.

                                        (2) Includes 7 mortgage loans, or
                                            approximately 2.1% of the mortgage
                                            pool, that are secured by Section 42
                                            multifamily properties which entitle
                                            the owners to low-income housing tax
                                            credits.

                                        (3) Each of the loans with a Cut-off
                                            Date DSCR below 1.20x is secured by
                                            a Section 42 multifamily property
                                            which entitles the owners to
                                            low-income housing tax credits.

                                                             Range of Cut-Off Date LTV Ratios

                                                                                     Aggregate      Percentage of
                                              Range of                 Number          Cut-Off       Cut-Off Date
                                        Cut-Off Date LTVs(%)             of             Date             Pool
                                          (Excluding CTLs)            Loans (1)      Balance (1)     Balance (1)
                                          ----------------           -----------     -----------     -----------
                                            < 55.01 ...............      4       $  5,603,092            0.7%
                                            55.01-60.00 ...........      6         25,960,959            3.5
                                            60.01-65.00 ...........     13         62,574,150            8.3
                                            65.01-70.00 ...........     20         92,941,695           12.4
                                            70.01-75.00 ...........     46        195,619,470           26.1
                                            75.01-80.00 ...........     42        318,838,015           42.5
                                            80.00-81.00 ...........      4         43,514,429            5.8
                                            > 81.00(2) ............      3          4,556,656            0.6
                                                                       ---       ------------          ------
                                              Total: ..............    138       $749,608,465          100.0%
                                                                       ===       ============          ======

                                        ----------
                                        (1) Excludes 7 credit lease loans, or
                                            approximately 4.3% of the mortgage
                                            pool, secured by credit lease
                                            properties. The loan-to-value ratio
                                            for all such mortgage loans at
                                            origination is generally 90-100%.
                                            Credit lease loans are generally
                                            underwritten based upon the
                                            creditworthiness of the tenant
                                            leasing the related mortgaged
                                            property or the related guarantor.

                                        (2) Each of the loans with a Cut-off
                                            Date LTV ratio above 81% is secured
                                            by a Section 42 multifamily property
                                            which entitles the owners to
                                            low-income housing tax credits.

                                                  Range of Remaining Term to Maturity Date or Anticipated
                                                                      Repayment Date

                                                                                     Aggregate      Percentage of
                                            Range of                  Number          Cut-Off       Cut-Off Date
                                            Remaining                   of             Date             Pool
                                          Terms (Mos.)                 Loans          Balance         Balance
                                          ------------                -------         -------       -----------

                                            < 109 ................       3          $ 20,977,416         2.7%
                                            109-144 ..............     125           685,097,851        87.5
                                            145-180 ..............       5            33,245,373         4.2
                                            181-240 ..............       7            25,442,791         3.2
                                            > 240 ................       5            18,333,873         2.3
                                                                       ---          ------------       ------
                                              Total: .............     145          $783,097,304       100.0%
                                                                       ===          ============       ======

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    Amortization Types

                                                                                     Aggregate      Percentage of
                                                                      Number          Cut-Off       Cut-Off Date
                                                Type of                 of             Date             Pool
                                             Amortization              Loans          Balance         Balance
                                             ------------             -------         -------       -----------

                                            Amortizing Balloon .....    127       $561,967,472           71.8%
                                            Interest-only--
                                              Amortizing Balloon ...      9        137,474,500           17.6
                                            ARD ....................      4         65,321,458            8.3
                                            Fully Amortizing .......      5         18,333,873            2.3
                                                                        ---       ------------          ------
                                              Total: ...............    145       $783,097,304          100.0%
                                                                        ===       ============          ======

                                        Balloon loans have amortization
                                        schedules significantly longer than
                                        their terms to maturity and have
                                        substantial principal payments due on
                                        their maturity dates, unless prepaid
                                        earlier.

                                        Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                        See "DESCRIPTION OF THE MORTGAGE
                                        POOL--Certain Terms and Conditions of
                                        the Mortgage Loans," in this prospectus
                                        supplement.

Prepayment Restrictions ..............  As of the cut-off date, all of the mortgage loans included in the trust
                                        fund restrict or prohibit voluntary
                                        prepayments of principal in some manner
                                        for some period of time.

                                                             Types of Prepayment Restrictions

                                                                                   Number      Aggregate      Percentage of
                                                   Type of                           of      Cut-Off Date     Cut-Off Date
                                           Prepayment Restriction                  Loans       Balance       Pool Balance
                                           ----------------------                 -------    -----------     ------------

                                            Prohibit prepayment for most of the
                                              term of the mortgage loan; but
                                              permit defeasance after date
                                              specified in related mortgage
                                              note for most of remaining
                                              term (1) ............................. 131     $738,700,965        94.3%

                                            Prohibit prepayment until date
                                              specified in related mortgage note
                                              and then impose either a yield
                                              maintenance charge or a prepayment
                                              premium (but not both)
                                              for most of remaining term (1) .......  12      36,313,547          4.6

                                            Prohibit prepayment for at least
                                              the first ten years of the term
                                              of the mortgage loan, and
                                              thereafter permit open
                                              prepayment (1) ......................    2        8,082,791         1.0
                                                                                     ---     ------------       ------
                                                Total                                145     $783,097,304       100.0%
                                                                                     ===     ============       =====

                                        ----------
                                        (1) For the purposes hereof, "remaining
                                            term" refers to either remaining
                                            term to maturity or anticipated
                                            repayment date, as applicable.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        See "DESCRIPTION OF THE MORTGAGE
                                        POOL--Additional Mortgage Loan
                                        Information" in this prospectus
                                        supplement. The ability of the special
                                        servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and
                                        Amendments" in this prospectus
                                        supplement. We make no representations
                                        as to the enforceability of the
                                        provisions of any mortgage notes
                                        requiring the payment of a prepayment
                                        premium or yield maintenance charge or
                                        the ability of the master servicer or
                                        special servicer to collect any
                                        prepayment premium or yield maintenance
                                        charge.

Defeasance ...........................  One hundred thirty-one (131) of the mortgage loans included in the trust
                                        fund as of the cut-off date, or
                                        approximately 94.3% of the mortgage
                                        pool, permit the borrower, under certain conditions, to substitute direct non-callable United States Treasury obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property. The master servicer may not permit borrowers to defease a mortgage loan under certain circumstances.

                                        See "RISK FACTORS--The Mortgage
                                        Loans-Risks Associated with Commercial
                                        Lending May Be Different Than For
                                        Residential Lending" and "--Future Cash
                                        Flow and Property Values Are Not
                                        Predictable" and "DESCRIPTION OF THE
                                        MORTGAGE POOL" in this prospectus
                                        supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Ten Largest Mortgage Loans ............ The following table and summaries describe the ten largest mortgage loans
                                        in the trust fund by principal balance
                                        as of the cut-off date:

               Ten Largest Mortgage Loans by Cut-Off Date Balance

                                                        Percentage
                                                            of                                   LTV
                            Number         Cut-Off        Cut-Off                    Cut-Off    Ratio at   Cut-Off
                              of            Date         Date Pool      Property     Date LTV   Maturity   Date DSC  Mortgage
  Loan Name               Properties       Balance        Balance         Type         Ratio     or ARD     Ratio      Rate
  ---------               ----------       -------      -----------     --------     ---------   ------   ---------  ------
                                                                       Retail--
Washingtonian Center ........  1        $ 39,387,474       5.0%        Anchored       75.75%    66.94%     1.29x      7.400%

Hawthorne Works                                                        Retail--
  Shopping Center ...........  1          24,802,000       3.2         Anchored       74.04     68.13      1.20       8.210

Thomson Consumer
  Electronics ...............  1          24,605,207       3.1         Office         75.94     66.48      1.21       8.540

                                                                       Retail--
BR- Peartree Square .........  1          22,221,654       2.8         Anchored       72.86     65.23      1.24       8.813

San Tropez Apartments .......  1          21,825,000       2.8         Multifamily    80.54     77.34      1.20       8.270

Pacific Islands
  Apartments ................  1          20,800,000       2.7         Multifamily    80.00     65.63      1.20       7.980

Club Lake Pointe
  Apartments ................  1          19,711,917       2.5         Multifamily    79.81     71.71      1.20       8.092

Covina Town Center                                                     Retail--Shadow
  AMC Theaters ..............  1          17,379,334       2.2         Anchored       75.56     68.31      1.32       8.440

Marlow Heights &
  Marlow Plaza ..............  1          16,069,055       2.1         Multifamily    78.01     69.26      1.20       6.977

                                                                       Congregate
The Atrium at Gainesville ...  1          15,864,611       2.0         Care           75.91     68.79      1.32       8.470
                              --        ------------      ----
Total/Weighted Average ...... 10        $222,666,254      28.4%                       76.68%    68.58%     1.24x      8.085%
                              ==        ============      ====

Washingtonian Center..................  The Washingtonian Center loan is secured by a first lien indemnity deed of trust
                                        on the Washingtonian Center retail
                                        center located in Gaithersburg,
                                        Maryland, which is approximately 15
                                        miles northwest of Washington, D.C. The
                                        center is comprised of 451,517 square
                                        feet of net rentable area ("NRA"), of
                                        which 183,439 square feet is subject to
                                        ground leases between the borrower and
                                        the applicable retailer. The property
                                        was approximately 96.0% occupied by 14
                                        tenants as of February 29, 2000, which
                                        tenants include Galyan's Trading
                                        Company, Kohl's Department Store, Barnes
                                        & Noble and Pier One. The largest
                                        retailer in the center, Target, owns and occupies a 153,000 square foot store constructed on property that is ground leased until 2024. Construction of the property was completed in 1999 on a 27.6 acre site, situated at the intersection of Interstate 270 and Interstate 370. The property is part of a mixed use project that includes office, retail, residential, hospitality and recreational uses.

                                        The borrowing entity, Washington Retail
                                        Associates L.C., is a special purpose,
                                        bankruptcy remote entity.

                                        The property is managed by Peterson
                                        Retail Management, an affiliate of one
                                        of the principals of the borrower and is affiliated with The Hazel-Peterson Companies, which has developed

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                                      S-27
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                                        approximately 5,000,000 square feet of
                                        commercial office and retail space, as
                                        well as over 2,500 multfamily rental
                                        units and 16,000 residential lots.

Hawthorne Works Shopping Center ......  The Hawthorne Works Shopping Center loan is secured by a first lien mortgage on a 310,069 square foot neighborhood shopping center located in Cicero, Illinois, a suburb of Chicago. The property was approximately 99.6% occupied as of November 25, 1999. The shopping center is anchored by a 102,000 square foot K-Mart store and a 96,601 square foot Dominick's (owned by Safeway) grocery store. Thirty seven other tenants occupy the shopping center, none of which account for more than 5% of the total net rentable area, which include Dominick's Finer Foods, Aaron's Rental Purchase, Fashion Bug and Foot Locker.

                                        Hawthorne Works Shopping Center was
                                        originally constructed in 1988. The
                                        shopping center is located on
                                        approximately 28 acres at the
                                        intersection of Cermak Road and Cicero
                                        Avenue, both of which are major
                                        commercial arteries. The site
                                        improvements consist of the two big-box
                                        buildings tenanted by K-Mart and
                                        Dominick's, as well as four
                                        multi-tenanted buildings and ten
                                        free-standing outparcel buildings.
                                        K-Mart, in 1988, completely renovated
                                        their store and expanded into an
                                        additional 24,000 square feet of net
                                        rentable area.

                                        The borrower is Hawthorne Partners, a
                                        special purpose Illinois general
                                        partnership, that is the sole
                                        beneficiary of the two Illinois land
                                        trusts that together hold title to the
                                        subject property. The principal of the
                                        borrowing entity has over 35 years of
                                        experience in the acquisition,
                                        development, leasing and management of
                                        commercial properties. The property is
                                        managed by Franklin Partners, L.L.C., an affiliate of the borrower.

Thomson Consumer Electronics .........  The Thomson Consumer Electronics loan is secured by a first lien mortgage on a
                                        324,375 net rentable square feet,
                                        office/research and development building located in Indianapolis, Indiana. The property improvements consist of a three-story building comprised of 75% office space and 25% research and development space. The property is accessible from both the I-465 Beltway and North Meridian Street. Thomson Consumer Electronics occupies the entire building as its corporate headquarters resulting in an occupancy of 100% as of March 1, 2000.

                                        The borrowing entity, 10330 North
                                        Meridian II, LLC, is controlled by GFW
                                        Trust. Thomson Consumer Electronics is a wholly owned subsidiary of Thomson Multimedia, S.A., which has guaranteed the lease. Thomson Multimedia is in turn a subsidiary of Thomson S.A., which is rated "A-" by S&P. Pursuant to the terms of its lease, Thomson Consumer Electronics posted a letter of credit issued by Credit Industriel et Commercial (rated "A" with a stable outlook by S&P) in the amount of $8,658,000 which represents three years' of rental payments due under the lease. These funds can be drawn upon should the tenant default under the lease beyond any applicable notice and cure periods. The letter of credit was assigned to the lender at closing and is additional collateral for the Thomson Consumer Electronics loan.

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                                      S-28
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BR Peartree Shopping Center ..........  The BR Peartree loan is secured by a first lien mortgage on a 139,681 net
                                        rentable square feet anchored shopping
                                        center constructed in 1999 and located
                                        in Bronx, New York within the Co-Op City residential redevelopment. The property improvements consist of a single-story shopping center containing 12 tenant spaces. As of December 1999, the property was 100% occupied. Mayfair Supermarkets d/b/a Edwards Super Food Store, National Wholesale Liquidators, and Rite-Aid serve as the anchors occupying 55,000, 50,000, and 10,873 square feet, respectively.

                                        The borrowing entity, Plaza Co-Op City,
                                        LLC, is a New York limited liability
                                        company. The managing member of the
                                        borrowing entity has been a developer of commercial real estate since 1963 and operates a full service development company with its own leasing, construction and management specialists. Since 1963, he has developed over 6 million square feet of retail and office space in New York, New Jersey, Pennsylvania, Connecticut,
                                        Massachusetts, and Maryland.

San Tropez Apartments ................  The San Tropez Apartments loan was funded in connection with the borrower's acquisition of the property. The loan is secured by a first lien deed of trust on a 336 unit apartment complex located in unincorporated Las Vegas, Nevada, approximately 4 miles southwest of the Las Vegas "Strip ". The property improvements were constructed in 1997 and include 21 two-story wood frame and stucco buildings located on approximately 18 acres. The unit mix consists of 168 one-bath/one bedroom apartments, 136 two-bath/two bedroom apartments and 32 two-bath/three bedroom apartments. The property had a physical occupancy of 94.35% as of January 3, 2000.

                                        San Tropez Apartments is a gated Class A complex which offers such amenities as two swimming pools, a clubhouse, 82 detached parking garages, and a fully equipped fitness center (which is not yet completed). At closing the borrower was required to establish an escrow account with lender in the amount of $500,000 to be used toward the completion of a fitness center on the property. The borrower has the option to substitute an irrevocable letter of credit for the cash collateral.

                                        The borrower is Rayman Nevada 2K Limited
                                        Partnership, a special purpose,
                                        bankruptcy-remote, Illinois limited
                                        partnership. The San Tropez Apartments
                                        is managed by Executive Affiliates,
                                        Inc., an affiliate of the borrower.
                                        Executive Affiliates, Inc. currently
                                        manages 20 multi-family properties
                                        comprising 6,100 units nationwide and
                                        has managed over 20,000 multifamily
                                        units during the past 30 years.

Pacific Island Apartments ............  The Pacific Islands Apartments loan funded in connection with the borrower's
                                        acquisition of the property. The loan is
                                        secured by a first lien deed of trust on
                                        a 352 unit apartment complex constructed
                                        in 1992 and located in Henderson,
                                        Nevada. The property is located
                                        approximately four miles southeast from
                                        the Las Vegas "Strip". The improvements
                                        include 34 two-story wood frame and
                                        stucco buildings located on
                                        approximately 20.5 acres. The unit mix
                                        of the property consists of 88 one-bath,
                                        one bedroom units, 176
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        two-bath/two bedroom units and 88
                                        two-bath/three bedroom units.
                                        Improvements also include a clubhouse
                                        and two pools. The property had a
                                        physical occupancy of approximately
                                        96.59% as of October 5, 1999.

                                        Pacific Island Apartments is a gated
                                        Class A complex which offers such
                                        amenities as two swimming pools, three
                                        heated spas, gazebos with wet bars and
                                        barbecues, a fully equipped fitness
                                        center and a recreation center.

                                        The borrower is NGVP, LLC a special
                                        purpose, bankruptcy-remote Virginia
                                        limited liability company. Pacific
                                        Islands Apartments is managed by General
                                        Services Corporation, an affiliate of
                                        the borrower. General Services
                                        Corporation currently owns over 12,000
                                        apartment units nationwide and also
                                        manages shopping centers and warehouses
                                        with a staff of over 450 employees.

Club Lake Pointe Apartments ..........  The Club Lake Pointe loan is secured by a first lien mortgage on a 240 unit
                                        apartment complex located in Coral
                                        Springs, Florida that was constructed in late 1998. The subject improvements include 20 three-story buildings on approximately 16.2 acres, and contain approximately 80 two-bedroom units and 160 three-bedroom units. Club Lake Pointe Apartments is a gated Class A complex which offers such amenities as concierge services, heated in-ground pool, outdoor spa, lighted tennis courts, a fully appointed clubhouse, a sauna and a fully equipped fitness center. The property is also located adjacent to Lake Coral Springs, a 122-acre man-made lake and public park.

                                        As of February 8, 2000 the property was
                                        approximately 82.08 % occupied. At
                                        closing, the borrower posted an
                                        irrevocable evergreen letter of credit
                                        in the amount of $6,000,000 and funded
                                        an escrow account in the amount of
                                        $2,200,000 sufficient to fund 12 months
                                        of scheduled payments of principal and
                                        interest and certain ongoing reserves.
                                        The letter of credit and cash deposit
                                        will not be released until certain
                                        operating and valuation thresholds have
                                        been achieved.

                                        The borrower is Lake Pointe Trust
                                        Corporation, a single purpose,
                                        bankruptcy-remote Florida corporation
                                        affiliated with The Olen Companies,
                                        which is a real estate management and
                                        development company founded in 1973 that owns and operates over three million leaseable square feet of commercial property and over 6,400 multifamily units nationally.

Covina Town Center AMC
  Theaters. ..........................  The Covina Town Center AMC Theater loan is secured by a first mortgage lien on a
                                        95,150 net rentable square feet
                                        multiplex movie theater located in
                                        Covina, California. The AMC Theater is a
                                        30-screen theater which became a part of
                                        the Covina Town Center in February,
                                        1998. It is considered a state of the
                                        art facility with stadium style seating
                                        and is one of the largest theaters in
                                        Los Angeles County. From March 1998 to
                                        February 1999, revenue was $316,608 per
                                        screen. From July 1998 to June 1999
                                        revenue increased to $372,204 per
                                        screen. The Covina Town Center, which is
                                        not a part of the loan collateral, is a
                                        351,527 net rentable square feet
                                        power/entertainment center anchored by
                                        Home Depot, Staples,
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                                        Jo-Ann Fabrics, Michael's and Petsmart.
                                        The shopping center was 92% leased as of December 1999.

                                        The borrower is FR Covina, Inc., an
                                        affiliate of Family Realty, Inc., which
                                        is an affiliate of Captec Net Lease
                                        Realty, Inc. Family Realty, Inc. is
                                        capitalized with $30 million of direct
                                        foreign investment (preferred equity
                                        structure) and intends to build a
                                        portfolio of entertainment-based retail
                                        properties. Family Realty, Inc. is
                                        managed and advised by Captec, a public
                                        REIT which develops and acquires net
                                        leased, free-standing retail and
                                        restaurant properties operating under
                                        national brands.

Marlow Heights .......................  The Marlow Heights loan is secured by a first lien mortgage on two multifamily
                                        properties commonly known as Marlow
                                        Heights (Phase I and Phase II) and
                                        Marlow Plaza. The properties are located in Temple Hills, Maryland, approximately
                                        1.5 miles from the Washington, DC
                                        border. Marlow Heights is located at
                                        4000-4223 28th Avenue and Marlow Plaza
                                        is located at 2900 St. Clair Drive.
                                        Occupancy as of December 31, 1999 was
                                        93.24%. The borrower is MHA Associates
                                        Limited Partnership. The principal of
                                        the borrowing entity has over 30 years
                                        experience in commercial and residential real estate and currently has ownership interests in 23 properties.

                                        Marlow Heights is comprised of 298 units contained in 15 garden style apartment buildings. The property was built in 1962 and renovated in 1984. Phase I contains 172 units and Phase II contains 126 units. Amenities of the property include a gazebo, play and picnic areas, and a laundry room on the basement level of each building.

                                        Marlow Plaza is a six story mid-rise
                                        building containing 131 units. The
                                        property was completed in 1964 and
                                        renovated in 1988. Amenities of the
                                        property include a swimming pool, wading pool, a sundeck and community room with kitchen. A laundry room is located on each of the floors 2 through 6.

The Atrium at Gainesville ............  The Atrium of Gainesville loan is secured by a first lien mortgage on a
                                        five story 241-unit independent living
                                        retirement facility located on an
                                        approximately 9.7 acre site in
                                        Gainesville, Florida. The property was
                                        constructed in 1986 and includes common
                                        areas and limited on-site shopping and
                                        services that comprise approximately
                                        231,702 square feet of improvements. The unit mix of the property consists of 56 studios, 118 one-bedroom apartments and 67 two-bedroom apartments. The property was approximately 95.44% occupied as of January 31, 2000.

                                        The borrower is Congregate Care Asset
                                        III Limited Partnership, a special
                                        purpose Delaware limited partnership and an affiliate of Holiday Retirement Corporation. The property is also managed by Holiday Retirement
                                        Corporation. Holiday Retirement
                                        Corporation, with its related entities,
                                        is the largest owner and operator of
                                        retirement housing in the United States.
                                        Holiday manages approximately 216
                                        retirement facilities comprising over
                                        26,000 units located in 39 states,
                                        Canada, and the United Kingdom.

--------------------------------------------------------------------------------

                                  RISK FACTORS

o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

o If any of the following risks are realized, your investment could be materially and adversely affected.

                            The Offered Certificates

Only Trust Fund Assets Are
  Available to Pay You ...............  If the assets of the trust fund, primarily the mortgage loans, are
                                        insufficient to make payments on the
                                        offered certificates, no other assets
                                        will be available for payment of the
                                        deficiency. See "Risk Factors--The
                                        Assets of the Trust Fund May Not Be
                                        Sufficient to Pay Your Certificates" in
                                        the accompanying prospectus.

Prepayments Will Affect Your
  Yield ..............................  Prepayments.  The yield to maturity on the offered certificates will depend on
                                        the rate and timing of principal
                                        payments (including both voluntary
                                        prepayments, in the case of mortgage
                                        loans that permit voluntary prepayment,
                                        and involuntary prepayments, such as
                                        prepayments resulting from casualty or
                                        condemnation, defaults, liquidations or
                                        repurchases for breaches of
                                        representations or warranties) on the
                                        mortgage loans included in the trust
                                        fund and how such payments are allocated among the offered certificates entitled to distributions of principal. The yield to maturity of the Class IO certificates will be particularly sensitive to the rate and timing of receipt of principal since its sole distribution is interest based upon the aggregate principal balance of all the certificates.

                                        In addition, upon the occurrence of
                                        certain limited events, a party may be
                                        required to repurchase a mortgage loan
                                        from the trust fund and the money paid
                                        would be passed through to the holders
                                        of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" and in the accompanying prospectus.

                                        Yield. In general, if you purchase an
                                        offered certificate at a premium and
                                        principal distributions on that offered
                                        certificate occur at a rate faster than
                                        you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. In the case of the Class IO certificates, this could result in the failure of investors in the Class IO certificates to recover their initial investment. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase. In addition, the yield on the Class IO, Class B, Class C, Class D, Class E and Class F certificates will be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates.

                                        Interest Rate Environment. Mortgagors
                                        generally are less likely to prepay if
                                        prevailing interest rates are at or
                                        above the rates borne by their mortgage
                                        loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                        Premiums. Provisions requiring
                                        prepayment premiums and yield
                                        maintenance charges may not be
                                        enforceable in some states and under
                                        federal bankruptcy law, and may
                                        constitute interest for usury purposes.
                                        Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.

Borrower Defaults May
  Adversely Affect Your Yield ........  The aggregate amount of distributions on the offered certificates, the yield
                                        to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                        If you calculate your anticipated yield
                                        based on an assumed rate of default and
                                        an assumed amount of losses on the
                                        mortgage pool that are lower than the
                                        default rate and the amount of losses
                                        actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. Losses on the mortgage loans included in the trust fund will reduce the notional amount of the Class IO certificates. This could result in the failure of investors in the Class IO certificates to recover their initial investment. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

                                        Even if losses on the mortgage loans
                                        included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies Will Entitle the
  Servicer to Receive Certain
  Additional Compensation
  Which Takes Precedence
  Over Your Right to Receive
  Distributions ......................  To the extent described in this prospectus supplement, the master
                                        servicer or the trustee, as applicable,
                                        will be entitled to receive interest on
                                        unreimbursed advances and unreimbursed
                                        servicing expenses. The right of the
                                        master servicer or the trustee to
                                        receive such payments of interest is
                                        senior to the rights of
                                        certificateholders to receive
                                        distributions on the offered
                                        certificates and, consequently, may
                                        result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Votes of Other
  Certificateholders May
  Adversely Affect Your
  Interests ..........................  Under certain circumstances, the consent or approval of less than all
                                        certificateholders will be required to
                                        take, and will bind all
                                        certificateholders to, certain actions
                                        relating to the trust fund. The
                                        interests of those certificateholders
                                        may be in conflict with those of the
                                        other certificateholders. For example,
                                        certificateholders of certain classes
                                        that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged property. Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

Year 2000 Problems May Reduce
  or Delay Collections and
  Distributions of Receipts on
  the Mortgage Loans .................  Computer problems may arise if the computer systems of the master servicer, the special servicer or the trustee are not fully year 2000-ready. Systems that do not properly recognize date-sensitive information after the year changed to 2000 could generate erroneous data or cause a system to fail.

                                        The master servicer, the special
                                        servicer and the trustee have advised us that, with respect to those computer systems identified as being critical for the performance and servicing functions described in this prospectus supplement, their mission-critical computer systems and applications are year 2000 compliant. We have not, however, made any independent investigation of the computer systems of the master servicer, the special servicer or the trustee.

                                        The Depository Trust Company has
                                        informed its participants and other
                                        members of the financial community that
                                        it has developed and implemented a
                                        program to deal with the "year 2000
                                        problem" so that its systems, as the
                                        same relate to the timely payment of
                                        distributions to certificateholders,
                                        book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately.

Liquidity for Certificates
  May Be Limited .....................  There is currently no secondary market for the offered certificates. While each underwriter intends to make a secondary market in the offered certificates, neither is under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

                               The Mortgage Loans

Risks Associated With
  Commercial Lending May
  Be Different Than For
  Residential Lending ................  Commercial and multifamily lending is generally viewed as exposing a lender
                                        (and your investment in the trust fund)
                                        to a greater risk of loss than lending
                                        which is secured by single-family
                                        residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, and unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:


                                        o  to generate income sufficient to pay
                                           operating expenses and leasing
                                           commissions, to make necessary
                                           repairs, tenant
                                           improvements and capital improvements
                                           and to pay debt service; and

                                        o  in the case of loans that do not
                                           fully amortize over their terms, to
                                           retain sufficient value to permit the
                                           borrower to pay off the loan at
                                           maturity by sale or refinancing.

Future Cash Flow and
  Property Values Are Not
  Predictable ........................  A number of factors, many beyond the control of the property owner, may
                                        affect the ability of an
                                        income-producing real estate project to
                                        generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

                                        o  economic conditions generally and in
                                           the area of the project;

                                        o  the age, quality, functionality and
                                           design of the project;

                                        o  the degree to which the project
                                           competes with other projects in the
                                           area;

                                        o  changes or continued weakness in
                                           specific industry segments;

                                        o  increases in operating costs;

                                        o  the willingness and ability of the
                                           owner to provide capable property
                                           management and maintenance;

                                        o  the degree to which the project's
                                           revenue is dependent upon a single
                                           tenant or user, a small group of
                                           tenants, tenants concentrated in a
                                           particular business or industry and
                                           the competition to any such tenants;

                                        o  an increase in the capital
                                           expenditures needed to maintain the
                                           properties or make improvements;

                                        o  a decline in the financial condition
                                           of a major tenant;

                                        o  the location of a mortgaged property;

                                        o  whether a mortgaged property can be
                                           easily converted to alternative uses;

                                        o  an increase in vacancy rates;

                                        o  perceptions regarding the safety,
                                           convenience and attractiveness of
                                           such properties;

                                        o  vulnerability to litigation by
                                           tenants and patrons; and

                                        o  environmental contamination caused by
                                           adjacent properties.


                                        If leases are not renewed or replaced,
                                        if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

                                        Other factors are more general in
                                        nature, such as:

                                        o  national, regional or local economic
                                           conditions (including plant and
                                           military installation closings,
                                           industry slowdowns and unemployment
                                           rates);

                                        o  local real estate conditions (such as
                                           an oversupply of retail space, office
                                           space or multifamily housing);

                                        o  demographic factors;

                                        o  consumer confidence;

                                        o  consumer tastes and preferences; and

                                        o  changes in building codes and other
                                           applicable laws.

                                        The volatility of net operating income
                                        will be influenced by many of the
                                        foregoing factors, as well as by:

                                        o  the length of tenant leases;

                                        o  the creditworthiness of tenants;

                                        o  in the case of rental properties, the
                                           rate at which new rentals occur; and

                                        o  the property's "operating leverage"
                                           (i.e., the percentage of total
                                           property expenses in relation to
                                           revenue, the ratio of fixed operating
                                           expenses to those that vary with
                                           revenues and the level of capital
                                           expenditures required to maintain the
                                           property and to retain or replace
                                           tenants).

                                        A decline in the real estate market or
                                        in the financial condition of a major
                                        tenant will tend to have a more
                                        immediate effect on the net operating
                                        income of properties with short-term
                                        revenue sources, such as short-term or
                                        month-to-month leases, and may lead to
                                        higher rates of delinquency or defaults.

Some Mortgaged Properties May
  Not Be Readily Convertible
  to Alternative Uses ................  Some of the mortgaged properties securing the mortgage loans included in
                                        the trust fund may not be readily
                                        convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Loans Not Insured or
  Guaranteed .........................  Generally, the mortgage loans included in the trust fund will not be an
                                        obligation of, or be insured or
                                        guaranteed by, any governmental entity,
                                        by any private mortgage insurer, or by
                                        the depositor, the mortgage loan
                                        sellers, the underwriters, the master
                                        servicer, the special servicer, the
                                        trustee or any of their respective
                                        affiliates.

                                        We have not evaluated the significance
                                        of the recourse provisions of mortgage
                                        loans that may permit recourse against
                                        the related borrower or another person
                                        in the event of a default. Accordingly,
                                        you should assume all of the mortgage
                                        loans included in the trust fund are
                                        nonrecourse loans, and that recourse in
                                        the case of default will be limited to
                                        the related mortgaged property.

                                        However, in certain circumstances the
                                        mortgage loan sellers will be obligated
                                        to repurchase or substitute a mortgage
                                        loan if:

                                        o  there is a defect with respect to
                                           certain of the documents relating to
                                           such mortgage loan; or

                                        o  certain of their respective
                                           representations or warranties
                                           concerning such mortgage loan are
                                           breached, and such defect or breach
                                           materially and adversely affects your
                                           interests and is not cured as
                                           required.

                                        We cannot provide assurance that the
                                        applicable mortgage loan seller will be
                                        in a financial position to make such a
                                        repurchase or substitution.

Risks Relating to Certain
  Property Types .....................  Particular types of income properties are exposed to particular risks. For
                                        instance:

Special Risks Associated with
  Multifamily Projects ...............  Multifamily projects are part of a market that, in general, is
                                        characterized by low barriers to entry.
                                        Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                        A large number of factors may adversely
                                        affect the value and successful
                                        operation of a multifamily property,
                                        including:

                                        o  the physical attributes of the
                                           apartment building (for example, its
                                           age, appearance and construction
                                           quality);

                                        o  the location of the property (for
                                           example, a change in the neighborhood
                                           over time);

                                        o  the ability of management to provide
                                           adequate maintenance and insurance;

                                        o  the types of services and amenities
                                           that the property provides;

                                        o  the property's reputation;

                                        o  the level of mortgage interest rates
                                           (which, if relatively low, may
                                           encourage tenants to purchase rather
                                           than lease housing);

                                        o  the presence of competing properties;

                                        o  adverse local or national economic
                                           conditions; and

                                        o  state and local regulations.

                                        Multifamily properties secure 52 of the
                                        mortgage loans included in the trust
                                        fund as of the cut-off date, or
                                        approximately 34.0% of the mortgage
                                        pool.

                                        In addition, 7 of the mortgage loans
                                        included in the trust fund as of the
                                        cut-off date, or approximately 2.1% of
                                        the mortgage pool, entitle their owners
                                        to receive low income housing tax
                                        credits under Section 42 of the Internal
                                        Revenue Code of 1986, as amended. The
                                        tax credit provisions impose limits on
                                        the amount of gross rents that can be
                                        charged to tenants and require the
                                        property owner to comply with tenant
                                        income restrictions during established
                                        compliance periods. These limitations
                                        and restrictions may adversely affect
                                        the value and operation of a multifamily project upon which low income tax credits have been taken. In addition, the owner's failure to comply with these limits and restrictions may result in the prospective loss or recapture of previously taken tax credits which may have an adverse effect on the borrower.

Special Risks Associated with
  Shopping Centers and Other
  Retail Properties ..................  Shopping centers are affected by the health of the retail industry, which is
                                        currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                        In the case of retail properties, the
                                        failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.

                                        Retail properties, including shopping
                                        centers, secure 46 of the mortgage loans included in the trust fund as of the cut-off date, or approximately 35.8% of the mortgage pool.

Special Risks Associated with
  Hospitality Properties .............  Hospitality properties are affected by various factors, including:

                                        o  location;

                                        o  quality;

                                        o  management ability;

                                        o  amenities;

                                        o  franchise affiliation (or lack
                                           thereof);

                                        o  continuing expenditures for
                                           modernizing, refurbishing and
                                           maintaining existing facilities prior
                                           to the expiration of their
                                           anticipated useful lives;

                                        o  a deterioration in the financial
                                           strength or managerial capabilities
                                           of the owner and operator of a hotel;

                                        o  changes in travel patterns caused by
                                           changes in access, energy prices,
                                           strikes, relocation of highways, the
                                           construction of additional highways
                                           or other factors;

                                        o  adverse economic conditions, either
                                           local, regional or national, which
                                           may limit the amount that may be
                                           charged for a room and may result in
                                           a reduction in occupancy levels; and

                                        o  construction of competing hotels or
                                           motels, which may also limit the
                                           amount that may be charged for a room
                                           and may result in a reduction in
                                           occupancy levels.

                                        Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. The successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement.

                                        Furthermore, the ability of a hotel to
                                        attract customers, and some of such
                                        hotel's revenues, may depend in large
                                        part on its having a liquor license.
                                        Such a license may not be transferable
                                        (for example, in connection with a
                                        foreclosure).

                                        Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                        Hospitality properties secure 13 of the
                                        mortgage loans included in the trust
                                        fund as of the cut-off date, or
                                        approximately 10.2% of the mortgage
                                        pool, of which 6 mortgage loans, or
                                        approximately 3.0% of the mortgage pool, are credit lease loans.

Special Risks Associated with
  Office Properties ..................  Office properties may require their owners to expend significant amounts of
                                        cash to pay for general capital
                                        improvements, tenant improvements and
                                        costs of re-leasing space. Office
                                        properties that are not equipped to
                                        accommodate the needs of modern
                                        businesses may become functionally
                                        obsolete and thus non-competitive.

                                        In addition, a large number of factors
                                        may adversely affect the value of office properties, including:

                                        o  the quality of an office building's
                                           tenants;

                                        o  the physical attributes of the
                                           building in relation to competing
                                           buildings (e.g. age, condition,
                                           design, access to transportation and
                                           ability to offer certain amenities,
                                           such as sophisticated building
                                           systems);

                                        o  the desirability of the area as a
                                           business location; and

                                        o  the strength and nature of the local
                                           economy (including labor costs and
                                           quality, tax environment and quality
                                           of life for employees).

                                        Moreover, the cost of refitting office
                                        space for a new tenant is often higher
                                        than the cost of refitting other types
                                        of property.

                                        Office properties secure 12 of the
                                        mortgage loans included in the trust
                                        fund as of the cut-off date, or
                                        approximately 10.9% of the mortgage
                                        pool.

Special Risks Associated with
  Residential Healthcare
  Facilities .........................  Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

                                        The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

                                        In the event of foreclosure, we cannot
                                        ensure that the trustee or any other
                                        purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

                                        We also cannot provide assurance that a
                                        new license could be obtained or that
                                        the related mortgaged property would be
                                        adaptable to other uses following a
                                        foreclosure.

                                        To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily
                                        Medicaid and Medicare, such revenue may
                                        be subject to statutory and regulatory
                                        changes, retroactive rate adjustments,
                                        administrative rulings,
                                        policy interpretations, delays by fiscal intermediaries and government funding restrictions.

                                        Governmental payors have employed
                                        cost-containment measures that limit
                                        payments to healthcare providers, and
                                        there are currently under consideration
                                        various proposals in the United States
                                        Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

                                        Under applicable federal and state laws
                                        and regulations, including those that
                                        govern Medicare and Medicaid programs,
                                        only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

                                        Other factors that may adversely affect
                                        the value and successful operation of a
                                        residential healthcare property include:

                                        o  increasing governmental regulation
                                           and supervision;

                                        o  a decline in the financial health,
                                           skill or reputation of the operator;

                                        o  increased operating expenses; and

                                        o  competing facilities owned by
                                           non-profit organizations or
                                           government agencies supported by
                                           endowments, charitable contributions,
                                           tax revenues, or other sources.

                                        Residential healthcare facilities secure
                                        4 of the mortgage loans included in the
                                        trust fund as of the cut-off date, or
                                        approximately 3.9% of the mortgage pool.

                                        See "RISK FACTORS--Certain Risk Factors
                                        Associated with the Mortgage Loans" in
                                        this prospectus supplement and "RISK
                                        FACTORS--Special Risks of Mortgage Loans
                                        Secured by Healthcare-Related
                                        Properties" in the accompanying
                                        prospectus.

Special Risks Associated with
  Self Storage Facilities ............  The self storage facilities market contains low barriers to entry. In
                                        addition, it is difficult to assess the
                                        environmental
                                        risks posed by such facilities due to
                                        tenant privacy, anonymity and
                                        unsupervised access to such facilities.
                                        Therefore, such facilities may pose
                                        additional environmental risks to
                                        investors. The environmental site
                                        assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See
                                        "--Environmental Laws May Adversely
                                        Affect the Value Of and Cash Flow From a
                                        Mortgaged Property" below.

                                        Due to the short-term nature of self
                                        storage leases, self storage properties
                                        also may be subject to more volatility
                                        in terms of supply and demand than loans secured by other types of properties. In addition, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                        Self storage properties secure 6 of the
                                        mortgage loans included in the trust
                                        fund as of the cut-off date, or
                                        approximately 1.5% of the mortgage pool.

Special Risks Associated with
  Credit Lease Loans .................  Seven (7) of the mortgage loans included in the trust fund as of the cut-off
                                        date, or approximately 4.3% of the
                                        mortgage pool, are credit lease loans.
                                        The payment of interest and principal on credit lease loans is dependent principally on the payment by each tenant or guarantor of the credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.

                                        In addition, because the ability of a
                                        borrower to make payments on the related credit lease loan is dependent on revenue from a single tenant, in the event of a default under a credit lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such credit lease loan until the premises are re-let. If a payment default on the credit lease loan occurs, the special servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the credit lease loan, and will also be entitled to pursue any available remedies against the defaulting tenant and any guarantor.

                                        Any failure by the provider of any
                                        residual value policy to pay under the
                                        terms of any such policy, or any
                                        downgrade, qualification or withdrawal
                                        of the credit rating of such
                                        provider or of any tenant or guarantor,
                                        may have an adverse effect on the
                                        ratings of your certificates. See
                                        "DESCRIPTION OF THE MORTGAGE
                                        POOL--Credit Lease Loans" and "RISK
                                        FACTORS--Special Risks Associated With
                                        Balloon Loans and Anticipated Repayment
                                        Date Loans" in this prospectus
                                        supplement.

Environmental Laws May
  Adversely Affect the Value
  Of and Cash Flow From a
  Mortgaged Property .................  If an adverse environmental condition exists with respect to a mortgaged
                                        property securing a mortgage loan
                                        included in the trust fund, the
                                        trust fund will be subject to certain
                                        risks including the following:

                                        o  a reduction in the value of such
                                           mortgaged property or the inability
                                           to foreclose against such mortgaged
                                           property;

                                        o  the potential that the related
                                           borrower may default on the related
                                           mortgage loan due to such borrower's
                                           inability to pay high remediation
                                           costs or difficulty in bringing its
                                           operations into compliance with
                                           environmental laws;

                                        o  liability for clean-up costs or other
                                           remedial actions, which could exceed
                                           the value of such mortgaged property
                                           or the unpaid balance of the related
                                           mortgage loan; and

                                        o  the inability to sell the related
                                           mortgage loan in the secondary market
                                           or to lease such mortgaged property
                                           to potential tenants.

                                        Under certain federal and state laws,
                                        federal and state agencies may impose a
                                        statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                        Under various federal, state and local
                                        laws, ordinances and regulations, a
                                        current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                        A third-party environmental consultant
                                        conducted an environmental site
                                        assessment (or updated a previously
                                        conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                        o  an environmental insurance policy,
                                           having the characteristics described
                                           below, was obtained from a
                                           third-party insurer; or

                                        o  either (i) an operations and
                                           maintenance program, including, in
                                           several cases, with respect to
                                           asbestos-containing materials,
                                           lead-based paint and/or radon, or
                                           periodic monitoring of nearby
                                           properties, has been or is expected
                                           to be implemented in the manner and
                                           within the time frames specified in
                                           the related loan documents, or (ii)
                                           remediation in accordance with
                                           applicable law has been or is
                                           expected to be performed; or

                                        o  an escrow or reserve was established
                                           to cover the estimated cost of
                                           remediation, with each remediation
                                           required to be completed within a
                                           reasonable time frame in accordance
                                           with the related loan documents.

                                        We cannot provide assurance, however,
                                        that the environmental assessments
                                        identified all environmental conditions
                                        and risks, that the related borrowers
                                        will implement all recommended
                                        operations and maintenance plans, that
                                        such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                        With respect to four mortgage loans
                                        included in the trust fund as of the
                                        cut-off date, or approximately 2.6% of
                                        the mortgage pool, borrowers were
                                        required to purchase a secured creditor
                                        impaired property environmental
                                        insurance policy in lieu of or in
                                        addition to environmental escrows
                                        established, provided:

                                        o  the policy premium for the term is
                                           fully paid and the deductible either
                                           escrowed or is less than or equal to
                                           $25,000;

                                        o  at issuance, the issuer has a claims
                                           paying ability of not less than "AAA"
                                           by Standard & Poor's Ratings
                                           Services, a division of The
                                           McGraw-Hill Companies, Inc., "Aaa" by
                                           Moody's, "AAA" by Fitch and "A+ + XV"
                                           by A.M. Best Company; and

                                        o  the policy is in an amount not less
                                           than the full principal amount of the
                                           loan.

                                        We cannot provide assurance, however,
                                        that should such coverage be needed,
                                        coverage would be available or
                                        uncontested, that the terms and
                                        conditions of such coverage would be
                                        met, that coverage would be sufficient
                                        for the claims at issue or that coverage would not be subject to certain deductibles.

                                        With respect to certain adverse
                                        environmental conditions arising at any
                                        mortgaged property, the trust fund will
                                        have the limited benefit of
                                        environmental group insurance policies
                                        as described under "DESCRIPTION OF THE
                                        MORTGAGE POOL--Assessments of Property
                                        Condition--Environmental Group Insurance
                                        Policies."

                                        The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May
                                        Affect Lien on Mortgaged Property and
                                        Expose Lender to Costs" and "CERTAIN
                                        LEGAL ASPECTS OF THE MORTGAGE LOANS AND
                                        LEASES--Environmental Considerations" in the accompanying prospectus.

Special Risks Associated With
  Balloon Loans and Anticipated
  Repayment Date Loans ...............  One hundred thirty-six (136) of the mortgage loans included in the trust
                                        fund as of the cut-off date, or
                                        approximately 89.3% of the mortgage
                                        pool, provide for scheduled payments of
                                        principal and interest based on
                                        amortization schedules significantly
                                        longer than their respective remaining
                                        terms to maturity and a balloon payment
                                        on their respective maturity dates. Four
                                        (4) of the mortgage loans included in
                                        the trust fund as of the cut-off date,
                                        or approximately 8.3% of the mortgage
                                        pool, are anticipated repayment date
                                        loans, which provide that if the
                                        principal balance of the loan is not
                                        repaid on a date specified in the
                                        related mortgage note, the loan will
                                        accrue interest at an increased rate.

                                        o  A borrower's ability to make a
                                           balloon payment or repay its
                                           anticipated repayment date loan on
                                           the anticipated repayment date
                                           typically will depend upon its
                                           ability either to refinance fully the
                                           loan or to sell the related mortgaged
                                           property at a price sufficient to
                                           permit the borrower to make such
                                           payment.

                                        o  Whether or not losses are ultimately
                                           sustained, any delay in the
                                           collection of a balloon payment on
                                           the maturity date or repayment on the
                                           anticipated repayment date that would
                                           otherwise be distributable on your
                                           certificates will likely extend the
                                           weighted average life of your
                                           certificates.

                                        o  The ability of a borrower to effect a
                                           refinancing or sale will be affected
                                           by a number of factors, including the
                                           value of the related mortgaged
                                           property, the level of available
                                           mortgage rates at the time of sale or
                                           refinancing, the borrower's equity in
                                           the mortgaged property, the financial
                                           condition and operating history of
                                           the borrower and the mortgaged
                                           property, tax laws, prevailing
                                           general and regional economic
                                           conditions and the availability of
                                           credit for loans secured by
                                           multifamily or commercial properties,
                                           as the case may be.

                                        We cannot assure you that each borrower
                                        under a balloon loan or an anticipated
                                        repayment date loan will have the
                                        ability to repay the principal balance
                                        of such mortgage loan on the
                                        related maturity date or anticipated
                                        repayment date, as applicable. For
                                        additional description of risks
                                        associated with balloon loans, see "RISK
                                        FACTORS--Balloon Payments on Mortgage
                                        Loans Result in Heightened Risk of
                                        Borrower Default" in the accompanying
                                        prospectus.

                                        In order to maximize recoveries on
                                        defaulted mortgage loans, the pooling
                                        and servicing agreement permits the
                                        special servicer to extend and modify
                                        mortgage loans that are in material
                                        default or as to which a payment default
                                        (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS-- Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

Adverse Consequences
  Associated With Borrower
  Concentration, Borrowers
  Under Common Control and
  Related Borrowers ..................  Certain borrowers under the mortgage loans included in the trust fund are
                                        affiliated or under common control with
                                        one another. In such circumstances, any
                                        adverse circumstances relating to a
                                        borrower or an affiliate thereof and
                                        affecting one of the related mortgage
                                        loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                        Mortgaged properties owned by related
                                        borrowers are likely to:

                                        o  have common management, increasing
                                           the risk that financial or other
                                           difficulties experienced by the
                                           property manager could have a greater
                                           impact on the pool of mortgage loans
                                           included in the trust fund; and

                                        o  have common general partners which
                                           would increase the risk that a
                                           financial failure or bankruptcy
                                           filing would have a greater impact on
                                           the pool of mortgage loans included
                                           in the trust fund.

                  Significant Affiliated Sponsor Concentrations

                          Number                                  Percentage                  Cut-Off     LTV Ratio      Cut-Off
                           of                        Cut-Off      of Cut-Off                   Date       at Stated         Date
    Sponsor               Loans/          Control      Date          Date        Property       LTV       Maturity          DSC
Concentrations          Properties        Numbers    Balance     Pool Balance      Type        Ratio       or ARD          Ratio
--------------          ----------        -------    -------     ------------      ----        -----       ------          -----
Sponsor
 Concentration #1 ....     3/3           5, 12, 30   $45,695,000     5.8%      Multifamily     80.17%      76.57%         1.20x
Sponsor
 Concentration #2 ....     4/4        17, 18, 26, 56  37,467,159     4.8       Hospitality     68.28       61.68          1.50
                           ---                       -----------    ---                        -----       -----          ----
Total/Weighted
 Average .............     7/7                       $83,162,159    10.6%                      74.81%      69.86%         1.34x
                           ===                       ===========    ====                       =====       =====          ====

The Geographic Concentration of
  Mortgaged Properties Subjects
  the Trust Fund to a Greater
  Extent to State and Regional
  Conditions .........................  Except as indicated in the following table, less than 5.0% of the mortgage
                                        loans, by initial pool balance, are
                                        secured by mortgaged properties in any
                                        one state.

                                                                                           Percentage of
                                                            Number of        Cut-Off          Cut-Off
                                                            Mortgaged         Date           Date Pool
                                         State             Properties        Balance          Balance
                                         -----             ----------        -------          -------
                                         FL                     28         $114,451,147           14.6%
                                         CA                     17           92,536,312           11.8
                                         TX                     15           65,289,977            8.3
                                         NV                      5           58,311,504            7.4
                                         MD                      3           57,006,094            7.3
                                         IL                      4           49,039,893            6.3
                                         Other                  82          346,462,377           44.2
                                                               ---         ------------          -----
                                             Total             154         $783,097,304          100.0%
                                                               ===         ============          =====

                                        The concentration of mortgaged
                                        properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                        o    economic conditions;

                                        o    conditions in the real estate
                                             market;

                                        o    changes in governmental rules and
                                             fiscal policies;

                                        o    acts of God (which may result in
                                             uninsured losses); and

                                        o    other factors which are beyond the
                                             control of the mortgagors.

Special Risks Associated With High
  Balance Mortgage Loans .............  Several of the mortgage loans included in the trust fund, individually or
                                        together with other such mortgage loans
                                        with which they are
                                        cross-collateralized, have principal
                                        balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date.

                                        In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                        o    The largest mortgage loan included
                                             in the trust fund as of the cut-off
                                             date represents approximately 5.0%
                                             of the mortgage pool.

                                        o    The 5 largest mortgage loans
                                             included in the trust fund as of
                                             the cut-off date represent, in the
                                             aggregate, approximately 17.0% of
                                             the mortgage pool.

                                        o    The 10 largest mortgage loans
                                             included in the trust fund as of
                                             the cut-off date represent, in the
                                             aggregate, approximately 28.4% of
                                             the mortgage pool.

Concentration of Mortgaged
  Property Types Subject the
  Trust Fund to Increased Risk
  of Decline in a Particular
  Industry ...........................  A concentration of mortgaged property types can increase the risk that a
                                        decline in a particular industry or
                                        business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                        In that regard:

                                        o    mortgage loans included in the
                                             trust fund and secured by
                                             multifamily properties represent as
                                             of the cut-off date approximately
                                             34.0% of the mortgage pool;

                                        o    mortgage loans included in the
                                             trust fund and secured by retail
                                             properties represent as of the
                                             cut-off date approximately 35.8% of
                                             the mortgage pool (based on the
                                             primary property type for combined
                                             office/retail properties) (which
                                             includes 1 credit lease loan, or
                                             approximately 1.2% of the mortgage
                                             pool); and

                                        o    mortgage loans included in the
                                             trust fund and secured by
                                             hospitality properties represent as
                                             of the cut-off date approximately
                                             10.2% of the mortgage pool (which
                                             includes 6 credit lease loans or
                                             approximately 3.0% of the mortgage
                                             pool).

We Have Not Reunderwritten Any
  of the Mortgage Loans ..............  We have not reunderwritten the mortgage loans included in the trust fund.
                                        Instead, we have relied on the
                                        representations and warranties made by
                                        the mortgage loan sellers, and the
                                        applicable mortgage loan seller's
                                        obligation to repurchase, cure or
                                        substitute a mortgage loan in the event
                                        that a representation or warranty was
                                        not true when made. These
                                        representations and warranties do not
                                        cover all of the matters that we would
                                        review in underwriting a mortgage loan
                                        and you should not view them as a
                                        substitute for reunderwriting the
                                        mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot provide assurance that the applicable mortgage loan seller will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE
                                        POOL--Representations and Warranties;
                                        Repurchases and Substitutions" in this
                                        prospectus supplement.

Foreclosure on Mortgaged
  Properties May Result in
  Adverse Tax Consequences ...........  One or more of the real estate mortgage investment conduits established under
                                        the pooling and servicing agreement
                                        might become subject to federal (and
                                        possibly state or local) tax on certain
                                        of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL INCOME TAX
                                        CONSEQUENCES - Taxation of Owners of
                                        REMIC

                                        Regular Certificates," and "--Taxation
                                        of Owners of REMIC Residual
                                        Certificates" in the accompanying
                                        prospectus.

Insurance Coverage on Mortgaged
  Properties May Not Cover
  Special Hazard Losses ..............  The master servicer and/or special servicer will generally be required to
                                        cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.

                                        Although the policies covering the
                                        mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from:

                                        o    war;

                                        o    revolution;

                                        o    governmental actions;

                                            o floods, and other water-related
                                            causes;

                                        o    earth movement (including
                                             earthquakes, landslides and mud
                                             flows);

                                        o    wet or dry rot;

                                        o    vermin;

                                        o    domestic animals; and

                                        o    other kinds of risks not specified
                                             in the preceding paragraph.

                                        Any losses incurred with respect to
                                        mortgage loans included in the trust
                                        fund due to uninsured risks or
                                        insufficient hazard insurance proceeds
                                        could adversely affect distributions on
                                        your certificates.

Subordinated Debt On Some
  Mortgage Loans May
  Delay Foreclosure ..................

                                        In general, the borrowers are:

                                        o    required to satisfy any existing
                                             indebtedness encumbering the
                                             related mortgaged property as of
                                             the closing of the related mortgage
                                             loan; and

                                        o    prohibited from encumbering the
                                             related mortgaged property with
                                             additional secured debt without the
                                             lender's prior approval.

                                        With respect to 1 mortgage loan included in the trust fund as of the cut-off date (control number 93), or approximately 0.3% of the mortgage pool, the mortgaged properties remain encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered into in favor of the lender.

                                        With respect to 2 mortgage loans
                                        included in the trust fund as of the
                                        cut-off date (control numbers 6 and 92), or approximately 2.9% of the mortgage pool, the related mortgage loan documents provide that the borrower, under certain specified circumstances, may encumber the related mortgaged property with a subordinate mortgage in the future.

                                        Secured subordinated debt encumbering
                                        any mortgaged property may increase the
                                        difficulty of refinancing the related
                                        mortgage loan at maturity and the
                                        possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. Many of the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                        o    the risk that the necessary
                                             maintenance of the mortgaged
                                             property could be deferred to allow
                                             the borrower to pay the required
                                             debt service on the subordinate
                                             financing and that the value of the
                                             mortgaged property may fall as a
                                             result;

                                        o    the risk that the borrower may have
                                             a greater incentive to repay the
                                             subordinate or unsecured
                                             indebtedness first;

                                        o    the risk that it may be more
                                             difficult for the borrower to
                                             refinance the mortgage loan or to
                                             sell the mortgaged property for
                                             purposes of making any balloon
                                             payment upon the maturity of the
                                             mortgage loan;

                                        o    the existence of subordinated debt
                                             encumbering any mortgaged property
                                             may increase the difficulty of
                                             refinancing the related mortgage
                                             loan at maturity and the
                                             possibility that reduced cash flow
                                             could result in deferred
                                             maintenance; and

                                        o    the risk that, in the event that
                                             the holder of the subordinated debt
                                             has filed for bankruptcy or been
                                             placed in involuntary receivership,
                                             foreclosing on the mortgaged
                                             property could be delayed and the
                                             trust may be subjected to the costs
                                             and administrative burdens of
                                             involvement in foreclosure or
                                             bankruptcy proceedings or related
                                             litigation.

                                        See "CERTAIN LEGAL ASPECTS OF THE
                                        MORTGAGE LOANS AND LEASES--Subordinate
                                        Financing" and "--Due-on-Sale and
                                        Due-on-Encumbrance" in the accompanying
                                        prospectus and "DESCRIPTION OF THE
                                        MORTGAGE POOL--Certain Terms and
                                        Conditions of the Mortgage Loans--`Other
                                        Financing' and Due-on-Sale and
                                        Due-on-Encumbrance Provisions" in this
                                        prospectus supplement.

                                        With respect to 2 mortgage loans
                                        included in the trust fund as of the
                                        cut-off date (control numbers 9 and 37), consisting of approximately 3.0% of the mortgage pool, the owners of the related borrowers have pledged their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related mortgage loan. The enforcement of such mezzanine debt may be subject, however, to certain limitations and restrictions imposed upon the borrower and the holders of the mezzanine debt pursuant to subordination or standstill agreements.

                                        Mezzanine debt is debt that is incurred
                                        by the owner of equity in one or more
                                        borrowers and is secured by a pledge of
                                        the equity ownership interests in such
                                        borrowers. Because mezzanine debt is
                                        secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                        Upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity would not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                        With respect to one (1) mortgage loan
                                        (control number 3), or approximately
                                        3.1% of the mortgage pool, sub-debt at a level below the partnership level and not secured by the mortgaged property or partnership interests exists. There is no remedy available to the subordinate lender that would allow them to become or control the borrowing entity or to foreclose on the property. With respect to one (1) mortgage loan (control number
                                        1), or approximately 5.0% of the
                                        mortgage pool, the related mortgage loan documents allow the borrower to borrow up to $5,000,000 for working capital from its members, provided such members enter into a written agreement evidencing (i) that such credit facility is subordinate to the first mortgage,
                                        (ii) that the holder of such credit
                                        facility shall not exercise or enforce
                                        any rights or remedies against the
                                        property or the borrower for non-payment of such credit facility until the first mortgage loan has been paid in full,
                                        (iii) that such holder shall have no
                                        security interest of any kind whatsoever in the property or the borrower, and
                                        (iv) the credit facility shall only be
                                        repaid from any excess cash flow net of
                                        all principal and interest payments and
                                        all operating and maintenance expenses
                                        relating to the property.

                                        See "CERTAIN LEGAL ASPECTS OF MORTGAGE
                                        LOANS AND LEASES--Due-on-Sale and
                                        Due-on-Encumbrance" in the accompanying
                                        prospectus and "DESCRIPTION OF THE
                                        MORTGAGE POOL--Certain Terms and
                                        Conditions of the Mortgage
                                        Loans-Due-on-Sale
                                        and Due-on-Encumbrance Provisions" in
                                        this prospectus supplement.

The Borrower's Form of Entity
  May Cause Special Risks ............  The borrowers may be either individuals or legal entities. Mortgage loans made
                                        to legal entities may entail risks of
                                        loss greater than those of mortgage
                                        loans made to individuals. For example,
                                        a legal entity, as opposed to an
                                        individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                        The borrowers are generally not
                                        bankruptcy-remote entities, and
                                        therefore may be more likely to become
                                        insolvent or the subject of a voluntary
                                        or involuntary bankruptcy proceeding
                                        because such borrowers may be:

                                        o    operating entities with businesses
                                             distinct from the operation of the
                                             property with the associated
                                             liabilities and risks of operating
                                             an ongoing business; and

                                        o    individuals that have personal
                                             liabilities unrelated to the
                                             property.

                                        However, any borrower, even a
                                        bankruptcy-remote entity, as owner of
                                        real estate will be subject to certain
                                        potential liabilities and risks. We
                                        cannot provide assurances that any
                                        borrower will not file for bankruptcy
                                        protection or that creditors of a
                                        borrower or a corporate or individual
                                        general partner or managing member of a
                                        borrower will not initiate a bankruptcy
                                        or similar proceeding against such
                                        borrower or corporate or individual
                                        general partner or managing member.
                                        Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES-- Bankruptcy Laws" in the accompanying prospectus.

Inspections and Appraisals May
  Not Accurately Reflect Value
  or Condition of Mortgaged
  Property ...........................  In general, appraisals represent only the analysis and opinion of qualified
                                        experts and are not guaranties of
                                        present or future
                                        value, and may determine a value of a
                                        property that is significantly higher
                                        than the amount that can be obtained
                                        from the sale of a mortgaged property
                                        under a distress or liquidation sale.
                                        Information regarding the values of the
                                        mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May
  Not Be in Compliance With
  Current Zoning Laws ................  The mortgaged properties securing the mortgage loans included in the trust
                                        fund are typically subject to building
                                        and zoning ordinances and codes
                                        affecting the construction and use of
                                        real property. Since the zoning laws
                                        applicable to a mortgaged property
                                        (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

Restrictions on Certain of the
  Mortgaged Properties May
  Limit Their Use ....................  In addition, certain of the mortgaged properties securing mortgage loans
                                        included in the trust fund which are
                                        non-conforming may not be "permitted
                                        non-conforming" uses. The failure of a
                                        mortgaged property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                        In addition, certain of the mortgaged
                                        properties are subject to certain use
                                        restrictions imposed pursuant to
                                        reciprocal easement agreements or
                                        operating agreements. Such use
                                        restrictions include, for example,
                                        limitations on the character of the
                                        improvements or the properties,
                                        limitations affecting noise and parking
                                        requirements, among other things, and
                                        limitations on the borrowers' right to
                                        operate certain types of
                                        facilities within a prescribed radius.
                                        These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

Compliance With Applicable
  Laws and Regulations May
  Result in Losses ...................  A borrower may be required to incur costs to comply with various existing
                                        and future federal, state or local laws
                                        and regulations applicable to the
                                        related mortgaged property securing a
                                        mortgage loan included in the trust
                                        fund. Examples of these laws and
                                        regulations include zoning laws and the
                                        Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

Enforceability of Due-on-Sale
  Clauses and Assignments of
  Leases and Rents is Limited ........  The mortgages securing the mortgage loans included in the trust fund
                                        generally contain due-on-sale clauses,
                                        which permit the acceleration of the
                                        maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions without the lender approval. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Due-on-Sale and
                                        Due-on-Encumbrance" in the accompanying
                                        prospectus.

                                        The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.



Limitations on the Benefits of
  Cross-Collateralized and
  Cross-Defaulted Properties .........  Four (4) groups of mortgage loans included in the trust fund as of the
                                        cut-off date (control numbers 72, 85,
                                        89, 108 and 126; control numbers 144 and 145; control numbers 44, 68 and 136; and control numbers 122 and 133), or approximately 2.9% of the mortgage pool, are cross-collateralized and cross-defaulted with one or more related cross-collateralized loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                        o    such borrower was insolvent at the
                                             time of granting the lien, was
                                             rendered insolvent by the granting
                                             of the lien, was left with
                                             inadequate capital or was not able
                                             to pay its debts as they matured;
                                             and

                                        o    the borrower did not, when it
                                             allowed its mortgaged property to
                                             be encumbered by the liens securing
                                             the indebtedness represented by the
                                             other cross-collateralized loans,
                                             receive "fair consideration" or
                                             "reasonably equivalent value" for
                                             pledging such mortgaged property
                                             for the equal benefit of the other
                                             related borrowers.

                                        We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE
                                        POOL--Certain Terms and Conditions of
                                        the Mortgage Loans--Cross-Default and
                                        Cross-Collateralization of Certain
                                        Mortgage Loans" and Annex A to this
                                        prospectus supplement for more
                                        information regarding the
                                        cross-collateralized loans. No mortgage
                                        loan included in the trust fund is
                                        cross-collateralized with a mortgage
                                        loan not included in the trust fund.

Single Tenants and Concentration
  of Tenants Subject the Trust
  Fund to Increased Risk .............  Certain of the mortgaged properties securing mortgage loans included in the
                                        trust fund are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                        Mortgaged properties leased to a single
                                        tenant, or a small number of tenants,
                                        also are more likely to experience
                                        interruptions of cash flow if a tenant
                                        fails to renew its lease because there
                                        may be less or no rental income until
                                        new tenants are found and it may be
                                        necessary to expend substantial amounts
                                        of capital to make the space acceptable
                                        to new tenants.

                                        Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

The Failure of a Tenant Will Have
  a Negative Impact on Single
  Tenant Properties ..................  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants,
                                        in retail, industrial and office
                                        properties may adversely affect the
                                        income produced by a mortgaged property.
                                        Under the Bankruptcy Code, a tenant has
                                        the option of assuming or rejecting any
                                        unexpired lease. If the tenant rejects
                                        the lease, the landlord's claim for
                                        breach of the lease would be a general
                                        unsecured claim against the tenant
                                        (absent collateral securing the claim)
                                        and the amounts the landlord could claim would be limited.

Litigation May Have Adverse
  Affect on Borrowers ................  From time to time, there may be legal proceedings pending or threatened
                                        against the borrowers and their
                                        affiliates relating to
                                        the business of, or arising out of the
                                        ordinary course of business of, the
                                        borrowers and their affiliates. It is
                                        possible that future litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

Poor Property Management Will
  Lower the Performance of the
  Related Mortgaged Property .........  The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                        o    responding to changes in the local
                                             market;

                                        o    planning and implementing the
                                             rental structure;

                                        o    operating the property and
                                             providing building services;

                                        o    managing operating expenses; and

                                        o    assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                        Properties deriving revenues primarily
                                        from short-term sources, such as
                                        short-term leases, are generally more
                                        management intensive than properties
                                        leased to creditworthy tenants under
                                        long-term leases.

                                        We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Condemnations of Mortgaged
  Properties May Result in
  Losses .............................  From time to time, there may be condemnations pending or threatened
                                        against one or more of the mortgaged
                                        properties securing mortgage loans
                                        included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot provide assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Timing of Principal Payments and
  Prepayments May Result in
  Different Asset Concentrations
  in the Trust Fund ..................  Principal payments (including prepayments) on the mortgage loans
                                        included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, repurchases or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
                                        Information" in this prospectus
                                        supplement for a description of the
                                        respective maturity dates of the
                                        mortgage loans included in the trust
                                        fund. Because principal on your
                                        certificates (other than the Class IO
                                        certificates) is payable in sequential
                                        order to the extent described in this
                                        prospectus supplement under "DESCRIPTION
                                        OF THE CERTIFICATES--Distributions",
                                        classes that have a lower priority of
                                        distributions are more likely to be
                                        exposed to the risk of changing
                                        concentrations discussed under
                                        "--Special Risks Associated With High
                                        Balance Mortgage Loans" above than
                                        classes with a higher sequential
                                        priority.


The Status of a Ground Lease
  May Be Uncertain in a
  Bankruptcy Proceeding ..............  Eight (8) of the mortgaged properties securing mortgage loans included in the
                                        trust fund as of the cut-off date, or
                                        approximately 6.5% of mortgage pool, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage.

Mortgage Loan Sellers May Not
  Be Able to Make a Required
  Repurchase or Substitution of
  a Defective Mortgage Loan ..........  Each mortgage loan seller is the sole warranting party in respect of the
                                        mortgage loans sold by such mortgage
                                        loan seller to us. Neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a breach of the mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that either mortgage loan seller will have the financial ability to effect such repurchases or substitutions.

                                        In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL-- Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties;
                                        Repurchases and Substitutions" in this
                                        prospectus supplement and "DESCRIPTION
                                        OF THE POOLING
                                        AGREEMENTS--Representations and
                                        Warranties; Repurchases" in the
                                        accompanying prospectus.

One Action Jurisdiction May
  Limit the Ability of the
  Special Servicer to Foreclose
  on the Mortgaged Property ..........  Several states (including California)
                                        have laws that prohibit more than one
                                        judicial action to enforce a mortgage
                                        obligation, and some courts have
                                        construed the term judicial action
                                        broadly. Accordingly, the special
                                        servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties affected by one action rules. See "CERTAIN LEGAL ASPECTS OF MORTGAGE

                                        LOANS AND LEASES--Foreclosure" in the
                                        accompanying prospectus.


Property Managers May
  Experience Conflicts of
  Interest in Managing
  Multiple Properties ................  The managers of the mortgaged properties securing mortgage loans included in the
                                        trust fund and the borrowers may
                                        experience conflicts of interest in the
                                        management and/or ownership of such
                                        properties because:

                                        o    a substantial number of the
                                             mortgaged properties are managed by
                                             property managers affiliated with
                                             the respective borrowers;

                                        o    these property managers also may
                                             manage and/or franchise additional
                                             properties, including properties
                                             that may compete with the mortgaged
                                             properties securing the mortgage
                                             loans included in the trust fund;
                                             and

                                        o    affiliates of the managers and/or
                                             the borrowers, or the managers
                                             and/or the borrowers themselves,
                                             also may own other properties,
                                             including competing properties.

Subordinate Component Creates
  Additional Risks ...................  Notwithstanding that, in this prospectus supplement, we present the principal
                                        balance of each Heilig/Petsmart loan
                                        only to the extent of the related senior interest, the borrower on each of these loans is obligated to repay the entire principal balance of the senior interest and the subordinated interest. As a result of the subordination of the subordinate component, the trust fund is subject to additional risks, including:

                                        o    the risk that the necessary
                                             maintenance of the mortgaged
                                             property could be deferred to allow
                                             the borrower to pay the required
                                             debt service on the subordinate
                                             component and that the value of the
                                             mortgaged property may fall as a
                                             result; and

                                        o    the risk that it may be more
                                             difficult for the borrower to
                                             refinance the mortgage loan or to
                                             sell the mortgaged property for
                                             purposes of making any balloon
                                             payment on the entire balance of
                                             both the senior interest and the
                                             subordinate interest upon the
                                             maturity of the mortgage loan.

                        DESCRIPTION OF THE MORTGAGE POOL


General

The Mortgage Pool will consist of 145 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of May 1, 2000 (the "Cut-Off Date") of approximately $783,097,304, secured by 154 Mortgaged Properties located in 32 states. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $211,884 to $39,387,474 and the Mortgage Loans have an average Cut-Off Date Balance of $5,400,671. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement without further description are approximate percentages calculated using the Cut-Off Date Pool Balance. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the loan amount allocated to such property. Such allocation is based on the relative appraised values of such properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTV Ratios or DSC Ratios, the LTV Ratio or DSC Ratio of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV Ratio or DSC Ratio of such Mortgage Loan. For purposes of the presentation of numbers and statistical information set forth in this Prospectus Supplement such, unless otherwise specified, numbers and statistical information include only the Senior Component in the Heilig/Petsmart Loans. Unless otherwise noted, the term Mortgage Loan does not include the subordinate interest in the Heilig/Petsmart Loans. See "--Heilig/Petsmart Loans" herein. However, concerning each Heilig/Petsmart Loan all references to "Mortgaged Property" throughout this Prospectus Supplement include the entire mortgaged property securing such Heilig/Petsmart Loan. Additionally, references to the original amortization term and the remaining amortization term of those Heilig/Petsmart Loans are based on the amortization term of the combined Senior Component and Subordinate Component.

All of the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to 8 Mortgaged Properties, or approximately 6.5% of the Cut-Off Date Pool Balance, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                      Mortgaged Properties by Property Type


                                                                                             Percentage
                                                 Number         Number          Aggregate        of
                                                   of             of             Cut-Off       Cut-Off
                                                Mortgage       Mortgaged          Date        Date Pool
Property Type                                     Loans       Properties         Balance      Balance
-------------                                     -----       ----------         -------      -------
Retail - Anchored (1) ................              23            23           $185,297,183       23.7%
Retail - Unanchored ..................              17            17             49,089,800        6.3
Retail - Shadow Anchored .............               5             5             36,388,985        4.6
Multifamily ..........................              52            59            266,095,335       34.0
Office ...............................              12            12             85,434,050       10.9
Hospitality ..........................               7             7             56,349,717        7.2
Congregate Care ......................               2             2             26,392,016        3.4
CTL - Hospitality ....................               6             6             23,721,283        3.0
Mixed Use ............................               5             5             16,262,114        2.1
Self-Storage .........................               6             6             11,555,773        1.5
Industrial ...........................               5             7             10,695,004        1.4
CTL - Retail - Anchored ..............               1             1              9,767,555        1.2
Assisted Living ......................               2             2              4,396,831        0.6
Mobile Home Park .....................               2             2              1,651,658        0.2
                                                 -----         -----           ------------      -----
  Total ..............................             145           154           $783,097,304      100.0%
                                                 =====         =====           ============      =====

------------------
(1)  Including the 5 Heilig/Petsmart loans.

Mortgage Loan History

     All of the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

Certain Terms and Conditions of the Mortgage Loans

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "Amortization" below. Sixteen (16) of the Mortgage Loans, or approximately 6.0% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and 129 of the Mortgage Loans, or approximately 94.0% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Nine (9) of the 129 Mortgage Loans that accrue interest on an Actual/360 basis, or approximately 17.6% of the Cut-Off Date Pool Balance, have periods during which only interest is due. With respect to one such Mortgage Loan (control number 30) the interest-only period payments while calculated on an actual/360 basis are fixed at $61,160.86 per month.

     Mortgage Loan Payments. Scheduled payments of principal and interest other than Balloon Payments (the "Periodic Payments") on 139 of the Mortgage Loans, or approximately 97.0% of the Cut-Off Date Pool Balance, are due monthly and 6 of the Mortgage Loans, or approximately 3.0% of the Cut-Off Date Pool Balance, are due semi-annually (the "Semi-Annual Loans"). With respect to each Semi-Annual Loan the Depositor has arranged for the Master Servicer to advance at the Depositor's sole cost, on a monthly basis, the interest payments that would have otherwise been payable if the Periodic Payments had been paid monthly by the related borrower.

     Due Dates. All of the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month, subject to grace periods which generally do not exceed 10 days.

     Amortization. One hundred thirty-six (136) of the Mortgage Loans (the "Balloon Loans"), or approximately 89.3% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity. Five (5) of the Mortgage Loans, or approximately 2.3% of the Cut-Off Date Pool Balance, (the "Fully Amortizing Loans") fully or substantially amortize through their respective remaining terms to maturity. Four (4) of the Mortgage Loans (the "ARD Loans"), or approximately 8.3% of the Cut-Off Date Pool Balance, provides that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. Seven (7) of the Mortgage Loans, or approximately 4.3% of the Cut-Off Date Pool Balance provide for changes in the amount of their respective Periodic Payments at specified times in the future which coincide with rent increases on the underlying property leases.

     Six (6) Mortgage Loans, or approximately 3.0% of the Cut-Off Date Pool Balance, all of which are Credit Lease Loans, have a Balloon Payment which is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy (defined below). If a default occurs under such Balloon Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer.

     Residual Value Insurance Policy. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Payment relating to such Mortgaged Property (each such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued by R.V.I. America Insurance Company (the "Residual Value Insurer") which, as of April 18, 2000, had a rating of "A" by S&P and a claims paying rating of "A" by Fitch. Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments for most of the term of the related Mortgage Loan, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (131 Mortgage Loans, or approximately 94.3% of the Cut-Off Date Pool Balance) (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter either impose a Yield Maintenance Charge or Prepayment Premium (but not both) for most of the remaining term (12 Mortgage Loans, or approximately 4.6% of the Cut-Off Date Pool Balance) or (iii) prohibit prepayment for at least the first 10 years of the term of the Mortgage Loan, and then allow prepayment without a Yield Maintenance Charge or a Prepayment Premium for the remaining term (2 Mortgage Loans, or approximately 1.0% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. With respect to 7 Mortgage Loans, or approximately 3.6% of the Cut-Off Date Pool Balance, which impose Yield Maintenance Charges, such Mortgage Loans provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the Discount Rate. See"--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     One hundred thirty-one (131) of the Mortgage Loans, or approximately 94.3% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, after two years following the Closing Date, to substitute a pledge of "Defeasance Collateral" in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Yield Maintenance Charge or Prepayment Premium. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain DSCR and LTV tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment (including on the Subordinate Component of any Heilig/Petsmart Loan) due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment (including on the Subordinate Component of any Heilig/Petsmart Loan), or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan (including on the Subordinate Component of any Heilig/Petsmart Loan) to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the real estate mortgage investment conduit ("REMIC") status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States Treasury obligations may be in excess of the principal balance of the related Mortgage Loan (including on the Subordinate Component of any Heilig/Petsmart Loan). There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. With respect to 1 Mortgage Loan (control number 93), or approximately 0.3% of the Cut-Off Date Pool Balance, the Mortgaged Property remains encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered in favor of the lender. With respect to 2 Mortgage Loans (control numbers 6 and 92), or approximately 2.9% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower may, under certain specified circumstances, encumber the related Mortgaged Property with a subordinate mortgage in the future. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 2 Mortgage Loans (control numbers 9 and 37), or approximately 3.0% of the Cut-Off Date Pool Balance, the owners of the related borrowers have pledged their limited partnership interest or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. With respect to 1 Mortgage Loan (control number 3) or approximately 3.1% of the Cut-Off Date Pool Balance, the owner of the non-managing ownership interest in the limited liability company which is the non-managing member of the borrower has pledged such ownership interest as security for debt that was in existence on the date of origination of the related Mortgage Loan. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without Lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to all other Mortgage Loans and with the consent of the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Four
(4) groups of Mortgage Loans, or approximately 2.9% of the Cut-Off Date Pool Balance (control numbers 72, 85, 89, 108 and 126; control numbers 144 and 145; control numbers 44, 68 and 136; and control numbers 122 and 133), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans that are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Assessments of Property Condition

     Property Inspections. All of the Mortgaged Properties were inspected by or on behalf of the applicable Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Environmental Group Insurance Policies. In connection with the issuance of the Certificates, secured creditor impaired property policies (the "Group Policies") will be obtained to cover certain environmental matters with respect to the Mortgaged Properties. In general, the Group Policies are identical in form and provide coverage for the following losses, subject to applicable conditions and exclusions and, further, to the coverage limits discussed below:

     (i) if during the term of the Group Policy, a borrower defaults under its Mortgage Loan and adverse environmental conditions exist above maximum levels allowed by applicable environmental laws or by governmental or court order or directive on the related Mortgaged Property, the insurer will indemnify the Trust Fund for the outstanding principal balance of the related Mortgage Loan on the date of the default, together with accrued interest; and

     (ii) if the Trust Fund becomes legally obligated to pay a covered loss as a result of a claim first made against the Trust Fund and reported to the insurer during the term of the Group Policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a related Mortgaged Property, the insurer will pay the loss on behalf of the Trust Fund;

     provided that the Trustee, the Master Servicer and/or the Special Servicer first became aware of those adverse environmental conditions during the term of the Group Policy and the appropriate party reported those conditions to the insurer or the insurer was notified prior to the commencement of the Group Policy.

     In addition, the Trust Fund must give sufficient written notice in accordance with the Group Policy, furnish certain records and information, and otherwise comply with the terms of the Group Policy. The Group Policy also excludes from coverage certain losses such as punitive damages, losses attributable to the Trust Fund's intentional noncompliance with law, and worker's compensation claims. The term of each Group Policy runs until seven years following the last Maturity Date of any Mortgage Loan.

     The coverage limits for the Group Policies are based upon the balances of the related Mortgage Loans. The Mortgaged Properties are grouped by balance of the related Mortgage Loan. The Mortgaged Properties that secure Mortgage Loans with Cut-Off Date Balances that are, in each case, greater than $13,000,000 have been grouped into three categories based upon Cut-Off Date Balance. With respect to the Mortage Loans in each such category,

     o the each loss limit will equal 125% of the Cut-Off Date Balance of the Mortgage Loan with the largest principal balance, and

     o the policy aggregate limit will equal 70% of the aggregate Cut-Off Date Balance of all the Mortgage Loans in this category.

     With respect to Mortgaged Properties that secure Mortgage Loans with Cut-Off Date Balances that are, in each case, less than or equal to $13,000,000,

     o the each loss limit will equal 125% of the Cut-Off Date Balance of the Mortgage Loan with the largest principal balance, and

     o the policy aggregate limit will equal approximately 35% of the aggregate Cut-Off Date Balance of all the Mortgage Loans in this category.

     The premium for the Group Policies that we are obtaining has been or, as of the date of initial issuance of the Certificates, will be paid in full. The insurer under the Group Policies is Commerce and Industry Insurance Company, a member company of American International Group, Inc., which currently has a "Aaa" financial strength rating from Moody's, a "AAA" claims-paying ability rating from Fitch, a "AAA" claims paying ability from S&P and a "A++XV" rating by A.M. Best Company.

     Engineering Assessments. In connection with the origination of 134 of the Mortgage Loans, or approximately 93.5 % of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 11 Mortgage Loans, or approximately 6.5% of the Cut-Off Date Pool Balance, which were determined by the applicable Mortgage Loan Seller to be "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on certain of the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on the 17 Mortgaged Properties, or approximately 11.8% of the Cut-Off Date Pool Balance, located in a seismic zone 3 or 4 as determined by the United States Geological Survey in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 of the Mortgaged Properties, securing Mortgage Loans which represent approximately 0.7% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20.0% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. One such Mortgaged Property described above is covered by earthquake insurance. The other such Mortgaged Property (control number 59) is secured by a Mortgage subject to a Credit Lease pursuant to which the Tenant is responsible for all damage resulting from an earthquake.

Credit Lease Loans

     Seven (7) of the Mortgage Loans, or approximately 4.3% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or the parent of which or other affiliate of which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans (other than any Balloon Payment, which is covered by a Residual Value Insurance Policy). The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Residual Value Insurance Policy or a refinancing by the borrower.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (other than any Balloon Payments).

     Six (6) of the Credit Lease Loans, or approximately 3.0% of the Cut-Off Date Pool Balance, which are Balloon Loans are insured to the extent of the related Balloon Payment through a Residual Value Insurance

Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                             CREDIT LEASE LOAN TABLE

                                                                                  Cut-Off     Rating    Lease Type
Number   Property Name                     Guarantor/Tenant     Property Type   Date Balance   (1)      Code (2)
------   -------------                     ----------------     --------------  ------------  -----     ----------
300009   Motel 6 1105 Pensacola              Accor SA           Hospitality     $  2,533,516   BBB         B
300025   Motel 6 270 Pismo Beach             Accor SA           Hospitality        3,750,686   BBB         B
300026   Motel 6 28 St. Barb Goleta          Accor SA           Hospitality        5,580,948   BBB         B
300029   Motel 6 414 Gainesville             Accor SA           Hospitality        3,921,991   BBB         B
300033   Motel 6 525 Cleveland Macedonia     Accor SA           Hospitality        2,803,998   BBB         B
300036   Motel 6 69 Cocoa Beach              Accor SA           Hospitality        5,130,145   BBB         B
300111   Giant Zimmer Fredricksburg          Giant Food, Inc.   Retail             9,767,555   Private    NNN
                                                                                ------------
                                                                Total           $ 33,488,838
                                                                                ============

----------
(1) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by S&P.

(2)  "NNN" means triple net lease; "B" means bond type lease.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, except as discussed below in the case of certain Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to 6 of the Mortgage Loans, or approximately 3.0% of the Cut-Off Date Pool Balance, are Bond-Type Leases and the Credit Lease with respect to 1 Mortgage Loan, or approximately 1.2% of the Cut-Off Date Pool Balance, is a Triple Net Lease.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancellable Lease Enhancement Policy issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of April 18, 2000, was rated "AA+" by S&P. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement.

Heilig/Petsmart Loans

     The ownership interest in five of the Mortgage Loans (the "Heilig/Petsmart Loans") will be split into a senior interest (the "Senior Component") and a subordinate interest (the "Subordinate Component"). Each of Heilig/Petsmart Loans is a single tenant loan. See "RISK FACTORS--Single Tenants and Concentration of

Tenants Subject the Trust Fund to Increased Risk" and "RISK FACTORS--The Failure of a Tenant will have a Negative Impact on Single Tenant Properties." The Senior Component will represent approximately 0.99% of the Cut-Off Date Pool Balance. All distributions of principal and interest with respect to the Senior Component will be distributed to the Certificates as described herein. The Subordinate Component will be issued in certificated form and all distributions of principal and interest with respect to the Subordinate Component will be distributed to the holders of the Subordinate Component. The holders of the Subordinate Component, represented by the Class Q Certificate, are not entitled to any other distributions of principal or interest. It is anticipated that the Subordinate Component will be initially held by Merrill Lynch Mortgage Capital Inc. or affiliate thereof. The Subordinate Component is not being offered hereby.

     Notwithstanding that the entire amount of each of the Heilig/Petsmart Loans is included in the Trust Fund, unless otherwise specified herein, any reference herein to the Heilig/Petsmart Loans or the Mortgage Loans will be deemed to refer to such Mortgage Loans not including the Subordinate Component.

     The following table describes the Heilig/Petsmart Loans and their related senior interests and subordinate interests.

                          Combined        Senior       Subordinate             Senior        Cut-Off     Cut-Off
                           Cut-Off     Interest Cut-  Interest Cut-           Interest        Date        Date
  Mortgage     Control      Date         Off Date       Off Date    Mortgage  Maturity      Combined    Combined
    Loan         No.       Balance        Balance        Balance      Rate      Date           LTV        DSCR
    ----         ---       -------        -------        -------      ----      ----           ---        ----
Petsmart-
East Madison     82   $3,179,765.68   $2,482,818.27   $  696,947.41   8.58%    6/1/08         91.64%      1.00x
Heilig Meyers-
Charlotte       109    2,044,004.93    1,607,148.30      436,856.63   7.42     8/1/11         97.15       1.00
Heilig Meyers-
Las Cruces      135    1,088,709.64      856,024.28      232,685.36   7.42     8/1/11         96.35       1.00
Heilig Meyers-
National City   117    1,736,900.64    1,365,680.13      371,220.51   7.42     8/1/11         97.58       1.00
Heilig Meyers-
San Diego       116    1,825,004.64    1,434,954.03      390,050.61   7.42     8/1/11         97.59       1.00
                      -------------   -------------   -------------                           -----       ----
Total/Wtd Avg         $9,874,385.54   $7,746,625.01   $2,127,760.53                           95.44%      1.00x
                      =============   =============   =============                           =====       ====

     If any Heilig/Petsmart Loan becomes a defaulted Mortgage Loan, or a default is deemed to be imminent with respect to a Heilig/Petsmart Loan by the Master Servicer, in its reasonable judgment, the holder of the Subordinate Component will have the option, but not the obligation, to purchase such Mortgage Loan (including the Subordinate Component thereof) from the Trust Fund at a price equal to the Purchase Price for such Mortgage Loan (including the Subordinate Component thereof). The Purchase Price paid in connection with such purchase will be applied in the same manner as collections in respect of the Heilig/Petsmart Loans, as described under "DESCRIPTION OF THE CERTIFICATES--Distribution--Heilig/Petsmart Loans," in this Prospectus Supplement and will constitute Available Distribution Amount only to the extent distributed pursuant to clauses (i), (ii) and (iii) of such section.

     For more information regarding the relationship between the Senior Component and the Subordinate Component, see "DESCRIPTION OF THE
CERTIFICATES--Certificate Balances and Notional Amount,"
"--Distributions--Heilig/Petsmart Loans," "--Distributions--Distributable
Certificate Interest," "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges," "--Subordination; Allocation of Losses and Certain Expenses" and "--Appraisal Reductions" in this Prospectus Supplement.

Section 42 Low Income Housing Tax Credits

     Seven (7) of the Mortgaged Properties, representing approximately 2.1% of the Cut-Off Date Pool Balance, entitle their owners to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Internal Revenue Code of 1986 as amended (the "Code"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period.

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates or otherwise satisfy the Tax Credit provisions of the Code, the owners of the related Mortgaged Property may suffer a reduction in the amount of available Tax Credits and/or face the recapture of all or part of the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the related Mortgaged Property project in compliance and to fund property operating deficits.

Additional Mortgage Loan Information

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement. For purposes of the presentation of numbers and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4 and A-5, such numbers and statistical information include only the Senior Component in the Heilig/Petsmart Loans. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Mortgage Loan Sellers on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self-storage and office properties (each a "Rental Property"). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSC Ratio" and "Cut-Off Date DSCR"are references to the DSC Ratio as of the Cut-Off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, other than hospitality properties securing Credit Lease Loans, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

          The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home community), hospitality property or healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, (b) .00385%, which percentage represents the trustee fee rate with respect to each Mortgage Loan and (c) with respect to the Semi-Annual Loans (control numbers 43, 47, 57, 59, 74 and 80), 0.155%, which percentage represents costs of the Depositor to provide for the advance of monthly interest on such Semi-Annual Loans (the "Swap Fee").

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment or any interest-only period, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period. References to "X ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D" or "Defeasance" represent, with respect to each Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of a prepayment premium, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living/congregate care facilities, the percentage of units rented,
     (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NAP" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

     The Cut-Off Date DSC Ratio and the Cut-Off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

     The information presented herein with respect to the Heilig/Petsmart Loans only reflects the Senior Component. The Senior Component and the Subordinate Component have a combined LTV of 95.44% and a combined DSCR of 1.00x.

          MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS


                                Number                 % by                                  Wtd. Avg. Wtd. Avg.
                                 of       Aggregate   Cut-Off      Average       Highest     Cut-Off     LTV
                     Number   Mortgaged   Cut-Off      Date        Cut-Off       Cut-Off       Date    Ratio at
Property               of    Properties    Date        Pool         Date          Date         LTV     Maturity
  Type               Loans        (4)     Balance     Balance      Balance       Balance      Ratio(1)   (2)
-------------------  -----   ---------- ------------  -------   ------------   ------------   -----    -------

Multifamily .......     52         59   $266,095,335    34.0%   $  5,117,218   $ 21,825,000   77.84%   68.10%
Retail - Anchored .     23         23    185,297,183    23.7       8,056,399     39,387,474   72.72    64.67
Office ............     12         12     85,434,050    10.9       7,119,504     24,605,207   70.34    62.64
Hospitality .......      7          7     56,349,717     7.2       8,049,960     11,809,347   69.94    62.07
Retail - Unanchored     17         17     49,089,800     6.3       2,887,635     11,500,000   69.31    62.87
Retail - Shadow
  Anchored ........      5          5     36,388,985     4.6       7,277,797     17,379,334   73.30    66.58
Congregate Care ...      2          2     26,392,016     3.4      13,196,008     15,864,611   72.90    66.15
CTL - Hospitality .      6          6     23,721,283     3.0       3,953,547      5,580,948     NAP    31.21
Mixed Use .........      5          5     16,262,114     2.1       3,252,423     10,672,213   61.37    54.44
Self-Storage ......      6          6     11,555,773     1.5       1,925,962      3,061,184   61.52    52.05
Industrial ........      5          7     10,695,004     1.4       2,139,001      2,797,397   71.21    62.63
CTL - Retail -
  Anchored ........      1          1      9,767,555     1.2       9,767,555      9,767,555     NAP     0.00
Assisted Living ...      2          2      4,396,831     0.6       2,198,416      2,298,776   65.80    60.10
Mobile Home Park ..      2          2      1,651,658     0.2         825,829      1,134,703   77.77    71.09
                     -----      -----   ------------   -----    ------------   ------------   -----    -----
Total/Weighted
  Average .........    145        154   $783,097,304   100.0%   $  5,400,671   $ 39,387,474   73.40%   63.19%
                     =====      =====   ============   =====    ============   ============   =====    =====


                         Wtd. Avg.    Wtd.
                          Stated      Avg.     Minimum    Maximum
                        Remaining   Cut-Off    Cut-Off    Cut-Off
                          Term to     Date       Date       Date    Wtd. Avg.    Wtd. Avg.
Property                 Maturity     DSC        DSC        DSC     Occupancy    Mortgage
  Type                   Mos (2)    Ratio(1)   Ratio(1)   Ratio(1)   Rate(3)       Rate
-------------------     ---------   -----      -----      -----      -----        -----

Multifamily .......        130       1.22x     1.15x      1.58x      93.5%        8.180%
Retail - Anchored .        119       1.26      1.20       1.75       96.8         8.257
Office ............        123       1.30      1.21       1.45       98.8         8.488
Hospitality .......        114       1.47      1.34       1.61       NAP          8.379
Retail - Unanchored        116       1.34      1.25       2.00       96.8         8.620
Retail - Shadow
  Anchored ........        118       1.30      1.25       1.41       99.1         8.540
Congregate Care ...        116       1.31      1.30       1.32       97.3         8.534
CTL - Hospitality .        193       NAP       NAP        NAP        NAP          7.235
Mixed Use .........        116       1.42      1.20       1.51       95.1         8.087
Self-Storage ......        119       1.30      1.30       1.30       90.1         8.893
Industrial ........        116       1.32      1.24       1.47       95.3         8.710
CTL - Retail -
  Anchored ........        298       NAP       NAP        NAP       100.0         8.473
Assisted Living ...        119       1.42      1.38       1.46       91.2         8.917
Mobile Home Park ..        116       1.22      1.20       1.25       94.2         8.872
                        ------      -----      ----       ----      -----         -----
Total/Weighted
  Average .........        127       1.28x     1.15x     2.00x      95.8%         8.299%
                        ======       =====     =====     =====     =====          =====

---------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated without reference to hospitality properties.

(4) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the Mortgage Pool level in other tables in this Prospectus Supplement.

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS




                                                                       % by           Average       Highest         Wtd. Avg.
                                                       Aggregate     Cut-Off Date     Cut-Off       Cut-Off          Cut-Off
 Range of Cut-Off                         Number of   Cut-Off Date       Pool          Date          Date           Date LTV
 Date Balances ($)                          Loans       Balance        Balance        Balance       Balance         Ratio (1)
 -----------------                       -----------  ------------     ---------    -----------    -----------      ---------
         0- 2,000,000 .................      45       $ 53,703,722       6.9%       $ 1,193,416    $ 1,948,427         72.55%
 2,000,001- 4,000,000 .................      44        123,416,998      15.8          2,804,932      3,921,991         70.66
 4,000,001- 6,000,000 .................      16         78,050,276      10.0          4,878,142      5,939,865         73.17
 6,000,001- 8,000,000 .................       7         50,871,083       6.5          7,267,298      7,995,193         70.12
 8,000,001-10,000,000 .................       9         83,542,141      10.7          9,282,460      9,979,399         72.20
10,000,001-15,000,000 .................      13        155,192,169      19.8         11,937,859     14,750,000         71.99
15,000,001-20,000,000 .................       5         84,679,580      10.8         16,935,916     19,711,917         77.95
20,000,001-25,000,000 .................       5        114,253,861      14.6         22,850,772     24,802,000         76.55
35,000,001-40,000,000 .................       1         39,387,474       5.0         39,387,474     39,387,474         75.75
                                            ---       ------------     -----        -----------    -----------         -----
Total/Weighted Average. ...............     145       $783,097,304     100.0%       $ 5,400,671    $39,387,474         73.40%
                                            ===       ============     =====        ===========    ===========         =====



                                                         Wtd. Avg.
                                                          Stated
                                          Wtd. Avg.     Remaining        Wtd. Avg.
                                          LTV Ratio      Term to          Cut-Off        Wtd. Avg.
 Range of Cut-Off                        at Maturity    Maturity         Date DSC        Mortgage
 Date Balances ($)                           (2)         Mos (2)         Ratio (1)         Rate
 -----------------                       -----------    -----------      ----------      --------
         0- 2,000,000 .................    59.92%          133               1.28x        8.603%
 2,000,001- 4,000,000 .................    57.79           130               1.30         8.426
 4,000,001- 6,000,000 .................    57.54           143               1.32         8.191
 6,000,001- 8,000,000 .................    63.37           117               1.28         8.381
 8,000,001-10,000,000 .................    57.69           137               1.30         8.365
10,000,001-15,000,000 .................    65.74           117               1.32         8.413
15,000,001-20,000,000 .................    70.08           113               1.25         8.020
20,000,001-25,000,000 .................    68.51           133               1.21         8.368
35,000,001-40,000,000 .................    66.94           116               1.29         7.400
                                           -----           ---               ----         -----
Total/Weighted Average. ...............    63.19%          127               1.28x        8.299%
                                           =====           ===               ====         =====

The average Cut-Off Date Balance for all Mortgage Loans is $5,400,671.

----------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to- value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                        MORTGAGED PROPERTIES BY STATE FOR
                               ALL MORTGAGE LOANS




                                                                    % by             Average          Highest         Wtd. Avg.
                                Number of        Aggregate       Cut-Off Date        Cut-Off          Cut-Off          Cut-Off
                                Mortgaged       Cut-Off Date         Pool             Date             Date           Date LTV
State                        Properties (3)       Balance           Balance          Balance          Balance         Ratio (1)
-------                      --------------     -----------        ---------       -----------      -----------      -----------
FL .......................         28           $114,451,147        14.6%          $ 5,202,325      $19,711,917         74.55%
CA .......................         17             92,536,312        11.8             5,443,312       17,379,334         70.87
TX .......................         15             65,289,977         8.3             4,352,665       15,654,661         76.78
NV .......................          5             58,311,504         7.4            11,662,301       21,825,000         77.65
MD .......................          3             57,006,094         7.3            19,002,031       39,387,474         76.33
IL .......................          4             49,039,893         6.3            12,259,973       24,802,000         72.16
NY .......................          6             37,551,643         4.8             6,258,607       22,221,654         71.51
NJ .......................          9             36,105,083         4.6             4,011,676       11,809,347         64.98
VA .......................          9             32,478,207         4.1             3,608,690        9,767,555         66.74
PA .......................          5             27,782,917         3.5             5,556,583       11,724,675         71.55
IN .......................          1             24,605,207         3.1            24,605,207       24,605,207         75.94
AL .......................          2             23,647,405         3.0            11,823,702       13,120,000         74.82
CT .......................          6             23,508,288         3.0             5,877,072       12,857,068         75.04
GA .......................         10             20,534,029         2.6             2,281,559        3,620,746         72.00
LA .......................          3             17,902,679         2.3             5,967,560       12,415,000         75.22
NC .......................          4             12,546,806         1.6             3,136,701        7,495,372         77.79
KS .......................          1              9,120,000         1.2             9,120,000        9,120,000         80.00
TN .......................          2              9,008,349         1.2             4,504,175        7,286,842         70.24
MI .......................          1              8,875,539         1.1             8,875,539        8,875,539         63.85
MN .......................          3              8,716,567         1.1             2,905,522        4,342,598         71.72
SC .......................          2              7,856,429         1.0             3,928,215        4,490,252         71.38
AZ .......................          4              7,214,915         0.9             1,803,729        4,335,398         71.96
OH .......................          3              6,746,437         0.9             2,248,812        2,803,998         64.30
WI .......................          2              6,661,339         0.9             3,330,669        4,178,520         77.08
CO .......................          1              5,344,795         0.7             5,344,795        5,344,795         79.77
WA .......................          1              5,308,713         0.7             5,308,713        5,308,713         74.77
MA .......................          1              5,246,639         0.7             5,246,639        5,246,639         61.01
NE .......................          2              4,188,086         0.5             2,094,043        3,350,468         79.77
WV .......................          1              1,895,743         0.2             1,895,743        1,895,743         85.01
OK .......................          1              1,613,516         0.2             1,613,516        1,613,516         62.06
UT .......................          1              1,147,021         0.1             1,147,021        1,147,021         71.69
NM .......................          1                856,024         0.1               856,024          856,024         75.75
                                  ---           ------------      -----            -----------      ----------          -----
Total/Weighted Average ...        154           $783,097,304      100.0%           $ 5,400,671      $39,387,474         73.40%
                                  ===           ============      =====            ===========      ===========         =====


                                               Wtd. Avg.
                                               Stated          Wtd. Avg.
                             Wtd. Avg.        Remaining         Cut-Off
                             LTV Ratio          Term              Date          Wtd. Avg.
                             at Maturity     to Maturity          DSC          Mortgage
State                           (2)            Mos (2)          Ratio (1)         Rate
-------                       ------         ------------      ----------       --------
FL .......................    62.29%             126                1.29x          8.312%
CA .......................    60.40              126                1.31           8.347
TX .......................    69.73              119                1.24           8.311
NV .......................    69.45              138                1.22           8.194
MD .......................    67.62              111                1.26           7.331
IL .......................    66.51              116                1.27           8.379
NY .......................    64.08              116                1.27           8.742
NJ .......................    58.72              115                1.42           8.418
VA .......................    37.59              189                1.35           8.419
PA .......................    64.00              115                1.35           8.395
IN .......................    66.48              143                1.21           8.540
AL .......................    68.77              118                1.26           8.380
CT .......................    67.40              117                1.27           8.469
GA .......................    64.03              121                1.26           8.519
LA .......................    68.82              117                1.27           8.697
NC .......................    61.35              138                1.22           8.280
KS .......................    74.76              115                1.20           7.930
TN .......................    58.34              140                1.24           8.374
MI .......................    56.45              116                1.35           8.125
MN .......................    64.70              100                1.24           8.713
SC .......................    61.68              117                1.28           8.655
AZ .......................    61.55              152                1.28           8.636
OH .......................    45.91              150                1.26           8.173
WI .......................    29.02              257                1.27           8.059
CO .......................    71.82              115                1.28           8.150
WA .......................    67.63              118                1.22           8.440
MA .......................    54.89              119                1.48           8.230
NE .......................    71.82              115                1.34           8.150
WV .......................    64.26              177                1.15           7.500
OK .......................    52.38              119                1.30           8.820
UT .......................    65.05              115                1.27           8.500
NM .......................    52.62              135                1.22           7.420
                              -----              ---                ----           -----
Total/Weighted Average ...    63.19%             127                1.28x          8.299%
                              =====              ===                ====           =====

-----------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Because this table is presented at the Mortgaged Property Level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage pool level in other tables in this Prospectus Supplement.

                               RANGE OF DSC RATIOS
              FOR ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS
                             AS OF THE CUT-OFF DATE


   Range of                                             % by                                  Wtd. Avg.
 Cut-Off Date                           Aggregate    Cut-Off Date   Average       Highest   Cut-Off Date
      DSC                Number of     Cut-Off Date     Pool      Cut-Off Date    Cut-Off       LTV
  Ratios (x)               Loans         Balance       Balance      Balance       Balance     Ratio(1)
----------------------   ----------   ------------   ---------   ------------   ------------  -------
1.15- 1.19(3) ........        4       $  9,800,789      1.3%     $  2,450,197   $  3,904,270   81.20%
1.20- 1.24(3) ........       51        350,501,014     46.8         6,872,569     24,802,000   76.54
1.25- 1.29(3) ........       35        156,055,907     20.8         4,458,740     39,387,474   73.01
1.30- 1.34 ...........       21         97,422,290     13.0         4,639,157     17,379,334   71.63
1.35- 1.39 ...........        5         23,136,093      3.1         4,627,219      8,875,539   70.32
1.40- 1.44 ...........        5         31,071,360      4.1         6,214,272     11,500,000   69.55
1.45- 1.49 ...........        9         47,399,613      6.3         5,266,624     11,809,347   66.49
1.50- 1.54 ...........        2         14,303,644      1.9         7,151,822     10,672,213   61.88
1.55- 1.59(3) ........        2          5,183,606      0.7         2,591,803      4,014,481   69.03
1.60- 1.64 ...........        2         10,641,779      1.4         5,320,889      9,918,656   61.53
1.75- 1.79 ...........        1          3,094,582      0.4         3,094,582      3,094,582   47.61
2.00- 2.05 ...........        1            997,790      0.1           997,790        997,790   39.91
                         ------       ------------    -----      ------------   ------------   -----
Total/Weighted Average      138       $749,608,465    100.0%     $  5,431,945   $ 39,387,474   73.40%
                         ======       ============    =====      ============   ============   =====


                                        Wtd. Avg.
   Range of               Wtd. Avg.      Stated     Wtd. Avg.
 Cut-Off Date             LTV Ratio    Remaining     Cut-off   Wtd. Avg.
      DSC                at Maturity      Term to    Date DSC  Mortgage
  Ratios (x)                (2)         Maturity (2) Ratio(1)    Rate
----------------------     -----       ------------   -----     -----
1.15- 1.19(3) ........     48.24%           227       1.16x     7.612%
1.20- 1.24(3) ........     68.71            122       1.21      8.294
1.25- 1.29(3) ........     63.59            124       1.27      8.263
1.30- 1.34 ...........     64.17            117       1.31      8.579
1.35- 1.39 ...........     62.88            116       1.36      8.321
1.40- 1.44 ...........     61.98            116       1.42      8.547
1.45- 1.49 ...........     59.88            116       1.46      8.402
1.50- 1.54 ...........     54.45            115       1.51      8.074
1.55- 1.59(3) ........     49.27            162       1.56      8.165
1.60- 1.64 ...........     55.60            113       1.61      8.267
1.75- 1.79 ...........     43.37            117       1.75      8.730
2.00- 2.05 ...........     36.19            116       2.00      8.500
                           -----            ---      -----      -----
Total/Weighted Average     65.03%           122      1.28x      8.330%
                           =====            ===      =====      =====


The weighted average Cut-Off Date DSC Ratio for all Mortgage Loans other than Credit Lease Loans is 1.28x.

---------------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

(3) Includes 7 Mortgage Loans that are secured by Section 42 multifamily properties which entitle the owners to low-income housing tax credits.

                               RANGE OF LTV RATIOS
              FOR ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS
                             AS OF THE CUT-OFF DATE


     Range of                                       % by
   Cut-Off Date                        Aggregate  Cut-Off Date     Average        Highest
        LTV              Number of   Cut-Off Date    Pool       Cut-Off Date   Cut-Off Date
    Ratios (%)             Loans        Balance    Balance(1)     Balance         Balance
   ------------          ---------   ------------  --------     ------------   ------------
35.01- 40.00 .........       1       $    997,790     0.1%     $     997,790   $    997,790
45.01- 50.00 .........       1          3,094,582     0.4          3,094,582      3,094,582
50.01- 55.00 .........       2          1,510,720     0.2            755,360        883,269
55.01- 60.00 .........       6         25,960,959     3.5          4,326,826     10,672,213
60.01- 65.00 .........      13         62,574,150     8.3          4,813,396     13,092,210
65.01- 70.00 .........      20         92,941,695    12.4          4,647,085     11,500,000
70.01- 75.00 .........      46        195,619,470    26.1          4,252,597     24,802,000
75.01- 80.00 .........      42        318,838,015    42.5          7,591,381     39,387,474
80.01- 81.00(3) ......       4         43,514,429     5.8         10,878,607     21,825,000
85.01- 90.00(3) ......       3          4,556,656     0.6          1,518,885      1,895,743
                           ---       ------------   -----       ------------   ------------
Total/Weighted Average     138       $749,608,465   100.0%      $  5,431,945   $ 39,387,474
                           ===       ============   =====       ============   ============


                                                     Wtd. Avg.
     Range of             Wtd. Avg.     Wtd. Avg.     Stated        Wtd. Avg.
   Cut-Off Date          Cut-Off Date   LTV Ratio    Remaining       Cut-off       Wtd. Avg.
        LTV                 LTV       at Maturity     Term to       Date DSC       Mortgage
    Ratios (%)             Ratio(1)      (2)        Maturity(2)      Ratio(1)        Rate
   ------------            -----        -----       -----------     --------       --------
35.01- 40.00 .........     39.91%       36.19%          116           2.00x         8.500%
45.01- 50.00 .........     47.61        43.37           117           1.75          8.730
50.01- 55.00 .........     52.17        46.33           117           1.39          9.052
55.01- 60.00 .........     58.62        52.11           118           1.45          8.264
60.01- 65.00 .........     63.02        55.46           120           1.40          8.413
65.01- 70.00 .........     68.07        61.12           117           1.32          8.514
70.01- 75.00 .........     73.09        65.54           117           1.26          8.603
75.01- 80.00 .........     77.68        68.93           124           1.25          8.123
80.01- 81.00(3) ......     80.44        68.78           139           1.21          8.178
85.01- 90.00(3) ......     87.69        46.76           235           1.16          7.526
                           -----        -----           ---           ----          -----
Total/Weighted Average     73.40%       65.03%          122           1.28x         8.330%
                           =====        =====           ===           ====          =====

The weighted average Cut-Off Date DSC Ratio for all Mortgage Loans other than Credit Lease Loans is 73.40%.

-------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

(3)  The Mortgage Loans with the highest Cut-Off Date LTV Ratios are secured by
     Section 42 multifamily properties which entitle the owner to low-income housing tax credits.

                               RANGE OF LTV RATIOS
                 FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE


Range of                                                        % by                                          Wtd. Avg.
Maturity                                                       Cut-Off        Average         Highest          Cut-Off     Wtd. Avg.
  Date                                         Aggregate         Date          Cut-Off         Cut-Off        Date LTV     LTV Ratio
  LTV                         Number of      Cut-Off Date        Pool          Date            Date            Ratio     at Maturity
Ratios (%)                     Loans           Balance         Balance        Balance         Balance           (1)           (2)
----------                   ---------      ------------       --------     ----------     -----------       --------     ----------
 0.00-  0.00 .............       3          $ 11,876,085         1.5%      $ 3,958,695     $ 9,767,555         75.48%         0.00%
 0.01- 25.00 .............       2             6,457,788         0.8         3,228,894       4,178,520         79.27          8.38
30.01- 35.00 .............       6            23,721,283         3.0         3,953,547       5,580,948         NAP            31.21
35.01- 40.00 .............       1               997,790         0.1           997,790         997,790         39.91          36.19
40.01- 45.00 .............       1             3,094,582         0.4         3,094,582       3,094,582         47.61          43.37
45.01- 50.00 .............       4             6,282,331         0.8         1,570,583       2,427,767         55.40          47.31
50.01- 55.00 .............      12            38,096,000         4.9         3,174,667      10,672,213         63.74          53.46
55.01- 60.00 .............      23            95,852,284        12.2         4,167,491      13,092,210         65.58          57.69
60.01- 65.00 .............      25           117,784,025        15.0         4,711,361      11,500,000         70.54          62.83
65.01- 70.00 .............      47           312,603,177        39.9         6,651,131      39,387,474         75.37          67.39
70.01- 75.00 .............      19           129,756,958        16.6         6,829,314      19,711,917         79.37          72.23
75.01- 80.00 .............       2            36,575,000         4.7        18,287,500      21,825,000         80.21          77.02
                               ---            ----------       -----        ----------      ----------         -----          -----
Total/Weighted Average ...     145          $783,097,304       100.0%      $ 5,400,671     $39,387,474         73.40%         63.19%
                               ===          ============       =====       ===========     ===========         =====          =====


Range of                       Stated
Maturity                     Remaining      Wtd. Avg.
  Date                        Term to        Cut-Off          Wtd. Avg.
  LTV                        Maturity       Date DSC          Mortgage
Ratios (%)                   (Mos) (2)      Ratio (1)           Rate
----------                  ----------     ---------         --------
 0.00-  0.00 .............     305           1.41x            8.347%
 0.01- 25.00 .............     352           1.25             7.529
30.01- 35.00 .............     193           NAP              7.235
35.01- 40.00 .............     116           2.00             8.500
40.01- 45.00 .............     117           1.75             8.730
45.01- 50.00 .............     119           1.32             8.876
50.01- 55.00 .............     126           1.41             8.107
55.01- 60.00 .............     120           1.36             8.498
60.01- 65.00 .............     118           1.31             8.460
65.01- 70.00 .............     122           1.26             8.286
70.01- 75.00 .............     116           1.22             8.290
75.01- 80.00 .............     117           1.20             8.270
                               ---           ----             -----
Total/Weighted Average ...     127           1.28x            8.299%
                               ===           ====             =====

The weighted average LTV Ratio at maturity for all Mortgage Loans is 63.19%.

----------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans that are Balloon Loans, comprising approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                             RANGE OF MORTGAGE RATES
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                            % by
  Range of                                           Aggregate          Cut-Off Date            Average             Highest
  Mortgage                      Number of          Cut-Off Date             Pool             Cut-Off Date        Cut-Off Date
   Rates (%)                     Loans               Balance              Balance              Balance             Balance
-------------                   ---------           -----------           ---------           -----------         -----------
6.750- 6.999 .............           1              $ 16,069,055              2.1%            $16,069,055         $16,069,055
7.000- 7.249 .............           7                26,000,551              3.3               3,714,364           5,580,948
7.250- 7.499 .............           5                44,651,281              5.7               8,930,256          39,387,474
7.500- 7.749 .............           3                 4,556,656              0.6               1,518,885           1,895,743
7.750- 7.999 .............           6                48,300,723              6.2               8,050,120          20,800,000
8.000- 8.249 .............          16               138,455,677             17.7               8,653,480          24,802,000
8.250- 8.499 .............          26               196,923,668             25.1               7,573,987          21,825,000
8.500- 8.749 .............          40               206,472,687             26.4               5,161,817          24,605,207
8.750- 8.999 .............          23                74,499,369              9.5               3,239,103          22,221,654
9.000- 9.249 .............          10                15,996,924              2.0               1,599,692           3,397,128
9.250- 9.499 .............           7                10,118,277              1.3               1,445,468           2,033,004
9.500- 9.749 .............           1                 1,052,435              0.1               1,052,435           1,052,435
                                   ---                 ---------            -----             -----------         -----------
Total/Weighted Average ...         145             $ 783,097,304            100.0%            $ 5,400,671         $39,387,474
                                   ===             =============            =====             ===========         ===========


                                                                 Wtd. Avg.
                                                                  Stated
                              Wtd. Avg.        Wtd. Avg.         Remaining      Wtd. Avg.
  Range of                  Cut-Off Date       LTV Ratio          Term to     Cut-Off Date    Wtd. Avg.
  Mortgage                       LTV          at Maturity        Maturity          DSC        Mortgage
   Rates (%)                 Ratio (1)           (2)             Mos (2)       Ratio (1)       Rate
-------------               -----------        ---------         --------     -----------     --------
6.750- 6.999 .............     78.01%            69.26%              97          1.20x         6.977%
7.000- 7.249 .............     77.26             29.09              207          1.19          7.225
7.250- 7.499 .............     75.83             65.31              118          1.28          7.402
7.500- 7.749 .............     87.69             46.76              235          1.16          7.526
7.750- 7.999 .............     74.81             58.08              167          1.29          7.906
8.000- 8.249 .............     75.36             67.93              117          1.24          8.140
8.250- 8.499 .............     73.33             63.63              126          1.32          8.345
8.500- 8.749 .............     72.01             64.68              121          1.28          8.596
8.750- 8.999 .............     71.17             63.26              117          1.28          8.831
9.000- 9.249 .............     68.79             61.71              118          1.31          9.058
9.250- 9.499 .............     68.21             62.17              117          1.32          9.276
9.500- 9.749 .............     70.16             60.56              117          1.30          9.625
                               -----             -----              ---          ----          -----
Total/Weighted Average ...     73.40%            63.19%             127          1.28x         8.299%
                               =====             =====              ===          ====          =====

The weighted average Mortgage Rate for all Mortgage Loans is 8.299%.

------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically origination have at debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE


Range of Original
Terms to Maturity                                                     % by                                            Wtd. Avg.
  or Anticipated                                 Aggregate       Cut-Off Date        Average          Highest       Cut-Off Date
Repayment Date                  Number of      Cut-Off Date          Pool         Cut-Off Date      Cut-Off Date        LTV
  (months)                        Loans          Balance           Balance          Balance           Balance        Ratio (1)
----------------                ---------      -----------        ---------       -----------       -----------     -----------
 49-  60 .................           1         $  2,425,542           0.3%        $ 2,425,542       $ 2,425,542          70.10%
 97- 108 .................           1           16,069,055           2.1%         16,069,055        16,069,055          78.01
109- 120 .................         120          656,413,656          83.8%          5,470,114        39,387,474          72.81
121- 132 .................           1            1,298,000           0.2%          1,298,000         1,298,000          70.16
133- 144 .................           1           24,605,207           3.1%         24,605,207        24,605,207          75.94
145- 156 .................           5            7,573,768           1.0%          1,514,754         2,309,961          75.87
169- 180 .................           4           30,935,412           4.0%          7,733,853        20,800,000          79.05
205- 216 .................           6           23,721,283           3.0%          3,953,547         5,580,948          NAP
229- 240 .................           1            1,721,507           0.2%          1,721,507         1,721,507          89.66
289- 300 .................           1            9,767,555           1.2%          9,767,555         9,767,555          NAP
325- 336 .................           1            1,169,125           0.1%          1,169,125         1,169,125          64.24
349- 360 .................           3            7,397,193           0.9%          2,465,731         4,178,520          80.56
                                   ---         ------------         -----         -----------       -----------          -----
Total/Weight Average .....         145         $783,097,304         100.0%        $ 5,400,671       $39,387,474          73.40%
                                   ===         ============         =====         ===========       ===========          =====


                                                 Wtd. Avg.
Range of Original                                 Stated
Terms to Maturity                 Wtd. Avg.     Remaining        Wtd. Avg.
  or Anticipated                  LTV Ratio       Term to       Cut-Off Date      Wtd. Avg.
Repayment Date                  at Maturity     Maturity            DSC            Mortgage
  (months)                          (2)           (Mos)(2)         Ratio (1)         Rate
----------------                 ---------       ----------       -----------      --------
 49-  60 .................         60.77%              54             1.22x         8.100%
 97- 108 .................         69.26               97             1.20          6.977
109- 120 .................         65.86              116             1.29          8.388
121- 132 .................         59.43              119             1.36          9.000
133- 144 .................         66.48              143             1.21          8.540
145- 156 .................         54.16              140             1.22          7.716
169- 180 .................         64.30              176             1.20          8.026
205- 216 .................         31.21              193             NAP           7.235
229- 240 .................         53.01              235             1.15          7.500
289- 300 .................          0.00              298             NAP           8.473
325- 336 .................          0.00              330             1.58          7.875
349- 360 .................          7.32              352             1.24          7.542
                                   -----              ---             ----          -----
Total/Weight Average .....         63.19%             127             1.28x         8.299%
                                   =====              ===             ====          =====

The weighted average original term to maturity for all Mortgage Loans is 131 months.

--------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically origination have at debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

        RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

  Range of
Remaining Terms
  to Maturity                                 Aggregate          % by           Average        Highest        Wtd. Avg.
 or Anticipated                                 Cut-Off          Cut-Off        Cut-Off        Cut-Off         Cut-Off
Repayment Date                Number of          Date             Date           Date           Date          Date LTV
    (months)                    Loans           Balance       Pool Balance      Balance        Balance        Ratio (1)
----------------              ---------     -------------     ------------    -----------    -----------     -----------
 49-  60 .................        1         $   2,425,542          0.3%       $ 2,425,542    $ 2,425,542        70.10%
 97- 108 .................        2            18,551,873          2.4          9,275,937     16,069,055        77.15
109- 120 .................      120           655,228,837         83.7          5,460,240     39,387,474        72.81
133- 144 .................        5            29,869,014          3.8          5,973,803     24,605,207        76.03
145- 156 .................        1             2,309,961          0.3          2,309,961      2,309,961        74.51
169- 180 .................        4            30,935,412          4.0          7,733,853     20,800,000        79.05
193- 204 .................        6            23,721,283          3.0          3,953,547      5,580,948        NAP
229- 240 .................        1             1,721,507          0.2          1,721,507      1,721,507        89.66
289- 300 .................        1             9,767,555          1.2          9,767,555      9,767,555        NAP
325- 336 .................        1             1,169,125          0.1          1,169,125      1,169,125        64.24
349- 360 .................        3             7,397,193          0.9          2,465,731      4,178,520        80.56
                                ---         -------------        -----        -----------    -----------        -----
Total/Weighted Average ...      145         $ 783,097,304        100.0%       $ 5,400,671    $39,387,474        73.40%
                                ===         =============        =====        ===========    ===========        =====


  Range of                                     Wtd. Avg.
Remaining Terms                                 Stated
  to Maturity                   Wtd. Avg.      Remaining    Wtd. Avg.
 or Anticipated                    LTV          Term to      Cut-Off     Wtd. Avg.
Repayment Date                  Ratio at       Maturity      Date DSC     Mortgage
    (months)                  Maturity (2)      Mos (2)     Ratio (1)       Rate
----------------              ------------     ---------   ----------     --------
 49-  60 .................         60.77%         54           1.22x       8.100%
 97- 108 .................         68.35          97           1.21        7.192
109- 120 .................         65.86         117           1.29        8.389
133- 144 .................         64.12         142           1.21        8.343
145- 156 .................         56.54         151           1.21        8.390
169- 180 .................         64.30         176           1.20        8.026
193- 204 .................         31.21         193           NAP         7.235
229- 240 .................         53.01         235           1.15        7.500
289- 300 .................          0.00         298           NAP         8.473
325- 336 .................          0.00         330           1.58        7.875
349- 360 .................          7.32         352           1.24        7.542
                                   -----         ---           ----        -----
Total/Weighted Average ...         63.19%        127           1.28x       8.299%
                                   =====         ===           ====        =====

The weighted average remaining term to maturity for all Mortgage Loans is 127 months.
---------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                      RANGE OF REMAINING AMORTIZATION TERMS
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                  Aggregate            % by                Average              Highest
  Remaining                                        Cut-Off            Cut-Off              Cut-Off             Cut-Off
 Amortization                 Number of             Date                Date                Date                 Date
Term (months)                     Loans            Balance           Pool Balance          Balance              Balance
-------------                 ---------         -------------        -----------         ------------         -----------
205- 216                           1            $   2,425,542             0.3%           $  2,425,542         $ 2,425,542
241- 252                           6               23,721,283             3.0               3,953,547           5,580,948
265- 276                           1                3,366,177             0.4               3,366,177           3,366,177
289- 300                          18               52,918,545             6.8               2,939,919          10,760,874
301- 312                           5                7,430,005             0.9               1,486,001           2,166,198
325- 336                           1                1,169,125             0.1               1,169,125           1,169,125
337- 348                           2               18,551,873             2.4               9,275,937          16,069,055
349- 360                         111              673,514,753            86.0               6,067,700          39,387,474
                                 ---            -------------           -----             -----------         -----------
Total Weighted Average           145            $ 783,097,304           100.0%            $ 5,400,671         $39,387,474
                                 ===            =============           =====             ===========         ===========


                                                                    Stated
                               Wtd. Avg.           Wtd. Avg.       Remaining     Wtd. Avg.
  Remaining                    Cut-Off            LTV Ratio        Term to       Cut-Off         Wtd. Avg.
 Amortization                  Date LTV               at           Maturity      Date DSC         Mortgage
Term (months)                  Ratio (1)          Maturity(2)       Mos (2)      Ratio (1)          Rate
-------------                 -----------         -----------      --------      ----------      --------
205- 216                          70.10%             60.77%           54            1.22x           8.100%
241- 252                          NAP                31.21           193            NAP             7.235
265- 276                          70.13              56.33           119            1.20            8.750
289- 300                          69.10              47.30           152            1.35            8.704
301- 312                          74.38              55.03           128            1.23            7.771
325- 336                          64.24               0.00           330            1.58            7.875
337- 348                          77.15              68.35            97            1.21            7.192
349- 360                          73.61              65.67           123            1.28            8.340
                                  -----              -----           ---            ----            -----
Total Weighted Average            73.40%             63.19%          127            1.28x           8.299%
                                  =====              =====           ===            ====            =====

The weighted average remaining amortization term for all Mortgage Loans is 348 months.
---------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS


                                                               Aggregate           % by           Average          Highest
                                                                Cut-Off           Cut-Off         Cut-Off          Cut-Off
 Amortization                                  Number of         Date            Date Pool         Date             Date
   Types                                        Loans           Balance           Balance         Balance          Balance
-------------                                  ---------       ------------      ---------       -----------      -----------
Amortizing Balloon(3) .................           127          $561,967,472          71.8%       $ 4,424,941      $39,387,474
Interest-only, then Amortizing
  Balloon(4) ..........................             9           137,474,500          17.6         15,274,944       24,802,000
ARD ...................................             4            65,321,458           8.3         16,330,365       24,605,207
Fully Amortizing ......................             5            18,333,873           2.3          3,666,775        9,767,555
                                                  ---          ------------         -----        -----------      -----------
Total/Weighted Average ................           145          $783,097,304         100.0%       $ 5,400,671      $39,387,474
                                                  ===          ============         =====        ===========      ===========


                                                                                Wtd. Avg.
                                                  Wtd. Avg.      Wtd. Avg.       Stated          Wtd. Avg.
                                                  Cut-Off         LTV          Remaining        Cut-Off
                                                   Date         Ratio at        Term to          Date              Wtd. Avg.
 Amortization                                       LTV         Maturity       Maturity           DSC              Mortgage
   Types                                         Ratio (1)         (2)         (Mos) (2)        Ratio (1)             Rate
-------------                                    ---------      --------       ---------        ---------          --------
Amortizing Balloon(3) .................            72.16%          62.89%        121               1.30x              8.324%
Interest-only, then Amortizing
  Balloon(4) ..........................            77.08           70.90         126               1.23               8.259
ARD ...................................            75.18           66.53         120               1.22               8.232
Fully Amortizing ......................            78.33            2.95         322               1.29               8.059
                                                   -----           -----         ---               ----               -----
Total/Weighted Average ................            73.40%          63.19%        127               1.28x              8.299%
                                                   =====           =====         ===               ====               =====

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipation Repayment Date for ARD Loans.

(3) Contains certain Credit Lease Loans that are subject to changes in the amount of the monthly payment at specified times in the future. Refer to Annex A-2 contained in this Prospectus Supplement and to the sheet named "CTL Step Schedules" in the file "FUNB OOC1.XLS" on the diskette in the back cover of the Prospectus Supplement.

(4) These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

                 RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
               OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES

                                                                                % by
                                                          Aggregate            Cut-Off             Average               Highest
 Range of                                                  Cut-Off               Date              Cut-Off               Cut-Off
 Occupancy                           Number of              Date                 Pool               Date                  Date
 Rates (%)                             Loans               Balance             Balance (1)         Balance               Balance
 ---------                           ---------          -------------          -----------       -----------           -----------
 70.00-  74.99 .............             1              $   2,096,769                0.3%        $ 2,096,769           $ 2,096,769
 80.00-  84.99 .............             5                 51,038,922                7.3          10,207,784            19,711,917
 85.00-  89.99 .............             8                 18,704,310                2.7           2,338,039             5,939,865
 90.00-  94.99 .............            32                158,706,153               22.6           4,959,567            21,825,000
 95.00-  99.99 .............            36                244,270,193               34.7           6,785,283            39,387,474
100.00- 100.00 .............            50                228,209,957               32.5           4,564,199            24,605,207
                                       ---              -------------              -----         -----------           -----------
Total/Weighted Average .....           132              $ 703,026,303              100.0%        $ 5,325,957           $39,387,474
                                       ===              =============              =====         ===========           ===========

                                                                       Wtd. Avg. Stated
                                      Wtd. Avg.           Wtd. Avg.         Remaining      Wtd. Avg.
 Range of                              Cut-Off               LTV             Term to        Cut-Off        Wtd. Avg.     Wtd. Avg.
 Occupancy                            Date LTV            Ratio at          Maturity       Date DSC        Occupancy     Mortgage
 Rates (%)                            Ratio (3)          Maturity(4)        (Mos) (4)      Ratio (3)        Rate(2)        Rate
 ---------                           -----------         -----------        ---------     -----------      ---------     --------
 70.00-  74.99 .............            69.89%            59.33%               118              1.32x          72.3%         9.000%
 80.00-  84.99 .............            73.84             67.69                117              1.22           82.9          8.321
 85.00-  89.99 .............            68.92             57.68                129              1.38           86.8          8.447
 90.00-  94.99 .............            73.82             65.16                123              1.27           93.0          8.239
 95.00-  99.99 .............            76.26             67.38                126              1.26           97.2          8.209
100.00- 100.00 .............            71.11             60.43                129              1.28          100.0          8.505
                                        -----             -----                ---              ----          -----          -----
Total/Weighted Average .....            73.68%            64.36%               125              1.27x          95.8%         8.328%
                                        =====             =====                ===              ====           ====          =====

(1) Excludes 13 hospitality properties, or approximately 10.2% of the Cut-Off Date Pool Balance.

(2) Occupancy Rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Sellers by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(3) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loan, or approximately 4.3% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan to value ratios in excess of 90%.

(4)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                         PERCENTAGE OF MORTGAGE POOL BY
                 PREPAYMENT RESTRICTION (ASSUMING NO PREPAYMENT)


Prepayment Restriction                              Dec. 1999       Dec. 2000    Dec. 2001      Dec. 2002       Dec. 2003
----------------------                              ---------       ---------    ---------      ---------       ---------
Lock-out/Defeasance .............................     100.00           97.05        97.13          96.63           96.72
Yield Maintenance/Prepayment Premium ............       0.00            2.95         2.87           3.37            3.28
                                                      ------          ------       ------         ------          ------
Sub Total .......................................     100.00          100.00       100.00         100.00          100.00
                                                      ------          ------       ------         ------          ------
Prepayment Premium
------------------
5.0% ............................................       0.00            0.00         0.00           0.00            0.00
4.0% ............................................       0.00            0.00         0.00           0.00            0.00
3.0% ............................................       0.00            0.00         0.00           0.00            0.00
2.0% ............................................       0.00            0.00         0.00           0.00            0.00
1.5% ............................................       0.00            0.00         0.00           0.00            0.00
1.0% ............................................       0.00            0.00         0.00           0.00            0.00
Open ............................................       0.00            0.00         0.00           0.00            0.00
                                                      ------          ------       ------         ------          ------
  Total .........................................     100.00          100.00       100.00         100.00          100.00
                                                      ======          ======       ======         ======          ======


Prepayment Restriction                              Dec. 2004      Dec. 2005     Dec. 2006     Dec. 2007     Dec. 2008
----------------------                              ---------      ---------     ---------     ---------     ---------
Lock-out/Defeasance .............................     96.80          96.89         97.00          95.10         96.80
Yield Maintenance/Prepayment Premium ............      3.20           3.11          3.00           2.91          2.89
                                                     ------         ------        ------          -----         -----
Sub Total .......................................    100.00         100.00        100.00          98.01         99.70
                                                     ------         ------        ------          -----         -----
Prepayment Premium
------------------
5.0% ............................................      0.00           0.00          0.00           0.00          0.00
4.0% ............................................      0.00           0.00          0.00           0.00          0.00
3.0% ............................................      0.00           0.00          0.00           0.00          0.00
2.0% ............................................      0.00           0.00          0.00           0.00          0.00
1.5% ............................................      0.00           0.00          0.00           0.00          0.00
1.0% ............................................      0.00           0.00          0.00           0.00          0.00
Open ............................................      0.00           0.00          0.00           0.00          0.00
                                                     ------         ------        ------          -----         -----
  Total .........................................    100.00         100.00        100.00          98.01         99.70
                                                     ======         ======        ======          =====         =====

Ten Largest Mortgage Loans

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

               Ten Largest Mortgage Loans by Cut-Off Date Balance


                                                                 Percentage
                                                                    of
                                           Number     Cut-Off     Cut-Off                  Cut-Off     LTV     Cut-Off
                                             of        Date       Date Pool  Property      Date LTV  Ratio at  Date DSC  Mortgage
   Property Name                         Properties   Balance     Balance     Type          Ratio    Maturity   Ratio      Rate
   -------------                         ----------   -------     -------     ----          -----    --------   -----      ----
                                                                             Retail--
Washingtonian Center .....................    1   $ 39,387,474      5.0%        Anchored    75.75%   66.94%    1.29x    7.400%

Hawthorne Works                                                              Retail--
  Shopping Center ........................    1     24,802,000      3.2         Anchored    74.04    68.13     1.20     8.210

Thomson Consumer
  Electronics ............................    1     24,605,207      3.1      Office          75.94    66.48     1.21     8.540

                                                                             Retail--
BR-Peartree Square .......................    1     22,221,654      2.8         Anchored     72.86    65.23     1.24     8.813

San Tropez Apartments ....................    1     21,825,000      2.8      Multifamily     80.54    77.34     1.20     8.270

Pacific Islands
  Apartments .............................    1     20,800,000      2.7      Multifamily     80.00    65.63     1.20     7.980

Club Lake Pointe
  Apartments .............................    1     19,711,917      2.5      Multifamily     79.81    71.71     1.20     8.092

Covina Town Center                                                           Retail--Shadow
  AMC Theaters ...........................    1     17,379,334      2.2         Anchored     75.56    68.31     1.32     8.440

Marlow Heights &
  Marlow Plaza ...........................    1     16,069,055      2.1      Multifamily     78.01    69.26     1.20     6.977

                                                                             Congregate
The Atrium at Gainesville ................    1     15,864,611      2.0         Care         75.91    68.79     1.32     8.470
                                             --     ----------      ---                      -----    -----     ----     -----

Total--Weighted Avg ......................   10   $222,666,254     28.4%                     76.68%   68.58     1.24x    8.085%
                                             ==   ============     ====                      =====    =====     ====     =====

     Washingtonian Center The Washingtonian Center loan is secured by a first lien indemnity deed of trust on the Washingtonian Center retail center located in Gaithersburg, Maryland, which is approximately 15 miles northwest of Washington, D.C. The center is comprised of 451,517 square feet of net rentable area ("NRA"), of which 183,439 square feet is subject to ground leases between the borrower and the applicable retailer. The property was approximately 96.0% occupied by 14 tenants as of February 29, 2000.

     Construction on the property was completed in 1999 on a 27.6 acre site, situated at the intersection of Interstate 270 and Interstate 370. The property is part of a mixed use project that includes office, retail, residential, hospitality and recreational uses.

     The largest retailer in the center, Target, owns and occupies a 153,000 square foot store constructed on property that is ground leased until 2024. As a condition to closing, the lender required the borrower to obtain bond lease insurance insuring against lease termination or rent abatement in the event of casualty or condemnation during the term of the loan with respect to the Target ground lease and the space leases for Barnes & Noble Booksellers and Pier One Imports.

     The following table summarizes the breakdown of net rentable area or "NRA" of the five (5) largest tenants at Washingtonian Center:

                              Largest Space Tenants

                                     Tenant NRA                     Date of Lease
      Tenant Name                 (in square feet)    % of NRA        Expiration
      -----------                 ----------------    --------        ----------
Galyan's Trading Company, Inc. ...    105,866          39.5%         July 30, 2013
Kohl's Department Store ..........     93,000          34.7        February 2, 2019
Barnes & Noble ...................     27,050          10.1          July 9, 2009
Pier One .........................      9,137           3.4         August 31, 2009
Home Elements ....................      4,714           1.8        December 8, 2008


     The borrower posted an irrevocable letter of credit in the amount of $1,000,000 issued by First Union National Bank that may be drawn upon in the event that specified tenants have not taken possession or, under space leases or certain other conditions related to project completion and stabilization, are not satisfied before June 17, 2000. Under a guaranty and indemnity agreement, the borrower's reimbursement obligation under the letter of credit is guaranteed by its principals.

     The borrowing entity, Washingtonian Retail Associates L.L.C., is a special purpose, bankruptcy remote entity. The property is managed by Peterson Retail Management, an affiliate of one of the principals of the borrower and is affiliated with The Hazel-Peterson Companies, which has developed approximately 5,000,000 square feet of commercial office and retail space, as well as over 2,500 multfamily rental units and 16,000 residential lots.

     Hawthorne Works Shopping Center The Hawthorne Works Shopping Center loan is secured by a first lien mortgage on a 310,069 square foot neighborhood shopping center located in Cicero, Illinois, a suburb of Chicago. The loan provides for interest only payments during the initial 18 months following origination. The property was approximately 99.6% occupied as of November 25, 1999. The shopping center is anchored by a 102,000 square foot K-Mart store and a 96,601 square foot Dominick's (owned by Safeway) grocery store. Thirty seven other tenants occupy the shopping center, none of which account for more than 5% of the total net rentable area.

     The following table summarizes the breakdown of the net rentable area or "NRA" of the five (5) largest tenants at the Hawthorne Works Shopping Center property:

                                 Largest Tenants

                                 Tenant NRA                     Date of Lease
    Tenant Name               (in square feet)   % of NRA         Expiration
    -----------               ----------------   --------         ----------
K-Mart .........................   102,000        32.9%        October 31, 2018
Dominick's Finer Foods, Inc. ...    96,601        31.2        September 30, 2008
Aaron's Rental Purchase ........    10,658         3.4         January 31, 2004
Fashion Bug ....................    10,500         3.4          January 1, 2001
Foot Locker ....................     6,880         2.2         September 3, 2003

     Hawthorne Works Shopping Center was originally constructed in 1988. The shopping center is located on an approximately 28 acres parcel at the intersection of Cermak Road and Cicero Avenue, both of which are major commercial arteries. The site improvements consist of the two big-box buildings tenanted by K-Mart and Dominick's, as well as four multi-tenanted buildings and ten free-standing outparcel buildings. K-Mart, in 1988, completely renovated their store and expanded into an additional 24,000 NRA.

     The borrower is Hawthorne Partners, a special purpose, bankruptcy-remote Illinois general partnership, that is the sole beneficiary of the two Illinois land trusts that together hold title to the subject property. The principal of the borrowing entity has over 35 years of experience in the acquisition, development, leasing and management of commercial properties. The property is managed by Franklin Partners, L.L.C., an affiliate of the borrower.

     Thomson Consumer Electronics The Thomson Consumer Electronics loan is secured by a first lien mortgage on a 324,375 net rentable square feet, office/research and development building located in Indianapolis, Indiana. The property improvements consist of a three-story building comprised of 75% office space and 25%
research and development space. The property is accessible from both the I-465 Beltway and North Meridian Street. Thomson Consumer Electronics occupies the entire building as its corporate headquarters resulting in an occupancy of 100% as of March 2000.

     The borrowing entity, 10330 North Meridian II, LLC, is controlled by GFW Trust. Thomson Consumer Electronics is a wholly owned subsidiary of Thomson Multimedia, S.A., which has guaranteed the lease. Thomson Multimedia is in turn a subsidiary of Thomson S.A., which is rated "A-" by S&P. Pursuant to the terms of its lease, Thomson Consumer Electronics posted a letter of credit issued by Credit Industriel et Commercial (rated "A" with a stable outlook by S&P) in the amount of $8,658,000 which represents three years' of rental payments due under the lease. These funds can be drawn upon should the tenant default under the lease beyond any applicable notice and cure periods. The letter of credit was assigned to the Lender at closing and is additional collateral for the Thomson Consumer Electronics loan.

     BR Peartree Shopping Center The BR Peartree loan is secured by a first lien mortgage on a 139,681 net rentable square feet anchored shopping center constructed in 1999 and located in Bronx, New York within the Co-Op City residential redevelopment. The property improvements consist of a single-story shopping center containing 12 tenant spaces. As of December 1999, the property was 100% occupied. Mayfair Supermarkets d/b/a Edwards Super Food Store, National Wholesale Liquidators, and Rite-Aid serve as the anchors occupying 55,000, 50,000, and 10,873 square feet, respectively.

     The borrowing entity, Plaza Co-Op City, LLC, is a New York limited liability company. The managing member of the borrowing entity has been a developer of commercial real estate since 1963 and operates a full service development company with its own leasing, construction and management specialists. Since 1963, he has developed over 6 million square feet of retail and office space in New York, New Jersey, Pennsylvania, Connecticut, Massachusetts, and Maryland.

     The following table summarizes the breakdown of the net rentable area or "NRA" of the 5 largest tenants at the BR Peartree Shopping Center property.

                                5 Largest Tenants

                                                                          Date of
                                       Tenant NRA                          Lease
   Tenant Name                      (in square feet)    % of NRA         Expiration
   -----------                      ----------------    --------         ----------
Edwards Super Foods ..............        55,000           39.4%      September 30, 2024
National Wholesale Liquidators ...        50,000           35.8        October 31, 2024
Rite Aid .........................        10,873            7.8         August 31, 2019
China Inn Buffet .................         6,000            4.3        January 31, 2010
Hollywood Video ..................         5,000            3.6        October 31, 2009


     San Tropez Apartments The San Tropez Apartments loan was funded in connection with the borrower's acquisition of the property. The loan is secured by a first lien deed of trust on a 336 unit apartment complex located in unincorporated Las Vegas, Nevada, approximately 4 miles southwest of the Las Vegas "Strip". The property improvements were constructed in 1997 and include 21 two-story wood frame and stucco buildings located on approximately 18 acres. The unit mix consists of 168 one-bath/one bedroom apartments, 136 two-bath/two bedroom apartments and 32 two-bath/three bedroom apartments. The property had a physical occupancy of 94.35% as of January 3, 2000.

     San Tropez Apartments is a gated class A complex which offers such amenities as two swimming pools, a clubhouse, 82 detached parking garages, and a (not yet completed) fully equipped fitness center.

     At closing the borrower was required to establish an escrow account with lender in the amount of $500,000 to be used toward the completion of a fitness center on the property. The borrower has the option to substitute an irrevocable letter of credit for the cash collateral.

     The borrower is Rayman Nevada 2K Limited Partnership, a special purpose, bankruptcy remote, Illinois limited partnership. The San Tropez Apartments is managed by Executive Affiliates, Inc., an affiliate of the borrower. Executive Affiliates, Inc. currently manages 20 multi-family properties comprising 6,100 units nationwide and has managed over 20,000 multifamily units during the past 30 years.

     Pacific Island Apartments The Pacific Islands Apartments loan was funded in connection with the borrower's acquisition of the property. The loan is secured by a first lien deed of trust on a 352 unit apartment complex constructed in 1992 and located in Henderson, Nevada. The property is located approximately four miles southeast from the Las Vegas "Strip". The improvements include 34 two-story wood frame and stucco buildings located on approximately
20.5 acres. The unit mix of the property consists of 88 one-bath/one bedroom apartments, 176 two-bath/two bedroom units and 88 two-bath/three bedroom units. Improvements also include a clubhouse and two pools. The property had a physical occupancy of approximately 96.59% as of October 5, 1999.

     Pacific Island Apartments is a gated class A complex which offers such amenities as two swimming pools, three heated spas, gazebos with wet bars and barbecues, a fully equipped fitness center and a recreation center.

     Under certain circumstances, the borrower may be able to obtain subordinate financing secured by the mortgaged property any time after February 1, 2005. The lender's consent is conditioned upon the negotiation of a satisfactory subordination/standstill agreement with the proposed subordinate lender and upon the mortgaged property, as so additionally encumbered, having a LTV of no more than 80% (as determined based on a new appraisal) and a debt service coverage ratio of at least 1.25x (which is determined by the lender in its sole discretion).

     The borrower is NGVP, LLC a special purpose, bankruptcy-remote Virginia limited liability company. Pacific Islands Apartments is managed by General Services Corporation, an affiliate of the borrower. General Services Corporation currently owns over 12,000 apartment units nationwide and also manages shopping centers and warehouses with a staff of over 450 employees.

     Club Lake Pointe Apartments The Club Lake Pointe loan is secured by a first lien mortgage on a 240 unit apartment complex located in Coral Springs, Florida that was constructed in late 1998. The subject improvements include 20 three-story buildings on approximately 16.2 acres, and contain approximately 80 two-bedroom units and 160 three-bedroom units. Club Lake Pointe Apartments is a gated class A complex which offers such amenities as concierge services, heated in-ground pool, outdoor spa, lighted tennis courts, a fully appointed clubhouse, a sauna and a fully equipped fitness center. The property is also located adjacent to Lake Coral Springs, a 122-acre man-made lake and public park.

     As of February 8, 2000 the property was approximately 82.08% occupied. To address the risk that the property does not achieve stabilized occupancy levels, the borrower has posted an irrevocable evergreen letter of credit in the amount of $6,000,000 and established an escrow sufficient to fund 12 months of scheduled payments of principal and interest and certain ongoing reserves. The letter of credit issued by Bank of America will not be released until the mortgaged property has achieved (i) a LTV of less than 80% based upon an updated appraisal, (ii) occupancy of at least 90% for each of the immediately preceding three month periods and (iii) a debt service coverage of at least 1.25x for the trailing twelve months. The letter of credit may be drawn upon an event of default under the mortgage loan and any drawn amounts will be applied to the loan without prepayment penalty or premium. The letter of credit may also be released in part at periodic intervals between July 1, 2000 and January 1, 2005 to the extent that the net operating income of the mortgaged property, together with the remaining amount available to be drawn under the letter of credit, would not be sufficient to cover 1.25 times the debt service on the mortgage loan based on specified assumptions. If these tests are not satisfied before January 1, 2005, the proceeds of the draw on the letter of credit may be applied to repay the loan in accordance with the terms of the mortgage note. In the event the letter of credit is drawn upon and applied toward the outstanding indebtedness, the lender has the right to recast the remaining principal and interest payments over the remaining term of the loan.

     The borrower was also required to fund at closing a debt service reserve of approximately $2,200,000, which is equal to the first 12 months of scheduled payments of principal and interest and required tax, insurance and replacement reserves. On the initial 12 monthly payment dates, the lender will apply funds from the reserve to pay these amounts as they become due.

     The borrower is also required to deposit proceeds from the property into a lender designated lockbox account at any time during the term of the loan if the trailing 12 month debt service coverage ratio is less than 1.25x or after an event of default under the mortgage loan.

     The borrower is Lake Pointe Trust Corporation, a single purpose, bankruptcy-remote Florida corporation affiliated with The Olen Companies, which is a real estate management and development company founded in 1973 that owns and operates over three million leaseable square feet of commercial property and over 6,400 multifamily units nationally.

     Covina Town Center AMC Theaters The Covina Town Center AMC Theater loan is secured by a first mortgage lien on a 95,150 net rentable square feet multiplex movie theater located in Covina, California. The AMC Theater is a 30-screen theater which became a part of the Covina Town Center in February, 1998. It is considered a state of the art facility with stadium style seating and is one of the largest theaters in Los Angeles County. From March 1998 to February 1999, revenue was $316,608 per screen. From July 1998 to June 1999 revenue increased to $372,204 per screen. The Covina Town Center, which is not a part of the loan collateral, is a 351,527 net rentable square feet power/entertainment center anchored by Home Depot, Staples, Jo-Ann Fabrics, Michael's and Petsmart. The shopping center was 92% leased as of December 1999.

     The borrower is Family Realty, Inc., an affiliate of Captec Net Lease Realty, Inc. Family Realty, Inc. is capitalized with $30 million of direct foreign investment (preferred equity structure) with the intent of building a portfolio of entertainment-based retail properties. Family Realty, Inc. is managed and advised by Captec, a public REIT which develops and acquires net leased, free-standing retail and restaurant properties operating under national brands.

     Marlow Heights The Marlow Heights loan is secured by a first lien mortgage on two multifamily properties commonly know as Marlow Heights (Phase I and Phase
II) and Marlow Plaza. The properties are located in Temple Hills, Maryland, approximately 1.5 miles from the Washington, DC border. Marlow Heights is located at 4000-4223 28th Avenue and Marlow Plaza is located at 2900 St. Clair Drive. Occupancy as of December 31, 1999 was 93.24%. The borrower is MHA Associates Limited Partnership. The principal of the borrowing entity has over 30 years experience in commercial and residential real estate and currently has ownership interests in 23 properties.

     Marlow Heights is comprised of 298 units contained in 15 garden style apartment buildings. The property was built in 1962 and renovated in 1984. Phase I contains 172 units and Phase II contains 126 units. Amenities of the property include a gazebo, play and picnic areas, and a laundry room on the basement level of each building.

     Marlow Plaza is a six story mid-rise building containing 131 units. The property was completed in 1964 and renovated in 1988. Amenities of the property include a swimming pool, wading pool, a sundeck and community room with kitchen. A laundry room is located on each of the floors 2 through 6.

     The Atrium at Gainesville The Atrium at Gainesville loan is secured by a first lien mortgage on a single five story 241-unit independent living retirement facility located on an approximately 9.7 acre site in Gainesville, Florida. The property was constructed in 1986 and includes common areas and limited on-site shopping and services that comprise approximately 231,702 square feet of improvements. The unit mix of the property consists of 56 studios, 118 one-bedroom apartments and 67 two-bedroom apartments. The property was approximately 95.44% occupied as of January 31, 2000.

     The borrower is Congregate Care Asset III Limited Partnership, a special purpose Delaware limited partnership and an affiliate of Holiday Retirement Corporation. The property is also managed by Holiday Retirement Corporation. Holiday, with its related entities, is the largest owner and operator of retirement housing in the United States. Holiday manages approximately 216 retirement facilities comprising over 26,000 units located in 39 states, Canada, and the United Kingdom.

The Mortgage Loan Sellers

     The Depositor will acquire the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each a "Mortgage Loan Purchase Agreement," and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) as described above under "--Mortgage Loan History."

Underwriting Standards

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. A member of the loan underwriting team also conducts a site inspection or causes such inspection to be performed to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Seller staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios for each of the indicated property types as follows:

                                       Minimum                     Maximum
 Property Type                  DSC Ratio Guidelines        LTV Ratio Guidelines
 -------------                  --------------------        --------------------
 Multifamily ...............            1.20x                        80%
 Anchored Retail ...........         1.20x-1.25x                   75-80%
 Unanchored Retail .........         1.25x-1.30x                     75%
 Office ....................            1.25x                        75%
 Industrial ................            1.25x                      75-80%
 Hospitality ...............         1.35x-1.40x                     70%
 Credit Lease ..............            1.00x                       100%
 Self-Storage ..............            1.25x                        75%
 Healthcare ................            1.25x                        75%
 Mixed Use .................            1.25x                        75%
 Mobile Home Park ..........            1.20x                        80%
 Section 42 Properties .....            1.15x                        85%

     See Annex A-1 for actual DSC Ratios and LTV Ratios with respect to the Mortgage Loans.

     The debt service coverage ratio guidelines listed above are calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Except with respect to Credit Lease Loans, each Mortgage Loan Seller requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, the Mortgage Loan Seller reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum reserve level ranges (the level of which varies according to the Mortgage Loan Seller) were generally assumed by each Mortgage Loan Seller in determining net cash flow:

 Multifamily .........................    $200-250 per unit
 Retail ..............................    $0.10-0.15 per square foot
 Office ..............................    $0.10-0.20 per square foot
 Industrial ..........................    $0.15 per square foot
 Hospitality .........................    4%-5% of room revenue
 Self-Storage ........................    $20.00 per unit or $0.12-0.18
                                            per square foot
 Healthcare ..........................    $250-300 per unit
 Mixed Use ...........................    $0.15-0.20 per square foot
 Mobile Home Community ...............    $32 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable Mortgage Loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Assignment of the Mortgage Loans; Repurchases and Substitutions

     On the Closing Date, the Depositor will transfer the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans), without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the

Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xii) any intercreditor agreement relating to permitted debt of the mortgagor; and (xi) the original or copy of any ground lease, any Credit Lease, Residual Value Insurance Policy or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan) within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan), (ii) the unpaid accrued interest on such Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan) (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan), including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan) and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan) calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan will be permitted under the Pooling and Servicing Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceed 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for such Mortgage Loan Seller's repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan (including the Subordinate Component of any Heilig/Petsmart Loan) as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (including, for the purposes of all of the following representations and warranties, the Subordinate Component in the Heilig/Petsmart Loans) (subject to certain exceptions specified in the applicable Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the

     Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, to the actual knowledge of the applicable Mortgage Loan Seller there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

          (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to customary limitations);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all taxes and governmental assessments that prior to the Cut-Off Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan, except to the extent, based upon engineering reports, reserves or escrows have been established with respect thereto, and to the applicable Mortgage Loan Seller's knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and such Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in the applicable Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan (including the Subordinate Component of the Heilig/Petsmart Loans) within such 90-day period at the applicable Purchase Price; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the other Mortgage Loan Seller nor any of such party's affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of such Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

Changes in Mortgage Pool Characteristics

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                         SERVICING OF THE MORTGAGE LOANS

General

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller.

     Set forth below, following the subsections captioned "--The Master Servicer" and "--The Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (including, for purposes of the remainder of this section "servicing of the Mortgage Loans," the Subordinate Component of the Heilig/Petsmart Loans). Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

The Master Servicer

     First Union National Bank, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of First Union Corporation, and as such is our affiliate and is one of the Mortgage Loan Sellers. The Master Servicer's principal servicing offices are located at NC 1075, 8739 Research Drive - URP4, Charlotte, North Carolina 28262-1075.

     As of December 31, 1999, the Master Servicer and its affiliates were responsible for servicing approximately 5,184 commercial and multifamily loans, totaling approximately $30 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

The Special Servicer

     ORIX Real Estate Capital Markets, LLC ("ORIX"), a Delaware limited liability company, will be the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. As of December 31, 1999, ORIX served as the named special servicer on 76 securitized transactions encompassing approximately 18,000 loans, with an aggregate principal balance of approximately $51.6 billion. Additionally, ORIX manages a master servicing portfolio of commercial and multifamily loans with an aggregate principal balance, as of December 31, 1999, of approximately $31 billion, the collateral for which is located in 50 states, Puerto Rico, the District of Columbia, Canada, the Dominican Republic and the Virgin Islands. ORIX's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this Prospectus Supplement concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Special Servicer (except for the information in the immediately preceding paragraph) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative) who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding class of Sequential Pay Certificates with the latest alphabetical class designation will be the "Controlling Class." The Class A-1 and Class A-2 Certificates will be treated as one class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and
(ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that First Union National Bank, at its option but subject to certain conditions set forth in the Pooling and Servicing Agreement, may become the Special Servicer thereunder subject to (i) it being rated "CSS2" as a special servicer by Fitch and an "approved" special servicer by S&P and (ii) the written agreement of First Union National Bank to be bound by the terms and provisions of the Pooling and Servicing Agreement as Special Servicer. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the related

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borrower continues to make the Periodic Payment and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency
(not to exceed 120 days) within which such refinancing is expected to occur);
(b) the Master Servicer shall have determined in its good faith reasonable judgment based on communications with the related mortgagor that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer reasonably expects the related borrower to continue to make the Periodic Payment and the Master Servicer receives written evidence, among other things, that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets ." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely (or, in the case of any Semi-Annual Loan, two consecutive) Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

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so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable judgment of the Special Servicer.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly (or, with respect to Semi-Annual Loans, semi-annually) on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.05% to 0.085%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be 0.05068% per annum. All references in this section to "Mortgage Loans" will include the Subordinate Component of any Heilig/Petsmart Loan.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, related Swap Fee and Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date (or, with respect to any Semi-Annual Loan, the first day of the month). If such a principal prepayment occurs during any Collection Period after the Due Date (or, with respect to any Semi-Annual Loan, the first day of the month) for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Distribution Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(A) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced

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Trust Fund Asset (i) by either Mortgage Loan Seller (as described in this
Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late payment charges and penalty interest (to the extent not used to offset interest on Advances and the cost of certain property inspections) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and penalty interest on such Mortgage Loan received during the Collection Period in which such reimbursement is made and then in certain circumstances from general collections on the Mortgage Loans then on deposit in the Certificate Account.

Modifications, Waivers and Amendments

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, permit the transfer of equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee, the Master Servicer and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers and (iii) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

The Controlling Class Representative

     Subject to the succeeding paragraph, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any REMIC Provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will have no liability to the Certificateholders (or the holder of the Subordinate Component) for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder and the holder of the Subordinate Component confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder and the holder of the Subordinate Component agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO Properties; Sale of Mortgage Loans

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and
(ii) would, to the extent commercially feasible and consistent with the forgoing clause (I), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Majority Subordinate Certificateholder (as defined in this Prospectus Supplement), the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

Inspections; Collection of Operating Information

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan (including the Heilig/Petsmart Loans) becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.0x; the expense of which will be payable first out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection-related expenses were incurred, then at the Trust Fund's expense. In addition, with respect to each Mortgage Loan (including the Heilig/Petsmart Loans) with a principal balance at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each such Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan (including the Heilig/Petsmart Loans) with a principal balance at the time of such inspection of less than $2,000,000 once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

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                         DESCRIPTION OF THE CERTIFICATES

General

     The First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 , among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). Class Q Certificates will also be issued pursuant to the Pooling and Servicing Agreement to evidence the ownership of the Subordinate Component of the Heilig/Petsmart Loans. See "DESCRIPTION OF THE MORTGAGE POOL--Heilig/Petsmart Loans" and "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement. References to Certficates or classes of Certificates in this Prospectus Supplement are not references to the Class Q Certificates. The Certificates and the Class Q Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date and in the case of Semi-Annual Loans, interest accrued before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans).

     Notwithstanding that the entire amount of each of the Heilig/Petsmart Loans is included in the Trust Fund, unless otherwise specified, any reference herein to the Heilig/Petsmart Loans or the Mortgage Loans will be deemed to refer to such Mortgage Loans not including the Subordinate Component.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J , Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II, Class R-III and Class R-IV Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class IO, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. The Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Non-Offered Certificates"), the Class Q Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be offered in minimum denominations of $1,000,000 notional amount and in integral multiples of $1 in excess of those amounts.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries'

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names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream, Luxembourg and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Luxembourg, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream, Luxembourg is a limited liability company (a societe anonyme) organized under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream, Luxembourg]is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under the contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information in this Prospectus Supplement concerning DTC, Clearstream, Luxembourg or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Certificate Balances and Notional Amount

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:


                                               Closing Date      Percentage of
                                               Certificate        Cut-off Date
Class of Certificate                             Balance          Pool Balance
--------------------                             -------          ------------
Class A-1 Certificates ....................     $ 96,000,000          12.3%
Class A-2 Certificates ....................     $485,449,000          62.0%
Class B Certificates ......................     $ 39,155,000           5.0%
Class C Certificates ......................     $ 35,239,000           4.5%
Class D Certificates ......................     $ 11,747,000           1.5%
Class E Certificates ......................     $ 25,451,000           3.3%
Class F Certificates ......................     $ 11,746,000           1.5%
Non-Offered Certificates ..................     $ 78,310,303          10.0%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the IO Components, as described in this Prospectus Supplement. The Class IO Certificates have fourteen separate components (each an "IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such IO Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The notional amount of each IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the IO Components will equal approximately $783,097,303, which amount will equal the Cut-Off Date Pool Balance. References in this Prospectus Supplement to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the IO Components.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class's Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Mortgage Deferred Interest on each Heilig/Petsmart Loan (including the Subordinate Component thereof) will be allocated first to the Subordinate Component and then to the Senior Component, and the corresponding Component Principal Balance will be increased by the amount of such allocation.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

     For purposes of calculating the allocation of collections on the Heilig/Petsmart Loans between the Senior Component, on the one hand, and the Subordinate Component on the other, the Senior Component and the Subordinate Component will each be deemed to have a principal balance (a "Component Principal Balance") that is initially equal to $7,746,625.01 in the case of the Senior Component, and $2,127,760.53, in the case of the Subordinate Component, and each such Component will accrue interest during each interest Accrual Period on the amount of the Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the weighted average Net Mortgage Rate in effect for the Heilig/Petsmart Loans as of the commencement of such Interest Accrual period. The Component Principal Balance of the Senior Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "DESCRIPTION OF THE CERTIFICATES--Distributions," and the Component Principal Balance of the Subordinate Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "DESCRIPTION OF THE CERTIFICATES--Distributions".

Pass-Through Rates

     The Pass-Through Rate applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. The Pass-Through Rate applicable to the Class B, Class C and Class D Certificates for each Distribution Date will equal the lesser of the rate set forth on the cover of this Prospectus Supplement and the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period. The Pass-Through Rate applicable to the Class E and Class F Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period. Interest will accrue for each Class of Certificates (other than the REMIC Residual Certificates) during the calendar month prior to the related Distribution Date (each such period, an "Interest Accrual Period") and will be calculated assuming that each month has 30 days and a 360-day year. Each IO Component accrues interest on its related notional amount. The interest rate applicable to each IO Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for any Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of such Collection Period; provided that, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, with respect to each Interest Reserve Loan (as defined in this Prospectus Supplement), the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, (b) January of each year and (c) February of each year, will be the per annum rate stated in the related Mortgage Note. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off

Date, (a) reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 11th day of each month (or, if not a business day, the immediately succeeding business day).

Distributions

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 2000.

Heilig/Petsmart Loans

     All collections of principal and interest in respect of the Heilig/Petsmart Loans (including the Subordinate Component thereof) received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Workout Fees, Principal Recovery Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of such Mortgage Loans (including the Subordinate Component thereof)) will be applied on the related Distribution Date, together with any P&I Advance and Compensating Interest Payment made in respect of such Mortgage Loans (including the Subordinate Component thereof), for the purposes and in the following order of priority:

          (i) to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all unpaid interest accrued in respect of the Senior Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the lesser of
     (A) the portion of such amounts being distributed that are allocable to principal of the Heilig/Petsmart Loans and (B) the Component Principal Balance of the Senior Component outstanding immediately prior to such Distribution Date;

          (iii) to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Senior Component and for which no reimbursement has previously been received;

          (iv) to make distributions of interest to the holders of the Subordinate Component, up to an amount equal to all unpaid interest accrued in respect of the Subordinate Component through the end of the related Interest Accrual Period;

          (v) after the Component Principal Balance of the Senior Component has been reduced to zero, to make distributions of principal to the holders of the Subordinate Component; and

          (vi) to the holders of the Subordinate Component, to reimburse the Subordinate Component for all Realized Losses and Additonal Trust Fund Expenses, if any, previously allocated to the Subordinate Component and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described below to make distributions on the Certificates.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans;

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution; and

               (vii) any amounts distributable in respect of the Heilig/Petsmart Loans as described under "DESCRIPTION OF THE
          CERTIFICATES--Distributions--General";

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each

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Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited to the Interest Reserve Account in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan the amount by which thirty days' interest at the Net Mortgage Rate exceeds the amount of interest that actually accrues on such Mortgage Loan, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined in this Prospectus Supplement) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount (as defined in this Prospectus Supplement) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

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          (11) to distributions of interest to the holders of the Class D
     Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the

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     then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (33) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (36) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

          (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (39) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and/or Class M Certificates;

          (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (41) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (40) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class A Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans other than Prepayment Interest Shortfalls on the Heilig/Petsmart Loans, which will be first allocated between the Senior Component and the Subordinate Component as set forth below during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

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     With respect to the Heilig/Petsmart Loans, Prepayment Interest Shortfalls
(which are excluded from the foregoing calculation) will be allocated between the Senior Component and the Subordinate Component pro rata based on the amount of interest each such Component is otherwise entitled to receive on the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the Subordinate Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Subordinate Component's interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the Senior Certificates will reduce the Distributable Certificate Interest as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan (including the Subordinate Component of the Heilig/Petsmart Loans), which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan (including the Subordinate Component of the Heilig/Petsmart Loan), which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums ."

     Prepayment Premiums collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums on the Mortgage Loans, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums; (b) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Offered Certificates or applicable Non-Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date; and (c) 25%. The remaining portion of such Prepayment Premiums will be distributed to the Class IO Certificates. Prepayment Premiums collected on the Heilig/Petsmart Loans (including the Subordinate Component thereof) will be allocated pro rata between the Senior Component and the Subordinate Component, based on their respective Component Principal Balances, and the Senior Component's allocation will be distributed to the Offered Certificates as described in the first sentence of this paragraph.

     Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates will be distributed to the holders of the Class IO Certificates. Yield Maintenance Charges collected on the Heilig/Petsmart Loans will be allocated pro rata between the Subordinate Component and the Senior Component, based on their respective Component Principal Balances, and the Senior Component's allocation will be distributed to the Offered Certificates as described in the first sentence of this paragraph.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, 95% of any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among all the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates, and the remainder of such Additional Interest will be distributed to the holders of the Class IO Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans (including the Subordinate Component) will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Senior Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The rights of the holders of the Subordinate Component to receive distributions of amounts collected or advanced on the Heilig/Petsmart Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. The Subordinate Component will represent an interest in, and will be payable only out of payments and other collections and P&I Advances on, the Heilig/Petsmart Loans. This subordination provided by the Subordinate Certificates, to the extent provided herein, and the Subordinate Component is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class B Certificates by means of the subordination of the Non-Offered Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of payments and other collections on, and P&I Advances in respect of, the Heilig/Petsmart Loans as described under "Distributions" above, (ii) the application of the Available Distribution Amount on each


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Distribution Date in accordance with the order of priority described under
"--Distributions--Application of the Available Distribution Amount" above and
(iii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2 and Class IO Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 and Class A-2 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans, including the Subordinate Components, that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates and the Subordinate Components (in each case in reduction of their respective Certificate Balances and Component Principal Balances, as applicable) as follows, but in the aggregate only to the extent that (i) the aggregate Component Principal Balance of the Senior Component and the Subordinate Component remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Heilig/Petsmart Loans (including the Subordinate Component) that will be outstanding immediately following such Distribution Date or (ii) the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: (a) only with respect to Realized Losses and Additional Trust Fund Expenses related to the Heilig/Petsmart Loans, to the Subordinate Component until the Component Principal Balance thereof is reduced to zero, and (b) with respect to all Realized Losses and Additional Trust Fund Expenses, first, to the extent not allocated to the Subordinate Component of the Heilig/Petsmart Loans, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.


                                     S-128
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     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan (including, for the purposes of this paragraph, the Subordinate Component of the Heilig/Petsmart Loans), including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property)(including, for the purposes of this paragraph, the Subordinate Component of the Heilig/Petsmart Loans) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred), and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if applicable, Swap Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. With respect to each Semi-Annual Loan, the Master Servicer will make a P&I Advance each month (other than any month in which its Due Date occurs) in an amount equal to one-sixth of the interest portion of the following Periodic Payment due on such Mortgage Loan, net of related Servicing Fees and, if applicable, Swap Fees, due or deemed due, and


                                     S-129
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shall be entitled to reimbursement for such advances from the related Periodic
Payment when collected or, if non-recoverable from such Periodic Payment, then from general collections, in accordance with the next paragraph. No interest shall accrue on P&I Advances made in respect of any Semi-Annual Loan until after any Due Date on which no related Periodic Payment is collected in respect of such Semi-Annual Loan. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees and Trustee Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the product of (a) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (b) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance for Balloon Payments, default interest, Yield Maintenance Charges, Prepayment Premiums or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property or, with respect to any Semi-Annual Loan, the related Periodic Payment ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid (subject to the second preceding paragraph with respect to Semi-Annual Loans), out of penalty interest and late payment charges that have been collected on the related Mortgage Loan during the Collection Period in which such reimbursement is made and, in certain circumstances, out of any other amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

Appraisal Reductions

     References to "Mortgage Loan" throughout this sub-section "--Appraisal Reductions" shall include the Subordinate Component of the Heilig/Petsmart Loans. Upon the earliest of the date (each such date, a "Required


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Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including the related Subordinate Interest, if such Mortgage Loan is a Heilig/Petsmart Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR
Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $1 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows and reserves held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

Reports to Certificateholders; Available Information

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

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               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date; (C) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above; (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

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               (xix) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates; and

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period.

          2. A "CMSA Loan File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following eight reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) An "Historical Liquidation Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to

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     each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect toch REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x (other than in the case of Credit Lease Loans), (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x)that is 30 or more days delinquent.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

     The reports identified in clauses (a), (b), (c) and (d) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be

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responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Collateral File, CMSA Bond File and CMSA Loan File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available as a convenience for interested parties the Pooling and Servicing Agreement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CMSA Property File, to any Privileged Person (defined below) via the Trustee's internet website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee to such Privileged Person.

     The Trustee will make certain information relating to the Mortgage Loans or the Mortgaged Properties available by receiving inquiries by e-mail through the Trustee's internet website. Within the time period specified in the Pooling and Servicing Agreement, the Trustee will forward each such inquiry to the Master Servicer or the Special Servicer, as applicable. Unless the Master Servicer or the Special Servicer, as applicable, determines in its sole discretion that answering such inquiry (i) would not be in the best interests of the Trust Fund and/or the Certificateholders (ii) would be a violation of applicable law or the applicable Mortgage Loan Documents, or(iii) is otherwise, for any reason, not advisable to answer it will forward to the Trustee a response to such inquiry within the time period specified in the Pooling and Servicing Agreement (or indicate the time period within which a response will be provided). The Trustee will post responses to inquiries in the "Investor Q&A Forum" section of its website which may be password protected and available only to Privileged Persons.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any holder or Certificate Owner of a Certificate or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, either Mortgage Loan Seller, either Underwriter or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                    Assumed Final
Class Designation                                 Distribution Date
-----------------                                 -----------------
  Class A-1 ...............................           July 2009
  Class A-2 ...............................          March 2010
  Class IO ................................        September 2029
  Class B .................................          April 2010
  Class C .................................          April 2010
  Class D .................................          April 2010
  Class E .................................          April 2010
  Class F .................................          April 2012

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in May 2032, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

Voting Rights

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the case of the Class IO Certificates and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class. The Class R-I, Class R-II, Class R-III and Class R-IV Certificates will not be entitled to any Voting Rights of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

Termination

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans (including the Subordinate Component of the Heilig/Petsmart Loans) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer, the Depositor or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

The Trustee

     Norwest Bank Minnesota, National Association ("Norwest Bank") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to Norwest Bank's CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS


Yield Considerations

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO Certificate, to equal the weighted average of the Pass-Through Rates for the respective IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans (including the Subordinate Component) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or IO Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or IO Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any IO Component. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of an IO Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING

AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of an IO Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and the Class IO Certificates with respect to shortfalls of interest). Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO Component. As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rates applicable to each IO Component will be variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. Accordingly, the Pass-Through Rate on the IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates. The yield on the Class IO, Class B, Class C, Class D, Class E and Class F Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES --Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class IO Certificates and any other

Certificates purchased at a premium might not fully recoup their initial investment. See " DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

Price/Yield Tables

     The tables beginning on page "B-" of this Prospectus Supplement (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100-04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective IO Components of the Class IO Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including May 1, 2000 to but excluding May , 2000, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas ." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D, Class E and Class F Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the Yield Tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the applicable Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans, (x) no Prepayment Premiums or Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in June 2000, and (xiii) the Closing Date for the sale of the Offered Certificates is May 11, 2000.

     The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all the Mortgage Loans, have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date as applicable.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Weighted Average Life

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class F Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates and the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates may mature earlier or later than indicated by the tables. In particular, voluntary prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               Percentages of the Closing Date Certificate Balance
                         of the Class A-1 Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date ..............................        100           100          100          100          100
May 2001 ..................................         94            94           93           92           92
May 2002 ..................................         88            86           85           84           83
May 2003 ..................................         80            79           77           75           73
May 2004 ..................................         73            70           68           66           64
May 2005 ..................................         62            59           56           53           51
May 2006 ..................................         52            49           46           43           40
May 2007 ..................................         42            38           35           32           29
May 2008 ..................................         31            27           23           20           18
May 2009 ..................................          3             0            0            0            0
May 2010 and thereafter ...................          0             0            0            0            0
Weighted average life (in years) ..........        5.7           5.5          5.3          5.1          5.0


               Percentages of the Closing Date Certificate Balance
                         of the Class A-2 Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date ..............................        100           100          100          100          100
May 2001 ..................................        100           100          100          100          100
May 2002 ..................................        100           100          100          100          100
May 2003 ..................................        100           100          100          100          100
May 2004 ..................................        100           100          100          100          100
May 2005 ..................................        100           100          100          100          100
May 2006 ..................................        100           100          100          100          100
May 2007 ..................................        100           100          100          100          100
May 2008 ..................................        100           100          100          100          100
May 2009 ..................................        100           100           99           98           98
May 2010 and thereafter ...................          0             0            0            0            0
Weighted average life (in years) ..........        9.7           9.7          9.7          9.7          9.6

 Percentages of the Closing Date Certificate Balance of the Class B Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date ..............................        100           100          100          100          100
May 2001 ..................................        100           100          100          100          100
May 2002 ..................................        100           100          100          100          100
May 2003 ..................................        100           100          100          100          100
May 2004 ..................................        100           100          100          100          100
May 2005 ..................................        100           100          100          100          100
May 2006 ..................................        100           100          100          100          100
May 2007 ..................................        100           100          100          100          100
May 2008 ..................................        100           100          100          100          100
May 2009 ..................................        100           100          100          100          100
May 2010 and thereafter ...................          0             0            0            0            0
Weighted average life (in years) ..........        9.9           9.9          9.9          9.9          9.9


 Percentages of the Closing Date Certificate Balance of the Class C Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date ..............................        100           100          100          100          100
May 2001 ..................................        100           100          100          100          100
May 2002 ..................................        100           100          100          100          100
May 2003 ..................................        100           100          100          100          100
May 2004 ..................................        100           100          100          100          100
May 2005 ..................................        100           100          100          100          100
May 2006 ..................................        100           100          100          100          100
May 2007 ..................................        100           100          100          100          100
May 2008 ..................................        100           100          100          100          100
May 2009 ..................................        100           100          100          100          100
May 2010 and thereafter ...................          0             0            0            0            0
Weighted average life (in years) ..........        9.9           9.9          9.9          9.9          9.9


 Percentages of the Closing Date Certificate Balance of the Class D Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date                                       100           100          100          100          100
May 2001                                           100           100          100          100          100
May 2002                                           100           100          100          100          100
May 2003                                           100           100          100          100          100
May 2004                                           100           100          100          100          100
May 2005                                           100           100          100          100          100
May 2006                                           100           100          100          100          100
May 2007                                           100           100          100          100          100
May 2008                                           100           100          100          100          100
May 2009                                           100           100          100          100          100
May 2010 and thereafter                              0             0            0            0            0
Weighted average life (in years)                   9.9           9.9          9.9          9.9          9.9

 Percentages of the Closing Date Certificate Balance of the Class E Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date ..............................        100           100          100          100          100
May 2001 ..................................        100           100          100          100          100
May 2002 ..................................        100           100          100          100          100
May 2003 ..................................        100           100          100          100          100
May 2004 ..................................        100           100          100          100          100
May 2005 ..................................        100           100          100          100          100
May 2006 ..................................        100           100          100          100          100
May 2007 ..................................        100           100          100          100          100
May 2008 ..................................        100           100          100          100          100
May 2009 ..................................        100           100          100          100          100
May 2010 ..................................          0             0            0            0            0
May 2011 and thereafter ...................          0             0            0            0            0
Weighted average life (in years) ..........        9.9           9.9          9.9          9.9          9.9


 Percentages of the Closing Date Certificate Balance of the Class F Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                                  -----------------------------------------------------------
Distribution Date                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Closing Date ..............................        100           100          100          100          100
May 2001 ..................................        100           100          100          100          100
May 2002 ..................................        100           100          100          100          100
May 2003 ..................................        100           100          100          100          100
May 2004 ..................................        100           100          100          100          100
May 2005 ..................................        100           100          100          100          100
May 2006 ..................................        100           100          100          100          100
May 2007 ..................................        100           100          100          100          100
May 2008 ..................................        100           100          100          100          100
May 2009 ..................................        100           100          100          100          100
May 2010 ..................................         85            52           27            8            0
May 2011 ..................................         64            30            5            0            0
May 2012 and thereafter ...................          0             0            0            0            0
Weighted average life (in years) ..........       11.0          10.4         10.1          9.9          9.9


Yield Sensitivity of the Class IO Certificates

     The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class IO Certificates to fully recoup their initial investments.

     Any optional termination by the Special Servicer, the Master Servicer, the Depositor or the Majority Subordinate Certificateholder would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class IO Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the aggregate of the notional amounts of the components of the Class IO Certificates) of the Class IO Certificates set forth in the table, plus accrued interest thereon from May 1, 2000 to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates are as stated on page S-7 of this Prospectus Supplement.

                   Sensitivity to Principal Prepayments of the
            Pre-Tax Yields to Maturity of the Class IO Certificates

Assumed Purchased Price    0% CPR     3% CPR     6% CPR    9% CPR     12% CPR
-----------------------    ------     ------     ------    ------     -------







     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class IO Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class IO Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class IO Certificates.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Mayer, Brown & Platt, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, one or more separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Mayer, Brown & Platt will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the respective Components thereof) will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Certificateholders' entitlement to a portion of the Additional Interest will be treated as a Grantor Trust Strip Certificate (as defined in the accompanying Prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes. Certificateholders will be required to allocate their basis between the portion of the Offered Certificates treated as a REMIC regular interest (or in the case of the Class IO Certificate, the IO Components treated as REMIC regular interests) and their right to Additional Interest based on the relative fair market value of such REMIC regular interest and their right to Additional Interest as of the date of issuance. The accrual of income with respect to Additional Interest is not entirely clear and Certificateholders should consult their own tax advisor regarding the accrual of income with respect to the Additional Interest. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Taxation of Owners of Grantor Trust Strip Certificates" in the accompanying Prospectus.

     Based on expected issue prices, the Class IO Certificates will, and certain of the Sequential Pay Certificates, depending on their issue price, may, be treated as having been issued with original issue discount for federal income tax reporting purposes. In addition, although there is no clear authority, the trust intends to treat the respective IO Components as instruments issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of %, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to holders of the Class IO Certificates and the IRS with respect to the Class IO Certificates will be based on such aggregate method. However, a literal reading of the regulations addressing integration would not allow the integration of the portion of the Trust Fund treated as a Grantor Trust Strip Certificate and the portion treated as a REMIC regular interest held by a Certificateholder. Prospective purchasers of the Class IO Certificates are advised to consult their own tax advisers about the use of this methodology and potential consequences of being required to report original issue discount on the Class IO Certificates. Certain classes of the Offered Certificates bear interest at the lesser of a fixed rate and a Weighted Average Net Mortgage Rate. Although it is not entirely clear that such interest constitutes "qualified stated interest" for purposes of the OID Regulations, the Trust Fund will report it as such.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It is not entirely clear whether Prepayment Premiums or Yield Maintenance Charges give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Prepayment and Yield Maintenance Charges in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption 96-22 (April 3, 1996) to First Union Corporation, and its subsidiaries and its affiliates, which include First Union Securities, Inc. (" First Union Securities"); and Prohibited Transaction Exemption 90-29 (May 24, 1990) to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include
(a) First Union Securities, (b) MLPF&S, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Securities or MLPF&S and (d) any member of the underwriting syndicate or selling group of which First Union Securities or MLPF&S or a person described in (c) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title 1 of ERISA, such as certain Keogh plans and certain individual retirement accounts. In addition, when it issued the Exemptions, the Department of Labor did not consider mortgages containing defeasance provisions as described in this Prospectus Supplement. Accordingly, it is not clear what the impact on the Exemptions would be if such defeasance provisions were exercised.

     The Exemptions set forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch") (each, an "NRSRO"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group ," which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of

Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any such Certificate must make its own determination that, at the time of such purchase, such Certificate and purchase satisfies the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest ," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the Trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(iv) in the case of the acquisition of the Certificates in connection with their initial issuance, at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     The characteristics of the Class B, Class C, Class D, Class E and Class F Certificates do not meet the requirements of the Exemptions. Accordingly, Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on
Section III of PTE 95-60 (discussed below).

     Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D, Class E and Class F Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, DCR, Moody's or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D, Class E and Class F Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of Class A or Class IO Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold Class A or Class IO Certificates unless such Certificates are rated in one of the top three rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each Purchaser of Class B, Class C, Class D, Class E and Class F Certificates with the assets of one or more Plans shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") and First Union Securities, Inc. ("First Union Securities" and together with MLPF&S, the "Underwriters"), the Depositor has agreed to sell to each of First Union Securities and MLPF&S, and each of First Union Securities and MLPF&S, has agreed to purchase, severally but not jointly, the respective Certificate Balances, or notional amounts, as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%;

                                                   Merrill Lynch, Pierce, Fenner
 Class               First Union Securities, Inc       & Smith Incorporated
 -----               ---------------------------       --------------------
 Class A-1 ....
 Class A-2 ....
 Class IO .....
 Class B.......
 Class C.......
 Class D.......
 Class E.......
 Class F.......

     First Union Securities and MLPF&S are acting as co-lead managers and co-bookrunners of the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $ , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, First Union Securities and MLPF&S may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each

Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     First Union Securities, one of the Underwriters, is an affiliate of the Depositor, First Union National Bank and the Master Servicer. MLPF&S, one of the Underwriters, is an affiliate of Merrill Lynch Mortgage Capital Inc., one of the Mortgage Loan Sellers.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt, Charlotte, North Carolina and certain legal matters will be passed upon for the Underwriters by Willkie Farr & Gallagher, New York, New York.

                                     RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Fitch (the "Rating Agencies"):

                                                   Expected
                                                  Ratings from
            Class                                   S&P/Fitch
            -----                                   ---------
            Class A-1                                AAA/AAA
            Class A-2                                AAA/AAA
            Class IO                                AAAr/AAA
            Class B                                   AA/AA
            Class C                                    A/A
            Class D                                   A-/A-
            Class E                                  BBB/BBB
            Class F                                 BBB-/BBB-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized. As described in this Prospectus Supplement, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     A downgrade, qualification (if applicable) or withdrawal of a rating with respect to the Enhancement Insurer, a Residual Value Insurer, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                            Page
                                                                            ----
30/360 basis ............................................................   S-68
Accrued Certificate Interest ............................................  S-124
Actual/360 basis ........................................................   S-68
Additional Interest .....................................................   S-69
Additional Rights .......................................................   S-74
Additional Trust Fund Expenses ..........................................  S-129
Administrative Cost Rate ................................................   S-79
Advance .................................................................  S-130
Anticipated Repayment Date ..............................................   S-69
Appraisal Reduction Amount ..............................................  S-131
ARD Loans ...............................................................   S-69
Assumed Final Distribution Date .........................................  S-136
Assumed Scheduled Payment ...............................................  S-125
Available Distribution Amount ...........................................  S-120
Balloon Loans ...........................................................   S-69
banking organization ....................................................  S-115
base year ...............................................................  S-134
Bond-Type Leases ........................................................   S-74
Capital Imp. Reserve ....................................................   S-80
Casualty or Condemnation Rights .........................................   S-74
CBE .....................................................................  S-142
Certificate Balance .....................................................  S-117
Certificate Deferred Interest ...........................................  S-117
Certificateholders ......................................................  S-119
Certificates ............................................................  S-114
Class ...................................................................  S-114
Class A certificates ....................................................  S-114
clearing agency .........................................................  S-115
clearing corporation ....................................................  S-115
Clearstream, Luxembourg .................................................  S-114
CMSA Bond File ..........................................................  S-133
CMSA Collateral File ....................................................  S-133
CMSA Loan File ..........................................................  S-133
CMSA Property File ......................................................  S-133
Code ....................................................................   S-76
Collection Period .......................................................  S-119
Comparative Financial Status Report .....................................  S-134
Compensating Interest Payment ...........................................  S-108
Component Principal Balance .............................................  S-118
Constant Prepayment Rate ................................................  S-142
Controlling Class .......................................................  S-106
Controlling Class Representative ........................................  S-106
Cooperative .............................................................  S-116
Corrected Mortgage Loan .................................................  S-107
CPR .....................................................................  S-142
Credit Lease ............................................................   S-73
Credit Lease Assignment .................................................   S-75
Credit Lease Default ....................................................   S-74
Credit Lease Loan Table .................................................   S-74

Credit Lease Loans ......................................................   S-73
Cross Collateralized Group ..............................................   S-77
Custodian ...............................................................  S-100
Cut-Off Date ............................................................   S-67
Cut-Off Date DSC Ratio ..................................................   S-78
Cut-Off Date DSCR .......................................................   S-78
Cut-Off Date LTV ........................................................   S-79
Cut-Off Date LTV Ratio ..................................................   S-79
Cut-Off Date Balance ....................................................   S-67
Cut-Off Date Pool Balance ...............................................   S-67
D .......................................................................   S-80
DCR .....................................................................  S-150
Defeasance ..............................................................   S-80
Defeasance Collateral ...................................................   S-70
Delinquent Loan Status Report ...........................................  S-133
Depositaries ............................................................  S-114
Determination Date ......................................................  S-119
Discount Rate ...........................................................  S-127
Distributable Certificate Interest ......................................  S-124
Distribution Date .......................................................  S-119
Distribution Date Statement .............................................  S-131
Double Net Leases .......................................................   S-74
DSC Ratio ...............................................................   S-77
DSCR ....................................................................   S-77
DTC .....................................................................  S-114
Due Date ................................................................   S-68
due-on-encumbrance ......................................................   S-71
due-on-sale .............................................................   S-71
Enhancement Insurer .....................................................   S-75
ERISA ...................................................................  S-150
Euroclear Operator ......................................................  S-116
Euroclear Participants ..................................................  S-116
Excess Cash Flow ........................................................   S-69
Excluded Plan ...........................................................  S-151
Exemption ...............................................................  S-150
Exemptions ..............................................................  S-150
Final Recovery Determination ............................................  S-132
First Principal Payment Date ............................................  S-142
First Union Securities ..................................................  S-153
Fitch ...................................................................    S-7
foreclosure property ....................................................  S-112
Form 8-K ................................................................  S-104
Fully Amortizing Loans ..................................................   S-69
Group Policies ..........................................................   S-72
Guarantor ...............................................................   S-73
Heilig/Petsmart Loans ...................................................   S-75
Historical Liquidation Report ...........................................  S-133
Historical Loan Modification Report .....................................  S-133
HUD .....................................................................   S-77
Indirect Participants ...................................................  S-115
Insured Balloon Payment .................................................   S-69
Interest Accrual Period .................................................  S-118

Interest Reserve Amount .................................................  S-121
Interest Reserve Loans ..................................................  S-121
IO Component ............................................................  S-117
IRS .....................................................................  S-149
L ( ) ...................................................................   S-79
Last Principal Payment Date .............................................  S-142
Loan per Sq Ft, Unit, Bed, Pad or Room ..................................   S-79
Lockout .................................................................   S-79
Lockout Period ..........................................................   S-79
Maintenance Rights ......................................................   S-74
Majority Subordinate Certificateholder ..................................  S-137
Master Servicer .........................................................  S-105
Master Servicing Fee ....................................................  S-108
Master Servicing Fee Rate ...............................................  S-108
Maturity Date LTV Ratio .................................................   S-79
MLPF ....................................................................  S-150
modified duration .......................................................  S-142
Monthly Rental Payments .................................................   S-73
Moody's .................................................................  S-150
Mortgage ................................................................   S-67
Mortgage Deferred Interest ..............................................  S-117
Mortgage File ...........................................................  S-100
Mortgage Loan ...........................................................   S-67
Mortgage Loan Purchase Agreements .......................................   S-98
Mortgage Loans ..........................................................   S-67
Mortgage Note ...........................................................   S-67
Mortgage Rate ...........................................................   S-68
Mortgaged Property ......................................................   S-67
NAP .....................................................................   S-80
NAV .....................................................................   S-80
Net Aggregate Prepayment Interest Shortfall .............................  S-124
Net Cash Flow ...........................................................   S-77
net income from foreclosure property ....................................  S-112
Net Mortgage Rate .......................................................  S-118
NRA .....................................................................   S-94
New Regulations .........................................................  S-149
NNN .....................................................................   S-74
NOI Adjustment Worksheet ................................................  S-134
Non-Offered Certificates ................................................  S-114
Non-SMMEA Certificates ..................................................  S-152
Nonrecoverable P&I Advance ..............................................  S-130
non-service .............................................................  S-112
Norwest Bank ............................................................  S-138
NRSRO ...................................................................  S-150
O ( ) ...................................................................   S-79
Occupancy Percentage ....................................................   S-80
Offered Certificates ....................................................  S-114
OID Regulations .........................................................  S-149
Open Period .............................................................   S-80
Operating Statement Analysis ............................................  S-134
Original Term to Maturity ...............................................   S-80
ORIX ....................................................................  S-106

P&I Advance ..........................................................     S-129
Party in Interest ....................................................     S-151
Periodic Payments ....................................................      S-68
Plan .................................................................     S-150
placed in service ....................................................      S-76
Pooling and Servicing Agreement ......................................     S-114
Prepayment Interest Excess ...........................................     S-108
Prepayment Interest Shortfall ........................................     S-108
Prepayment Premiums ..................................................     S-126
Primary Term .........................................................      S-73
Principal Distribution Amount ........................................     S-125
Principal Recovery Fee ...............................................     S-108
Privileged Person ....................................................     S-135
prohibited transactions ..............................................     S-112
PTE 95-60 ............................................................     S-152
Purchase Price .......................................................     S-101
Qualified Appraiser ..................................................     S-131
Qualified Substitute Mortgage Loan ...................................     S-102
Rating Agencies ......................................................     S-154
Rated Final Distribution Date ........................................     S-137
real estate assets ...................................................     S-151
Realized Losses ......................................................     S-129
Reimbursement Rate ...................................................     S-130
Related Proceeds .....................................................     S-130
Remaining Amortization Term ..........................................      S-79
Remaining Term to Maturity ...........................................      S-79
REMIC ................................................................S-18, S-70
REMIC Administrator ..................................................     S-138
REMIC Regular Certificates ...........................................     S-114
REMIC Regulations ....................................................     S-148
REMIC Residual Certificates ..........................................     S-114
Rental Property ......................................................      S-78
REO Extension ........................................................     S-112
REO Mortgage Loan ....................................................     S-126
REO Property .........................................................     S-107
REO Status Report ....................................................     S-133
REO Tax ..............................................................     S-112
Replacement Reserve ..................................................      S-80
Required Appraisal Date ..............................................     S-130
Required Appraisal Loan ..............................................     S-131
Required Defeasance Period ...........................................     S-141
Residual Value Insurance Policy ......................................      S-69
Residual Value Insurer ...............................................      S-69
Restricted Group .....................................................     S-150
Restricted Servicer Reports ..........................................     S-134
Rules ................................................................     S-115
S&P ..................................................................       S-7
Scenario .............................................................     S-142
Scheduled Payment ....................................................     S-125
Semi-Annual Loans ....................................................      S-68
Senior Component .....................................................      S-75
Sequential Pay Certificates ..........................................     S-114
service .................................................................  S-112
Servicing Fees ..........................................................  S-108
Servicing Transfer Event ................................................  S-107
SMMEA ...................................................................  S-152
Special Servicing Fee ...................................................  S-108
Special Servicing Fee Rate ..............................................  S-108
Specially Serviced Mortgage Loans .......................................  S-107
Specially Serviced Trust Fund Assets ....................................  S-107
Stated Principal Balance ................................................  S-119
Subordinate Component ...................................................   S-75
Substitution Shortfall Amount ...........................................  S-101
Swap Fee ................................................................   S-79
Table Assumptions .......................................................  S-136
Tax Credits .............................................................   S-76
Tenant ..................................................................   S-73
Tenants .................................................................   S-73
Terms and Conditions ....................................................  S-116
TI/LC Reserve ...........................................................   S-80
Triple Net Leases .......................................................   S-74
Trust Fund ..............................................................  S-114
Underwriter .............................................................  S-150
Underwriters ............................................................  S-153
Underwriting Agreement ..................................................  S-153
Underwritten Replacement Reserves .......................................   S-79
Unrestricted Servicer Reports ...........................................  S-134
Voting Rights ...........................................................  S-137
Watch List Report .......................................................  S-134
Weighted Averages .......................................................   S-79
Weighted Average Net Mortgage Rate ......................................  S-118
Workout Fee .............................................................  S-109
X ( ) ...................................................................   S-79
Year Built ..............................................................   S-79
Yield Maintenance Charges ...............................................  S-126
Yield Tables ............................................................  S-142
YM ( ) ..................................................................   S-79
YMx% ( ) ................................................................   S-79

       FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES






  Control
  Number     Property Name                                       Address
--------------------------------------------------------------------------------------------------------------------
    111      102-104 East 116th Street                           102-104 East 116th Street
     84      103rd Street Family Center                          6733 103rd Street
    140      1342 N. Detroit                                     1342 N. Detroit Street
     75      1390-1400/1409-1429/2074-2100 Park Street           Various
    75.1     1390-1400 Park Street                               1390-1400 Park Street
    75.2     2074-2100 Park Street (aka 340 Prospect Ave.)       2074-2100 Park Street (aka 340 Prospect Ave.)
    75.3     1409-1429 Park Street                               1409-1429 Park Street
    120      170 Portola Road                                    170 Portola Valley Road
    144      204 Lakeview Avenue                                 204 Lakeview Avenue
     66      222 West 37th Street                                222 West 37th Street
    119      5 Daniel Road                                       5 Daniel Road
    145      554-562 Valley Road                                 554-562 Valley Road
    134      63 Elm Street Apartments                            63 Elm Street
    115      866 Westmount Apts.                                 866 Westmount  Drive
    137      Alma School Shopping Center                         2950 South Alma School
    122      Amber Square Apartments                             2803 Woodbury Drive
    136      Amberwood Apartments Phase II                       1308 - 1309 Amberwood Drive
     69      Ashler Oaks Apartments                              4100 Parkdale Drive
     91      Ashton Hall ALF                                     1155 Hwy 29S
     19      Atrium Mall @ James R. Thompson Center              100 W. Randolph Street
    107      Bear Valley Shopping Center                         25030-25100 Allesandro Blvd
     20      Beltway Plaza Retail Center                         9310-9340 South Eastern Avenue
     39      Big V Shopping Center                               1129-1131 Campbell Avenue
     4       BR- Peartree Square                                 691 Co-op City Blvd
     29      Bristol Place Shopping Center                       3310-3398 South Bristol Street
    127      BT Self Storage                                     126 Hamburg Turnpike
     88      Campus Walk Apartments                              950 Hudson Road
    118      Carlton Court Apartments                            5024 E. Thomas Rd
     36      Carrboro Plaza Shopping Center                      104 West NC Highway 54
     64      Cedar Pointe                                        135 Ignico Drive
     81      Cedar Street Design Center                          601, 619 & 623 Cedar Street
     95      Cesery Apartments- Pool A                           Various
    95.1     Monterey Manor Garden                               1038 Caliente Drive
    95.2     Matanzas Apartments                                 5642 Matanzas Way
    95.3     Georgetown Apts.                                    5611 Holly Bell Drive
     25      Cesery Apartments- Pool B                           Various
    25.1     Greenbrier Apartments                               3031 Tall Pine Lane W.
    25.2     Forest Park                                         3206 Justina Road
    25.3     Colony Apartments                                   5814 Merrill Road
    25.4     Sweetbriar I and II                                 5736 Merrill Road
    25.5     Villa Capri I and II                                3102 Tall Pine Lane
     67      Chapin Center                                       1419 Chapin Road
     86      Chaska Business Center                              343 82nd Street
     23      Chateau Vestavia                                    2435 Columbiana Road
     7       Club Lake Pointe Apartments                         555 Lakeview Drive
     53      College Park Shopping Center                        5110-5158 South Rural Road
     94      Colonial Shopping Center                            430 North Country Road
     63      Comfort Inn-Bossier City, LA                        1100 Delhi Avenue
     8       Covina Town Center AMC Theaters                     1414 N. Azusa Avenue
     44      Crescent Cove Apartments                            2500 Crescent Cove Drive
    121      Crystal Trace Apartments                            1901 South 26th Street
     73      Eagle Rock II                                       3760 University Blvd. South
     34      Eatontown Plaza                                     50 Route 36
     77      Edgewood Apartments                                 1601 Highway 90 West
    123      Elm Lake Apartments                                 6318 14th Street East
    124      Elm Tree Apartments                                 3401 South 200 East
     31      Engineering Technology Building                     769, 777, and 789 Chicago Road
    106      Enterprise Center                                   11833 Canon Boulevard
     42      Esprit Luxury Villas                                9830 Reagan Rd.
     99      Fallbrook Towne Centre                              1075-1079 S. Mission Road

                                                        Cross
                                                      Collater-                                                             Credit
                                                        alized                                                              Lease
                                                      and Cross                                          Specific            Loan
  Control                                   Zip       Defaulted       Loan         General               Property           ("CTL")
  Number            City          State    Code       Loan Flag      Seller      PropertyType              Type              Flag
------------------------------------------------------------------------------------------------------------------------------------
    111           New York         NY      10035                      FUNB       Multifamily            Conventional
     84         Jacksonville       FL      32210                       ML           Retail                Anchored
    140           Hollywood        CA      90069                      FUNB       Multifamily            Conventional
     75           Hartford         CT      06106                       ML         Industrial               Various
    75.1          Hartford         CT      06106                       ML         Industrial       Warehouse/Distribution
    75.2          Hartford         CT      06106                       ML         Industrial                Flex
    75.3          Hartford         CT      06106                       ML         Industrial       Warehouse/Distribution
    120        Portola Valley      CA      94028                      FUNB          Office
    144            Clifton         NJ      07011      Trematore       FUNB        Mixed Use          Retail/Multifamily
     66           New York         NY      10018                       ML           Office                  Flex
    119           Fairfield        NJ      07004                      FUNB        Industrial                Flex
    145          West Orange       NJ      07052      Trematore       FUNB        Mixed Use          Retail/Multifamily
    134           Montclair        NJ      07042                      FUNB       Multifamily            Conventional
    115        West Hollywood      CA      90069                      FUNB       Multifamily            Conventional
    137             Mesa           AZ      85210                      FUNB          Retail               Unanchored
    122          San Antonio       TX      78217         Lynd         FUNB       Multifamily            Conventional
    136            Norfolk         NE      68701         Timm         FUNB       Multifamily            Conventional
     69          San Antonio       TX      78229                      FUNB       Multifamily            Conventional
     91         Lawrenceville      GA      30245                      FUNB        Healthcare           Assisted Living
     19            Chicago         IL      60601                      FUNB          Retail               Unanchored
    107         Moreno Valley      CA      92553                      FUNB          Retail               Unanchored
     20           Henderson        NV      89014                      FUNB          Retail               Unanchored
     39          West Haven        CT      06516                      FUNB          Retail                Anchored
     4              Bronx          NY      10475                       ML           Retail                Anchored
     29           Santa Ana        CA      92701                      FUNB          Retail             Shadow Anchored
    127         Bloomingdale       NJ      07403                      FUNB       Self-Storage
     88           Marietta         GA      30060                      FUNB       Multifamily            Conventional
    118            Phoenix         AZ      85018                      FUNB       Multifamily            Conventional
     36           Carrboro         NC      27510                       ML           Retail                Anchored
     64        Warner Robbins      GA      31093                      FUNB       Multifamily            Conventional
     81           Charlotte        NC      28202                      FUNB        Mixed Use             Office/Retail
     95         Jacksonville       FL      32211                       ML        Multifamily            Conventional
    95.1        Jacksonville       FL      32211                       ML        Multifamily            Conventional
    95.2        Jacksonville       FL      32211                       ML        Multifamily            Conventional
    95.3        Jacksonville       FL      32211                       ML        Multifamily            Conventional
     25         Jacksonville       FL     Various                      ML        Multifamily            Conventional
    25.1        Jacksonville       FL      32211                       ML        Multifamily            Conventional
    25.2        Jacksonville       FL      32211                       ML        Multifamily            Conventional
    25.3        Jacksonville       FL      32277                       ML        Multifamily            Conventional
    25.4        Jacksonville       FL      32277                       ML        Multifamily            Conventional
    25.5        Jacksonville       FL      32211                       ML        Multifamily            Conventional
     67            Chapin          SC      29036                      FUNB          Retail                Anchored
     86            Chaska          MN      55318                      FUNB          Office
     23          Birmingham        AL      35216                      FUNB        Healthcare           Congregate Care
     7          Coral Springs      FL      33071                      FUNB       Multifamily            Conventional
     53             Tempe          AZ      85282                      FUNB          Retail                Anchored
     94           St. James        NY      11780                      FUNB          Retail               Unanchored
     63         Bossier City       LA      71111                      FUNB       Hospitality           Limited Service
     8             Covina          CA      91722                       ML           Retail             Shadow Anchored
     44             Evans          CO      80620         Timm         FUNB       Multifamily            Conventional
    121          Ft. Pierce        FL      34947                      FUNB       Multifamily            Conventional
     73         Jacksonville       FL      32216                      FUNB       Multifamily            Conventional
     34           Eatontown        NJ      07724                       ML           Retail                Anchored
     77             Sealy          TX      77474                      FUNB       Multifamily            Conventional
    123           Bradenton        FL      34203                      FUNB       Multifamily               Sec. 42
    124        Salt Lake City      UT      84115                      FUNB       Multifamily            Conventional
     31             Troy           MI      48083                       ML           Office
    106         Newport News       VA      23606                      FUNB        Industrial                Flex
     42           San Diego        CA      92126                      FUNB       Multifamily            Conventional
     99           Fallbrook        CA      92028                       ML           Retail             Shadow Anchored


                                                 % of                                                          Loan
                    Original      Cut-Off       Aggregate                                                      Admin-
                      Loan          Date        Cut-Off       Origin-                                         istrative
  Control           Balance($)      Loan          Date        ation     First Pay   Maturity    Mortgage      Cost Rate
  Number               (1)        Balance ($)   Balance       Date       Date     Date or ARD   Rate (%)        (%)
------------------------------------------------------------------------------------------------------------------------
    111             1,573,000      1,572,089     0.20%      03/09/00   05/01/00    04/01/10     8.7200%      0.05385%
     84             2,444,000      2,441,510     0.31%      02/09/00   04/01/00    03/01/10     9.0800%      0.05385%
    140               780,000        779,532     0.10%      03/30/00   05/01/00    04/01/10     8.5500%      0.05385%
     75             2,800,000      2,797,397     0.36%      03/31/00   05/01/00    04/01/10     8.7500%      0.05385%
    75.1
    75.2
    75.3
    120             1,300,000      1,298,000     0.17%      03/01/00   04/01/00    04/01/10     9.0000%      0.05385%
    144               299,000        298,823     0.04%      03/06/00   05/01/00    04/01/10     8.6250%      0.05385%
     66             3,400,000      3,397,128     0.43%      02/11/00   04/01/00    03/01/10     9.0000%      0.05385%
    119             1,364,000      1,361,163     0.17%      12/28/99   02/01/00    01/01/10     8.7500%      0.05385%
    145               212,000        211,884     0.03%      03/06/00   05/01/00    04/01/10     9.0000%      0.05385%
    134               885,000        883,269     0.11%      12/29/99   02/01/00    01/01/10     9.0000%      0.05385%
    115             1,475,000      1,471,016     0.19%      11/23/99   01/01/00    12/01/09     8.3400%      0.05385%
    137               795,000        793,710     0.10%      01/05/00   03/01/00    02/01/10     9.0900%      0.05385%
    122             1,249,000      1,246,156     0.16%      12/22/99   02/01/00    01/01/10     8.3750%      0.05385%
    136               840,000        837,617     0.11%      11/10/99   01/01/00    12/01/09     8.1500%      0.05385%
     69             3,242,000      3,234,819     0.41%      12/23/99   02/01/00    01/01/10     8.4900%      0.05385%
     91             2,300,000      2,298,776     0.29%      03/14/00   05/01/00    04/01/10     9.1250%      0.05385%
     19            11,500,000     11,500,000     1.47%      01/31/00   03/01/00    02/01/10     8.5300%      0.05385%
    107             1,621,000      1,618,298     0.21%      01/12/00   03/01/00    02/01/10     8.9600%      0.05385%
     20            11,500,000     11,472,586     1.47%      12/02/99   02/01/00    01/01/10     8.1800%      0.05385%
     39             6,873,000      6,856,033     0.88%      12/13/99   02/01/00    01/01/10     8.0300%      0.05385%
     4             22,266,000     22,221,654     2.84%      01/14/00   03/01/00    02/01/10     8.8125%      0.05385%
     29             9,142,500      9,142,500     1.17%      01/21/00   03/01/00    02/01/10     8.5800%      0.05385%
    127             1,055,000      1,052,435     0.13%      01/05/00   03/01/00    02/01/10     9.6250%      0.05385%
     88             2,361,000      2,355,808     0.30%      12/30/99   02/01/00    01/01/10     8.5200%      0.05385%
    118             1,365,000      1,362,684     0.17%      01/19/00   03/01/00    02/01/10     8.8750%      0.05385%
     36             7,500,000      7,495,372     0.96%      03/29/00   05/01/00    04/01/10     8.4100%      0.05385%
     64             3,623,000      3,620,746     0.46%      03/28/00   05/01/00    04/01/10     8.3700%      0.05385%
     81             2,509,000      2,504,881     0.32%      02/09/00   04/01/00    03/01/10     8.6900%      0.05385%
     95             2,250,000      2,245,365     0.29%      01/10/00   03/01/00    02/01/10     8.6000%      0.05385%
    95.1
    95.2
    95.3
     25            10,000,000      9,979,399     1.27%      01/10/00   03/01/00    02/01/10     8.6000%      0.05385%
    25.1
    25.2
    25.3
    25.4
    25.5
     67             3,370,000      3,366,177     0.43%      03/21/00   05/01/00    04/01/10     8.7500%      0.05385%
     86             2,450,000      2,425,542     0.31%      11/09/99   01/01/00    11/01/04     8.1000%      0.05385%
     23            10,550,000     10,527,405     1.34%      12/22/99   02/01/00    01/01/10     8.6300%      0.05385%
     7             19,760,000     19,711,917     2.52%      12/23/99   02/01/00    01/01/10     8.0920%      0.05385%
     53             4,345,000      4,335,398     0.55%      12/08/99   02/01/00    01/01/15     8.5000%      0.08885%
     94             2,260,000      2,254,709     0.29%      11/22/99   01/01/00    12/01/09     8.8750%      0.05385%
     63             3,650,000      3,631,431     0.46%      10/26/99   12/01/99    11/01/09     8.8500%      0.05385%
     8             17,390,000     17,379,334     2.22%      03/24/00   05/01/00    04/01/10     8.4400%      0.05385%
     44             5,360,000      5,344,795     0.68%      11/10/99   01/01/00    12/01/09     8.1500%      0.05385%
    121             1,300,000      1,297,263     0.17%      12/22/99   02/01/00    01/01/10     8.7000%      0.05385%
     73             2,944,000      2,938,780     0.38%      01/18/00   03/01/00    02/01/10     8.6600%      0.05385%
     34             8,000,000      7,995,193     1.02%      03/14/00   05/01/00    04/01/10     8.5400%      0.05385%
     77             2,596,000      2,593,550     0.33%      02/29/00   04/01/00    03/01/10     8.6250%      0.05385%
    123             1,175,000      1,169,125     0.15%      11/01/99   12/01/99    11/01/27     7.8750%      0.05385%
    124             1,150,000      1,147,021     0.15%      11/22/99   01/01/00    12/01/09     8.5000%      0.05385%
     31             8,900,000      8,875,539     1.13%      12/16/99   02/01/00    01/01/10     8.1250%      0.05385%
    106             1,670,000      1,664,958     0.21%      10/04/99   12/01/99    11/01/09     8.7500%      0.05385%
     42             5,900,000      5,887,149     0.75%      12/30/99   02/01/00    01/01/10     8.5600%      0.05385%
     99             2,035,000      2,033,004     0.26%      02/17/00   04/01/00    03/01/10     9.2500%      0.05385%

                              Original     Remaining                   Orig.   Remain.                     Maturity
                              Term to       Term to     Remain.        Amort.   Amort.      Annual          Date
                 Interest     Maturity      Maturity      IO           Term     Term          P&I          or ARD
 Control         Accrual       or ARD        or ARD      Period       (Mos.)   (Mos.)       Payments       Balloon     ARD
  Number         Method        (Mos.)        (Mos.)      (Mos.)         (1)     (1)         ($)(2)         Balance($) Loans
----------------------------------------------------------------------------------------------------------------------------
  111           Actual/360       120          119                     360       359          148,093      1,430,114    N
  84            Actual/360       120          118                     360       358          240,510      2,193,635    N
  140           Actual/360       120          119                     360       359           72,302        706,463    N
  75            Actual/360       120          119                     300       299          276,240      2,356,647    N
 75.1
 75.2
 75.3
  120           Actual/360       121          119                     300       298          130,915      1,099,462    N
  144           Actual/360       120          119                     360       359           27,907        271,267    N
  66            Actual/360       120          118                     360       358          328,286      3,110,824    N
  119           Actual/360       120          116                     360       356          128,767      1,241,067    N
  145           Actual/360       120          119                     360       359           20,470        193,922    N
  134           Actual/360       120          116                     360       356           85,451        809,629    N
  115           Actual/360       120          115                     360       355          134,096      1,329,999    N
  137           Actual/360       120          117                     360       357           77,380        728,515    N
  122           Actual/360       120          116                     360       356          113,920      1,126,893    N
  136           Actual/360       120          115                     360       355           75,020        754,081    N
  69            Actual/360       120          116                     360       356          298,862      2,932,723    N
  91            Actual/360       120          119                     360       359          224,563      2,109,496    N
  19            Actual/360       120          117           33        360       360        1,064,036     10,839,223    N
  107           Actual/360       120          117                     360       357          155,956      1,481,318    N
  20            Actual/360       120          116                     360       356        1,029,965     10,328,969    N
  39            Actual/360       120          116                     360       356          606,905      6,151,336    N
   4            Actual/360       120          117                     360       357        2,138,101     19,893,916    Y
  29            Actual/360       120          117           9         360       360          849,803      8,404,585    N
  127           Actual/360       120          117                     300       297          111,712        908,373    N
  88            Actual/360       120          116                     360       356          218,250      2,137,217    N
  118           Actual/360       120          117                     360       357          130,327      1,245,090    N
  36            Actual/360       120          119                     360       359          686,290      6,771,389    N
  64            Actual/360       120          119                     360       359          330,296      3,268,040    N
  81            Actual/360       120          118                     300       298          246,305      2,108,812    N
  95            Actual/360       120          117                     360       357          211,891      2,002,346    N
 95.1
 95.2
 95.3
  25            Actual/360       120          117                     360       357          941,738      8,899,317    N
 25.1
 25.2
 25.3
 25.4
 25.5
  67            Actual/360       120          119                     276       275          340,752      2,703,857    N
  86            Actual/360       59            54                     216       211          259,020      2,102,675    Y
  23            Actual/360       120          116                     360       356          985,132      9,573,645    N
   7            Actual/360       120          116                     360       356        1,755,134     17,711,195    N
  53            Actual/360       180          176                     360       356          400,911      3,545,614    N
  94            Actual/360       120          115                     360       355          215,779      2,062,429    N
  63            Actual/360       120          114                     300       294          363,079      3,080,857    N
   8            Actual/360       120          119                     360       359        1,595,703     15,711,339    N
  44            Actual/360       120          115                     360       355          478,700      4,811,751    N
  121           Actual/360       120          116                     360       356          122,169      1,181,528    N
  73            Actual/360       120          117                     360       357          275,658      2,672,739    N
  34            Actual/360       120          119                     360       359          740,880      7,244,145    N
  77            Actual/360       120          118                     360       358          242,297      2,355,729    N
  123             30/360         336          330                     336       330          104,090              0    N
  124           Actual/360       120          115                     360       355          106,110      1,040,749    N
  31            Actual/360       120          116                     360       356          801,808      7,847,064    N
  106           Actual/360       120          114                     360       354          157,655      1,519,560    N
  42            Actual/360       120          116                     360       356          547,404      5,345,592    N
  99            Actual/360       120          118                     360       358          203,318      1,831,956    N

                                                                                                        LTV Ratio
                                                                          Under-             Cut-Off       at
                                                                         written              Date      Maturity
 Control                                      Appraised  Appraisal       Net Cash   DSCR       LTV         or         Year
  Number      Prepayment Provisions            Value ($)    Date         Flow ($)   (3)       Ratio      ARD (4)      Built
---------------------------------------------------------------------------------------------------------------------------------
  111         L(4),D(5.75),O(.25)             2,100,000   11/03/99        177,758   1.20     74.86%      68.10%        1900
  84          L(2.17),D(7.58),O(.25)          3,300,000   10/27/99        302,317   1.26     73.99%      66.47%        1987
  140         L(4),D(5.75),O(.25)             1,120,000   09/23/99         87,998   1.22     69.60%      63.08%        1989
  75          L(2.08),D(7.67),O(.25)          4,000,000   02/14/00        404,987   1.47     69.93%      58.92%      Various
 75.1                                           700,000   02/14/00         67,357                                      1900
 75.2                                         1,000,000   02/14/00         92,099                                      1920
 75.3                                         2,300,000   02/14/00        245,530                                      1900
  120         L(4),D(5.83),O(.25)             1,850,000   07/15/99        178,221   1.36     70.16%      59.43%        1998
  144         L(4),D(5.75),O(.25)               395,000   02/01/00         33,498   1.20     75.65%      68.68%        1930
  66          L(2.17),D(7.58),O(.25)          4,530,000   12/05/99        411,734   1.25     74.99%      68.67%        1923
  119         L(4),D(5.75),O(.25)             1,900,000   11/05/99        159,421   1.24     71.64%      65.32%        1966
  145         L(4),D(5.75),O(.25)               340,000   02/01/00         26,279   1.28     62.32%      57.04%        1925
  134         L(4),D(5.75),O(.25)             1,750,000   11/01/99        124,282   1.45     50.47%      46.26%        1922
  115         L(4),D(5.75),O(.25)             2,350,000   09/23/99        169,316   1.26     62.60%      56.60%        1961
  137         L(4),D(5.75),O(.25)             1,100,000   07/19/99         97,341   1.26     72.16%      66.23%        1985
  122         L(4),D(5.75),O(.25)             1,650,000   11/12/99        137,230   1.20     75.52%      68.30%        1976
  136         L(4),D(5.75),O(.25)             1,050,000   08/13/99        106,581   1.42     79.77%      71.82%        1999
  69          L(4),D(5.75),O(.25)             4,300,000   12/10/99        358,652   1.20     75.23%      68.20%        1971
  91          L(4),D(5.75),O(.25)             4,000,000   12/14/99        327,384   1.46     57.47%      52.74%        1992
  19          L(4),D(5.75),O(.25)            17,200,000   10/01/99      1,519,432   1.43     66.86%      63.02%        1984
  107         L(4),D(5.75),O(.25)             2,200,000   11/11/99        196,305   1.26     73.56%      67.33%        1980
  20          L(4),D(5.75),O(.25)            16,400,000   10/25/99      1,324,887   1.29     69.95%      62.98%        1999
  39          L(2.33),D(7.42),O(.25)          9,250,000   06/23/99        728,257   1.20     74.12%      66.50%        1962
   4          L(2.25),D(7.5),O(.25)          30,500,000   12/02/99      2,641,391   1.24     72.86%      65.23%        1999
  29          L(4),D(5.75),O(.25)            12,440,000   11/24/99      1,065,046   1.25     73.49%      67.56%        1986
  127         L(4),D(5.75),O(.25)             1,500,000   09/24/99        145,198   1.30     70.16%      60.56%        1986
  88          L(4),D(5.75),O(.25)             3,500,000   10/21/99        283,737   1.30     67.31%      61.06%        1985
  118         L(4),D(5.75),O(.25)             1,750,000   12/10/99        156,393   1.20     77.87%      71.15%        1964
  36          L(2.08),D(7.67),O(.25)          9,370,000   02/07/00        838,948   1.22     79.99%      72.27%        1985
  64          L(4),D(5.75),O(.25)             5,125,000   02/16/00        404,019   1.22     70.65%      63.77%        1973
  81          L(3),D(6.75),O(.25)             3,700,000   01/06/00        308,810   1.25     67.70%      56.99%        1950
  95          L(2.25),D(7.5),O(.25)           3,110,000   10/26/99        273,257   1.29     72.20%      64.38%      Various
 95.1                                         1,530,000   10/26/99        140,452                                      1960
 95.2                                           140,000   10/26/99         11,549                                      1958
 95.3                                         1,440,000   10/26/99        121,255                                      1964
  25          L(2.25),D(7.5),O(.25)          13,070,000   10/26/99      1,178,872   1.25     76.35%      68.09%      Various
 25.1                                         2,160,000   10/26/99        184,842                                      1965
 25.2                                         2,540,000   10/26/99        240,320                                      1964
 25.3                                         1,270,000   10/26/99        114,193                                      1963
 25.4                                         1,830,000   10/26/99        175,045                                      1962
 25.5                                         5,270,000   10/26/99        464,472                                      1973
  67          L(3),D(6.75),O(.25)             4,800,000   12/02/99        409,695   1.20     70.13%      56.33%        1991
  86          L(2.42),D(2.25),O(.25)          3,460,000   06/04/99        316,824   1.22     70.10%      60.77%        1989
  23          L(4),D(5.75),O(.25)            15,400,000   10/22/99      1,277,542   1.30     68.36%      62.17%      1991;1997
   7          L(4),D(5.75),O(.25)            24,700,000   11/09/99      1,564,311   1.20     79.81%      71.71%        1998
  53          L(4),D(10.75),O(.25)            5,950,000   10/08/99        506,176   1.26     72.86%      59.59%        1974
  94          L(3),D(6.75),O(.25)             3,350,000   09/13/99        269,683   1.25     67.30%      61.57%        1970
  63          L(4),D(5.75),O(.25)             5,190,000   08/24/99        546,769   1.51     69.97%      59.36%        1996
   8          L(2.08),D(7.42),O(.5)          23,000,000   03/03/00      2,110,020   1.32     75.56%      68.31%        1998
  44          L(4),D(5.75),O(.25)             6,700,000   08/13/99        613,596   1.28     79.77%      71.82%        1999
  121         L(2.33),D(7.42),O(.25)          1,750,000   10/11/99        150,421   1.23     74.13%      67.52%        1990
  73          L(4),D(5.75),O(.25)             4,150,000   10/05/99        342,169   1.24     70.81%      64.40%        1974
  34          L(2.08),D(7.42),O(.5)          11,500,000   03/01/00        925,187   1.25     69.52%      62.99%        1971
  77          L(4),D(5.75),O(.25)             3,350,000   11/17/99        293,730   1.21     77.42%      70.32%        1983
  123         L(15),1%(13)                    1,820,000   08/05/99        164,837   1.58     64.24%       0.00%        1983
  124         L(4),D(5.75),O(.25)             1,600,000   11/12/99        134,977   1.27     71.69%      65.05%        1971
  31          L(2.33),D(7.42),O(.25)         13,900,000   10/18/99      1,081,068   1.35     63.85%      56.45%        1985
  106         L(4),D(5.75),O(.25)             2,300,000   05/04/99        206,375   1.31     72.39%      66.07%        1986
  42          L(3),D(6.75),O(.25)             7,375,000   07/28/99        664,859   1.21     79.83%      72.48%        1991
  99          L(2.17),D(7.58),O(.25)          3,200,000   11/18/99        286,474   1.41     63.53%      57.25%        1988



                            Number                       Cut-Off
                              of                        Date Loan
 Control       Year        (Units)   Unit of            Amount Per  Occupancy
  Number      Renovated       (5)    Measure            (Unit) ($)    Rate (%)
-----------------------------------------------------------------------------
  111           1999              27 Units             58,225.53    96.30%
  84                          37,800 Sq. Ft.               64.59    97.62%
  140                              9 Units             86,614.70    100.00%
  75                         420,804 Sq. Ft.                6.65    88.85%
 75.1                         60,358 Sq. Ft.                        96.80%
 75.2                         43,306 Sq. Ft.                        100.00%
 75.3                        317,140 Sq. Ft.                        85.81%
  120                          5,833 Sq. Ft.              222.53    100.00%
  144           1994           4,870 Sq. Ft.               61.36    100.00%
  66            1998          49,300 Sq. Ft.               68.91    100.00%
  119                         31,000 Sq. Ft.               43.91    100.00%
  145           1990           7,692 Sq. Ft.               27.55    90.90%
  134           1999              39 Units             22,647.92    87.18%
  115                             30 Units             49,033.86    100.00%
  137                         15,456 Sq. Ft.               51.35    95.15%
  122           1999              64 Units             19,471.19    92.00%
  136                             24 Units             34,900.71    95.83%
  69            1999             150 Units             21,565.46    91.33%
  91          1995-1997           70 Beds              32,839.66    93.00%
  19                          70,853 Sq. Ft.              162.31    98.08%
  107           1998          18,720 Sq. Ft.               86.45    100.00%
  20                          80,974 Sq. Ft.              141.68    100.00%
  39            1993         126,215 Sq. Ft.               54.32    100.00%
   4                         139,681 Sq. Ft.              159.09    100.00%
  29                          62,802 Sq. Ft.              145.58    96.34%
  127                            110 Units              9,567.59    90.00%
  88                             120 Units             19,631.73    95.83%
  118           1997              45 Units             30,281.88    97.80%
  36            1998         124,999 Sq. Ft.               59.96    97.60%
  64                             202 Units             17,924.48    94.10%
  81            1989          46,400 Sq. Ft.               53.98    94.83%
  95                             167 Units             13,445.30    97.67%
 95.1                             85 Units                          96.60%
 95.2                              8 Units                          87.50%
 95.3           1994              74 Units                          100.00%
  25                             558 Units             17,884.23    92.84%
 25.1                             72 Units                          94.44%
 25.2                            120 Units                          95.00%
 25.3           1994              80 Units                          93.75%
 25.4                             94 Units                          90.43%
 25.5           1996             192 Units                          91.15%
  67            1995          63,013 Sq. Ft.               53.42    100.00%
  86                          39,840 Sq. Ft.               60.88    100.00%
  23                             175 Beds              60,156.60    100.00%
   7                             240 Units             82,132.99    82.08%
  53            1998          58,123 Sq. Ft.               74.59    90.65%
  94                          19,600 Sq. Ft.              115.04    100.00%
  63                              77 Rooms             47,161.44    79.20%
   8                          95,150 Sq. Ft.              182.65    100.00%
  44                              96 Units             55,674.95    96.88%
  121                             42 Units             30,887.20    100.00%
  73            1999             127 Units             23,140.00    86.61%
  34            1990         167,387 Sq. Ft.               47.76    100.00%
  77                             136 Units             19,070.22    96.32%
  123           1998              64 Units             18,267.58    89.06%
  124           1998              47 Units             24,404.71    98.00%
  31            1998         125,993 Sq. Ft.               70.44    100.00%
  106                         47,188 Sq. Ft.               35.28    100.00%
  42                             108 Units             54,510.64    98.15%
  99                          21,639 Sq. Ft.               93.95    100.00%



                                                                                               Largest    Largest          Largest
 Control             Occupancy       Largest                                                   Tenant     Tenant           Tenant
 Number             As Of Date       Tenant (5)                                                Sq. Ft     % of NRA         Exp. Date
------------------------------------------------------------------------------------------------------------------------------------
  111               03/03/00
  84                02/01/00        Lovetts Buffet                                              9,900      26.2%           04/30/03
  140               03/01/00
  75                03/01/00        Barridon Aerospace                                         60,000      14.3%           07/31/06
 75.1               03/01/00        Futon Furniture                                            18,246      30.2%           08/31/03
 75.2               03/01/00        Music People                                               20,825      48.1%           04/30/01
 75.3               03/01/00        Barridon Aerospace                                         60,000      18.9%           07/31/06
  120               03/01/00        Pollock Financial Group                                     4,243      72.7%           02/28/15
  144               01/12/00        Parisianne - Hair Salon                                       700      14.4%           10/31/02
  66                02/02/00        DJE Retail                                                 12,750      25.9%            Various
  119               11/10/99        Brian Trematore Plumbing & Heating                         17,000      54.8%           12/31/17
  145               01/12/00        Papa Moe's                                                  1,200      15.6%           08/15/01
  134               12/24/99
  115               02/02/00
  137               11/30/99        Nellos Pizza                                                4,500      29.1%           03/01/00
  122               11/23/99
  136               02/09/00
  69                12/13/99
  91                12/01/99
  19                01/27/00        Marriott Resturants(ie:Taco Bell,KFC,Pizza Hut,etc.)        6,324       8.9%           12/31/01
  107               12/17/99        A1 Coin Laundrymart                                         2,196      11.7%           05/31/01
  20                11/30/99        Gold's Gym                                                 29,860      36.9%           10/13/09
  39                12/13/99        Railroad Salvage                                           63,810      50.6%           06/01/05
   4                12/08/99        Edwards                                                    55,000      39.4%           09/30/24
  29                01/01/00        Lens Crafter                                                6,400      10.2%           11/30/06
  127               08/31/99
  88                01/31/00
  118               12/01/99
  36                02/24/00        Food Lion                                                  45,500      36.4%           12/31/17
  64                03/06/00
  81                02/11/00        A. Hoke, Ltd.                                              14,233      30.7%     Multiple Spaces
  95                10/13/99
 95.1               10/13/99
 95.2               10/13/99
 95.3               10/13/99
  25                10/13/99
 25.1               10/13/99
 25.2               10/13/99
 25.3               10/13/99
 25.4               10/13/99
 25.5               10/13/99
  67                03/03/00        Winn Dixie                                                 47,893      76.0%           10/23/11
  86                04/01/99        Sprint Minnesota, Inc.                                     39,840      100.0%          03/31/06
  23                11/30/99
   7                02/08/00
  53                02/16/00        Whole Foods Market                                         32,306      55.6%           08/01/18
  94                11/17/99        Bella Vita restaurant                                       2,550      13.0%           06/30/09
  63                   NA
   8                02/29/00        AMC                                                        95,150      100.0%          02/28/18
  44                02/09/00
  121               12/20/99
  73                03/01/00
  34                02/03/00        Toys R Us                                                  89,379      53.4%           11/30/09
  77                01/25/00
  123               12/31/99
  124               10/15/99
  31                11/01/99        VDO North America                                          79,804      63.3%           10/30/09
  106               05/14/99        Riverside Health Srvs                                      20,808      44.1%           03/31/03
  42                12/17/99
  99                10/01/99        Ultra Fitness                                               5,310      24.5%           09/30/03


                                                            2nd        2nd             2nd
                                                            Largest    Largest         Largest
 Control                                                    Tenant     Tenant          Tenant
 Number         2nd Largest Tenant                          Sq. Ft     % of NRA        Exp. Date     3rd Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
  111
  84            Cato                                          8,400     22.2%          Various      GQ Menswear
  140
  75            Han-Dee Spring Inc                           50,000     11.9%         03/31/06      Victori's Furniture
 75.1           Bishop Ladder                                17,992     29.8%            MTM        Best Floor Distributors
 75.2           2074 Fitness Center                           4,400     10.2%         08/31/03      Clark Tamaccio
 75.3           Han-Dee Spring Inc.                          50,000     15.8%         03/31/06      Victori's Furniture
  120           Pacific Therx                                 1,590     27.3%         01/31/05
  144           Photographer                                    700     14.4%         03/01/01
  66            Ron Levec                                     3,750     7.6%          07/30/04      Color Correction Inc
  119           E Greene & Co.                               14,000     45.2%         03/31/01
  145           Beauty Salon                                    700     9.1%          02/01/01      Amatex Labs
  134
  115
  137           Academy Of Dance Arts                         2,478     16.0%         09/30/03      Aloha Kitchen
  122
  136
  69
  91
  19            Paul Harris Stores, Inc.                      5,034     7.1%          01/31/10      Casual Corner Group, Inc.(Casual
                                                                                                    Corner)
  107           Lorrenzo's Pizza                              2,100     11.2%            MTM        Matsuri Restaurant
  20            MuscleMag Int.                                5,890     7.3%          09/14/09      Beauty World
  39            Wakefern Food Corp. (Shop Rite)              62,405     49.4%         01/30/19
   4            National Wholesale Liquidators               50,000     35.8%         10/31/24      Rite Aid
  29            Blockbuster Video                             5,942     9.5%          07/31/03      Colortyme
  127
  88
  118
  36            Furniture Station                            16,145     12.9%         10/20/09      Ferguson Enterprises
  64
  81            Art Bar, Inc.                                 5,139     11.1%         02/28/01      Trowbridge Gallery
  95
 95.1
 95.2
 95.3
  25
 25.1
 25.2
 25.3
 25.4
 25.5
  67            Eckerd's - Subleased to Dollar General        6,720     10.7%         10/31/01      Radio Shack
  86
  23
   7
  53            Yoshito & Yuko Egichi                         3,000     5.2%          10/06/03      McDonalds
  94            Plates & Collectibles                         1,700     8.7%          08/31/07      North Country Delicatessen
  63
   8
  44
  121
  73
  34            Pathmark                                     58,495     34.9%         03/01/25      China Buffet
  77
  123
  124
  31            Standard Federal Bank                        46,189     36.7%         12/31/03
  106           Bionetics                                    19,660     41.7%         08/31/03      Entenmann's, Inc.
  42
  99            Video Depot                                   3,000     13.9%         09/30/02      Payless Shoes

                                                                     Largest
                 3rd        3rd           3rd                      Affiliated
                 Largest    Largest       Largest                  Sponsor Flag
 Control         Tenant     Tenant        Tenant                   (> than            Control
 Number          Sq. Ft     % of NRA      Exp. Date   Lockbox      3.5% of Pool)      Number
----------------------------------------------------------------------------------------------
  111                                                                                 111
  84              3,000        7.9%       05/31/03                                    84
  140                                                                                 140
  75              40,000       9.5%       10/31/01                                    75
 75.1             17,788      29.5%       10/31/00                                   75.1
 75.2             4,000        9.2%       07/31/00                                   75.2
 75.3             40,000      12.6%       10/31/01                                   75.3
  120                                                                                 120
  144                                                                                 144
  66              3,750        7.6%       09/30/04                                    66
  119                                                                                 119
  145              700         9.1%       04/30/01                                    145
  134                                                                                 134
  115                                                                                 115
  137             1,750       11.3%       10/31/04                                    137
  122                                                                                 122
  136                                                                                 136
  69                                                                                  69
  91                                                                                  91
  19              4,287        6.1%       12/31/01                                    19
  107             1,916       10.2%       10/31/00                                    107
  20              5,816        7.2%       10/31/09                                    20
  39                                                                                  39
   4              10,873       7.8%       08/31/19      Hard                           4
  29              5,120        8.2%       01/31/04                                    29
  127                                                                                 127
  88                                                                                  88
  118                                                                                 118
  36              11,879       9.5%       11/30/04                                    36
  64                                                                                  64
  81              3,800        8.2%       01/31/01                                    81
  95                                                                                  95
 95.1                                                                                95.1
 95.2                                                                                95.2
 95.3                                                                                95.3
  25                                                                                  25
 25.1                                                                                25.1
 25.2                                                                                25.2
 25.3                                                                                25.3
 25.4                                                                                25.4
 25.5                                                                                25.5
  67              1,200        1.9%       05/31/00                                    67
  86                                                                                  86
  23                                                                                  23
   7                                                    Springing                      7
  53              2,904        5.0%       02/24/05                                    53
  94              1,600        8.2%       05/31/09                                    94
  63                                                                                  63
   8                                                    Hard                           8
  44                                                                                  44
  121                                                                                 121
  73                                                                                  73
  34              6,935        4.1%       03/31/07                                    34
  77                                                                                  77
  123                                                                                 123
  124                                                                                 124
  31                                                                                  31
  106             6,720       14.2%       05/31/05                                    106
  42                                                                                  42
  99              2,904       13.4%       07/31/03                                    99

       FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES





  Control
  Number     Property Name                                       Address
------------------------------------------------------------------------------------------------------------------
     14      Fountain Valley Center                              16027-16205 Brookhurst Street
     40      Gateway East Medical Office Buildings               7852,7878 and 7888 Gateway East Boulevard
     27      Giant Fredericksburg                                Leavells Road and Route 208
    139      Grace & First Street Apartments                     13-15-17 East Grace Street
     68      Grandview Apartments Phase II                       1319 East 45th Street
     18      Hampton Inn - King of Prussia                       530 West Dekalb Pike
     17      Hampton Inn - Meadowlands                           250 Harmon Meadow Blvd.
     26      Hampton Inn - Newark Airport                        1128-1138 Spring Street
     56      Hampton Inn - San Antonio                           11010 Huebnor Road West
    138      Harvest Plaza                                       3564 Wesley Chapel Road
    100      Hawthorne Square Shopping Center                    3407 Montrose Blvd.
     2       Hawthorne Works Shopping Center                     4629 West Cermak
    109      Heilig Meyers- Charlotte                            6300 South Blvd
    135      Heilig Meyers- Las Cruses                           1405 South Solano
    117      Heilig Meyers- National City                        300 & 340 National City Blvd.
    116      Heilig Meyers- San Diego                            2930 El Cajon Blvd
    112      Horizon Center                                      8035 Snouffer School Road
     24      Intermedia-Digex Building                           2950 Zanker Road
     79      Kennesaw Commons Apartments                         419 Idlewood Road
    113      Lake Sahara Office Building IV                      8685 West Sahara Avenue
     61      Lakes Mechandise Mart                               3849-3999 NW 19th Street
     37      LEX- Hampton Technology Center I and II             400 Butler Farm Road
     49      LEX- Hampton Technology Center III                  421 Butler Farm Road
     55      Lexington Village Senior Apartments                 5000 South 107th Street
     92      Linden Tower Apartments                             116-118 E. Franklin Street
     76      Lossee Road Industrial Park                         2710 Losee Road
     78      Lower Pyne Building                                 92-98 Nassau Street
    128      Main Street Commons                                 190-194 Main Street
    132      Manor Ridge Apartments                              210 South Main Street
     22      MAR Center                                          141-331 N. Atlantic Boulevard
     87      Mariner's Village Apartments                        2130 Mayport Road
     9       Marlow Heights & Marlow Plaza                       4000-4223 28th Ave & 2900 St. Clair Dr.
     21      Marriott Courtyard - Tampa                          102 East Cass Street
     32      Miami Garden Villas                                 12 NE 188th st.
     80      Motel 6 1105 Pensacola                              7226 Plantation Road
     59      Motel 6 270 Pismo Beach                             860 4th Street
     43      Motel 6 28 St. Barb Goleta                          5897 Calle Real
     57      Motel 6 414 Gainesville                             4000 SW 40th Blvd.
     74      Motel 6 525 Cleveland Macedonia                     311 E. Highland Road
     47      Motel 6 69 Cocoa Beach                              3701 No. Atlantic Ave.
     60      Mountain View Apartments                            5324 Preakness Lane
    103      North Forty Estates                                 1601 North Forty Loop
     93      North Point Apartments                              1520 North Point Drive
     28      Northgate Shopping Center                           2800 North Water Street
     12      Nottingham Apartments                               333 Dominion Drive
     90      Office Depot                                        2997 Watson Boulevard
    105      One South Place Apartments                          1311 Berttie-Rand Street
     41      Orangeburg Office                                   560 Route 303
     6       Pacific Islands Apartments                          2151 N. Green Valley Parkway
     71      Park Plaza Shopping Center                          7400-7700 49th Street North
    133      Pebble Beach Apartments                             402-414 East Aviation Boulevard
    142      Pets Plus SC                                        Rt 309
     82      Petsmart- E. Madison                                2216 East Springs Drive
     35      Plantation Crossing                                 12220 - 12250 Sunrise Boulevard
     48      Plaza del Sol Apartments                            46289 - 46299 Arabia Street
     98      Prince William Plaza                                14310 and 14440 Jefferson Davis Highway
     96      Ramona Industrial Center                            740 Driving Park Avenue
     70      Regency / Lexington Apartments                      2000-2100 Thompkins Avenue
    70.1     Regency Apartments                                  2000 Thompkins Avenue
    70.2     Lexington Apartments                                2100 Thompkins Avenue


                                                             Cross
                                                           Collater-
                                                             alized
                                                           and Cross                                          Specific
  Control                                        Zip       Defaulted       Loan         General               Property
  Number                 City          State    Code       Loan Flag      Seller      Property Type             Type
-------------------------------------------------------------------------------------------------------------------------------
     14             Fountain Valley     CA      92708                      FUNB          Retail                Anchored
     40                 El Paso         TX      79915                      FUNB          Office                 Medical
     27             Fredericksburg      VA      22407                      FUNB          Retail                Anchored
    139                Richmond         VA      23219                      FUNB       Multifamily            Conventional
     68                 Kearney         NE      68847         Timm         FUNB       Multifamily            Conventional
     18             King of Prussia     PA      19406                      FUNB       Hospitality           Limited Service
     17                Secaucus         NJ      07094                      FUNB       Hospitality           Limited Service
     26                Elizabeth        NJ      07207                      FUNB       Hospitality           Limited Service
     56               San Antonio       TX      78230                      FUNB       Hospitality           Limited Service
    138                 Decatur         GA      30034                      FUNB          Retail               Unanchored
    100                 Houston         TX      77006                      FUNB          Retail               Unanchored
     2                  Cicero          IL      60804                      FUNB          Retail                Anchored
    109                Charlotte        NC      28217                       ML           Retail                Anchored
    135               Las Cruces        NM      88001                       ML           Retail                Anchored
    117              National City      CA      91950                       ML           Retail                Anchored
    116                San Diego        CA      92104                       ML           Retail                Anchored
    112              Gaithersburg       MD      20879                      FUNB          Retail               Unanchored
     24                San Jose         CA      95134                       ML           Office
     79                Kennesaw         GA      30144                      FUNB       Multifamily            Conventional
    113                Las Vegas        NV      89117                      FUNB          Office
     61            Lauderdale Lakes     FL      33311                      FUNB          Retail               Unanchored
     37                 Hampton         VA      23666                       ML           Office
     49                 Hampton         VA      23666                       ML           Office
     55               Greenfield        WI      53228                      FUNB       Multifamily               Sec. 42
     92                Richmond         VA      23219                      FUNB       Multifamily            Conventional
     76             North Las Vegas     NV      89030                       ML         Industrial       Warehouse/Distribution
     78                Princeton        NJ      07042                      FUNB        Mixed Use             Retail/Office
    128                Westport         CT      06880                      FUNB          Retail               Unanchored
    132                 Wingate         NC      28174                      FUNB       Multifamily               Sec. 42
     22              Monterey Park      CA      90808                      FUNB        Mixed Use             Retail/Office
     87             Atlantic Beach      FL      32233                       ML        Multifamily            Conventional
     9               Temple Hills       MD      20748                       ML        Multifamily            Conventional
     21                  Tampa          FL      33602                      FUNB       Hospitality           Limited Service
     32                  Miami          FL      33179                      FUNB       Multifamily            Conventional
     80                Pensacola        FL      32504                      FUNB       Hospitality           Limited Service
     59               Pismo Beach       CA      93449                      FUNB       Hospitality           Limited Service
     43                 Goleta          CA      93117                      FUNB       Hospitality           Limited Service
     57               Gainesville       FL      32608                      FUNB       Hospitality           Limited Service
     74                Macedonia        OH      44056                      FUNB       Hospitality           Limited Service
     47               Cocoa Beach       FL      32031                      FUNB       Hospitality           Limited Service
     60                 Dallas          TX      75211                      FUNB       Multifamily            Conventional
    103               Shreveport        LA      71107                      FUNB       Multifamily            Conventional
     93                 Reston          VA      20194                      FUNB       Multifamily               Sec. 42
     28                 Decatur         IL      62526                      FUNB          Retail                Anchored
     12                  Katy           TX      77450                      FUNB       Multifamily            Conventional
     90              Warner Robins      GA      31093                      FUNB          Retail                Anchored
    105                Knoxville        TN      37920                      FUNB       Multifamily               Sec. 42
     41               Orangeburg        NY      10962                       ML           Office                  Flex
     6                 Henderson        NV      89014                      FUNB       Multifamily            Conventional
     71              Pinellas Park      FL      33781                      FUNB          Retail                Anchored
    133             Universal City      TX      78148         Lynd         FUNB       Multifamily            Conventional
    142               Quakertown        PA      18951                      FUNB          Retail               Unanchored
     82              East Madison       WI      53704                       ML           Retail                Anchored
     35               Plantation        FL      33323                      FUNB          Retail                Anchored
     48                  Indio          CA      92201                      FUNB       Multifamily            Conventional
     98               Woodbridge        VA      22191                      FUNB          Retail               Unanchored
     96                Rochester        NY      14215                      FUNB        Industrial       Warehouse/Distribution
     70                 Albany          GA      31705                      FUNB       Multifamily            Conventional
    70.1                Albany          GA      31705                      FUNB       Multifamily            Conventional
    70.2                Albany          GA      31705                      FUNB       Multifamily            Conventional



           Credit                                       % of                                                          Loan
           Lease           Original      Cut-Off       Aggregate                                                      Admin-
            Loan             Loan          Date        Cut-Off       Origin-                                         istrative
  Control  ("CTL")         Balance($)      Loan          Date        ation     First Pay   Maturity     Mortgage     Cost Rate
  Number    Flag              (1)        Balance ($)   Balance       Date       Date     Date or ARD   Rate (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
     14                   13,100,000     13,092,210     1.67%      03/22/00   05/01/00    04/01/10     8.5900%      0.06885%
     40                    6,100,000      6,083,736     0.78%      11/10/99   01/01/00    12/01/09     8.3900%      0.05385%
     27        CTL         9,775,830      9,767,555     1.25%      02/25/00   04/01/00    03/01/25     8.4734%      0.05385%
    139                      785,000        783,685     0.10%      01/05/00   03/01/00    02/01/10     8.9375%      0.05385%
     68                    3,360,000      3,350,468     0.43%      11/10/99   01/01/00    12/01/09     8.1500%      0.05385%
     18                   11,770,000     11,724,675     1.50%      09/17/99   11/01/99    10/01/09     8.2500%      0.05385%
     17                   11,855,000     11,809,347     1.51%      09/17/99   11/01/99    10/01/09     8.2500%      0.05385%
     26                    9,957,000      9,918,656     1.27%      09/17/99   11/01/99    10/01/09     8.2500%      0.05385%
     56                    4,030,000      4,014,481     0.51%      09/17/99   11/01/99    10/01/09     8.2500%      0.05385%
    138                      790,000        788,549     0.10%      12/17/99   02/01/00    01/01/10     9.2500%      0.05385%
    100                    2,033,000      2,029,541     0.26%      01/27/00   03/01/00    02/01/10     8.8600%      0.05385%
     2                    24,802,000     24,802,000     3.17%      12/15/99   02/01/00    01/01/10     8.2100%      0.05385%
    109                    1,607,148      1,607,148     0.21%      07/31/98   09/01/98    08/01/11     7.4200%      0.05385%
    135                      856,024        856,024     0.11%      07/31/98   09/01/98    08/01/11     7.4200%      0.05385%
    117                    1,365,680      1,365,680     0.17%      07/31/98   09/01/98    08/01/11     7.4200%      0.05385%
    116                    1,434,954      1,434,954     0.18%      07/31/98   09/01/98    08/01/11     7.4200%      0.05385%
    112                    1,552,000      1,549,564     0.20%      01/13/00   03/01/00    02/01/10     9.2500%      0.05385%
     24                   10,500,000     10,490,791     1.34%      02/10/00   04/01/00    03/01/10     8.8750%      0.05385%
     79                    2,550,000      2,548,480     0.33%      03/02/00   05/01/00    04/01/10     8.5800%      0.05385%
    113                    1,511,000      1,508,629     0.19%      01/31/00   03/01/00    02/01/10     9.2500%      0.05385%
     61                    3,676,000      3,662,748     0.47%      12/02/99   02/01/00    01/01/10     8.6100%      0.05385%
     37                    7,500,000      7,495,237     0.96%      03/20/00   05/01/00    04/01/10     8.2700%      0.05385%
     49                    4,600,000      4,597,073     0.59%      03/20/00   05/01/00    04/01/10     8.2600%      0.05385%
     55                    4,200,000      4,178,520     0.53%      08/06/99   10/01/99    09/01/29     7.7500%      0.05385%
     92                    2,300,000      2,295,945     0.29%      01/06/00   03/01/00    02/01/10     8.6875%      0.05385%
     76                    2,712,000      2,705,289     0.35%      12/31/99   02/01/00    01/01/10     8.6900%      0.05385%
     78                    2,580,000      2,574,312     0.33%      12/16/99   02/01/00    01/01/10     8.5100%      0.05385%
    128                    1,000,000        997,790     0.13%      12/08/99   02/01/00    01/01/10     8.5000%      0.05385%
    132                      945,000        939,405     0.12%      09/01/99   10/01/99    09/01/29     7.6250%      0.05385%
     22                   10,700,000     10,672,213     1.36%      12/07/99   02/01/00    01/01/10     7.8100%      0.05385%
     87                    2,377,000      2,360,865     0.30%      06/07/99   08/01/99    07/01/09     7.8800%      0.05385%
     9                    16,096,096     16,069,055     2.05%      03/31/00   04/01/00    06/01/08     6.9770%      0.05385%
     21                   10,800,000     10,760,874     1.37%      12/10/99   02/01/00    01/01/10     8.5830%      0.05385%
     32                    8,800,000      8,774,844     1.12%      11/17/99   01/01/00    12/01/09     8.1200%      0.05385%
     80        CTL         2,771,674      2,533,516     0.32%      05/29/98   12/01/98    06/01/16     7.2350%      0.20885%
     59        CTL         4,103,261      3,750,686     0.48%      05/29/98   12/01/98    06/01/16     7.2350%      0.20885%
     43        CTL         6,105,574      5,580,948     0.71%      05/29/98   12/01/98    06/01/16     7.2350%      0.20885%
     57        CTL         4,290,670      3,921,991     0.50%      05/29/98   12/01/98    06/01/16     7.2350%      0.20885%
     74        CTL         3,067,582      2,803,998     0.36%      05/29/98   12/01/98    06/01/16     7.2350%      0.20885%
     47        CTL         5,612,394      5,130,145     0.66%      05/29/98   12/01/98    06/01/16     7.2350%      0.20885%
     60                    3,720,000      3,711,858     0.47%      12/23/99   02/01/00    01/01/10     8.5400%      0.05385%
    103                    1,860,000      1,856,248     0.24%      12/15/99   02/01/00    01/01/10     8.8750%      0.05385%
     93                    2,292,854      2,279,268     0.29%      09/01/99   10/01/99    09/01/29     7.1250%      0.05385%
     28                    9,262,500      9,246,344     1.18%      01/28/00   03/01/00    02/01/10     8.7400%      0.05385%
     12                   14,750,000     14,750,000     1.88%      12/22/99   02/01/00    01/01/10     8.2700%      0.05385%
     90                    2,314,000      2,309,961     0.30%      02/28/00   04/01/00    12/01/12     8.3900%      0.05385%
    105                    1,728,000      1,721,507     0.22%      12/01/99   01/01/00    12/01/19     7.5000%      0.05385%
     41                    5,963,000      5,939,865     0.76%      10/25/99   12/01/99    11/01/09     8.3300%      0.05385%
     6                    20,800,000     20,800,000     2.66%      12/06/99   02/01/00    01/01/15     7.9800%      0.05385%
     71                    3,100,000      3,094,582     0.40%      01/24/00   03/01/00    02/01/10     8.7300%      0.05385%
    133                      925,000        924,127     0.12%      03/20/00   05/01/00    01/01/10     8.6600%      0.05385%
    142                      628,000        627,451     0.08%      03/16/00   05/01/00    04/01/10     9.1250%      0.05385%
     82                    2,482,818      2,482,818     0.32%      05/29/98   07/01/98    06/01/08     8.5800%      0.05385%
     35                    7,676,000      7,658,669     0.98%      12/15/99   02/01/00    01/01/10     8.4100%      0.05385%
     48                    4,792,000      4,780,763     0.61%      12/13/99   02/01/00    01/01/10     8.2500%      0.05385%
     98                    2,100,000      2,096,769     0.27%      02/29/00   04/01/00    03/01/10     9.0000%      0.05385%
     96                    2,180,000      2,166,198     0.28%      08/12/99   10/01/99    09/01/09     8.6250%      0.05385%
     70                    3,159,000      3,151,592     0.40%      12/06/99   02/01/00    01/01/10     8.2500%      0.05385%
    70.1
    70.2

                              Original     Remaining                   Orig.   Remain.                     Maturity
                               Term to      Term to     Remain.        Amort.   Amort.      Annual          Date
                 Interest     Maturity      Maturity      IO           Term     Term          P&I          or ARD
 Control         Accrual       or ARD        or ARD      Period       (Mos.)   (Mos.)       Payments       Balloon     ARD
  Number         Method        (Mos.)        (Mos.)      (Mos.)         (1)     (1)         ($)(2)         Balance($) Loans
----------------------------------------------------------------------------------------------------------------------------

  14            Actual/360       120          119                     360       359        1,218,773     11,875,622    N
  40            Actual/360       120          115                     360       355          557,148      5,506,667    N

  27              30/360         300          298                     300       298            Steps              0    N
  139           Actual/360       120          117                     360       357           75,372        717,009    N
  68            Actual/360       120          115                     360       355          300,081      3,016,321    N
  18            Actual/360       120          113                     360       353        1,061,089     10,591,295    N
  17            Actual/360       120          113                     360       353        1,068,752     10,667,782    N
  26            Actual/360       120          113                     360       353          897,643      8,959,857    N
  56            Actual/360       120          113                     360       353          363,312      3,626,417    N
  138           Actual/360       120          116                     360       356           77,990        726,561    N
  100           Actual/360       120          117                     360       357          193,843      1,853,805    N
   2            Actual/360       120          116           14        360       360        2,227,586     22,823,414    N
  109             30/360         156          135                     322       301          147,303      1,116,297    N
  135             30/360         156          135                     322       301           78,459        594,579    N
  117             30/360         156          135                     322       301          125,171        948,577    N
  116             30/360         156          135                     322       301          131,520        996,694    N
  112           Actual/360       120          117                     360       357          153,215      1,427,007    N
  24            Actual/360       120          118                     360       358        1,002,513      9,580,963    N
  79            Actual/360       120          119                     360       359          237,025      2,311,149    N
  113           Actual/360       120          117                     360       357          149,168      1,389,308    N
  61            Actual/360       120          116                     300       296          358,478      3,082,457    N
  37            Actual/360       120          119                     360       359          677,406      6,749,617    N
  49            Actual/360       120          119                     360       359          415,087      4,138,805    N
  55            Actual/360       360          352                     360       352          361,072        475,923    N
  92            Actual/360       120          117                     360       357          215,898      2,089,350    N
  76            Actual/360       120          116                     360       356          257,557      2,417,583    N
  78            Actual/360       120          116                     360       356          238,275      2,334,931    N
  128           Actual/360       120          116                     360       356           92,270        904,809    N
  132             30/360         360          352                     360       352           80,264              0    N
  22            Actual/360       120          116                     360       356          925,203      9,525,979    N
  87            Actual/360       120          110                     360       350          209,246      2,085,231    N
   9            Actual/360       99            97                     341       339        1,303,569     14,267,142    Y
  21            Actual/360       120          116                     300       296        1,050,833      9,049,472    N
  32            Actual/360       120          115                     360       355          783,707      7,894,309    N
  80              30/360         216          193                     270       247            Steps        876,946    N
  59              30/360         216          193                     270       247            Steps      1,298,255    N
  43              30/360         216          193                     270       247            Steps      1,931,779    N
  57              30/360         216          193                     270       247            Steps      1,357,550    N
  74              30/360         216          193                     270       247            Steps        970,570    N
  47              30/360         216          193                     270       247            Steps      1,775,738    N
  60            Actual/360       120          116                     360       356          344,509      3,368,926    N
  103           Actual/360       120          116                     360       356          177,588      1,697,001    N
  93            Actual/360       360          352                     360       352          185,369        205,469    N
  28            Actual/360       120          117                     360       357          873,624      8,423,931    N
  12            Actual/360       120          116           56        360       360        1,332,231     14,161,905    N
  90            Actual/360       153          151                     300       298          221,541      1,752,630    N
  105             30/360         240          235                     360       355          144,989      1,017,881    N
  41            Actual/360       120          114                     360       354          547,722      5,279,069    N
   6            Actual/360       180          176           8         360       360        1,827,998     17,062,507    N
  71            Actual/360       120          117                     360       357          292,121      2,818,725    N
  133           Actual/360       117          116                     300       299           90,580        782,377    N
  142           Actual/360       120          119                     300       299           63,888        533,891    N
  82              30/360         120           97                     360       337          240,216      2,167,226    N
  35            Actual/360       120          116                     360       356          702,395      6,931,112    N
  48            Actual/360       120          116                     360       356          432,008      4,311,064    N
  98            Actual/360       120          118                     300       298          211,477      1,779,883    N
  96            Actual/360       120          112                     312       304          210,566      1,865,369    N
  70            Actual/360       120          116                     360       356          284,790      2,841,956    N
 70.1
 70.2

                                                                                                       LTV Ratio
                                                                         Under-             Cut-Off       at
                                                                        written              Date      Maturity
 Control                                     Appraised  Appraisal       Net Cash   DSCR       LTV         or         Year
  Number       Prepayment Provisions          Value ($)    Date         Flow ($)   (3)       Ratio      ARD (4)      Built
-------------------------------------------------------------------------------------------------------------------------------

  14         L(4),D(5.75),O(.25)            21,000,000   11/04/99      1,513,378   1.24     62.34%      56.55%        1985
  40         L(4),D(5.75)O(.25)              8,600,000   09/27/99        756,374   1.36     70.74%      64.03%      1982;1996

  27         L(4),D(21)                     10,050,000   02/07/00        880,456   1.00     97.19%       0.00%        1998
  139        L(3),D(6.75),O(.25)             1,030,000   11/18/99         92,035   1.22     76.09%      69.61%        1855
  68         L(4),D(5.75),O(.25)             4,200,000   08/13/99        395,888   1.32     79.77%      71.82%        1999
  18         L(2.58),D(7.17),O(.25)         15,300,000   07/01/99      1,534,927   1.45     76.63%      69.22%        1992
  17         L(2.58),D(7.17),O(.25)         18,300,000   07/01/99      1,545,739   1.45     64.53%      58.29%        1990
  26         L(2.58),D(7.17),O(.25)         16,000,000   07/01/99      1,449,008   1.61     61.99%      56.00%        1991
  56         L(2.58),D(7.17),O(.25)          5,700,000   07/01/99        563,212   1.55     70.43%      63.62%        1984
  138        L(4),D(5.75),O(.25)             1,210,000   10/05/99         97,812   1.25     65.17%      60.05%        1994
  100        L(3),D(6.75),O(.25)             2,800,000   11/25/99        241,405   1.25     72.48%      66.21%        1997
   2         L(2.33),D(7.42),O(.25)         33,500,000   07/22/99      2,677,808   1.20     74.04%      68.13%        1988
  109        L(3.75),D(9.25)                 2,104,000   07/16/98        179,718   1.22     76.39%      53.06%        1967
  135        L(3.75),D(9.25)                 1,130,000   07/16/98         95,724   1.22     75.75%      52.62%        1973
  117        L(3.75),D(9.25)                 1,780,000   07/14/98        152,716   1.22     76.72%      53.29%        1920
  116        L(3.75),D(9.25)                 1,870,000   07/14/98        160,462   1.22     76.74%      53.30%        1937
  112        L(4),D(5.75),O(.25)             2,100,000   12/20/99        191,803   1.25     73.79%      67.95%        1985
  24         L(2.17),D(7.58),O(.25)         14,100,000   01/07/00      1,304,430   1.30     74.40%      67.95%        1984
  79         L(4),D(5.75),O(.25)             3,400,000   01/11/00        290,841   1.23     74.96%      67.97%        1984
  113        L(4),D(5.75),O(.25)             2,150,000   11/05/99        186,481   1.25     70.17%      64.62%        1999
  61         L(4),D(5.75),O(.25)             5,050,000   10/07/99        476,154   1.33     72.53%      61.04%        1978
  37         L(2.08),D(7.67),O(.25)         12,500,000   03/01/00        979,196   1.45     59.96%      54.00%        1999
  49         L(2.08),D(7.67),O(.25)          7,000,000   03/01/00        546,045   1.32     65.67%      59.13%        2000
  55         L(15),O(15)                     5,200,000   08/02/99        462,037   1.28     80.36%       9.15%        1998
  92         L(3),D(6.75),O(.25)             3,135,000   11/18/99        267,970   1.24     73.24%      66.65%        1922
  76         L(2.33),D(7.42),O(.25)          3,700,000   11/05/99        321,633   1.25     73.12%      65.34%        1997
  78         L(2.33),D(7.42),O(.25)          4,100,000   10/28/99        301,392   1.26     62.79%      56.95%        1896
  128        L(4),D(5.75),O(.25)             2,500,000   08/10/99        184,813   2.00     39.91%      36.19%     1853;1975
  132        L(15),1%(15)                    1,050,000   07/28/99         95,948   1.20     89.47%      0.00%         1998
  22         L(4),D(5.75),O(.25)            18,050,000   10/14/99      1,393,426   1.51     59.13%      52.78%        1991
  87         L(2.83),D(6.92),O(.25)          3,135,000   05/04/99        264,347   1.26     75.31%      66.51%        1972
   9         L(2.17),D(5.83),O(.25)         20,600,000   03/24/99      1,558,203   1.20     78.01%      69.26%        1962
  21         L(4),D(5.75),O(.25)            14,400,000   10/04/99      1,469,257   1.40     74.73%      62.84%        1998
  32         L(4),D(5.75),O(.25)            11,100,000   11/01/99        950,532   1.21     79.05%      71.12%        1970
  80         L(2),YM(16)                     2,810,000   03/22/98        218,428   1.00     90.16%      31.21%        1983
  59         L(2),YM(16)                     4,160,000   04/02/98        323,367   1.00     90.16%      31.21%        1982
  43         L(2),YM(16)                     6,190,000   04/01/98        478,709   1.00     90.16%      31.21%        1966
  57         L(2),YM(16)                     4,350,000   03/14/98        338,136   1.00     90.16%      31.21%        1983
  74         L(2),YM(16)                     3,110,000   03/19/98        240,515   1.00     90.16%      31.21%        1990
  47         L(2),YM(16)                     5,690,000   03/15/98        442,297   1.00     90.16%      31.21%        1969
  60         L(4),D(5.75),O(.25)             4,850,000   12/02/99        413,430   1.20     76.53%      69.46%        1970
  103        L(3),D(6.75),O(.25)             2,300,000   10/27/99        218,362   1.23     80.71%      73.78%        1983
  93         L(15),1%(15)                    2,950,000   07/23/99        219,902   1.19     77.26%       6.97%        1998
  28         L(4),D(5.75),O(.25)            12,400,000   01/16/00      1,062,055   1.22     74.57%      67.93%        1970
  12         L(3),D(6.5),O(.5)              18,500,000   12/16/99      1,594,577   1.20     79.73%      76.55%        1999
  90         L(4),D(8.25),O(.50)             3,100,000   02/14/00        268,723   1.21     74.51%      56.54%        1997
  105        L(15),1%(5)                     1,920,000   07/23/99        167,007   1.15     89.66%      53.01%        1998
  41         L(2.5),D(7.25),O(.25)           9,000,000   08/05/99        785,515   1.43     66.00%      58.66%        1969
   6         L(4),D(10.75),O(.25)           26,000,000   10/20/99      2,193,075   1.20     80.00%      65.63%        1992
  71         L(4),D(5.75),O(.25)             6,500,000   11/01/99        510,472   1.75     47.61%      43.37%        1962
  133        L(4),D(5.5),O(.25)              1,160,000   02/11/00        116,133   1.28     79.67%      67.45%        1962
  142        L(4),D(5.75),O(.25)             1,150,000   11/15/99         83,024   1.30     54.56%      46.43%        1980
  82         L(3.92),D(6.08)                 3,470,000   05/01/98        300,012   1.25     71.55%      62.46%        1998
  35         L(4),D(5.75),O(.25)            10,750,000   11/23/99        842,094   1.20     71.24%      64.48%        1998
  48         L(2.33),D(7.42),O(.25)          5,990,000   10/08/99        594,100   1.38     79.81%      71.97%        1965
  98         L(4),D(5.75),O(.25)             3,000,000   01/13/00        278,786   1.32     69.89%      59.33%        1968
  96         L(4),D(5.75),O(.25)             3,125,000   06/30/99        263,416   1.25     69.32%      59.69%        1950
  70         L(4),D(5.75),O(.25)             4,100,000   11/11/99        352,181   1.24     76.87%      69.32%     1973;1976
 70.1                                        3,000,000   11/11/99        258,600                                      1973
 70.2                                        1,100,000   11/11/99         93,581                                      1976


                            Number                       Cut-Off
                              of                        Date Loan
 Control       Year        (Units)   Unit of            Amount Per  Occupancy
  Number      Renovated       (5)    Measure            (Unit) ($)    Rate (%)
-----------------------------------------------------------------------------

  14                         219,067 Sq. Ft.               59.76    84.83%
  40                          69,343 Sq. Ft.               87.73    97.58%

  27            1998          46,815 Sq. Ft.              208.64    100.00%
  139           1996              19 Units             41,246.60    100.00%
  68                              96 Units             34,900.71    98.96%
  18            1998             148 Rooms             79,220.77    69.39%
  17                             150 Rooms             78,728.98    81.86%
  26            1998             152 Rooms             65,254.32    83.05%
  56            1999             122 Rooms             32,905.58    67.09%
  138                         11,400 Sq. Ft.               69.17    100.00%
  100                         14,322 Sq. Ft.              141.71    93.02%
   2                         310,069 Sq. Ft.               79.99    99.57%
  109           1997          50,760 Sq. Ft.               31.66    100.00%
  135                         31,035 Sq. Ft.               27.58    100.00%
  117                         39,087 Sq. Ft.               34.94    100.00%
  116           1964          48,696 Sq. Ft.               29.47    100.00%
  112                         20,570 Sq. Ft.               75.33    100.00%
  24            1999          69,700 Sq. Ft.              150.51    100.00%
  79            1999              48 Units             53,093.34    90.10%
  113                         12,057 Sq. Ft.              125.12    100.00%
  61            1998         164,954 Sq. Ft.               22.20    96.12%
  37                         100,632 Sq. Ft.               74.48    100.00%
  49                          56,515 Sq. Ft.               81.34    100.00%
  55                             120 Units             34,821.00    98.30%
  92            1998              42 Units             54,665.35    95.23%
  76                          68,829 Sq. Ft.               39.30    100.00%
  78            1986          15,126 Sq. Ft.              170.19    100.00%
  128           1996           8,467 Sq. Ft.              117.84    100.00%
  132                             32 Units             29,356.41    93.75%
  22                          82,100 Sq. Ft.              129.99    93.91%
  87                             120 Units             19,673.88    85.00%
   9            1984             429 Units             37,457.01    93.24%
  21                             141 Rooms             76,318.26    70.78%
  32                             376 Units             23,337.35    99.70%
  80            1999              80 Rooms             31,668.95      NA
  59            1995             136 Rooms             27,578.57      NA
  43            1994              87 Rooms             64,148.83      NA
  57                             122 Rooms             32,147.47      NA
  74                             123 Rooms             22,796.73      NA
  47                             150 Rooms             34,200.96      NA
  60            1998             208 Units             17,845.47    95.19%
  103           1993              66 Units             28,124.96    98.48%
  93                              48 Units             47,484.75    91.67%
  28            1998         206,011 Sq. Ft.               44.88    94.10%
  12                             266 Units             55,451.13    81.95%
  90                          30,511 Sq. Ft.               75.71    100.00%
  105                             72 Units             23,909.82    91.67%
  41            1999         102,000 Sq. Ft.               58.23    85.20%
   6                             352 Units             59,090.91    96.59%
  71            1995         155,528 Sq. Ft.               19.90    93.57%
  133           1999              61 Units             15,149.62    98.40%
  142           1998          21,000 Sq. Ft.               29.88    100.00%
  82                          26,040 Sq. Ft.               95.35    100.00%
  35                          70,482 Sq. Ft.              108.66    100.00%
  48            1999             300 Units             15,935.88    99.33%
  98            1989          54,583 Sq. Ft.               38.41    72.30%
  96          1953;1955      113,326 Sq. Ft.               19.11    91.14%
  70          1999;1996          136 Units             23,173.47    92.65%
 70.1           1999             100 Units                          92.00%
 70.2           1996              36 Units                          94.44%



                                                                                            Largest    Largest          Largest
 Control          Occupancy       Largest                                                   Tenant     Tenant           Tenant
 Number          As Of Date       Tenant (5)                                                Sq. Ft     % of NRA         Exp. Date
------------------------------------------------------------------------------------------------------------------------------------

  14             03/22/00        Albertsons                                                 49,959      22.8%           12/06/14
  40             02/22/00        El Paso Health Care System, Ltd.                           40,596      58.5%        Multiple Spaces
                                      (owned by Columbia HCA)
  27                NA - Single Tenant   Giant of Maryland, Inc.                            46,815      100.0%          08/31/29
  139            02/10/00
  68             02/09/00
  18                NA
  17                NA
  26                NA
  56                NA
  138            12/10/99        Farmer's Garden - Restaurant                                2,400      21.1%           12/31/03
  100            01/25/00        Urbana Restaurant                                           3,500      24.4%           09/30/02
   2             11/25/99        K-Mart                                                    102,000      32.9%           10/31/18
  109       NA - Single Tenant   Heilig Meyers                                              50,760      100.0%          07/31/11
  135       NA - Single Tenant   Heilig Meyers                                              31,035      100.0%          07/31/11
  117       NA - Single Tenant   Heilig Meyers                                              39,087      100.0%          07/31/11
  116       NA - Single Tenant   Heilig Meyers                                              48,696      100.0%          07/31/11
  112            12/21/99        7/11                                                        3,600      17.5%           02/28/01
  24             01/26/00        Digex                                                      69,700      100.0%          11/30/08
  79             02/29/00
  113            01/21/00        Master Credit Corp.                                         6,000      49.8%           10/14/04
  61             02/04/00        J Abandond                                                 29,695      18.0%           10/31/08
  37             01/06/00        Nextel Communications                                     100,632      100.0%          12/03/09
  49             01/06/00        Nextel Communications                                      56,515      100.0%          12/03/09
  55             12/29/99
  92             02/10/00
  76             12/31/99        Exhibit Installation, Inc.                                 18,821      27.3%           06/30/01
  78             01/03/00        Hamilton Jewelers                                           8,690      57.5%        Multiple Spaces
  128            11/30/99        En Provence                                                 1,298      15.3%           11/30/05
  132            01/14/00
  22             10/05/99        Superco Home Theater & Appliances                          26,000      31.7%           06/30/03
  87             02/02/00
   9             12/31/99
  21                NA
  32             10/30/99
  80                NA           Motel 6                                                    26,740      100.0%          05/31/16
  59                NA           Motel 6                                                    34,879      100.0%          05/31/16
  43                NA           Motel 6                                                    21,374      100.0%          05/31/16
  57                NA           Motel 6                                                    31,408      100.0%          05/31/16
  74                NA           Motel 6                                                    32,571      100.0%          05/31/16
  47                NA           Motel 6                                                    58,000      100.0%          05/31/16
  60             12/10/99
  103            12/15/99
  93             12/20/99
  28             12/31/99        K's Merchandise Mart                                      100,631      48.8%           06/22/16
  12             12/17/99
  90             10/01/99        Office Depot, Inc.                                         30,511      100.0%          12/31/12
  105            12/30/99
  41        NA - Single Tenant   Unicapital                                                 40,600      39.8%           04/30/09
   6             10/05/99
  71             01/10/00        Publix                                                     33,490      21.5%           08/03/03
  133            01/31/00
  142            09/16/99        Pets Plus                                                  13,000      61.9%           10/31/18
  82        NA - Single Tenant   Petsmart                                                   26,040      100.0%          05/31/08
  35             11/22/99        CompUSA                                                    27,948      39.7%           07/31/13
  48             01/24/00
  98             01/01/00        Rogers Brothers Auto Parts                                 16,883      30.9%           01/31/06
  96             07/01/99        Opkor, Inc.                                                33,110      29.2%           03/31/03
  70             02/10/00
 70.1            02/10/00
 70.2            02/10/00



                                                       2nd        2nd             2nd
                                                       Largest    Largest         Largest
 Control                                               Tenant     Tenant          Tenant
 Number    2nd Largest Tenant                          Sq. Ft     % of NRA        Exp. Date     3rd Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------

  14       Drug Emporium                                29,892     13.6%         02/14/04      Edwards Cinema
  40       Drs. Behrens, Saunders,                       6,000     8.7%          12/31/03      HealthSouth
                DeJesus, & Porras
  27
  139
  68
  18
  17
  26
  56
  138      Snow Cleaners                                 1,800     15.8%         01/31/03      Wesley Chapel Beauty Supply
  100      Einstein Bros. Bagels                         2,200     15.4%         10/30/02      Image Cleaners
   2       Dominick's Finer Foods, Inc.                 96,601     31.2%         09/30/08      Aaron's Rental Purchase
  109
  135
  117
  116
  112      Buffalo Wings                                 2,745     13.3%         12/31/04      TAF Carpets
  24
  79
  113      Dr. Brian Spriggs, DDS                        3,412     28.3%         10/14/09      Dr. Greg Kolebuck, DDS
  61       Jakar                                        25,363     15.4%      Multiple Spaces  19 street furniture
  37
  49
  55
  92
  76       World Entertainment Limited                  14,492     21.1%         02/28/04      Summerlin Auto Body
  78       International Business Research, Inc.         4,686     31.0%         12/31/04      Dr. Elliott Gurskey
  128      Unique Unicorn                                1,285     15.2%         09/30/00      Dillarious Toys
  132
  22       Ocean Star Seafood Restaurant                18,670     22.7%         02/28/07      Sanwa Bank California
  87
   9
  21
  32
  80
  59
  43
  57
  74
  47
  60
  103
  93
  28       Schnuck Markets, Inc.                        62,199     30.2%         10/26/18      Office Max, Inc.
  12
  90
  105
  41       Veeco Instruments                            17,250     16.9%         01/12/04      Sony
   6
  71       Dollar General                               19,882     12.8%         03/31/04      Thrift City
  133
  142      Faith Covenant                                4,000     19.0%         06/30/01      Town Tile
  82
  35       Michaels Stores Inc.                         20,189     28.6%         02/28/09      Noodle Kidoodle
  48
  98       Todo's Market                                 4,800     8.8%          11/30/00      Mattress Pros
  96       Peko Industrial Products                     29,768     26.3%         12/31/01      Holy Apostles Church
  70
 70.1
 70.2


                                                                 Largest
             3rd        3rd           3rd                      Affiliated
             Largest    Largest       Largest                  Sponsor Flag
 Control     Tenant     Tenant        Tenant                   (> than            Control
 Number      Sq. Ft     % of NRA      Exp. Date   Lockbox      3.5% of Pool)      Number
---------------------------------------------------------------------------------------------

  14          16,906       7.7%       12/15/02                                    14
  40          4,700        6.8%       02/28/02                                    40

  27                                                Hard                          27
  139                                                                             139
  68                                                                              68
  18                                             Springing     Sponsor #2         18
  17                                             Springing     Sponsor #2         17
  26                                             Springing     Sponsor #2         26
  56                                             Springing     Sponsor #2         56
  138         1,500       13.2%       10/01/02                                    138
  100         2,000       14.0%       08/31/02                                    100
   2          10,658       3.4%       01/31/04                                     2
  109                                               Hard                          109
  135                                               Hard                          135
  117                                               Hard                          117
  116                                               Hard                          116
  112         2,000        9.7%       07/31/01                                    112
  24                                                Hard                          24
  79                                                                              79
  113         2,645       21.9%       10/14/06                                    113
  61          19,414      11.8%       10/31/08                                    61
  37                                                Hard                          37
  49                                                Hard                          49
  55                                                                              55
  92                                                                              92
  76          7,916       11.5%       08/31/03                                    76
  78          1,750       11.6%       02/28/01                                    78
  128         1,272       15.0%       08/31/02                                    128
  132                                                                             132
  22          6,702        8.2%       09/14/04                                    22
  87                                                                              87
   9                                                Hard                           9
  21                                                                              21
  32                                                                              32
  80                                                Hard                          80
  59                                                Hard                          59
  43                                                Hard                          43
  57                                                Hard                          57
  74                                                Hard                          74
  47                                                Hard                          47
  60                                                                              60
  103                                                                             103
  93                                                                              93
  28          23,500      11.4%       01/22/15                                    28
  12                                                           Sponsor #1         12
  90                                                                              90
  105                                                                             105
  41          15,469      15.2%       12/23/00                                    41
   6                                                                               6
  71          18,000      11.6%       09/30/04                                    71
  133                                                                             133
  142         2,000        9.5%       06/30/01                                    142
  82                                                Hard                          82
  35          9,669       13.7%       01/31/10                                    35
  48                                                                              48
  98          3,630        6.7%       08/31/00                                    98
  96          9,560        8.4%       04/30/01                                    96
  70                                                                              70
 70.1                                                                            70.1
 70.2                                                                            70.2

       FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES





  Control
  Number     Property Name                                       Address
------------------------------------------------------------------------------------------------------------------
     51      Residence Inn - Greenville                          120 Milestone Way
     33      Riverpark II                                        1200 River Road
     83      Riverstone Apartments                               1870 South Atlanta Road
    102      Sable Point Apartments Phase II                     Sable Point Drive
    125      San Pedro Mobile Home Park                          87401 State Road 905
     5       San Tropez Apartments                               8025 West Russell Road
     15      School Street Shopping Center                       265 Ellington Road
     46      Shaw's Plaza                                        620 Middle Street
     54      Shillington Shopping Center                         500 East Lancaster Avenue
     52      Shoppes II at Riverdale Commons                     12465 -12485 Poppy Street
     62      Skipper Palms Shopping Center                       2526-2560 Bearss Avenue
    101      Stadium Village Shopping Center                     917-935 Washington Avenue S.E.
     13      Sterling University Arbors                          1255 South College Street
    131      Studer Arms Apartments                              1600 Center St.
    114      Suffolk West Shopping Center                        817 West Constance Road
     10      The Atrium at Gainesville                           2434 NW 41st Street
     97      The Lighthouse Inn                                  3208 NE 11st Street
     58      The Village at Johnson Creek Apartments             400 S. Collins Street
     3       Thomson Consumer Electronics                        10330 North Meridian Street
     16      Tiger Plaza Apartments                              4445 Alvin Dark
     65      Town Square Shopping Center                         2001 Naperville Road
    143      Trinity Park MHP                                    1800 Meridian Ct.
     38      Turtle Creek                                        121 Hickory Trace Dr.
     85      U-Haul Center City                                  1201 Washington Avenue
    126      U-Haul Conroe Center                                1305 South I-45
     89      U-Haul CT Clark Avenue                              6000 Clark Avenue
    108      U-Haul Memorial                                     1010 South Memorial Drive
     72      U-Haul University                                   6701 South Dixie Highway
    110      University Commons                                  600-602 Sherman Street
     45      University Court Apartments                         2102 N. Walnut St.
     50      Vanderbilt Court Apartments                         12630 Ashford Point Dr.
    129      Victory Place Apartments                            3144 Chateau Drive
    141      Vista Plaza                                         3516-3544 East Southern Avenue
     1       Washingtonian Center                                15 Grand Corner Avenue
    130      Wellington Place Shopping Center                    200-240 Grapevine Hwy
     30      Westlink Village Apartments                         505 North Tyler Street
     11      Wildwood Forest Apartments                          455 Wildwood Forest Drive
    104      Winston Plaza                                       31760 - 31762 Mission Trail Road

                                                           Cross
                                                         Collater-
                                                           alized
                                                         and Cross                                          Specific
  Control                                      Zip       Defaulted       Loan         General               Property
  Number               City          State    Code       Loan Flag      Seller      Property Type             Type
---------------------------------------------------------------------------------------------------------------------------
     51             Greenville        SC      29615                      FUNB       Hospitality                Suite
     33               Miquon          PA      19452                       ML           Office
     83               Smyrna          GA      30080                      FUNB       Multifamily            Conventional
    102              Hurricane        WV      25526                      FUNB       Multifamily               Sec. 42
    125             Islamorada        FL      33036                      FUNB     Mobile Home Park
     5               Las Vegas        NV      89113                      FUNB       Multifamily            Conventional
     15            East Hartford      CT      06108                      FUNB          Retail                Anchored
     46              Weymouth         MA      02189                      FUNB          Retail                Anchored
     54             Shillington       PA      19607                      FUNB          Retail               Unanchored
     52             Coon Rapids       MN      55433                      FUNB          Retail             Shadow Anchored
     62                Tampa          FL      33618                      FUNB          Retail                Anchored
    101             Minneapolis       MN      55414                      FUNB          Retail               Unanchored
     13               Auburn          AL      36830                      FUNB       Multifamily            Conventional
    131               Jupiter         FL      33458                      FUNB       Multifamily            Conventional
    114               Suffolk         VA      23434                      FUNB          Retail                Anchored
     10             Gainesville       FL      32606                      FUNB        Healthcare           Congregate Care
     97            Pompano Beach      FL      33062                      FUNB        Healthcare           Assisted Living
     58              Arlington        TX      76010                      FUNB       Multifamily               Sec. 42
     3             Indianapolis       IN      46290                       ML           Office                  Flex
     16             Baton Rouge       LA      70820                      FUNB       Multifamily            Conventional
     65               Wheaton         IL      60187                      FUNB          Retail             Shadow Anchored
    143               Conroe          TX      77301                      FUNB     Mobile Home Park
     38              Nashville        TN      37211                      FUNB       Multifamily            Conventional
     85            Philadelphia       PA      19147   U-Haul Pool III    FUNB       Self-Storage
    126               Conroe          TX      77301   U-Haul Pool III    FUNB       Self-Storage
     89              Cleveland        OH      44102   U-Haul Pool III    FUNB       Self-Storage
    108                Tulsa          OK      74112   U-Haul Pool III    FUNB       Self-Storage
     72                Miami          FL      33146   U-Haul Pool III    FUNB       Self-Storage
    110                Akron          OH      44311                      FUNB       Multifamily            Conventional
     45             Ellensburg        WA      98926                      FUNB       Multifamily            Conventional
     50               Houston         TX      77082                      FUNB       Multifamily            Conventional
    129             East Point        GA      30344                      FUNB       Multifamily            Conventional
    141                Mesa           AZ      85204                      FUNB          Retail               Unanchored
     1             Gaithersburg       MD      20878                      FUNB          Retail                Anchored
    130                Hurst          TX      76054                      FUNB          Retail               Unanchored
     30               Wichita         KS      67212                      FUNB       Multifamily            Conventional
     11               Spring          TX      77380                      FUNB       Multifamily            Conventional
    104            Lake Elsinore      CA      92530                      FUNB          Retail               Unanchored


               Credit                                       % of                                                          Loan
               Lease           Original      Cut-Off       Aggregate                                                      Admin-
                Loan             Loan          Date        Cut-Off       Origin-                                         istrative
  Control      ("CTL")         Balance($)      Loan          Date        ation     First Pay   Maturity     Mortgage     Cost Rate
  Number        Flag              (1)        Balance ($)   Balance       Date       Date     Date or ARD   Rate (%)        (%)
-----------------------------------------------------------------------------------------------------------------------------------
     51                        4,500,000      4,490,252     0.57%      12/22/99   02/01/00    01/01/10     8.5830%      0.05385%
     33                        8,740,000      8,717,303     1.11%      12/30/99   02/01/00    01/01/10     8.4300%      0.05385%
     83                        2,480,000      2,473,266     0.32%      11/30/99   01/01/00    12/01/09     8.3200%      0.05385%
    102                        1,900,000      1,895,743     0.24%      02/01/00   03/01/00    02/01/15     7.5000%      0.05385%
    125                        1,137,000      1,134,703     0.15%      12/23/99   02/01/00    01/01/10     8.8700%      0.05385%
     5                        21,825,000     21,825,000     2.79%      02/04/00   04/01/00    03/01/10     8.2700%      0.05385%
     15                       12,880,000     12,857,068     1.64%      01/24/00   03/01/00    02/01/10     8.6400%      0.05385%
     46                        5,250,000      5,246,639     0.67%      03/21/00   05/01/00    04/01/10     8.2300%      0.05385%
     54                        4,300,000      4,285,722     0.55%      10/14/99   12/01/99    11/01/09     8.3750%      0.05385%
     52                        4,350,000      4,342,598     0.56%      01/07/00   03/01/00    02/01/10     8.8600%      0.05385%
     62                        3,650,000      3,646,555     0.47%      02/29/00   04/01/00    03/01/10     8.6250%      0.05385%
    101                        1,950,000      1,948,427     0.25%      02/23/00   04/01/00    03/01/10     9.1500%      0.05385%
     13                       13,120,000     13,120,000     1.68%      03/23/00   05/01/00    04/01/10     8.1800%      0.05385%
    131                          965,000        964,445     0.12%      03/14/00   05/01/00    04/01/10     8.7500%      0.05385%
    114                        1,500,000      1,497,718     0.19%      02/01/00   03/01/00    02/01/10     9.4000%      0.05385%
     10                       15,900,000     15,864,611     2.03%      12/17/99   02/01/00    01/01/10     8.4700%      0.05385%
     97                        2,100,000      2,098,055     0.27%      02/23/00   04/01/00    03/01/10     8.6900%      0.05385%
     58                        3,914,000      3,904,270     0.50%      12/15/99   02/01/00    01/01/15     8.0000%      0.05385%
     3                        24,620,000     24,605,207     3.14%      03/16/00   05/01/00    04/01/12     8.5400%      0.05385%
     16                       12,415,000     12,415,000     1.59%      02/15/00   04/01/00    03/01/10     8.6250%      0.06885%
     65                        3,500,000      3,491,549     0.45%      12/23/99   02/01/00    01/01/10     8.1250%      0.05385%
    143                          518,000        516,955     0.07%      12/15/99   02/01/00    01/01/10     8.8750%      0.05385%
     38                        7,300,000      7,286,842     0.93%      02/01/00   03/01/00    02/01/10     8.5800%      0.05385%
     85                        2,430,000      2,427,767     0.31%      03/22/00   05/01/00    04/01/10     8.8200%      0.05385%
    126                        1,058,000      1,057,028     0.14%      03/22/00   05/01/00    04/01/10     8.8200%      0.05385%
     89                        2,346,000      2,343,844     0.30%      03/22/00   05/01/00    04/01/10     8.8200%      0.05385%
    108                        1,615,000      1,613,516     0.21%      03/22/00   05/01/00    04/01/10     8.8200%      0.05385%
     72                        3,064,000      3,061,184     0.39%      03/22/00   05/01/00    04/01/10     8.8200%      0.05385%
    110                        1,600,000      1,598,595     0.20%      02/03/00   04/01/00    03/01/10     8.8700%      0.05385%
     45                        5,314,000      5,308,713     0.68%      02/29/00   04/01/00    03/01/10     8.4400%      0.05385%
     50                        4,600,000      4,587,216     0.59%      11/24/99   01/01/00    12/01/09     8.2300%      0.05385%
    129                          989,000        986,851     0.13%      12/22/99   02/01/00    01/01/10     8.5700%      0.05385%
    141                          725,000        723,122     0.09%      11/22/99   01/01/00    12/01/09     8.5000%      0.05385%
     1                        39,500,000     39,387,474     5.03%      12/17/99   02/01/00    01/01/10     7.4000%      0.05385%
    130                          983,000        981,579     0.13%      02/18/00   04/01/00    03/01/10     9.2900%      0.05385%
     30                        9,120,000      9,120,000     1.17%      11/22/99   01/01/00    12/01/09     7.9300%      0.05385%
     11                       15,700,000     15,654,661     2.00%      11/18/99   01/01/00    12/01/09     8.0800%      0.05385%
    104                        1,762,000      1,759,235     0.23%      01/24/00   03/01/00    02/01/10     9.2500%      0.05385%





   Footnote    Explanation
   --------    -----------

     (1) With respect to the Heilig / Petsmart loans (control numbers 82, 109, 116, 117 and 135), the Original Balance shown is equal to the Cut-Off Date Balance of the Senior Component of such loans and the Original Amortization Term and Remaining Amortization Term shown for each loan represents that of the combined Senior and Subordinate Components.

     (2) Six Credit Lease Loans (each of the Motel 6 loans (control numbers 43, 47, 57, 59, 74, and 80)) described as "Steps" under "Annual P&I Payments" are subject to specified periodic changes in the amount of debt payments at specified times in the future. Refer to Annex A-2 for these step debt payment schedules.

     (3) For one loan (Club Lake Pointe Apartments (control number 7)), a letter of credit in the amount of $6 million has been pledged by the applicable borrower as additional collateral. The letter of credit may be released upon the property achieving certain pre-defined operating thresholds. If the stabilized operating threshholds are not achieved within a specified period of time, the letter of credit will be drawn upon and the proceeds used to pay down a portion of the outstanding loan balance. The DSCR shown for this loan assumes stabilized net cashflow.

     (4) With respect to six Credit Lease Loans (each of the Motel 6 loans (control numbers 43, 47, 57, 59, 74, and 80)), each such loan has benefit of a residual value insurance policy. The related Balloon Payments may be repaid from the amount paid by the related insurer pursuant to such policies.

     (5) With regard to the Washingtonian Center loan (control number 1), the largest tenant (Target) leases the ground upon which it operates its 153,000 square foot store. Consequently, the aggregate square footage shown for the Washingtonian Center excludes the 153,000 square feet of net rentable area attributable to the Target space. The Target ground lease expires in the year 2024.

                              Original     Remaining                   Orig.   Remain.                     Maturity
                              Term to      Term to      Remain.        Amort.   Amort.      Annual          Date
                 Interest     Maturity      Maturity      IO           Term     Term          P&I          or ARD
 Control         Accrual       or ARD        or ARD      Period       (Mos.)   (Mos.)       Payments       Balloon     ARD
  Number         Method        (Mos.)        (Mos.)      (Mos.)         (1)     (1)         ($)(2)         Balance($) Loans
---------------------------------------------------------------------------------------------------------------------------
  51            Actual/360       120          116                     360       356          418,394      4,079,253    N
  33            Actual/360       120          116                     360       356          810,316      7,752,699    N
  83            Actual/360       120          115                     360       355          225,043      2,235,171    N
  102             30/360         180          177                     360       357          159,421      1,433,107    N
  125           Actual/360       120          116                     360       356          108,509      1,037,248    N
   5            Actual/360       120          118           58        360       360        1,971,251     20,960,001    N
  15            Actual/360       120          117                     360       357        1,203,802     11,688,036    N
  46            Actual/360       120          119                     360       359          472,412      4,720,346    N
  54            Actual/360       120          114                     360       354          392,197      3,879,784    N
  52            Actual/360       120          117                     360       357          414,765      3,966,574    N
  62            Actual/360       120          118                     360       358          340,672      3,312,175    N
  101           Actual/360       120          118                     360       358          190,813      1,789,878    N
  13            Actual/360       120          119           23        360       360        1,175,055     12,147,265    N
  131           Actual/360       120          119                     360       359           91,100        877,924    N
  114           Actual/360       120          117                     360       357          150,042      1,383,486    N
  10            Actual/360       120          116                     360       356        1,463,032     14,376,666    N
  97            Actual/360       120          118                     360       358          197,170      1,908,401    N
  58            Actual/360       180          176                     360       356          344,635      3,128,326    N
   3            Actual/360       144          143                     360       359        2,280,059     21,538,868    Y
  16            Actual/360       120          118           22        360       360        1,158,751     11,584,300    N
  65            Actual/360       120          116                     360       356          311,849      3,139,546    N
  143           Actual/360       120          116                     360       356           49,457        472,606    N
  38            Actual/360       120          117                     360       357          678,541      6,615,569    N
  85            Actual/360       120          119                     300       299          241,125      2,049,110    N
  126           Actual/360       120          119                     300       299          104,984        892,165    N
  89            Actual/360       120          119                     300       299          232,790      1,978,277    N
  108           Actual/360       120          119                     300       299          160,254      1,361,858    N
  72            Actual/360       120          119                     300       299          304,036      2,583,736    N
  110           Actual/360       120          118                     360       358          152,695      1,459,798    N
  45            Actual/360       120          118                     360       358          487,612      4,802,048    N
  50            Actual/360       120          115                     360       355          413,923      4,137,231    N
  129           Actual/360       120          116                     360       356           91,844        896,268    N
  141           Actual/360       120          115                     360       355           66,895        656,125    N
   1            Actual/360       120          116                     360       356        3,281,880     34,809,410    N
  130           Actual/360       120          118                     300       298          101,345        839,552    N
  30            Actual/360       120          115           31        360       360          797,698      8,522,077    N
  11            Actual/360       120          115                     360       355        1,392,934     14,070,854    N
  104           Actual/360       120          117                     360       357          173,946      1,620,094    N

                                                                                                     LTV Ratio
                                                                       Under-             Cut-Off       at
                                                                      written              Date      Maturity
 Control                                   Appraised  Appraisal       Net Cash   DSCR       LTV         or         Year
  Number     Prepayment Provisions          Value ($)    Date         Flow ($)   (3)       Ratio      ARD (4)      Built
----------------------------------------------------------------------------------------------------------------------------
  51       L(4),D(5.75),O(.25)             6,210,000   01/22/00        562,101   1.34     72.31%      65.69%        1998
  33       L(2.33),D(7.42),O(.25)         12,700,000   11/15/99      1,012,960   1.25     68.64%      61.04%        1850
  83       L(4),D(5.75),O(.25)             3,100,000   10/21/99        282,462   1.26     79.78%      72.10%        1972
  102      L(10),1%(5)                     2,230,000   11/03/99        182,840   1.15     85.01%      64.26%        1999
  125      L(4),D(5.75),O(.25)             1,435,000   11/24/99        130,220   1.20     79.07%      72.28%        1970
   5       L(4),D(5.75),O(.25)            27,100,000   01/31/00      2,358,197   1.20     80.54%      77.34%        1997
  15       L(4),D(5.75),O(.25)            16,200,000   11/29/99      1,442,963   1.20     79.36%      72.15%        1965
  46       L(4),D(5.75),O(.25)             8,600,000   12/21/99        699,827   1.48     61.01%      54.89%        1979
  54       L(4),D(5.75),O(.25)             5,700,000   08/13/99        523,558   1.33     75.19%      68.07%        1956
  52       L(4),D(5.75),O(.25)             6,100,000   11/01/99        518,444   1.25     71.19%      65.03%        1999
  62       L(4),D(5.75),O(.25)             5,200,000   01/06/00        495,654   1.45     70.13%      63.70%        1985
  101      L(4),D(5.75),O(.25)             2,600,000   12/13/99        239,998   1.26     74.94%      68.84%        1998
  13       L(4),D(5.75),O(.25)            16,400,000   02/15/00      1,446,253   1.23     80.00%      74.07%        1999
  131      L(2),D(7.75),O(.25)             1,300,000   02/23/00        109,284   1.20     74.19%      67.53%        1959
  114      L(4),D(5.75),O(.25)             2,400,000   09/22/99        221,834   1.48     62.40%      57.65%        1974
  10       L(4),D(5.75),O(.25)            20,900,000   11/22/99      1,937,677   1.32     75.91%      68.79%        1986
  97       L(4),D(5.75),O(.25)             2,800,000   12/15/99        272,616   1.38     74.93%      68.16%        1995
  58       L(14.75),O(.25)                 5,010,000   11/12/99        396,329   1.15     77.93%      62.44%        1999
   3       L(2.08),D(9.67),O(.25)         32,400,000   02/14/00      2,749,087   1.21     75.94%      66.48%        1994
  16       L(4),D(5.5),O(.5)              16,350,000   12/08/99      1,405,228   1.21     75.93%      70.85%        1972
  65       L(4),D(5.5),O(.5)               5,000,000   09/28/99        412,943   1.32     69.83%      62.79%        1999
  143      L(4),D(5.75),O(.25)               690,000   10/06/99         61,873   1.25     74.92%      68.49%        1970
  38       L(4),D(5.75),O(.25)            11,100,000   12/02/99        853,533   1.26     65.65%      59.60%        1976
  85       L(4),D(5.75),O(.25)             4,380,000   01/17/00        313,441   1.30     55.43%      46.78%        1925
  126      L(4),D(5.75),O(.25)             1,620,000   01/27/00        136,513   1.30     65.25%      55.07%        1980
  89       L(4),D(5.75),O(.25)             4,080,000   02/02/00        302,576   1.30     57.45%      48.49%        1949
  108      L(4),D(5.75),O(.25)             2,600,000   01/24/00        208,351   1.30     62.06%      52.38%        1975
  72       L(4),D(5.75),O(.25)             4,715,000   01/18/00        395,212   1.30     64.92%      54.80%        1970
  110      L(4),D(5.75),O(.25)             2,150,000   09/14/99        183,260   1.20     74.35%      67.90%        1991
  45       L(4),D(5.75),O(.25)             7,100,000   01/15/00        595,180   1.22     74.77%      67.63%        1999
  50       L(3),YM2%(6.75),O(.25)          6,050,000   11/10/99        508,002   1.23     75.82%      68.38%        1983
  129      L(4),D(5.75),O(.25)             1,250,000   10/26/99        110,208   1.20     78.95%      71.70%        1972
  141      L(2.42),D(7.33),O(.25)          1,310,000   11/10/99        108,282   1.62     55.20%      50.09%        1986
   1       L(4),D(5.75),O(.25)            52,000,000   07/01/99      4,217,616   1.29     75.75%      66.94%        1999
  130      L(4),D(5.75),O(.25)             1,500,000   01/01/00        131,770   1.30     65.44%      55.97%        1983
  30       L(3),D(6.50),O(.50)            11,400,000   11/12/99        958,048   1.20     80.00%      74.76%        1983
  11       L(4),D(5.75),O(.25)            19,500,000   10/09/99      1,670,035   1.20     80.28%      72.16%        1997
  104      L(2.25),D(7.50),O(.25)          2,350,000   12/02/99        216,973   1.25     74.86%      68.94%     1989;1991


                             Number                       Cut-Off
                               of                        Date Loan
 Control        Year        (Units)   Unit of            Amount Per  Occupancy
  Number       Renovated       (5)    Measure            (Unit) ($)    Rate (%)
------------------------------------------------------------------------------
  51                               78 Rooms             57,567.34    82.00%
  33             1999          69,000 Sq. Ft.              126.34    100.00%
  83             1999              66 Units             37,473.73    100.00%
  102                              64 Units             29,620.99    95.31%
  125                              43 Pads              26,388.45    97.67%
   5                              336 Units             64,955.36    94.35%
  15             1991         147,554 Sq. Ft.               87.13    96.35%
  46             1990         118,787 Sq. Ft.               44.17    100.00%
  54             1988          71,460 Sq. Ft.               59.97    92.13%
  52                           32,441 Sq. Ft.              133.86    100.00%
  62             1996          86,503 Sq. Ft.               42.16    94.74%
  101                          13,026 Sq. Ft.              149.58    100.00%
  13                              180 Units             72,888.89    92.50%
  131            1998              30 Units             32,148.16    100.00%
  114                          59,448 Sq. Ft.               25.19    91.66%
  10                              241 Beds              65,828.26    95.44%
  97             1997              46 Beds              45,609.89    89.13%
  58                              140 Units             27,887.64    100.00%
   3                          324,375 Sq. Ft.               75.85    100.00%
  16             1999             300 Units             41,383.33    98.33%
  65                           16,981 Sq. Ft.              205.62    100.00%
  143            1999              52 Pads               9,941.44    86.50%
  38                              320 Units             22,771.38    93.75%
  85             1985          55,956 Sq. Ft.               43.39    84.80%
  126                          37,425 Sq. Ft.               28.24    84.00%
  89             1976          63,408 Sq. Ft.               36.96    91.80%
  108                          45,700 Sq. Ft.               35.31    92.20%
  72             1999          46,225 Sq. Ft.               66.22    93.94%
  110                              36 Units             44,405.41    100.00%
  45                              102 Units             52,046.21    97.06%
  50             1999             164 Units             27,970.83    95.10%
  129            1999              48 Units             20,559.40    91.70%
  141                          10,681 Sq. Ft.               67.70    100.00%
   1                          268,078 Sq. Ft.              146.93    96.00%
  130                          17,327 Sq. Ft.               56.65    93.31%
  30             1997             240 Units             38,000.00    96.71%
  11                              254 Units             61,632.53    91.67%
  104                          35,150 Sq. Ft.               50.05    97.58%



                                                                                               Largest    Largest          Largest
 Control             Occupancy       Largest                                                   Tenant     Tenant           Tenant
 Number             As Of Date       Tenant (5)                                                Sq. Ft     % of NRA         Exp. Date
------------------------------------------------------------------------------------------------------------------------------------
  51                   NA
  33           NA - Single Tenant   Nationwide Mutual Insurance                                69,000      100.0%          05/31/09
  83                11/01/99
  102               01/20/00
  125               11/10/99
   5                01/03/00
  15                01/31/00        Big Y Foods                                                62,314      42.2%           07/31/09
  46                03/22/00        Shaw's Supermarket                                         42,614      35.9%           01/31/09
  54                02/10/00        Super Trak Corporation                                     22,892      32.0%           01/31/03
  52                01/07/00        Hollywood Entertainment Corp. (Hollywood  Video)            6,798      21.0%           01/06/14
  62                02/02/00        Winn Dixie                                                 53,012      61.3%           05/31/16
  101               01/25/00        Blockbuster Video                                           6,000      46.1%           02/29/08
  13                01/18/00
  131               03/04/00
  114               02/01/00        Be-Lo Market                                               22,720      38.2%           11/30/05
  10                01/31/00
  97                02/23/00
  58                11/01/99
   3                03/01/00        Thomson Consumer Electronics                              324,375      100.0%          03/01/12
  16                01/19/00
  65                10/01/99        Pier One Imports                                            9,581      56.4%           07/31/09
  143               09/01/99
  38                01/04/00
  85                09/02/99
  126               09/01/99
  89                08/31/99
  108               08/31/99
  72                12/31/99
  110               02/03/00
  45                01/14/00
  50                11/17/99
  129               11/17/99
  141               11/15/99        A & M Pump and Pool                                         1,747      16.4%           10/31/05
   1                02/29/00        Target (Ground lease)                                     153,000   Ground Lease       07/31/24
  130               02/18/00        Eduardo's                                                   3,400      19.6%           08/31/04
  30                11/18/99
  11                10/20/99
  104               12/16/99        Auto Aid                                                    5,460      15.5%           04/30/02




                                                          2nd        2nd             2nd
                                                          Largest    Largest         Largest
 Control                                                  Tenant     Tenant          Tenant
 Number       2nd Largest Tenant                          Sq. Ft     % of NRA        Exp. Date     3rd Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
  51
  33          Comcast                                           0                   12/31/08      Sprint
  83
  102
  125
   5
  15          Rite Aid of Connecticut                      11,700     7.9%          07/31/06      Fashion Bug
  46          Discount Storage                             29,550     24.9%         06/30/23      Walgreens
  54          Davanne                                       8,330     11.7%         11/30/01      Zi Rui Zhang
  52          Kinkos, Inc.                                  6,568     20.2%         12/31/08      Barranca Restaurants, Inc.
                                                                                                  D/B/A Green Mill
  62          Sound Exchange                                4,380     5.1%          05/31/01      MAB Paints
  101         Burger King                                   2,700     20.7%         12/31/08      Mail Boxes Etc
  13
  131
  114         Family Dollar                                 6,875     11.6%         12/31/00      It's Fashions
  10
  97
  58
   3
  16
  65          Maggiano's / Corner Bakery, Inc.              3,300     19.4%         11/30/09      KidSnips, LLC
  143
  38
  85
  126
  89
  108
  72
  110
  45
  50
  129
  141         Valley Del Sol Foods - Little Caesars         1,500     14.0%         12/15/00      Vista Cleaners
   1          Galyan's Trading Company, Inc.              105,866     39.5%         07/30/13      Kohl's Department Store
  130         Texas Real Estate                             2,748     15.9%         08/31/00      Quick Pick
  30
  11
  104         Winston Tire                                  5,200     14.8%         11/01/03      La Salle Medical

                                                                  Largest
              3rd        3rd           3rd                      Affiliated
              Largest    Largest       Largest                  Sponsor Flag
 Control      Tenant     Tenant        Tenant                   (> than            Control
 Number       Sq. Ft     % of NRA      Exp. Date   Lockbox      3.5% of Pool)      Number
-------------------------------------------------------------------------------------------
  51                                                                               51
  33             0                     12/31/08      Hard                          33
  83                                                                               83
  102                                                                              102
  125                                                                              125
   5                                                            Sponsor #1          5
  15           10,000       6.8%       01/31/06                                    15
  46           11,205       9.4%       04/30/04                                    46
  54           4,661        6.5%       04/30/01                                    54
  52           6,549       20.2%       07/01/14                                    52
  62           4,241        4.9%       10/31/00                                    62
  101          1,398       10.7%       08/31/08                                    101
  13                                                                               13
  131                                                                              131
  114          3,276        5.5%       05/31/03                                    114
  10                                                                               10
  97                                                                               97
  58                                                                               58
   3                                                 Hard                           3
  16                                                                               16
  65           1,375        8.1%       09/30/04                                    65
  143                                                                              143
  38                                                                               38
  85                                                                               85
  126                                                                              126
  89                                                                               89
  108                                                                              108
  72                                                                               72
  110                                                                              110
  45                                                                               45
  50                                                                               50
  129                                                                              129
  141          1,464       13.7%       10/31/04                                    141
   1           93,000      34.7%       02/02/19                                     1
  130          2,600       15.0%       06/19/04                                    130
  30                                                            Sponsor #1         30
  11                                                                               11
  104          3,705       10.5%       12/01/03                                    104

xxxxxxxxxxxxxxxxxxxxxxxxxxxx161-167xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-2  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

                                                                                             CONTROL # 74
           CONTROL # 27     CONTROL # 43    CONTROL # 47     CONTROL # 57    CONTROL # 59     MOTEL 6 525     CONTROL # 80
              GIANT        MOTEL 6 28 ST.    MOTEL 6 69       MOTEL 6 414     MOTEL 6 270      CLEVELAND      MOTEL 6 1105
          FREDERICKSBURG    BARB GOLETA     COCOA BEACH       GAINESVILLE     PISMO BEACH      MACEDONIA        PENSACOLA
          --------------   --------------   ------------     ------------    ------------     ------------    -------------
  LOAN                                                                                                                         LOAN
   PAY                                                                                                                         PAY
 PERIOD    PAYMENT ($)      PAYMENT ($)     PAYMENT ($)      PAYMENT ($)     PAYMENT ($)        PAYMENT ($)     PAYMENT ($)   PERIOD
---------  -----------      -----------     -----------      -----------     -----------        -----------     -----------   ------
     1       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     1
     2       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     2
     3       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     3
     4       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     4
     5       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     5
     6       73,151.88       478,709.10      440,041.16       336,411.08      321,717.26         240,514.59      217,313.82     6
     7       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     7
     8       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     8
     9       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     9
    10       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     10
    11       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     11
    12       73,151.88       384,325.23      353,281.19       270,083.16      258,286.42         193,093.94      174,467.51     12
    13       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     13
    14       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     14
    15       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     15
    16       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     16
    17       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     17
    18       73,151.88       299,293.99      275,118.39       210,327.76      201,141.03         150,372.26      135,866.90     18
    19       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     19
    20       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     20
    21       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     21
    22       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     22
    23       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     23
    24       73,151.88       276,188.62      253,879.37       194,090.55      185,613.03         138,763.59      125,378.03     24
    25       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     25
    26       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     26
    27       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     27
    28       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     28
    29       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     29
    30       73,151.88       303,043.15      278,564.70       212,962.47      203,660.66         152,255.93      137,568.86     30
    31       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     31
    32       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     32
    33       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     33
    34       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     34
    35       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     35
    36       73,151.88       273,267.40      251,194.10       192,037.67      183,649.82         137,295.90      124,051.92     36
    37       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     37
    38       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     38
    39       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     39
    40       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     40
    41       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     41
    42       73,151.88       301,824.70      277,444.68       212,106.21      202,841.80         151,643.75      137,015.74     42
    43       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     43
    44       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     44
    45       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     45
    46       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     46
    47       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     47
    48       73,151.88       272,730.40      250,700.48       191,660.30      183,288.93         137,026.10      123,808.15     48
    49       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     49
    50       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     50
    51       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     51
    52       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     52
    53       73,151.88             0.00            0.00             0.00            0.00               0.00            0.00     53
    54       77,264.54       311,138.94      286,006.55       218,651.76      209,101.45         156,323.44      141,244.01     54
    55       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     55
    56       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     56
    57       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     57
    58       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     58
    59       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     59
    60       77,264.54       265,624.13      244,168.22       186,666.39      178,513.15         133,455.74      120,582.20     60
    61       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     61
    62       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     62
    63       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     63
    64       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     64
    65       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     65
    66       77,264.54       307,205.36      282,390.71       215,887.45      206,457.88         154,347.12      139,458.33     66
    67       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     67
    68       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     68
    69       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     69
    70       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     70
    71       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     71
    72       77,264.54       272,472.88      250,463.76       191,479.33      183,115.86         136,896.71      123,691.24     72
    73       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     73
    74       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     74
    75       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     75
    76       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     76
    77       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     77

                                                                  A-2 CTL Step Schedules

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-2  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

                                                                                             CONTROL # 74
           CONTROL # 27     CONTROL # 43    CONTROL # 47     CONTROL # 57    CONTROL # 59     MOTEL 6 525     CONTROL # 80
              GIANT        MOTEL 6 28 ST.    MOTEL 6 69       MOTEL 6 414     MOTEL 6 270      CLEVELAND      MOTEL 6 1105
          FREDERICKSBURG    BARB GOLETA     COCOA BEACH       GAINESVILLE     PISMO BEACH      MACEDONIA        PENSACOLA
          --------------   --------------   ------------     ------------    ------------     ------------    -------------
  LOAN                                                                                                                         LOAN
   PAY                                                                                                                         PAY
 PERIOD    PAYMENT ($)      PAYMENT ($)     PAYMENT ($)      PAYMENT ($)     PAYMENT ($)        PAYMENT ($)     PAYMENT ($)   PERIOD
---------  -----------      -----------     -----------      -----------     -----------        -----------     -----------   ------
    78       77,264.54       285,780.77      262,696.70       200,831.40      192,059.45         143,582.91      129,732.47     78
    79       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     79
    80       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     80
    81       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     81
    82       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     82
    83       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     83
    84       77,264.54       298,003.40      273,932.04       209,420.80      200,273.69         149,723.84      135,281.02     84
    85       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     85
    86       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     86
    87       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     87
    88       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     88
    89       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     89
    90       77,264.54       239,720.61      220,357.07       168,462.79      161,104.64         120,441.21      108,823.09     90
    91       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     91
    92       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     92
    93       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     93
    94       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     94
    95       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     95
    96       77,264.54       339,845.02      312,393.89       238,824.86      228,393.43         170,746.05      154,275.37     96
    97       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     97
    98       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     98
    99       77,264.54             0.00            0.00             0.00            0.00               0.00            0.00     99
    100      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    100
    101      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    101
    102      77,264.54       218,971.66      201,284.12       153,881.53      147,160.27         110,016.45       99,403.93    102
    103      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    103
    104      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    104
    105      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    105
    106      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    106
    107      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    107
    108      77,264.54       298,676.69      274,550.95       209,893.96      200,726.18         150,062.12      135,586.67    108
    109      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    109
    110      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    110
    111      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    111
    112      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    112
    113      77,264.54             0.00            0.00             0.00            0.00               0.00            0.00    113
    114      81,377.20       201,366.79      185,101.30       141,509.78      135,328.89         101,171.36       91,412.07    114
    115      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    115
    116      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    116
    117      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    117
    118      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    118
    119      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    119
    120      81,377.20       269,382.87      247,623.35       189,307.83      181,039.22         135,344.22      122,288.51    120
    121      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    121
    122      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    122
    123      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    123
    124      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    124
    125      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    125
    126      81,377.20       205,032.77      188,471.16       144,086.03      137,792.62         103,013.23       93,076.27    126
    127      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    127
    128      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    128
    129      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    129
    130      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    130
    131      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    131
    132      81,377.20       265,521.46      244,073.85       186,594.24      178,444.15         133,404.16      120,535.59    132
    133      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    133
    134      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    134
    135      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    135
    136      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    136
    137      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    137
    138      81,377.20       209,871.33      192,918.88       147,486.31      141,044.38         105,444.24       95,272.77    138
    139      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    139
    140      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    140
    141      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    141
    142      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    142
    143      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    143
    144      81,377.20       262,241.16      241,058.51       184,289.02      176,239.61         131,756.06      119,046.47    144
    145      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    145
    146      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    146
    147      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    147
    148      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    148
    149      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    149
    150      81,377.20       205,360.41      188,772.33       144,316.28      138,012.81         103,177.85       93,225.00    150
    151      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    151
    152      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    152
    153      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    153
    154      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    154


                                                                  A-2 CTL Step Schedules

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-2  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

                                                                                             CONTROL # 74
           CONTROL # 27     CONTROL # 43    CONTROL # 47     CONTROL # 57    CONTROL # 59     MOTEL 6 525     CONTROL # 80
              GIANT        MOTEL 6 28 ST.    MOTEL 6 69       MOTEL 6 414     MOTEL 6 270      CLEVELAND      MOTEL 6 1105
          FREDERICKSBURG    BARB GOLETA     COCOA BEACH       GAINESVILLE     PISMO BEACH       MACEDONIA       PENSACOLA
          --------------   --------------   ------------     ------------    ------------     ------------    -------------
  LOAN                                                                                                                         LOAN
   PAY                                                                                                                         PAY
 PERIOD    PAYMENT ($)      PAYMENT ($)     PAYMENT ($)      PAYMENT ($)     PAYMENT ($)        PAYMENT ($)     PAYMENT ($)   PERIOD
---------  -----------      -----------     -----------      -----------     -----------        -----------     -----------   ------
    155      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    155
    156      81,377.20       267,723.75      246,098.25       188,141.89      179,924.20         134,510.64      121,535.34    156
    157      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    157
    158      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    158
    159      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    159
    160      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    160
    161      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    161
    162      81,377.20       195,019.43      179,266.65       137,049.19      131,063.14          97,982.30       88,530.63    162
    163      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    163
    164      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    164
    165      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    165
    166      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    166
    167      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    167
    168      81,377.20       277,712.72      255,280.35       195,161.61      186,637.31         139,529.33      126,069.91    168
    169      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    169
    170      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    170
    171      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    171
    172      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    172
    173      81,377.20             0.00            0.00             0.00            0.00               0.00            0.00    173
    174      85,489.86       186,790.49      171,702.41       131,266.34      125,532.87          93,847.89       84,795.04    174
    175      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    175
    176      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    176
    177      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    177
    178      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    178
    179      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    179
    180      85,489.86       268,425.45      246,743.27       188,635.01      180,395.78         134,863.19      121,853.88    180
    181      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    181
    182      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    182
    183      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    183
    184      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    184
    185      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    185
    186      85,489.86       283,658.81      260,746.14       199,340.19      190,633.38         142,516.78      128,769.18    186
    187      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    187
    188      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    188
    189      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    189
    190      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    190
    191      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    191
    192      85,489.86       163,225.38      150,040.78       114,706.04      109,695.89          82,008.23       74,097.47    192
    193      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    193
    194      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    194
    195      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    195
    196      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    196
    197      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    197
    198      85,489.86       430,517.65      395,742.40       302,544.72      289,330.12         216,302.08      195,436.93    198
    199      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    199
    200      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    200
    201      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    201
    202      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    202
    203      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    203
    204      85,489.86        73,315.89       67,393.77        51,522.48       49,272.07          36,835.61       33,282.34    204
    205      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    205
    206      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    206
    207      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    207
    208      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    208
    209      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    209
    210      85,489.86       235,680.33      216,643.15       165,623.50      158,389.37         118,411.28      106,988.97    210
    211      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    211
    212      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    212
    213      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    213
    214      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    214
    215      85,489.86             0.00            0.00             0.00            0.00               0.00            0.00    215
    216      85,489.86     1,931,778.51    1,775,738.24     1,357,550.33    1,298,255.02         970,570.46      876,946.30    216
    217      85,489.86                                                                                                         217
    218      85,489.86                                                                                                         218
    219      85,489.86                                                                                                         219
    220      85,489.86                                                                                                         220
    221      85,489.86                                                                                                         221
    222      85,489.86                                                                                                         222
    223      85,489.86                                                                                                         223
    224      85,489.86                                                                                                         224
    225      85,489.86                                                                                                         225
    226      85,489.86                                                                                                         226
    227      85,489.86                                                                                                         227
    228      85,489.86                                                                                                         228
    229      85,489.86                                                                                                         229
    230      85,489.86                                                                                                         230
    231      85,489.86                                                                                                         231


                                                                  A-2 CTL Step Schedules

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-2  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

                                                                                             CONTROL # 74
           CONTROL # 27     CONTROL # 43    CONTROL # 47     CONTROL # 57    CONTROL # 59     MOTEL 6 525     CONTROL # 80
              GIANT        MOTEL 6 28 ST.    MOTEL 6 69       MOTEL 6 414     MOTEL 6 270      CLEVELAND      MOTEL 6 1105
          FREDERICKSBURG    BARB GOLETA     COCOA BEACH       GAINESVILLE     PISMO BEACH       MACEDONIA       PENSACOLA
          --------------   --------------   ------------     ------------    ------------     ------------    -------------
  LOAN                                                                                                                         LOAN
   PAY                                                                                                                         PAY
 PERIOD    PAYMENT ($)      PAYMENT ($)     PAYMENT ($)      PAYMENT ($)     PAYMENT ($)        PAYMENT ($)     PAYMENT ($)   PERIOD
---------  -----------      -----------     -----------      -----------     -----------        -----------     -----------   ------
    232      85,489.86                                                                                                         232
    233      85,489.86                                                                                                         233
    234      89,602.53                                                                                                         234
    235      89,602.53                                                                                                         235
    236      89,602.53                                                                                                         236
    237      89,602.53                                                                                                         237
    238      89,602.53                                                                                                         238
    239      89,602.53                                                                                                         239
    240      89,602.53                                                                                                         240
    241      89,602.53                                                                                                         241
    242      89,602.53                                                                                                         242
    243      89,602.53                                                                                                         243
    244      89,602.53                                                                                                         244
    245      89,602.53                                                                                                         245
    246      89,602.53                                                                                                         246
    247      89,602.53                                                                                                         247
    248      89,602.53                                                                                                         248
    249      89,602.53                                                                                                         249
    250      89,602.53                                                                                                         250
    251      89,602.53                                                                                                         251
    252      89,602.53                                                                                                         252
    253      89,602.53                                                                                                         253
    254      89,602.53                                                                                                         254
    255      89,602.53                                                                                                         255
    256      89,602.53                                                                                                         256
    257      89,602.53                                                                                                         257
    258      89,602.53                                                                                                         258
    259      89,602.53                                                                                                         259
    260      89,602.53                                                                                                         260
    261      89,602.53                                                                                                         261
    262      89,602.53                                                                                                         262
    263      89,602.53                                                                                                         263
    264      89,602.53                                                                                                         264
    265      89,602.53                                                                                                         265
    266      89,602.53                                                                                                         266
    267      89,602.53                                                                                                         267
    268      89,602.53                                                                                                         268
    269      89,602.53                                                                                                         269
    270      89,602.53                                                                                                         270
    271      89,602.53                                                                                                         271
    272      89,602.53                                                                                                         272
    273      89,602.53                                                                                                         273
    274      89,602.53                                                                                                         274
    275      89,602.53                                                                                                         275
    276      89,602.53                                                                                                         276
    277      89,602.53                                                                                                         277
    278      89,602.53                                                                                                         278
    279      89,602.53                                                                                                         279
    280      89,602.53                                                                                                         280
    281      89,602.53                                                                                                         281
    282      89,602.53                                                                                                         282
    283      89,602.53                                                                                                         283
    284      89,602.53                                                                                                         284
    285      89,602.53                                                                                                         285
    286      89,602.53                                                                                                         286
    287      89,602.53                                                                                                         287
    288      89,602.53                                                                                                         288
    289      89,602.53                                                                                                         289
    290      89,602.53                                                                                                         290
    291      89,602.53                                                                                                         291
    292      89,602.53                                                                                                         292
    293      89,602.53                                                                                                         293
    294      93,715.19                                                                                                         294
    295      93,715.19                                                                                                         295
    296      93,715.19                                                                                                         296
    297      93,715.19                                                                                                         297
    298      93,715.19                                                                                                         298
    299      93,715.19                                                                                                         299
    300      93,715.19                                                                                                         300

                                                                  A-2 CTL Step Schedules


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-3                                         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES


CONTROL                                                                                                             ZIP
NUMBER     PROPERTY NAME                            ADDRESS                                     CITY        STATE   CODE
-------------------------------------------------------------------------------------------------------------------------
   111     102-104 East 116th Street                102-104 East 116th Street                   New York      NY    10035
   140     1342 N. Detroit                          1342 N. Detroit Street                     Hollywood      CA    90069
   134     63 Elm Street Apartments                 63 Elm Street                              Montclair      NJ    07042
   115     866 Westmount Apts.                      866 Westmount  Drive                     West Hollywood   CA    90069
   122     Amber Square Apartments                  2803 Woodbury Drive                       San Antonio     TX    78217
   136     Amberwood Apartments Phase II            1308 - 1309 Amberwood Drive                 Norfolk       NE    68701
    69     Ashler Oaks Apartments                   4100 Parkdale Drive                       San Antonio     TX    78229
    88     Campus Walk Apartments                   950 Hudson Road                             Marietta      GA    30060
   118     Carlton Court Apartments                 5024 E. Thomas Rd                           Phoenix       AZ    85018
    64     Cedar Pointe                             135 Ignico Drive                         Warner Robbins   GA    31093
    95     Cesery Apartments- Pool A                Various                                   Jacksonville    FL    32211
   95.1    Monterey Manor Garden                    1038 Caliente Drive                       Jacksonville    FL    32211
   95.2    Matanzas Apartments                      5642 Matanzas Way                         Jacksonville    FL    32211
   95.3    Georgetown Apts.                         5611 Holly Bell Drive                     Jacksonville    FL    32211
    25     Cesery Apartments- Pool B                Various                                   Jacksonville    FL   Various
   25.1    Greenbrier Apartments                    3031 Tall Pine Lane W.                    Jacksonville    FL    32211
   25.2    Forest Park                              3206 Justina Road                         Jacksonville    FL    32211
   25.3    Colony Apartments                        5814 Merrill Road                         Jacksonville    FL    32277
   25.4    Sweetbriar I and II                      5736 Merrill Road                         Jacksonville    FL    32277
   25.5    Villa Capri I and II                     3102 Tall Pine Lane                       Jacksonville    FL    32211
    7      Club Lake Pointe Apartments              555 Lakeview Drive                       Coral Springs    FL    33071
    44     Crescent Cove Apartments                 2500 Crescent Cove Drive                     Evans        CO    80620
   121     Crystal Trace Apartments                 1901 South 26th Street                     Ft. Pierce     FL    34947
    73     Eagle Rock II                            3760 University Blvd. South               Jacksonville    FL    32216
    77     Edgewood Apartments                      1601 Highway 90 West                         Sealy        TX    77474
   123     Elm Lake Apartments                      6318 14th Street East                      Bradenton      FL    34203
   124     Elm Tree Apartments                      3401 South 200 East                      Salt Lake City   UT    84115
    42     Esprit Luxury Villas                     9830 Reagan Rd.                            San Diego      CA    92126
   139     Grace & First Street Apartments          13-15-17 East Grace Street                  Richmond      VA    23219
    68     Grandview Apartments Phase II            1319 East 45th Street                       Kearney       NE    68847
    79     Kennesaw Commons Apartments              419 Idlewood Road                           Kennesaw      GA    30144
    55     Lexington Village Senior Apartments      5000 South 107th Street                    Greenfield     WI    53228
    92     Linden Tower Apartments                  116-118 E. Franklin Street                  Richmond      VA    23219
   132     Manor Ridge Apartments                   210 South Main Street                       Wingate       NC    28174
    87     Mariner's Village Apartments             2130 Mayport Road                        Atlantic Beach   FL    32233
    9      Marlow Heights & Marlow Plaza            4000-4223 28th Ave & 2900 St. Clair Dr.   Temple Hills    MD    20748
    32     Miami Garden Villas                      12 NE 188th st.                              Miami        FL    33179
    60     Mountain View Apartments                 5324 Preakness Lane                          Dallas       TX    75211
   103     North Forty Estates                      1601 North Forty Loop                      Shreveport     LA    71107
    93     North Point Apartments                   1520 North Point Drive                       Reston       VA    20194
    12     Nottingham Apartments                    333 Dominion Drive                            Katy        TX    77450
   105     One South Place Apartments               1311 Berttie-Rand Street                   Knoxville      TN    37920
    6      Pacific Islands Apartments               2151 N. Green Valley Parkway               Henderson      NV    89014
   133     Pebble Beach Apartments                  402-414 East Aviation Boulevard          Universal City   TX    78148
    48     Plaza del Sol Apartments                 46289 - 46299 Arabia Street                  Indio        CA    92201
    70     Regency / Lexington Apartments           2000-2100 Thompkins Avenue                   Albany       GA    31705
   70.1    Regency Apartments                       2000 Thompkins Avenue                        Albany       GA    31705
   70.2    Lexington Apartments                     2100 Thompkins Avenue                        Albany       GA    31705
    83     Riverstone Apartments                    1870 South Atlanta Road                      Smyrna       GA    30080
   102     Sable Point Apartments Phase II          Sable Point Drive                          Hurricane      WV    25526
    5      San Tropez Apartments                    8025 West Russell Road                     Las Vegas      NV    89113
    13     Sterling University Arbors               1255 South College Street                    Auburn       AL    36830
   131     Studer Arms Apartments                   1600 Center St.                             Jupiter       FL    33458
    58     The Village at Johnson Creek Apartments  400 S. Collins Street                      Arlington      TX    76010
    16     Tiger Plaza Apartments                   4445 Alvin Dark                           Baton Rouge     LA    70820
    38     Turtle Creek                             121 Hickory Trace Dr.                      Nashville      TN    37211
   110     University Commons                       600-602 Sherman Street                       Akron        OH    44311
    45     University Court Apartments              2102 N. Walnut St.                         Ellensburg     WA    98926
    50     Vanderbilt Court Apartments              12630 Ashford Point Dr.                     Houston       TX    77082
   129     Victory Place Apartments                 3144 Chateau Drive                         East Point     GA    30344
    30     Westlink Village Apartments              505 North Tyler Street                      Wichita       KS    67212
    11     Wildwood Forest Apartments               455 Wildwood Forest Drive                    Spring       TX    77380

                                                                   GENERAL       SPECIFIC              UTILITIES
CONTROL                                                            PROPERTY      PROPERTY    ELEVATOR   TENANT
NUMBER     PROPERTY NAME                          COUNTY             TYPE         TYPE      BUILDINGS    PAYS
-------------------------------------------------------------------------------------------------------------------
   111     102-104 East 116th Street                New York      Multifamily  Conventional      N       E,P,C
   140     1342 N. Detroit                        Los Angeles     Multifamily  Conventional      Y     E, G, P, C
   134     63 Elm Street Apartments                  Essex        Multifamily  Conventional      N      E, P, C
   115     866 Westmount Apts.                    Los Angeles     Multifamily  Conventional      Y      G,E,P,C
   122     Amber Square Apartments                   Bexar        Multifamily  Conventional      N      E, P, C
   136     Amberwood Apartments Phase II            Madison       Multifamily  Conventional      N      E, P, C
    69     Ashler Oaks Apartments                 Bexar County    Multifamily  Conventional      N      E,G,P,C
    88     Campus Walk Apartments                     Cobb        Multifamily  Conventional      N         P
   118     Carlton Court Apartments                 Maricopa      Multifamily  Conventional      N       E,P,C
    64     Cedar Pointe                             Houston       Multifamily  Conventional      N       E,P,C
    95     Cesery Apartments- Pool A                 Duval        Multifamily  Conventional      N         E
   95.1    Monterey Manor Garden                     Duval        Multifamily  Conventional      N         E
   95.2    Matanzas Apartments                       Duval        Multifamily  Conventional      N         E
   95.3    Georgetown Apts.                          Duval        Multifamily  Conventional      N         E
    25     Cesery Apartments- Pool B                 Duval        Multifamily  Conventional      N         E
   25.1    Greenbrier Apartments                     Duval        Multifamily  Conventional      N         E
   25.2    Forest Park                               Duval        Multifamily  Conventional      N         E
   25.3    Colony Apartments                         Duval        Multifamily  Conventional      N         E
   25.4    Sweetbriar I and II                       Duval        Multifamily  Conventional      N         E
   25.5    Villa Capri I and II                      Duval        Multifamily  Conventional      N         E
    7      Club Lake Pointe Apartments              Broward       Multifamily  Conventional      N      E,G,P,C
    44     Crescent Cove Apartments                   Weld        Multifamily  Conventional      N       E, P
   121     Crystal Trace Apartments                St. Lucie      Multifamily  Conventional      N       E,P,C
    73     Eagle Rock II                             Duval        Multifamily  Conventional      N       E,P,C
    77     Edgewood Apartments                       Austin       Multifamily  Conventional      N       E,P,C
   123     Elm Lake Apartments                      Manatee       Multifamily     Sec. 42        N       E,P,C
   124     Elm Tree Apartments                   Salt Lake Count  Multifamily  Conventional      N       G,E,C
    42     Esprit Luxury Villas                    San Diego      Multifamily  Conventional      N      E,G,P,C
   139     Grace & First Street Apartments          Henrico       Multifamily  Conventional      N      E,G,P,C
    68     Grandview Apartments Phase II            Buffalo       Multifamily  Conventional      N      E, P, C
    79     Kennesaw Commons Apartments                Cobb        Multifamily  Conventional      N       E, P
    55     Lexington Village Senior Apartments     Milwaukee      Multifamily     Sec. 42        Y        E,P
    92     Linden Tower Apartments                  Henrico       Multifamily  Conventional      Y       E,P,C
   132     Manor Ridge Apartments                    Union        Multifamily     Sec. 42        N      E,G,P,C
    87     Mariner's Village Apartments              Duval        Multifamily  Conventional      N        E,G
    9      Marlow Heights & Marlow Plaza         Prince George's  Multifamily  Conventional      Y       E,C,P
    32     Miami Garden Villas                        Dade        Multifamily  Conventional      N       E,P,C
    60     Mountain View Apartments              Dallas County    Multifamily  Conventional      N      E,G,P,C
   103     North Forty Estates                       Caddo        Multifamily  Conventional      N       E,P,C
    93     North Point Apartments                   Fairfax       Multifamily     Sec. 42        N      E,G,P,C
    12     Nottingham Apartments                     Harris       Multifamily  Conventional      N      E,G,P,C
   105     One South Place Apartments                 Knox        Multifamily     Sec. 42        N      E,G,P,C
    6      Pacific Islands Apartments                Clark        Multifamily  Conventional      N      E,G,P,C
   133     Pebble Beach Apartments                   Bexar        Multifamily  Conventional      N      P,C, E
    48     Plaza del Sol Apartments                Riverside      Multifamily  Conventional      N      E, P, C
    70     Regency / Lexington Apartments          Dougherty      Multifamily  Conventional      N        NA
   70.1    Regency Apartments                      Dougherty      Multifamily  Conventional      N      W,E,P,C
   70.2    Lexington Apartments                    Dougherty      Multifamily  Conventional      N      W,E,P,C
    83     Riverstone Apartments                      Cobb        Multifamily  Conventional      N      W,E,P,C
   102     Sable Point Apartments Phase II           Putnam       Multifamily     Sec. 42        N      E,G,P,C
    5      San Tropez Apartments                     Clark        Multifamily  Conventional      N     E, G, C, P
    13     Sterling University Arbors                 Lee         Multifamily  Conventional      N     E, W, P, T
   131     Studer Arms Apartments                  Palm Beach     Multifamily  Conventional      N         P
    58     The Village at Johnson Creek Apartmen    Tarrant       Multifamily     Sec. 42        N      E,G,P,C
    16     Tiger Plaza Apartments                 Baton Rouge     Multifamily  Conventional      N        E,G
    38     Turtle Creek                             Davidson      Multifamily  Conventional      N      E,G,P,C
   110     University Commons                        Summit       Multifamily  Conventional      N      G,E,P,C
    45     University Court Apartments              Kittitas      Multifamily  Conventional      N      P, C, E
    50     Vanderbilt Court Apartments           Harris County    Multifamily  Conventional      N        P,C
   129     Victory Place Apartments                  Fulton       Multifamily  Conventional      N      E,G,P,C
    30     Westlink Village Apartments             Sedgewick      Multifamily  Conventional      N       E,P,C
    11     Wildwood Forest Apartments              Montgomery     Multifamily  Conventional      N      E,G,P,C

   NUMBER     NUMBER    NUMBER    NUMBER    NUMBER      AVERAGE RENT;
  OF STUDIO  OF 1 BR   OF 2 BR   OF 3 BR   OF 4 BR+     RENT RANGES -
   UNITS      UNITS     UNITS     UNITS     UNITS      STUDIO UNITS
-------------------------------------------------------------------------
     9         18         0         0         0         694;675-750
     1          0         7         0         1         650; 650-650
     0         11        23         5         0              NA
     0         12        18         0         0              NA
     0         48        16         0         0              NA
     0          0        16         8         0              NA
    54         12        72        12         0         400; 400-400
     0          6         4        98        12              NA
     8         20        15         2         0         400;400-400
    18         111       20        36        17         275;275-275
     0         151       16         0         0              NA
     0         69        16         0         0              NA
     0          8         0         0         0              NA
     0         74         0         0         0              NA
    80         242       236        0         0         319;319-319
     0          0        72         0         0              NA
     0          0        120        0         0              NA
    80          0         0         0         0         319;319-319
     0         82        12         0         0              NA
     0         160       32         0         0              NA
     0          0        80        160        0              NA
     0          0        80        16         0              NA
     0          0        42         0         0              NA
     0         31        96         0         0              NA
     0         60        64        12         0              NA
     0          8        40        16         0              NA
     0         47         0         0         0              NA
     0         36        72         0         0              NA
     0         19         0         0         0              NA
     0          0        64        32         0              NA
     0          0         0         0        48              NA
     0         70        50         0         0              NA
     6         12        24         0         0       1468; 600 - 2221
     0          0        16        16         0              NA
     0         72        48         0         0              NA
     2         196       215       16         0         538; 538-538
     6         212       158        0         0         390;390-390
     0         40        144       24         0              NA
     0          6        48        12         0              NA
     0         12        24        12         0              NA
     1         134       103       28         0        575; 575 - 575
     0          0        72         0         0              NA
     0         88        176       88         0              NA
     4         24        33         0         0         375; 375-380
    275        20         2         0         0         375; 350-400
     0          0        92        44         0      See property level
     0          0        68        32         0              NA
     0          0        24        12         0              NA
     0         26        23        17         0              NA
     0          0        32        32         0              NA
     0         168       136       32         0              NA
     0          0         0        120       60              NA
     0          3        27         0         0              NA
     0         98        42         0         0              NA
     0         88        180       32         0              NA
     0         94        130       96         0              NA
     0          0         0         0        36              NA
     0          1        101        0         0              NA
    20         48        96         0         0        386; 379 - 389
     0         32        16         0         0              NA
     0         120       120        0         0              NA
     0         72        158       24         0              NA

 AVERAGE RENT;         AVERAGE RENT;         AVERAGE RENT;     AVERAGE RENT;
 RENT RANGES -         RENT RANGES -         RENT RANGES -     RENT RANGES -
  1 BR UNITS              2 BR UNITS            3 BR UNITS      4+ BR UNITS
-------------------------------------------------------------------------------
   844;800-900               NA                   NA                  NA
        NA            1180; 1061-1554             NA            2800; 2800-2800
   700; 700-700         800; 800-800         900; 900-900             NA
   601; 513-700        902; 745-1050              NA                  NA
   400; 400-400         520; 520-520              NA                  NA
        NA              508; 502-525         610; 595-625             NA
   435; 435-435         608; 570-700         725; 725-725             NA
   625;625-625          700;700-700          690;690-690        1300;1300-1300
   495;495-495          595;595-595          775;775-775              NA
   325;325-325          430;375-460          525;525-525              NA
   343;338-349          410;410-410               NA                  NA
   338;338-338          410;410-410               NA                  NA
   338;338-338               NA                   NA                  NA
   349;349-349               NA                   NA                  NA
   396;362-414          432;391-540               NA                  NA
        NA              455;438-482               NA                  NA
        NA              391;391-391               NA                  NA
        NA                   NA                   NA                  NA
   362;362-362          415;415-415               NA                  NA
   414;414-414          540;540-540               NA                  NA
        NA          1011.75; 975 - 1125   1258; 1225 - 1375           NA
        NA              717; 673-850         900; 900-900             NA
        NA              560; 525-590              NA                  NA
     465;465            555;550-580               NA                  NA
   360; 345-375         438; 395-480         598; 580-615             NA
  425; 425 - 425       532; 525 - 560       610; 610 - 610            NA
   435; 390-460              NA                   NA                  NA
  896; 845 - 925      1084; 955 - 1175            NA                  NA
   626; 575-700              NA                   NA                  NA
        NA              511; 506-525         625; 615-636             NA
        NA                   NA                   NA           1300; 1300 - 1300
   543;270-560          719;670-875               NA                  NA
  633; 500 - 750      815; 695 - 1006             NA                  NA
        NA             508; 479 - 585       595; 90 - 675             NA
   451; 375-515         587; 505-625              NA                  NA
   583; 562-685         688; 644-754         776; 750-803             NA
   480;480-480          580;570-595               NA                  NA
  432; 432 - 432       521; 521 - 521       616; 616 - 616            NA
  425; 425 - 425       503; 495 - 525       625; 625 - 625            NA
  670; 651 - 681       805; 790 - 820       930; 917 - 947            NA
697.61; 665 - 735   1013.11; 950 - 1050   1350; 1350 - 1350           NA
        NA             454; 395 - 470             NA                  NA
  725; 680 - 760       841; 820 - 890       950; 930 - 975            NA
   390; 375-400         500; 335-550              NA                  NA
   425; 400-450       568.75; 500-575             NA                  NA
See property level   See property level   See property level  See property level
        NA                419;419              459;459                NA
        NA                400;400              450;450                NA
   545;545-545          645;645-645          755;755-755              NA
        NA             485; 485 - 485       550; 550 - 550            NA
   748; 700-795         869; 825-900          1195; 1195              NA
        NA                   NA                  1078                1200
   467; 450-475         560; 525-630              NA                  NA
   588; 585-664         751; 745-760              NA                  NA
597.73; 595 - 600    768.67; 710 - 795    1050; 1050 - 1050           NA
     485;485              595;595            703;695-710              NA
        NA                   NA                   NA             940; 940-940
  550; 550 - 550     650.74; 650 - 725            NA                  NA
  497; 455 - 530       687; 605 - 715             NA                  NA
   495; 495-495        595; 595 - 595             NA                  NA
488.33; 475 - 525    608.33; 590 - 645            NA                  NA
  777; 729 - 825     893.86; 855 - 1025   1095; 1095 - 1095           NA

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-4                                            RESERVE ACCOUNT INFORMATION

                                                                                                                       MONTHLY
  CONTROL                                                        GENERAL             SPECIFIC PROPERTY         CTL       TAX
  NUMBER    PROPERTY NAME                                     PROPERTY TYPE                TYPE                FLAG     ESCROW
---------------------------------------------------------------------------------------------------------------------------------
    111     102-104 East 116th Street                          Multifamily             Conventional                      846
    84      103rd Street Family Center                            Retail                 Anchored                       3,790
    140     1342 N. Detroit                                    Multifamily             Conventional                     1,084
    75      1390-1400/1409-1429/2074-2100 Park Street           Industrial                Various                       12,942
   75.1     1390-1400 Park Street                               Industrial        Warehouse/Distribution
   75.2     2074-2100 Park Street (aka 340 Prospect Ave.)       Industrial                 Flex
   75.3     1409-1429 Park Street                               Industrial        Warehouse/Distribution
    120     170 Portola Road                                      Office                                                1,252
    144     204 Lakeview Avenue                                 Mixed Use           Retail/Multifamily                   891
    66      222 West 37th Street                                  Office                   Flex                         13,492
    119     5 Daniel Road                                       Industrial                 Flex                         2,663
    145     554-562 Valley Road                                 Mixed Use           Retail/Multifamily                   876
    134     63 Elm Street Apartments                           Multifamily             Conventional                     2,813
    115     866 Westmount Apts.                                Multifamily             Conventional                     2,256
    137     Alma School Shopping Center                           Retail                Unanchored                      1,197
    122     Amber Square Apartments                            Multifamily             Conventional                     1,922
    136     Amberwood Apartments Phase II                      Multifamily             Conventional                     1,357
    69      Ashler Oaks Apartments                             Multifamily             Conventional                     3,466
    91      Ashton Hall ALF                                     Healthcare            Assisted Living                   1,882
    19      Atrium Mall @ James R. Thompson Center                Retail                Unanchored                        0
    107     Bear Valley Shopping Center                           Retail                Unanchored                      1,558
    20      Beltway Plaza Retail Center                           Retail                Unanchored                      3,159
    39      Big V Shopping Center                                 Retail                 Anchored                       7,659
     4      BR- Peartree Square                                   Retail                 Anchored                       7,103
    29      Bristol Place Shopping Center                         Retail              Shadow Anchored                   9,525
    127     BT Self Storage                                    Self-Storage                                             2,105
    88      Campus Walk Apartments                             Multifamily             Conventional                     3,805
    118     Carlton Court Apartments                           Multifamily             Conventional                      755
    36      Carrboro Plaza Shopping Center                        Retail                 Anchored                       8,202
    64      Cedar Pointe                                       Multifamily             Conventional                     2,868
    81      Cedar Street Design Center                          Mixed Use              Office/Retail                    2,767
    95      Cesery Apartments- Pool A                          Multifamily             Conventional                     1,490
   95.1     Monterey Manor Garden                              Multifamily             Conventional
   95.2     Matanzas Apartments                                Multifamily             Conventional
   95.3     Georgetown Apts.                                   Multifamily             Conventional
    25      Cesery Apartments- Pool B                          Multifamily             Conventional                     9,290
   25.1     Greenbrier Apartments                              Multifamily             Conventional
   25.2     Forest Park                                        Multifamily             Conventional
   25.3     Colony Apartments                                  Multifamily             Conventional
   25.4     Sweetbriar I and II                                Multifamily             Conventional
   25.5     Villa Capri I and II                               Multifamily             Conventional
    67      Chapin Center                                         Retail                 Anchored                       4,885
    86      Chaska Business Center                                Office                                                6,967
    23      Chateau Vestavia                                    Healthcare            Congregate Care                   10,380
     7      Club Lake Pointe Apartments                        Multifamily             Conventional                     27,259
    53      College Park Shopping Center                          Retail                 Anchored                       6,813
    94      Colonial Shopping Center                              Retail                Unanchored                      3,347
    63      Comfort Inn-Bossier City, LA                       Hospitality            Limited Service                   2,022
     8      Covina Town Center AMC Theaters                       Retail              Shadow Anchored                     0
    44      Crescent Cove Apartments                           Multifamily             Conventional                     4,181
    121     Crystal Trace Apartments                           Multifamily             Conventional                     2,513
    73      Eagle Rock II                                      Multifamily             Conventional                     3,188
    34      Eatontown Plaza                                       Retail                 Anchored                       6,779
    77      Edgewood Apartments                                Multifamily             Conventional                     4,204
    123     Elm Lake Apartments                                Multifamily                Sec. 42                       2,702
    124     Elm Tree Apartments                                Multifamily             Conventional                      855
    31      Engineering Technology Building                       Office                                                  0
    106     Enterprise Center                                   Industrial                 Flex                         2,388
    42      Esprit Luxury Villas                               Multifamily             Conventional                     6,803
    99      Fallbrook Towne Centre                                Retail              Shadow Anchored                     0
    14      Fountain Valley Center                                Retail                 Anchored                       11,957
    40      Gateway East Medical Office Buildings                 Office                  Medical                       8,346
    27      Giant Fredericksburg                                  Retail                 Anchored              CTL        0
    139     Grace & First Street Apartments                    Multifamily             Conventional                      959
    68      Grandview Apartments Phase II                      Multifamily             Conventional                     5,958
    18      Hampton Inn - King of Prussia                      Hospitality            Limited Service                   8,995
    17      Hampton Inn - Meadowlands                          Hospitality            Limited Service                   14,552

                                                                                           INITIAL
                                                                            ANNUAL       DEPOSIT TO
                                                             MONTHLY      DEPOSIT TO       CAPITAL           INITIAL       ONGOING
  CONTROL                                                   INSURANCE    REPLACEMENT    IMPROVEMENTS          TI/LC        TI / LC
  NUMBER    PROPERTY NAME                                     ESCROW       RESERVE         RESERVE           ESCROW       FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------
    111     102-104 East 116th Street                          292          6,750           5,625
    84      103rd Street Family Center                         397          9,408                            30,000           1
    140     1342 N. Detroit                                    200          2,250
    75      1390-1400/1409-1429/2074-2100 Park Street         1,745         83,976         85,350
   75.1     1390-1400 Park Street
   75.2     2074-2100 Park Street (aka 340 Prospect Ave.)
   75.3     1409-1429 Park Street
    120     170 Portola Road                                   476          1,108
    144     204 Lakeview Avenue                                228          1,169           1,250
    66      222 West 37th Street                               859          9,864                            140,000          1
    119     5 Daniel Road                                      374          5,890
    145     554-562 Valley Road                                304          1,154          12,500
    134     63 Elm Street Apartments                           715          11,271         10,219
    115     866 Westmount Apts.                                343          7,860           3,000
    137     Alma School Shopping Center                        172          4,328
    122     Amber Square Apartments                            569          16,000          3,250
    136     Amberwood Apartments Phase II                      103          6,000
    69      Ashler Oaks Apartments                            1,314         37,500         18,875
    91      Ashton Hall ALF                                    869          21,000           625
    19      Atrium Mall @ James R. Thompson Center              0           7,085
    107     Bear Valley Shopping Center                        180          4,867
    20      Beltway Plaza Retail Center                        804          8,097                            50,000           1
    39      Big V Shopping Center                             1,258         5,230           4,281
     4      BR- Peartree Square                               2,768         20,964                           888,172
    29      Bristol Place Shopping Center                     1,042         18,890         48,250
    127     BT Self Storage                                    274          3,960
    88      Campus Walk Apartments                            1,033         36,000         19,325
    118     Carlton Court Apartments                           287          11,250
    36      Carrboro Plaza Shopping Center                     830          52,284         390,000           160,000
    64      Cedar Pointe                                      1,384         54,136         125,046
    81      Cedar Street Design Center                         699          4,640                            110,000
    95      Cesery Apartments- Pool A                           0           41,748
   95.1     Monterey Manor Garden
   95.2     Matanzas Apartments
   95.3     Georgetown Apts.
    25      Cesery Apartments- Pool B                           0          139,500
   25.1     Greenbrier Apartments
   25.2     Forest Park
   25.3     Colony Apartments
   25.4     Sweetbriar I and II
   25.5     Villa Capri I and II
    67      Chapin Center                                      454          6,301           5,250
    86      Chaska Business Center                             347
    23      Chateau Vestavia                                  3,801         43,750          1,250
     7      Club Lake Pointe Apartments                       7,543         60,000
    53      College Park Shopping Center                       673          8,137
    94      Colonial Shopping Center                           828          1,960          12,050
    63      Comfort Inn-Bossier City, LA                      1,001         52,629          2,000
     8      Covina Town Center AMC Theaters                     0           14,268                           150,000          1
    44      Crescent Cove Apartments                           450          24,000
    121     Crystal Trace Apartments                           721          10,500          3,125
    73      Eagle Rock II                                     1,062         31,750         39,438
    34      Eatontown Plaza                                   3,795         11,724
    77      Edgewood Apartments                               1,827         34,816         21,938
    123     Elm Lake Apartments                                682          12,800
    124     Elm Tree Apartments                                417          11,750
    31      Engineering Technology Building                     0                          94,625            361,175
    106     Enterprise Center                                  154          4,719                            95,000
    42      Esprit Luxury Villas                               792          27,000         56,500
    99      Fallbrook Towne Centre                              0           3,240                            35,000
    14      Fountain Valley Center                            2,853         26,288          6,750
    40      Gateway East Medical Office Buildings             2,025         6,934          12,300
    27      Giant Fredericksburg                                0
    139     Grace & First Street Apartments                     92          4,750           5,688
    68      Grandview Apartments Phase II                      443          24,000
    18      Hampton Inn - King of Prussia                       0          151,273           250
    17      Hampton Inn - Meadowlands                           0          170,050         11,813

                           Annex A-4 Reserve Accounts

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-4                                            RESERVE ACCOUNT INFORMATION



                                                                                                                       MONTHLY
  CONTROL                                                        GENERAL             SPECIFIC PROPERTY         CTL       TAX
  NUMBER    PROPERTY NAME                                     PROPERTY TYPE                TYPE                FLAG     ESCROW
---------------------------------------------------------------------------------------------------------------------------------

    26      Hampton Inn - Newark Airport                       Hospitality            Limited Service                   14,795
    56      Hampton Inn - San Antonio                          Hospitality            Limited Service                   8,596
    138     Harvest Plaza                                         Retail                Unanchored                       663
    100     Hawthorne Square Shopping Center                      Retail                Unanchored                      3,727
     2      Hawthorne Works Shopping Center                       Retail                 Anchored                       18,928
    109     Heilig Meyers- Charlotte                              Retail                 Anchored                         0
    135     Heilig Meyers- Las Cruses                             Retail                 Anchored                         0
    117     Heilig Meyers- National City                          Retail                 Anchored                         0
    116     Heilig Meyers- San Diego                              Retail                 Anchored                         0
    112     Horizon Center                                        Retail                Unanchored                      2,245
    24      Intermedia-Digex Building                             Office                                                8,641
    79      Kennesaw Commons Apartments                        Multifamily             Conventional                     2,529
    113     Lake Sahara Office Building IV                        Office                                                1,090
    61      Lakes Mechandise Mart                                 Retail                Unanchored                      5,036
    37      LEX- Hampton Technology Center I and II               Office                                                4,694
    49      LEX- Hampton Technology Center III                    Office                                                1,069
    55      Lexington Village Senior Apartments                Multifamily                Sec. 42                        855
    92      Linden Tower Apartments                            Multifamily             Conventional                     2,239
    76      Lossee Road Industrial Park                         Industrial        Warehouse/Distribution                2,720
    78      Lower Pyne Building                                 Mixed Use              Retail/Office                    6,351
    128     Main Street Commons                                   Retail                Unanchored                      1,973
    132     Manor Ridge Apartments                             Multifamily                Sec. 42                       1,168
    22      MAR Center                                          Mixed Use              Retail/Office                    10,773
    87      Mariner's Village Apartments                       Multifamily             Conventional                     3,175
     9      Marlow Heights & Marlow Plaza                      Multifamily             Conventional                     17,338
    21      Marriott Courtyard - Tampa                         Hospitality            Limited Service                   12,733
    32      Miami Garden Villas                                Multifamily             Conventional                     19,338
    80      Motel 6 1105 Pensacola                             Hospitality            Limited Service          CTL        0
    59      Motel 6 270 Pismo Beach                            Hospitality            Limited Service          CTL        0
    43      Motel 6 28 St. Barb Goleta                         Hospitality            Limited Service          CTL        0
    57      Motel 6 414 Gainesville                            Hospitality            Limited Service          CTL        0
    74      Motel 6 525 Cleveland Macedonia                    Hospitality            Limited Service          CTL        0
    47      Motel 6 69 Cocoa Beach                             Hospitality            Limited Service          CTL        0
    60      Mountain View Apartments                           Multifamily             Conventional                     4,293
    103     North Forty Estates                                Multifamily             Conventional                     2,488
    93      North Point Apartments                             Multifamily                Sec. 42                       3,453
    28      Northgate Shopping Center                             Retail                 Anchored                       6,008
    12      Nottingham Apartments                              Multifamily             Conventional                     29,388
    90      Office Depot                                          Retail                 Anchored                         0
    105     One South Place Apartments                         Multifamily                Sec. 42                       3,534
    41      Orangeburg Office                                     Office                   Flex                         3,942
     6      Pacific Islands Apartments                         Multifamily             Conventional                     16,354
    71      Park Plaza Shopping Center                            Retail                 Anchored                       12,498
    133     Pebble Beach Apartments                            Multifamily             Conventional                     1,523
    142     Pets Plus SC                                          Retail                Unanchored                      2,138
    82      Petsmart- E. Madison                                  Retail                 Anchored                         0
    35      Plantation Crossing                                   Retail                 Anchored                       11,958
    48      Plaza del Sol Apartments                           Multifamily             Conventional                     7,845
    98      Prince William Plaza                                  Retail                Unanchored                      3,455
    96      Ramona Industrial Center                            Industrial        Warehouse/Distribution                8,523
    70      Regency / Lexington Apartments                     Multifamily             Conventional                     3,187
   70.1     Regency Apartments                                 Multifamily             Conventional                     2,171
   70.2     Lexington Apartments                               Multifamily             Conventional                     1,015
    51      Residence Inn - Greenville                         Hospitality                 Suite                        3,944
    33      Riverpark II                                          Office                                                4,558
    83      Riverstone Apartments                              Multifamily             Conventional                     1,610
    102     Sable Point Apartments Phase II                    Multifamily                Sec. 42                       3,305
    125     San Pedro Mobile Home Park                       Mobile Home Park                                            987
     5      San Tropez Apartments                              Multifamily             Conventional                     17,539
    15      School Street Shopping Center                         Retail                 Anchored                       15,100
    46      Shaw's Plaza                                          Retail                 Anchored                       12,162
    54      Shillington Shopping Center                           Retail                Unanchored                      7,700
    52      Shoppes II at Riverdale Commons                       Retail              Shadow Anchored                   2,823
    62      Skipper Palms Shopping Center                         Retail                 Anchored                       6,800
    101     Stadium Village Shopping Center                       Retail                Unanchored                      1,808
    13      Sterling University Arbors                         Multifamily             Conventional                     8,949
    131     Studer Arms Apartments                             Multifamily             Conventional                     1,115

                                                                                      INITIAL
                                                                       ANNUAL       DEPOSIT TO
                                                        MONTHLY      DEPOSIT TO       CAPITAL           INITIAL       ONGOING
  CONTROL                                              INSURANCE    REPLACEMENT    IMPROVEMENTS          TI/LC        TI / LC
  NUMBER    PROPERTY NAME                                ESCROW       RESERVE         RESERVE           ESCROW       FOOTNOTE
-------------------------------------------------------------------------------------------------------------------------------

    26      Hampton Inn - Newark Airport                   0          155,730          2,906
    56      Hampton Inn - San Antonio                     824          80,128
    138     Harvest Plaza                                 223          2,166
    100     Hawthorne Square Shopping Center              531          1,432                            50,000           1
     2      Hawthorne Works Shopping Center              3,819         37,208         84,269
    109     Heilig Meyers- Charlotte                       0
    135     Heilig Meyers- Las Cruses                      0
    117     Heilig Meyers- National City                   0
    116     Heilig Meyers- San Diego                       0
    112     Horizon Center                                333          4,525
    24      Intermedia-Digex Building                    1,813         16,536                           500,000
    79      Kennesaw Commons Apartments                  1,292         12,000         14,125
    113     Lake Sahara Office Building IV                192          1,809                                             1
    61      Lakes Mechandise Mart                        1,923         20,741          1,500
    37      LEX- Hampton Technology Center I and II      1,285         10,068                                            1
    49      LEX- Hampton Technology Center III            720          5,532                                             1
    55      Lexington Village Senior Apartments          1,016         21,000
    92      Linden Tower Apartments                       383          10,500          4,863
    76      Lossee Road Industrial Park                   298          10,320
    78      Lower Pyne Building                           420          3,782          13,000
    128     Main Street Commons                           285          1,524
    132     Manor Ridge Apartments                        206          6,408
    22      MAR Center                                   2,330         10,263         10,000
    87      Mariner's Village Apartments                   0           30,000         50,000
     9      Marlow Heights & Marlow Plaza                2,975         85,800         32,394
    21      Marriott Courtyard - Tampa                   2,342        158,608
    32      Miami Garden Villas                          5,260         94,000         25,375
    80      Motel 6 1105 Pensacola                         0
    59      Motel 6 270 Pismo Beach                        0
    43      Motel 6 28 St. Barb Goleta                     0
    57      Motel 6 414 Gainesville                        0
    74      Motel 6 525 Cleveland Macedonia                0
    47      Motel 6 69 Cocoa Beach                         0
    60      Mountain View Apartments                     1,801         52,000         69,875
    103     North Forty Estates                           632          16,500         21,100
    93      North Point Apartments                        345          9,600
    28      Northgate Shopping Center                    1,262         20,588                           125,000
    12      Nottingham Apartments                        1,560         53,200
    90      Office Depot                                   0
    105     One South Place Apartments                    900          14,400
    41      Orangeburg Office                            1,151         22,440         20,000            516,000
     6      Pacific Islands Apartments                   2,459         86,944
    71      Park Plaza Shopping Center                   1,558         25,026          9,375        $200,000 (LOC)
    133     Pebble Beach Apartments                       632          15,250          5,125
    142     Pets Plus SC                                  183          3,150           9,375
    82      Petsmart- E. Madison                           0
    35      Plantation Crossing                          3,096         7,048                                             1
    48      Plaza del Sol Apartments                     1,185         42,855
    98      Prince William Plaza                          435          13,646         106,969                            1
    96      Ramona Industrial Center                      368          15,866         45,725                             1
    70      Regency / Lexington Apartments               1,869         39,756         300,139
   70.1     Regency Apartments                           1,384         31,800         272,444
   70.2     Lexington Apartments                          485          7,956          27,695
    51      Residence Inn - Greenville                    942          72,530
    33      Riverpark II                                  399          15,588         938,500
    83      Riverstone Apartments                         726          17,424         17,019
    102     Sable Point Apartments Phase II               177          12,800
    125     San Pedro Mobile Home Park                    191          3,225          10,938
     5      San Tropez Apartments                        2,500         84,000
    15      School Street Shopping Center                3,069         23,392         30,250
    46      Shaw's Plaza                                  820          11,938         96,094
    54      Shillington Shopping Center                  1,072         13,577         186,949                            1
    52      Shoppes II at Riverdale Commons               584          4,217
    62      Skipper Palms Shopping Center                1,224         13,347         38,585
    101     Stadium Village Shopping Center               254          1,954                            40,000
    13      Sterling University Arbors                     0           45,000          5,875
    131     Studer Arms Apartments                        635          7,500

                           Annex A-4 Reserve Accounts

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-4                                            RESERVE ACCOUNT INFORMATION



                                                                                                                       MONTHLY
  CONTROL                                                        GENERAL             SPECIFIC PROPERTY         CTL       TAX
  NUMBER    PROPERTY NAME                                     PROPERTY TYPE                TYPE                FLAG     ESCROW
----------------------------------------------------------------------------------------------------------------------------------
    114     Suffolk West Shopping Center                          Retail                 Anchored                       2,451
    10      The Atrium at Gainesville                           Healthcare            Congregate Care                   26,638
    97      The Lighthouse Inn                                  Healthcare            Assisted Living                   1,822
    58      The Village at Johnson Creek Apartments            Multifamily                Sec. 42                       7,092
     3      Thomson Consumer Electronics                          Office                   Flex                           0
    16      Tiger Plaza Apartments                             Multifamily             Conventional                     3,691
    65      Town Square Shopping Center                           Retail              Shadow Anchored                   3,643
    143     Trinity Park MHP                                 Mobile Home Park                                            248
    38      Turtle Creek                                       Multifamily             Conventional                     13,730
    85      U-Haul Center City                                 Self-Storage                                             1,543
    126     U-Haul Conroe Center                               Self-Storage                                             3,248
    89      U-Haul CT Clark Avenue                             Self-Storage                                             1,164
    108     U-Haul Memorial                                    Self-Storage                                             1,440
    72      U-Haul University                                  Self-Storage                                             6,669
    110     University Commons                                 Multifamily             Conventional                     2,757
    45      University Court Apartments                        Multifamily             Conventional                     3,222
    50      Vanderbilt Court Apartments                        Multifamily             Conventional                     7,684
    129     Victory Place Apartments                           Multifamily             Conventional                      811
    141     Vista Plaza                                           Retail                Unanchored                      1,502
     1      Washingtonian Center                                  Retail                 Anchored                       55,732
    130     Wellington Place Shopping Center                      Retail                Unanchored                      2,509
    30      Westlink Village Apartments                        Multifamily             Conventional                     6,046
    11      Wildwood Forest Apartments                         Multifamily             Conventional                     16,985
    104     Winston Plaza                                         Retail                Unanchored                      1,706

                                                                                            INITIAL
                                                                             ANNUAL       DEPOSIT TO
                                                              MONTHLY      DEPOSIT TO       CAPITAL         INITIAL     ONGOING
  CONTROL                                                    INSURANCE    REPLACEMENT    IMPROVEMENTS        TI/LC      TI / LC
  NUMBER    PROPERTY NAME                                      ESCROW       RESERVE         RESERVE         ESCROW     FOOTNOTE
---------------------------------------------------------------------------------------------------------------------------------
    114     Suffolk West Shopping Center                        197          7,134           3,750
    10      The Atrium at Gainesville                          2,737         60,250
    97      The Lighthouse Inn                                 1,144         11,500           875
    58      The Village at Johnson Creek Apartments            1,517         28,000
     3      Thomson Consumer Electronics                         0
    16      Tiger Plaza Apartments                             4,921         75,000          9,969
    65      Town Square Shopping Center                         208          1,698
    143     Trinity Park MHP                                    120          2,700           7,313
    38      Turtle Creek                                       3,409         82,880          9,813
    85      U-Haul Center City                                  321          9,093          12,000
    126     U-Haul Conroe Center                                226          5,988           3,800
    89      U-Haul CT Clark Avenue                              320          10,145          8,575
    108     U-Haul Memorial                                     576          7,312
    72      U-Haul University                                   576          7,524           5,750
    110     University Commons                                  412          9,000
    45      University Court Apartments                         986          25,500
    50      Vanderbilt Court Apartments                        1,915         36,900         38,725
    129     Victory Place Apartments                            440          13,248         62,033
    141     Vista Plaza                                         225          2,350           1,875
     1      Washingtonian Center                                909
    130     Wellington Place Shopping Center                    172          3,812          12,913       43,200 (LOC)
    30      Westlink Village Apartments                        1,739         48,000
    11      Wildwood Forest Apartments                           0
    104     Winston Plaza                                       423          5,976            938

Explanation to TenantImprovement / Leasing  Commission (TI/LC) Footnotes:

(1) In addition to any such escrows funded at loan closing for potential TI/LC expenses, these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses which may be incurred during the loan term. In certain instances, escrowed funds may be released to borrower upon satisfaction of certain leasing conditions.

                           Annex A-4 Reserve Accounts

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C1

ANNEX A-5                                             COMMERCIAL TENANT SCHEDULE

                                                                                                        CUT-OFF
                                                                                                      DATE LOAN
CONTROL                                                    GENERAL       SPECIFIC PROPERTY      CTL     BALANCE      NUMBER  UNIT OF
NUMBER         PROPERTY NAME                            PROPERTY TYPE           TYPE           FLAG         ($)  OF (UNITS)  MEASURE
------------------------------------------------------------------------------------------------------------------------------------
  84    103rd Street Family Center                         Retail             Anchored                2,441,510      37,800 Sq. Ft.
  75    1390-1400/1409-1429/2074-2100 Park Street        Industrial           Various                 2,797,397     420,804 Sq. Ft.
 75.1   1390-1400 Park Street                            Industrial    Warehouse/Distribution                        60,358 Sq. Ft.
 75.2   2074-2100 Park Street (aka 340 Prospect Ave.)    Industrial             Flex                                 43,306 Sq. Ft.
 75.3   1409-1429 Park Street                            Industrial    Warehouse/Distribution                       317,140 Sq. Ft.
  120   170 Portola Road                                   Office                                     1,298,000       5,833 Sq. Ft.
  144   204 Lakeview Avenue                               Mixed Use      Retail/Multifamily             298,823       4,870 Sq. Ft.
  66    222 West 37th Street                               Office               Flex                  3,397,128      49,300 Sq. Ft.
  119   5 Daniel Road                                    Industrial             Flex                  1,361,163      31,000 Sq. Ft.
  145   554-562 Valley Road                               Mixed Use      Retail/Multifamily             211,884       7,692 Sq. Ft.
  137   Alma School Shopping Center                        Retail            Unanchored                 793,710      15,456 Sq. Ft.
  19    Atrium Mall @ James R. Thompson Center             Retail            Unanchored              11,500,000      70,853 Sq. Ft.
  107   Bear Valley Shopping Center                        Retail            Unanchored               1,618,298      18,720 Sq. Ft.
  20    Beltway Plaza Retail Center                        Retail            Unanchored              11,472,586      80,974 Sq. Ft.
  39    Big V Shopping Center                              Retail             Anchored                6,856,033     126,215 Sq. Ft.
   4    BR- Peartree Square                                Retail             Anchored               22,221,654     139,681 Sq. Ft.
  29    Bristol Place Shopping Center                      Retail         Shadow Anchored             9,142,500      62,802 Sq. Ft.
  36    Carrboro Plaza Shopping Center                     Retail             Anchored                7,495,372     124,999 Sq. Ft.
  81    Cedar Street Design Center                        Mixed Use        Office/Retail              2,504,881      46,400 Sq. Ft.
  67    Chapin Center                                      Retail             Anchored                3,366,177      63,013 Sq. Ft.
  86    Chaska Business Center                             Office                                     2,425,542      39,840 Sq. Ft.
  53    College Park Shopping Center                       Retail             Anchored                4,335,398      58,123 Sq. Ft.
  94    Colonial Shopping Center                           Retail            Unanchored               2,254,709      19,600 Sq. Ft.
   8    Covina Town Center AMC Theaters                    Retail         Shadow Anchored            17,379,334      95,150 Sq. Ft.
  34    Eatontown Plaza                                    Retail             Anchored                7,995,193     167,387 Sq. Ft.
  31    Engineering Technology Building                    Office                                     8,875,539     125,993 Sq. Ft.
  106   Enterprise Center                                Industrial             Flex                  1,664,958      47,188 Sq. Ft.
  99    Fallbrook Towne Centre                             Retail         Shadow Anchored             2,033,004      21,639 Sq. Ft.
  14    Fountain Valley Center                             Retail             Anchored               13,092,210     219,067 Sq. Ft.
  40    Gateway East Medical Office Buildings              Office             Medical                 6,083,736      69,343 Sq. Ft.
  27    Giant Fredericksburg                               Retail             Anchored          CTL   9,767,555      46,815 Sq. Ft.
  138   Harvest Plaza                                      Retail            Unanchored                 788,549      11,400 Sq. Ft.
  100   Hawthorne Square Shopping Center                   Retail            Unanchored               2,029,541      14,322 Sq. Ft.
   2    Hawthorne Works Shopping Center                    Retail             Anchored               24,802,000     310,069 Sq. Ft.
  109   Heilig Meyers- Charlotte                           Retail             Anchored                1,607,148      50,760 Sq. Ft.
  135   Heilig Meyers- Las Cruses                          Retail             Anchored                  856,024      31,035 Sq. Ft.
  117   Heilig Meyers- National City                       Retail             Anchored                1,365,680      39,087 Sq. Ft.
  116   Heilig Meyers- San Diego                           Retail             Anchored                1,434,954      48,696 Sq. Ft.
  112   Horizon Center                                     Retail            Unanchored               1,549,564      20,570 Sq. Ft.
  24    Intermedia-Digex Building                          Office                                    10,490,791      69,700 Sq. Ft.
  113   Lake Sahara Office Building IV                     Office                                     1,508,629      12,057 Sq. Ft.
  61    Lakes Mechandise Mart                              Retail            Unanchored               3,662,748     164,954 Sq. Ft.
  37    LEX- Hampton Technology Center I and II            Office                                     7,495,237     100,632 Sq. Ft.
  49    LEX- Hampton Technology Center III                 Office                                     4,597,073      56,515 Sq. Ft.
  76    Lossee Road Industrial Park                      Industrial    Warehouse/Distribution         2,705,289      68,829 Sq. Ft.
  78    Lower Pyne Building                               Mixed Use        Retail/Office              2,574,312      15,126 Sq. Ft.
  128   Main Street Commons                                Retail            Unanchored                 997,790       8,467 Sq. Ft.
  22    MAR Center                                        Mixed Use        Retail/Office             10,672,213      82,100 Sq. Ft.
  28    Northgate Shopping Center                          Retail             Anchored                9,246,344     206,011 Sq. Ft.
  90    Office Depot                                       Retail             Anchored                2,309,961      30,511 Sq. Ft.
  41    Orangeburg Office                                  Office               Flex                  5,939,865     102,000 Sq. Ft.
  71    Park Plaza Shopping Center                         Retail             Anchored                3,094,582     155,528 Sq. Ft.
  142   Pets Plus SC                                       Retail            Unanchored                 627,451      21,000 Sq. Ft.
  82    Petsmart- E. Madison                               Retail             Anchored                2,482,818      26,040 Sq. Ft.
  35    Plantation Crossing                                Retail             Anchored                7,658,669      70,482 Sq. Ft.
  98    Prince William Plaza                               Retail            Unanchored               2,096,769      54,583 Sq. Ft.
  96    Ramona Industrial Center                         Industrial    Warehouse/Distribution         2,166,198     113,326 Sq. Ft.
  33    Riverpark II                                       Office                                     8,717,303      69,000 Sq. Ft.
  15    School Street Shopping Center                      Retail             Anchored               12,857,068     147,554 Sq. Ft.
  46    Shaw's Plaza                                       Retail             Anchored                5,246,639     118,787 Sq. Ft.
  54    Shillington Shopping Center                        Retail            Unanchored               4,285,722      71,460 Sq. Ft.
  52    Shoppes II at Riverdale Commons                    Retail         Shadow Anchored             4,342,598      32,441 Sq. Ft.
  62    Skipper Palms Shopping Center                      Retail             Anchored                3,646,555      86,503 Sq. Ft.
  101   Stadium Village Shopping Center                    Retail            Unanchored               1,948,427      13,026 Sq. Ft.
  114   Suffolk West Shopping Center                       Retail             Anchored                1,497,718      59,448 Sq. Ft.
   3    Thomson Consumer Electronics                       Office               Flex                 24,605,207     324,375 Sq. Ft.
  65    Town Square Shopping Center                        Retail         Shadow Anchored             3,491,549      16,981 Sq. Ft.
  141   Vista Plaza                                        Retail            Unanchored                 723,122      10,681 Sq. Ft.
   1    Washingtonian Center                               Retail             Anchored               39,387,474     268,078 Sq. Ft.
  130   Wellington Place Shopping Center                   Retail            Unanchored                 981,579      17,327 Sq. Ft.
  104   Winston Plaza                                      Retail            Unanchored               1,759,235      35,150 Sq. Ft.

                                                           NUMBER
CONTROL                                                      OF
NUMBER           PROPERTY NAME                             TENANTS          LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
  84      103rd Street Family Center                          13       Lovetts Buffet
  75      1390-1400/1409-1429/2074-2100 Park Street           40       Barridon Aerospace
 75.1     1390-1400 Park Street                               5        Futon Furniture
 75.2     2074-2100 Park Street (aka 340 Prospect Ave.)       12       Music People
 75.3     1409-1429 Park Street                               23       Barridon Aerospace
  120     170 Portola Road                                    2        Pollock Financial Group
  144     204 Lakeview Avenue                                 2        Parisianne - Hair Salon
  66      222 West 37th Street                                15       DJE Retail
  119     5 Daniel Road                                       2        Brian Trematore Plumbing & Heating
  145     554-562 Valley Road                                 4        Papa Moe's
  137     Alma School Shopping Center                         9        Nellos Pizza
  19      Atrium Mall @ James R. Thompson Center              40       Marriott Resturants(ie:Taco Bell,KFC,Pizza Hut,etc.)
  107     Bear Valley Shopping Center                         14       A1 Coin Laundrymart
  20      Beltway Plaza Retail Center                         19       Gold's Gym
  39      Big V Shopping Center                               2        Railroad Salvage
   4      BR- Peartree Square                                 12       Edwards
  29      Bristol Place Shopping Center                       27       Lens Crafter
  36      Carrboro Plaza Shopping Center                      29       Food Lion
  81      Cedar Street Design Center                          14       A. Hoke, Ltd.
  67      Chapin Center                                       9        Winn Dixie
  86      Chaska Business Center                              1        Sprint Minnesota, Inc.
  53      College Park Shopping Center                        13       Whole Foods Market
  94      Colonial Shopping Center                            14       Bella Vita restaurant
   8      Covina Town Center AMC Theaters                     1        AMC
  34      Eatontown Plaza                                     6        Toys R Us
  31      Engineering Technology Building                     2        VDO North America
  106     Enterprise Center                                   3        Riverside Health Srvs
  99      Fallbrook Towne Centre                              9        Ultra Fitness
  14      Fountain Valley Center                              41       Albertsons
  40      Gateway East Medical Office Buildings               11       El Paso Health Care System, Ltd. (owned by Columbia HCA)
  27      Giant Fredericksburg                                1        Giant of Maryland, Inc.
  138     Harvest Plaza                                       8        Farmer's Garden - Restaurant
  100     Hawthorne Square Shopping Center                    8        Urbana Restaurant
   2      Hawthorne Works Shopping Center                     39       K-Mart
  109     Heilig Meyers- Charlotte                            1        Heilig Meyers
  135     Heilig Meyers- Las Cruses                           1        Heilig Meyers
  117     Heilig Meyers- National City                        1        Heilig Meyers
  116     Heilig Meyers- San Diego                            1        Heilig Meyers
  112     Horizon Center                                      11       7/11
  24      Intermedia-Digex Building                           1        Digex
  113     Lake Sahara Office Building IV                      3        Master Credit Corp.
  61      Lakes Mechandise Mart                               21       J Abandond
  37      LEX- Hampton Technology Center I and II             1        Nextel Communications
  49      LEX- Hampton Technology Center III                  1        Nextel Communications
  76      Lossee Road Industrial Park                         7        Exhibit Installation, Inc.
  78      Lower Pyne Building                                 5        Hamilton Jewelers
  128     Main Street Commons                                 8        En Provence
  22      MAR Center                                          21       Superco Home Theater & Appliances
  28      Northgate Shopping Center                           4        K's Merchandise Mart
  90      Office Depot                                        1        Office Depot, Inc.
  41      Orangeburg Office                                   5        Unicapital
  71      Park Plaza Shopping Center                          24       Publix
  142     Pets Plus SC                                        4        Pets Plus
  82      Petsmart- E. Madison                                1        Petsmart
  35      Plantation Crossing                                 7        CompUSA
  98      Prince William Plaza                                12       Rogers Brothers Auto Parts
  96      Ramona Industrial Center                            8        Opkor, Inc.
  33      Riverpark II                                        3        Nationwide Mutual Insurance
  15      School Street Shopping Center                       25       Big Y Foods
  46      Shaw's Plaza                                        17       Shaw's Supermarket
  54      Shillington Shopping Center                         18       Super Trak Corporation
  52      Shoppes II at Riverdale Commons                     10       Hollywood Entertainment Corp. (Hollywood  Video)
  62      Skipper Palms Shopping Center                       14       Winn Dixie
  101     Stadium Village Shopping Center                     6        Blockbuster Video
  114     Suffolk West Shopping Center                        15       Be-Lo Market
   3      Thomson Consumer Electronics                        1        Thomson Consumer Electronics
  65      Town Square Shopping Center                         5        Pier One Imports
  141     Vista Plaza                                         9        A & M Pump and Pool
   1      Washingtonian Center                                14       Target
  130     Wellington Place Shopping Center                    8        Eduardo's
  104     Winston Plaza                                       15       Auto Aid

  LARGEST                                                                     2ND LARGEST   2ND LARGEST
TENANT % OF      LARGEST TENANT                                               TENANT % OF   TENANT EXP.
    NRA            EXP. DATE      2ND LARGEST TENANT                              NRA          DATE
-----------------------------------------------------------------------------------------------------------
   26.2%           04/30/2003     Cato                                           22.2%        Various
   14.3%           07/31/2006     Han-Dee Spring Inc                             11.9%      03/31/2006
   30.2%           08/31/2003     Bishop Ladder                                  29.8%          MTM
   48.1%           04/30/2001     2074 Fitness Center                            10.2%      08/31/2003
   18.9%           07/31/2006     Han-Dee Spring Inc.                            15.8%      03/31/2006
   72.7%           02/28/2015     Pacific Therx                                  27.3%      01/31/2005
   14.4%           10/31/2002     Photographer                                   14.4%      03/01/2001
   25.9%            Various       Ron Levec                                       7.6%      07/30/2004
   54.8%           12/31/2017     E Greene & Co.                                 45.2%      03/31/2001
   15.6%           08/15/2001     Beauty Salon                                    9.1%      02/01/2001
   29.1%           03/01/2000     Academy Of Dance Arts                          16.0%      09/30/2003
    8.9%           12/31/2001     Paul Harris Stores, Inc.                        7.1%      01/31/2010
   11.7%           05/31/2001     Lorrenzo's Pizza                               11.2%          MTM
   36.9%           10/13/2009     MuscleMag Int.                                  7.3%      09/14/2009
   50.6%           06/01/2005     Wakefern Food Corp. (Shop Rite)                49.4%      01/30/2019
   39.4%           09/30/2024     National Wholesale Liquidators                 35.8%      10/31/2024
   10.2%           11/30/2006     Blockbuster Video                               9.5%      07/31/2003
   36.4%           12/31/2017     Furniture Station                              12.9%      10/20/2009
   30.7%        Multiple Spaces   Art Bar, Inc.                                  11.1%      02/28/2001
   76.0%           10/23/2011     Eckerd's - Subleased to Dollar General         10.7%      10/31/2001
   100.0%          03/31/2006
   55.6%           08/01/2018     Yoshito & Yuko Egichi                           5.2%      10/06/2003
   13.0%           06/30/2009     Plates & Collectibles                           8.7%      08/31/2007
   100.0%          02/28/2018
   53.4%           11/30/2009     Pathmark                                       34.9%      03/01/2025
   63.3%           10/30/2009     Standard Federal Bank                          36.7%      12/31/2003
   44.1%           03/31/2003     Bionetics                                      41.7%      08/31/2003
   24.5%           09/30/2003     Video Depot                                    13.9%      09/30/2002
   22.8%           12/06/2014     Drug Emporium                                  13.6%      02/14/2004
   58.5%        Multiple Spaces   Drs. Behrens, Saunders, DeJesus, & Porras       8.7%      12/31/2003
   100.0%          08/31/2029
   21.1%           12/31/2003     Snow Cleaners                                  15.8%      01/31/2003
   24.4%           09/30/2002     Einstein Bros. Bagels                          15.4%      10/30/2002
   32.9%           10/31/2018     Dominick's Finer Foods, Inc.                   31.2%      09/30/2008
   100.0%          07/31/2011
   100.0%          07/31/2011
   100.0%          07/31/2011
   100.0%          07/31/2011
   17.5%           02/28/2001     Buffalo Wings                                  13.3%      12/31/2004
   100.0%          11/30/2008
   49.8%           10/14/2004     Dr. Brian Spriggs, DDS                         28.3%      10/14/2009
   18.0%           10/31/2008     Jakar                                          15.4%    Multiple Spaces
   100.0%          12/03/2009
   100.0%          12/03/2009
   27.3%           06/30/2001     World Entertainment Limited                    21.1%      02/28/2004
   57.5%        Multiple Spaces   International Business Research, Inc.          31.0%      12/31/2004
   15.3%           11/30/2005     Unique Unicorn                                 15.2%      09/30/2000
   31.7%           06/30/2003     Ocean Star Seafood Restaurant                  22.7%      02/28/2007
   48.8%           06/22/2016     Schnuck Markets, Inc.                          30.2%      10/26/2018
   100.0%          12/31/2012
   39.8%           04/30/2009     Veeco Instruments                              16.9%      01/12/2004
   21.5%           08/03/2003     Dollar General                                 12.8%      03/31/2004
   61.9%           10/31/2018     Faith Covenant                                 19.0%      06/30/2001
   100.0%          05/31/2008
   39.7%           07/31/2013     Michaels Stores Inc.                           28.6%      02/28/2009
   30.9%           01/31/2006     Todo's Market                                   8.8%      11/30/2000
   29.2%           03/31/2003     Peko Industrial Products                       26.3%      12/31/2001
   100.0%          05/31/2009     Comcast                                                   12/31/2008
   42.2%           07/31/2009     Rite Aid of Connecticut                         7.9%      07/31/2006
   35.9%           01/31/2009     Discount Storage                               24.9%      06/30/2023
   32.0%           01/31/2003     Davanne                                        11.7%      11/30/2001
   21.0%           01/06/2014     Kinkos, Inc.                                   20.2%      12/31/2008
   61.3%           05/31/2016     Sound Exchange                                  5.1%      05/31/2001
   46.1%           02/29/2008     Burger King                                    20.7%      12/31/2008
   38.2%           11/30/2005     Family Dollar                                  11.6%      12/31/2000
   100.0%          03/01/2012
   56.4%           07/31/2009     Maggiano's / Corner Bakery, Inc.               19.4%      11/30/2009
   16.4%           10/31/2005     Valley Del Sol Foods - Little Caesars          14.0%      12/15/2000
Ground Lease       07/31/2024     Galyan's Trading Company, Inc.                 39.5%      07/30/2013
   19.6%           08/31/2004     Texas Real Estate                              15.9%      08/31/2000
   15.5%           04/30/2002     Winston Tire                                   14.8%      11/01/2003

  LARGEST                                                                            3RD LARGEST       3RD LARGEST
TENANT % OF      LARGEST TENANT                                                      TENANT % OF       TENANT EXP.
    NRA            EXP. DATE         3RD LARGEST TENANT                                  NRA               DATE
--------------------------------------------------------------------------------------------------------------------------
   26.2%           04/30/2003        GQ Menswear                                         7.9%           05/31/2003
   14.3%           07/31/2006        Victori's Furniture                                 9.5%           10/31/2001
   30.2%           08/31/2003        Best Floor Distributors                            29.5%           10/31/2000
   48.1%           04/30/2001        Clark Tamaccio                                      9.2%           07/31/2000
   18.9%           07/31/2006        Victori's Furniture                                12.6%           10/31/2001
   72.7%           02/28/2015
   14.4%           10/31/2002
   25.9%            Various          Color Correction Inc                                7.6%           09/30/2004
   54.8%           12/31/2017
   15.6%           08/15/2001        Amatex Labs                                         9.1%           04/30/2001
   29.1%           03/01/2000        Aloha Kitchen                                      11.3%           10/31/2004
    8.9%           12/31/2001        Casual Corner Group, Inc. (Casual Corner)           6.1%           12/31/2001
   11.7%           05/31/2001        Matsuri Restaurant                                 10.2%           10/31/2000
   36.9%           10/13/2009        Beauty World                                        7.2%           10/31/2009
   50.6%           06/01/2005
   39.4%           09/30/2024        Rite Aid                                            7.8%           08/31/2019
   10.2%           11/30/2006        Colortyme                                           8.2%           01/31/2004
   36.4%           12/31/2017        Ferguson Enterprises                                9.5%           11/30/2004
   30.7%        Multiple Spaces      Trowbridge Gallery                                  8.2%           01/31/2001
   76.0%           10/23/2011        Radio Shack                                         1.9%           05/31/2000
   100.0%          03/31/2006
   55.6%           08/01/2018        McDonalds                                           5.0%           02/24/2005
   13.0%           06/30/2009        North Country Delicatessen                          8.2%           05/31/2009
   100.0%          02/28/2018
   53.4%           11/30/2009        China Buffet                                        4.1%           03/31/2007
   63.3%           10/30/2009
   44.1%           03/31/2003        Entenmann's, Inc.                                  14.2%           05/31/2005
   24.5%           09/30/2003        Payless Shoes                                      13.4%           07/31/2003
   22.8%           12/06/2014        Edwards Cinema                                      7.7%           12/15/2002
   58.5%        Multiple Spaces      HealthSouth                                         6.8%           02/28/2002
   100.0%          08/31/2029
   21.1%           12/31/2003        Wesley Chapel Beauty Supply                        13.2%           10/01/2002
   24.4%           09/30/2002        Image Cleaners                                     14.0%           08/31/2002
   32.9%           10/31/2018        Aaron's Rental Purchase                             3.4%           01/31/2004
   100.0%          07/31/2011
   100.0%          07/31/2011
   100.0%          07/31/2011
   100.0%          07/31/2011
   17.5%           02/28/2001        TAF Carpets                                         9.7%           07/31/2001
   100.0%          11/30/2008
   49.8%           10/14/2004        Dr. Greg Kolebuck, DDS                             21.9%           10/14/2006
   18.0%           10/31/2008        19 street furniture                                11.8%           10/31/2008
   100.0%          12/03/2009
   100.0%          12/03/2009
   27.3%           06/30/2001        Summerlin Auto Body                                11.5%           08/31/2003
   57.5%        Multiple Spaces      Dr. Elliott Gurskey                                11.6%           02/28/2001
   15.3%           11/30/2005        Dillarious Toys                                    15.0%           08/31/2002
   31.7%           06/30/2003        Sanwa Bank California                               8.2%           09/14/2004
   48.8%           06/22/2016        Office Max, Inc.                                   11.4%           01/22/2015
   100.0%          12/31/2012
   39.8%           04/30/2009        Sony                                               15.2%           12/23/2000
   21.5%           08/03/2003        Thrift City                                        11.6%           09/30/2004
   61.9%           10/31/2018        Town Tile                                           9.5%           06/30/2001
   100.0%          05/31/2008
   39.7%           07/31/2013        Noodle Kidoodle                                    13.7%           01/31/2010
   30.9%           01/31/2006        Mattress Pros                                       6.7%           08/31/2000
   29.2%           03/31/2003        Holy Apostles Church                                8.4%           04/30/2001
   100.0%          05/31/2009        Sprint                                                             12/31/2008
   42.2%           07/31/2009        Fashion Bug                                         6.8%           01/31/2006
   35.9%           01/31/2009        Walgreens                                           9.4%           04/30/2004
   32.0%           01/31/2003        Zi Rui Zhang                                        6.5%           04/30/2001
   21.0%           01/06/2014        Barranca Restaurants, Inc.  D/B/A Green Mill       20.2%           07/01/2014
   61.3%           05/31/2016        MAB Paints                                          4.9%           10/31/2000
   46.1%           02/29/2008        Mail Boxes Etc                                     10.7%           08/31/2008
   38.2%           11/30/2005        It's Fashions                                       5.5%           05/31/2003
   100.0%          03/01/2012
   56.4%           07/31/2009        KidSnips, LLC                                       8.1%           09/30/2004
   16.4%           10/31/2005        Vista Cleaners                                     13.7%           10/31/2004
Ground Lease       07/31/2024        Kohl's Department Store                            34.7%           02/02/2019
   19.6%           08/31/2004        Quick Pick                                         15.0%           06/19/2004
   15.5%           04/30/2002        La Salle Medical                                   10.5%           12/01/2003

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



                                                                         ANNEX B

                               PRICE/YIELD TABLES

                                                                         ANNEX C

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                   PAGE(S)
------------------                                                   -------

Certificate Distribution Detail                                        2
Certificate Factor Detail                                              3
Reconciliation Detail                                                  4
Other Required Information                                             5
Ratings Detail                                                         6
Current Mortgage Loan and Property Stratification Tables              7 - 9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14 - 15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

--------------------------------------------------------------------------------

                                   UNDERWRITER

--------------------------------------------------------------------------------
First Union Capital Markets
One First Union Center
301 South College Street
Charlotte, NC 28288

Contact: Craig M. Lieberman
Phone Number: (704) 383-7407
--------------------------------------------------------------------------------

                                MASTER SERVICER

--------------------------------------------------------------------------------
First Union National Bank
Charlotte Plaza, Floor 23 NC-1075
201 South College Street
Charlotte, NC 28288

Contact: Timothy S. Ryan
Phone Number: (704) 593-7878
--------------------------------------------------------------------------------

                                SPECIAL SERVICER

--------------------------------------------------------------------------------
ORIX Real Estate Capital Markets, LLC
1717 Main Street, 14th Floor
Dallas, TX 75201

Contact: Paul G. Smyth
Phone Number: (214) 237-2010
--------------------------------------------------------------------------------

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                           Interest
             Pass-Through  Original Beginning  Principal    Distri-  Prepayment  Realized Loss /    Total      Ending     Current
Class  CUSIP     Rate      Balance   Balance  Distribution  bution   Penalties  Additional Trust Distribution  Balance Subordination
                                                                                 Fund Expenses                            Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1            0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
A-2            0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
B              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
C              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
D              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
E              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
F              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
G              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
H              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
J              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
K              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
L              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
M              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
N              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-I            0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-II           0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-III          0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
Totals                       0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           Original  Beginning Interest                             Ending
             Pass-Through  Notional  Notional   Distri-  Prepayment     Total      Notional
Class  CUSIP     Rate       Amount    Amount    bution   Penalties   Distribution   Amount
-------------------------------------------------------------------------------------------
IO             0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
-------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------------------------
                         Beginning        Principal        Interest         Prepayment      Realized Loss /        Ending
Class        CUSIP       Balance          Distribution     Distribution     Penalties      Additional Trust        Balance
                                                                                             Fund Expenses
---------------------------------------------------------------------------------------------------------------------------
A-1                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
A-2                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
B                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
C                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
D                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
E                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
F                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
G                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
H                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
K                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
L                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
M                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
N                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-I                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-II                     0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-III                    0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                Beginning              Interest        Prepayment          Ending
Class            CUSIP          Notional             Distribution      Penalties          Notional
                                 Amount                                                    Amount
----------------------------------------------------------------------------------------------------
IO                              0.00000000           0.00000000        0.00000000         0.00000000
----------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                             RECONCILIATION DETAIL

                                ADVANCE SUMMARY

P & I Advances Outstanding                                           0.00
Servicing Advances Outstanding                                       0.00

Reimbursement for Interest on Advances                               0.00
paid from general collections

Reimbursement for Interest on Servicing                              0.00
Advances paid from general collections

Aggregate amount of Nonrecoverable Advances                          0.00

                            SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                                0.00
Less Delinquent Servicing Fees                                       0.00
Less Reductions to Servicing Fees                                    0.00
Plus Servicing Fees for Delinquent Payments Received                 0.00
Plus Adjustments for Prior Servicing Calculation                     0.00
Total Servicing Fees Collected                                       0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Distributable
             Accrued         Net Aggregate    Distributable   Certificate         Additional                    Remaining Unpaid
           Certificate        Prepayment       Certificate      Interest          Trust Fund       Interest       Distributable
Class       Interest      Interest Shortfall    Interest       Adjustment          Expenses      Distribution  Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1           0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-2           0.00              0.00             0.00             0.00               0.00            0.00            0.00
IO            0.00              0.00             0.00             0.00               0.00            0.00            0.00
B             0.00              0.00             0.00             0.00               0.00            0.00            0.00
C             0.00              0.00             0.00             0.00               0.00            0.00            0.00
D             0.00              0.00             0.00             0.00               0.00            0.00            0.00
E             0.00              0.00             0.00             0.00               0.00            0.00            0.00
F             0.00              0.00             0.00             0.00               0.00            0.00            0.00
G             0.00              0.00             0.00             0.00               0.00            0.00            0.00
H             0.00              0.00             0.00             0.00               0.00            0.00            0.00
J             0.00              0.00             0.00             0.00               0.00            0.00            0.00
K             0.00              0.00             0.00             0.00               0.00            0.00            0.00
L             0.00              0.00             0.00             0.00               0.00            0.00            0.00
M             0.00              0.00             0.00             0.00               0.00            0.00            0.00
N             0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total         0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                                 0.00

Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00


Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Trust Fund Expenses                                 0.00

Interest Reserve Deposit                                      0.00

Interest Reserve Withdrawal                                   0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                 0

     Aggregate Unpaid Principal Balance                       0.00

--------------------------------------------------------------------------------

Original Subordination Level


Class A-1            0.0%                Class G                 0.0%

Class A-2            0.0%                Class H                 0.0%

Class B              0.0%                Class J                 0.0%

Class C              0.0%                Class K                 0.0%

Class D              0.0%                Class L                 0.0%

Class E              0.0%                Class M                 0.0%

Class F              0.0%                Class N                0.00%

--------------------------------------------------------------------------------

Appraisal Reduction Amount

--------------------------------------------------------------------------------
                               Appraisal                       Date Appraisal
Loan                           Reduction                          Reduction
Number                          Amount                            Effected
--------------------------------------------------------------------------------
                                 NONE

--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------------------
                                            Original Ratings                         Current Ratings (1)
Class        CUSIP                  -----------------------------------------------------------------------------
                                    DCR   Fitch       Moody's    S & P     DCR       Fitch       Moody's    S & P
-----------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 IO
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
-----------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 208-8000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
Scheduled   # of        Scheduled         Agg.      WAM              Weighted
Balance     Loans       Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)

--------------------------------------------------------------------------------
                                          % of
            # of        Scheduled         Agg.      WAM              Weighted
 State      Props.       Balance          Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
Debt Service                              % of
 Coverage     # of       Scheduled         Agg.      WAM              Weighted
   Ratio      Loans       Balance          Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                          % of
Property    # of        Scheduled         Agg.      WAM              Weighted
 Type       Props.       Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                          % of
   Note        # of     Scheduled         Agg.      WAM              Weighted
   Rate        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                          % of
               # of     Scheduled         Agg.      WAM              Weighted
Seasoning      Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
Anticipated                                % of
 Remaining    # of      Scheduled          Agg.      WAM              Weighted
 Term (2)    Loans       Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
Remaining                                 % of
 Stated     # of        Scheduled         Agg.      WAM              Weighted
  Term      Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Remaining                                % of
Amortization   # of     Scheduled         Agg.      WAM              Weighted
   Term        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
 Age of Most                              % of
   Recent      # of     Scheduled         Agg.      WAM              Weighted
    MOI        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                                                              Anticipated    Neg.    Beginning
Loan             Property                      Interest    Principal     Gross    Repayment    Maturity     Amort    Scheduled
Number   ODCR    Type (1)    City     State    Payment     Payment       Coupon     Date         Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
         Ending     Paid      Appraisal    Appraisal      Res.    Mod.
Loan    Scheduled   Thru      Reduction    Reduction     Strat.  Code
Number   Balance    Date         Date        Amount       (2)     (3)
----------------------------------------------------------------------


----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             (1) Property Type Code

MF  - Multi-Family          OF - Office
RT  - Retail                MU - Mixed Use
HC  - Health Care           LO - Lodging
IN  - Industrial            SS - Self Storage
WH  - Warehouse             OT - Other
MH  - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                             Foreclosure
3 - Bankruptcy           8 - Resolved                   11 - Full Payoff
4 - Extension            9 - Pending Return             12 - Reps and Warranties
5 - Note Sale                to Master Servicer         13 - Other or TBD


                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                      Prepayment Penalties
                Offering Document      -------------------------------------------------------------------------------------------
Loan Number      Cross-Reference       Payoff Amount       Curtailment Amount     Prepayment Premium     Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                                HISTORICAL DETAIL

------------------------------------------------------------------------------------------------------------------------
                                      Delinquencies                                                  Prepayments
------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More   Foreclosure    REO      Modifications    Curtailments   Payoff
Date          # Balance   # Balance   # Balance         # Balance    # Balance  # Balance        # Amount       # Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

--------------------------------------
                Rate and Maturities
--------------------------------------
Distribution  Next Weighted Avg.
Date          Coupon       Remit   WAM
--------------------------------------

--------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                 Offering         # of                    Current    Outstanding   Status of  Resolution
                 Document         Months   Paid Through    P & I        P & I       Mortgage   Strategy    Servicing
Loan Number   Cross-Reference     Delinq.      Date       Advances   Advances **    Loan (1)   Code (2)   Transfer Date
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                 Offering                         Current       Outstanding
                 Document        Foreclosure     Servicing       Servicing       Bankruptcy Date     REO
Loan Number   Cross-Reference        Date         Advances        Advances                           Date
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payment Not Received          0 - Current                             4 - Assumed Scheduled Payment
    But Still in Grace Period     1 - One Month Delinquent                    (Performing Matured Balloon)
B - Late Payment But Less         2 - Two Months Delinquent               7 - Foreclosure
    Than 1 Month Delinquent       3 - Three Or More Months Delinquent     9 - REO

                          (2) Resolution Strategy Code

1 - Modification             7 - REO
2 - Foreclosure              8 - Resolved
3 - Bankruptcy               9 - Pending Return
4 - Extension                    to Master Servicer
5 - Note Sale               10 - Deed In Lieu Of
6 - DPO                          Foreclosure

** Outstanding P & I Advances include the current period advance

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------
                                 Offering          Servicing   Resolution
Distribution       Loan          Document          Transfer     Strategy     Scheduled     Property           Interest
   Date            Number     Cross-Reference        Date       Code (1)      Balance      Type (2)    State    Rate
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                           Net                                          Remaining
Distribution   Loan           Actual    Operating   NOI             Note    Maturity  Amortization
   Date        Number        Balance      Income    Date    DSCR    Date      Date        Term
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification             7 - REO
2 - Foreclosure              8 - Resolved
3 - Bankruptcy               9 - Pending Return
4 - Extension                    to Master Servicer
5 - Note Sale               10 - Deed In Lieu Of
6 - DPO                          Foreclosure

                             (2) Property Type Code

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------
                                 Offering         Resolution      Site
Distribution        Loan         Document          Strategy    Inspection    Phase 1    Appraisal     Other REO
   Date            Number     Cross-Reference      Code (1)       Date        Date        Date     Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

                            (1)     Resolution Strategy Code

1 - Modification            6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure             7 - REO                       Foreclosure
3 - Bankruptcy              8 - Resolved             11 - Full Payoff
4 - Extension               9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                   to Master Servicer   13 - Other or TBD

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------
                      Offering
Loan                  Document      Pre-Modification
Number            Cross-Reference       Balance             Modification Date      Modification Description
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 2000-C1

                                      ------------------------------------------
[LOGO OF NORWEST BANKS]               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
45 BROADWAY, 12TH FLOOR                  Reports Available on the World Wide Web
NEW YORK, NY  10006                              @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 06/15/2000
                                               RECORD DATE:  05/31/2000
================================================================================

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Final
                   Recovery         Offering                                                       Gross Proceeds    Aggregate
Loan             Determination      Document      Appraisal  Appraisal     Actual      Gross          as a % of     Liquidation
Number               Date       Cross-Reference     Date       Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Net         Net Proceeds                 Repurchased
Loan                    Liquidation      as a % of       Realized     by Seller
Number                    Proceeds     Actual Balance      Loss         (Y/N)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                      FIRST UNION NATIONAL BANK, as Master Servicer     ANNEX D
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                                     Appraisal
               Advances                Current   Current               LTM                                                  BPO or
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity    NOI        LTM     LTM                  Valuation   Internal
      ID        Escrow)    Exposure      P&I      Rate       Date      Date       NOI     DSCR      Value        Date       Value**
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------------------

              LOSS USING    ESTIMATED                           DATE     EXPECTED
PROSPECTUS     92% APPR.    RECOVERY   TRANSFER     CLOSING      NOI     FCL SALE   WORKOUT
    ID        OR BPO (F)       %         DATE        DATE       FILED     DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E


                       HISTORICAL LOAN MODIFICATION REPORT
                             As Of _________________

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE
                                                             WHEN      BALANCE AT THE
                                        MOD/                SENT TO    EFFECTIVE DATE
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL         OF           OLD    # MTHS FOR     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER    REHABILITATION    RATE   RATE CHANGE    RATE     P&I
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $     REDUCTION)           COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
----------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
----------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
----------------------------------------------------------------------------------------------------------


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX F


                          HISTORICAL LIQUIDATION REPORT
                          AS OF ______________________

===================================================================================================================================

                                                              LATEST
             SHORT NAME                              %     APPRAISAL OR  EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS    DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I   TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION     SALE     PRICE    FROM SALE  BALANCE    ADVANCED  EXPENSES
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
                                                                           DATE
                                                        DATE               MINOR
                                                        LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS   SERVICING                    ACTUAL LOSSES PASSED  MINOR ADJ  PASSED      WITH     SCHEDULED
    ID      FEES EXPENSE   NET PROCEEDS   PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX G


                                REO STATUS REPORT
                           AS OF ____________________

-------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL                    OTHER
                                                          SQ FT    PAID   SCHEDULED       P&I         TOTAL      ADVANCES
  PROPESCTUS      PROPERTY     PROPERTY                     OR     THRU      LOAN       ADVANCES    EXPENSES     (TAXES &
      ID             NAME        TYPE    CITY    STATE    UNITS    DATE    BALANCE      TO DATE      TO DATE      ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           CAP                   VALUE     APPRAISAL
                               CURRENT                  LTM      LTM      RATE                   USING       BPO OR
  PROSPECTUS          TOTAL    MONTHLY    MATURITY      NOI      NOI/    ASIGN     VALUATION     NOI &      INTERNAL
      ID            EXPOSURE     P&I        DATE       DATE       DSC      **         DATE      CAP RATE    VALUE**
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   LOSS
                   USING                     TOTAL
                    92%      ESTIMATED     APPRAISAL                REO         PENDING
  PROSPECTUS       APPR. OR   RECOVERY     REDUCTION  TRANSFER   AQUISITION   RESOLUTION
      ID            BPO          %          REALIZED    DATE        DATE         DATE       COMMENTS
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) USE THE FOLLOWING CODES; App.--Appraisal, BPO--Brokers Opinion, Int--Internal Value
-----------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H


                               SERVICER WATCH LIST
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
PROSUP       PROPERTY                           CURRENT   PAID               LTM*
 LOAN         SHORT     PROPERTY               SCHEDULED  THRU  MATURITY   CURRENT
NUMBER         NAME       TYPE     CITY  STATE  BALANCE   DATE    DATE      DSCR              COMMENT / REASON ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         $0.00
------------------------------------------------------------------------------------------------------------------------------------
*LTM--Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                             Annex I

                      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (inclds. Retail/Office/Ind/Whs/Mixed use)
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------

     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------

                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                       Leasing Commission and TI's

===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------    (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                to base)    to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /98    Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
       Less: Vacancy/collection loss
                                     -----------------------------------------------------------------------------------------------
                    OR
                                     -----------------------------------------------------------------------------------------------
    Base Rent (3)
                                     -----------------------------------------------------------------------------------------------
    Expense Reimbursement
                                     -----------------------------------------------------------------------------------------------
    Percentage Rent
                                     -----------------------------------------------------------------------------------------------
    Other Income/Parking Income
                                     -----------------------------------------------------------------------------------------------
    *Effective Gross Income
                                     -----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                      (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
      Property Insurance
                                     -----------------------------------------------------------------------------------------------
      Utilities
                                     -----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
      Janitorial
                                     -----------------------------------------------------------------------------------------------
      Management Fees
                                     -----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
      Professional Fees
                                     -----------------------------------------------------------------------------------------------
      General and Administrative
                                     -----------------------------------------------------------------------------------------------
      Other Expenses
                                     -----------------------------------------------------------------------------------------------
      Ground Rent
                                     -----------------------------------------------------------------------------------------------
   *Total Operating Expenses
                                     -----------------------------------------------------------------------------------------------

    Operating Expense Ratio
                                     -----------------------------------------------------------------------------------------------

   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Leasing Commissions
                                     -----------------------------------------------------------------------------------------------
      Tenant Improvements
                                     -----------------------------------------------------------------------------------------------
      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
      Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------

   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------
   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report.

Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total
Operating Expenses or Total Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

*Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.


                                           HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------
     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's
===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------     (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                 to base)   to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /      Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
       Less: Vacancy/collection loss
                                     -----------------------------------------------------------------------------------------------
                    OR
                                     -----------------------------------------------------------------------------------------------
    Private Pay (3)
                                     -----------------------------------------------------------------------------------------------
    Medicare/Medicaid
                                     -----------------------------------------------------------------------------------------------
    Nursing/Medical Income
                                     -----------------------------------------------------------------------------------------------
    Meals Income
                                     -----------------------------------------------------------------------------------------------
    Other Income
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    *Effective Gross Income
                                     -----------------------------------------------------------------------------------------------

                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                     (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
      Property Insurance
                                     -----------------------------------------------------------------------------------------------
      Utilities
                                     -----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
      Management Fees
                                     -----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
      Professional Fees
                                     -----------------------------------------------------------------------------------------------
      General and Administrative
                                     -----------------------------------------------------------------------------------------------
      Room Expense - Housekeeping
                                     -----------------------------------------------------------------------------------------------
      Meal Expense
                                     -----------------------------------------------------------------------------------------------
      Other Expense
                                     -----------------------------------------------------------------------------------------------
      Ground Rent
                                     -----------------------------------------------------------------------------------------------
   *Total Operating Expenses
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    Operating Expense Ratio
                                     -----------------------------------------------------------------------------------------------

   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
        Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total Operating Expenses or Total Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.



                             MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (inclds. Mobile Home Parks)
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------
     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's
===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------     (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                 to base)   to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /98    Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
       Less: Vacancy/collection loss
                                     -----------------------------------------------------------------------------------------------
                    OR
                                     -----------------------------------------------------------------------------------------------
    Base Rent (3)
                                     -----------------------------------------------------------------------------------------------
    Laundry/Vending Income
                                     -----------------------------------------------------------------------------------------------
    Parking Income
                                     -----------------------------------------------------------------------------------------------
    Other Income
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    *Effective Gross Income
                                     -----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                      (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
      Property Insurance
                                     -----------------------------------------------------------------------------------------------
      Utilities
                                     -----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
      Management Fees
                                     -----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
      Professional Fees
                                     -----------------------------------------------------------------------------------------------
      General and Administrative
                                     -----------------------------------------------------------------------------------------------
      Other Expenses
                                     -----------------------------------------------------------------------------------------------
      Ground Rent
                                     -----------------------------------------------------------------------------------------------
   *Total Operating Expenses
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    Operating Expense Ratio
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
       Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total Operating Expenses or Total Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.



                               Lodging Operating Statement Analysis Report (inclds. Mobile Home Parks)
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------
     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------
     Rev per Avg. Room
                                                 ----------------------------------------------------------------------------------

                                                (1) Total $ amount of Capital Reserves required annually by loan documents.
===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------     (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                 to base)   to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /      Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Room Revenue
                                     -----------------------------------------------------------------------------------------------
    Food & Beverage Revenues
                                     -----------------------------------------------------------------------------------------------
    Telephone Revenue
                                     -----------------------------------------------------------------------------------------------
    Other Departmental Revenue
                                     -----------------------------------------------------------------------------------------------
    Other Income
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    *DEPARTMENTAL REVENUE
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
  Departmental
                                     -----------------------------------------------------------------------------------------------
    Room
                                     -----------------------------------------------------------------------------------------------
    Food & Beverage
                                     -----------------------------------------------------------------------------------------------
    Telephone Expenses
                                     -----------------------------------------------------------------------------------------------
    Other Dept. Expenses
                                     -----------------------------------------------------------------------------------------------
  DEPARTMENTAL EXPENSES:
                                     -----------------------------------------------------------------------------------------------

  DEPARTMENTAL INCOME:
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
  General/Unallocated
                                     -----------------------------------------------------------------------------------------------
    Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
    Property Insurance
                                     -----------------------------------------------------------------------------------------------
    Utilities
                                     -----------------------------------------------------------------------------------------------
    Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
    Franchise Fee
                                     -----------------------------------------------------------------------------------------------
    Management Fees
                                     -----------------------------------------------------------------------------------------------
    Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
    Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
    Professional Fees
                                     -----------------------------------------------------------------------------------------------
    General and Administrative
                                     -----------------------------------------------------------------------------------------------
    Ground Rent
                                     -----------------------------------------------------------------------------------------------
    Other Expenses
                                     -----------------------------------------------------------------------------------------------
  TOTAL GENERAL/Unallocated
                                     -----------------------------------------------------------------------------------------------

    Operating Expense Ratio
    (=Departmental Revenue/(Dept.
    Exp. + General Exp.))
                                     -----------------------------------------------------------------------------------------------


                                     -----------------------------------------------------------------------------------------------
   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
       Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% Change in Dept Revenue, Dept Expenses, General Expenses or Total
Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.


                                                                                                                             Annex J

                     COMMERCIAL NOI ADJUSTMENT WORKSHEET (inclds. Retail/Office/Ind/Whs/Mixed use/Self Storage)
                                                           as of MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Rental Rate
                                                    -------------


                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                       Leasing Commission and TI's

====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      -------------------
      Gross Potential Rent (2)
                                                -------------------       ----------------      -------------------
         Less: Vacancy/collection loss
                                                -------------------       ----------------      -------------------
                      OR
                                                -------------------       ----------------      -------------------
      Base Rent (2)
                                                -------------------       ----------------      -------------------
      Expense Reimbursement
                                                -------------------       ----------------      -------------------
      Percentage Rent
                                                -------------------       ----------------      -------------------
      Other Income/Parking Income
                                                -------------------       ----------------      -------------------

   Effective Gross Income
                                                -------------------       ----------------      -------------------
                                                (2)  Use either gross potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                -------------------       ----------------      -------------------
      Real Estate Taxes
                                                -------------------       ----------------      -------------------
      Property Insurance
                                                -------------------       ----------------      -------------------
      Utilities
                                                -------------------       ----------------      -------------------
      Repairs and Maintenance
                                                -------------------       ----------------      -------------------
      Janitorial
                                                -------------------       ----------------      -------------------
      Management Fees
                                                -------------------       ----------------      -------------------
      Payroll & Benefits Expense
                                                -------------------       ----------------      -------------------
      Advertising & Marketing
                                                -------------------       ----------------      -------------------
      Professional Fees
                                                -------------------       ----------------      -------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Other Expenses                                                                                               For self-storage
                                                                                                                   include franchise
                                                                                                                   fees
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
   Total Operating Expenses
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio
                                                -------------------                             -------------------

                                                -------------------                             -------------------
   Net Operating Income
                                                -------------------                             -------------------

                                                -------------------       ----------------      -------------------
      Leasing Commissions (3)
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
      Tenant Improvements (3)
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------       ----------------      -------------------

                                                (3)  Actual current yr, but normalize for annual if possible via contractual, U/W or other data

                                                -------------------                             -------------------
   Net Cash Flow
                                                -------------------                             -------------------

   Debt Service (per Servicer)
                                                -------------------                             -------------------
   Net Cash Flow after debt service
                                                -------------------                             -------------------

   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------

   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating statement Analysis Report

Income Comments:


Expense Comments:

Capital Items Comments:


                                                 HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                                           as of MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Rental Rate
                                                    -------------


                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      -------------------
      Gross Potential Rent (2)
                                                -------------------       ----------------      -------------------
         Less: Vacancy/collection loss
                                                -------------------       ----------------      -------------------
                      OR
                                                -------------------       ----------------      -------------------
      Private Pay (2)
                                                -------------------       ----------------      -------------------
      Medicare/Medicaid
                                                -------------------       ----------------      -------------------
      Nursing/Medical Income
                                                -------------------       ----------------      -------------------
      Meals Income
                                                -------------------       ----------------      -------------------
      Other Income
                                                -------------------       ----------------      -------------------

  Effective Gross Income
                                                -------------------       ----------------      -------------------
                                                (2)  Use either Gross Potential (with Vacancy/Collection Loss) or Private
                                                     Pay/Medicare/Medicaid; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                -------------------       ----------------      -------------------
      Real Estate Taxes
                                                -------------------       ----------------      -------------------
      Property Insurance
                                                -------------------       ----------------      -------------------
      Utilities
                                                -------------------       ----------------      -------------------
      Repairs and Maintenance
                                                -------------------       ----------------      -------------------
      Management Fees
                                                -------------------       ----------------      -------------------
      Payroll & Benefits Expense
                                                -------------------       ----------------      -------------------
      Advertising & Marketing
                                                -------------------       ----------------      -------------------
      Professional Fees
                                                -------------------       ----------------      -------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Room expense - housekeeping
                                                -------------------       ----------------      -------------------
      Meal expense
                                                -------------------       ----------------      -------------------
      Other Expenses
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
   Total Operating Expenses
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio
                                                -------------------                             -------------------

                                                -------------------                             -------------------
   Net Operating Income
                                                -------------------                             -------------------

                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------                             -------------------

   Net Cash Flow
                                                -------------------                             -------------------

   Debt Service (per Servicer)
                                                -------------------                             -------------------
   Net Cash Flow after debt service
                                                -------------------                             -------------------

   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------

   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report
Income Comments:


Expense Comments:

Capital Items Comments:


                                   MULTIFAMILY NOI ADJUSTMENT WORKSHEET (inclds.Mobile Home Parks)
                                                           as of MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Rental Rate
                                                    -------------


                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      ----------------
      Gross Potential Rent (2)                                                                                   Include Pad/RV rent
                                                -------------------       ----------------      ----------------
         Less: Vacancy/collection loss
                                                -------------------       ----------------      ----------------
                      OR
                                                -------------------       ----------------      ----------------
      Base Rent (2)
                                                -------------------       ----------------      ----------------
      Laundry/Vending Income
                                                -------------------       ----------------      ----------------
      Parking Income
                                                -------------------       ----------------      ----------------
      Other Income                                                                                               include forfeited
                                                                                                                 security/late
                                                                                                                 fees/pet

                                                -------------------       ----------------      ----------------
  Effective Gross Income
                                                -------------------       ----------------      ----------------

                                                (2)  Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $ amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                -------------------       ----------------      ------------------
      Real Estate Taxes
                                                -------------------       ----------------      ------------------
      Property Insurance
                                                -------------------       ----------------      ------------------
      Utilities
                                                -------------------       ----------------      ------------------
      Repairs and Maintenance
                                                -------------------       ----------------      ------------------
      Management Fees
                                                -------------------       ----------------      ------------------
      Payroll & Benefits Expense
                                                -------------------       ----------------      ------------------
      Advertising & Marketing
                                                -------------------       ----------------      ------------------
      Professional Fees
                                                -------------------       ----------------      ------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Other Expenses
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
   Total Operating Expenses
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio
                                                -------------------                             -------------------

                                                -------------------                             -------------------
   Net Operating Income
                                                -------------------                             -------------------

                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------                             -------------------
   Net Cash Flow
                                                -------------------                             -------------------
   Debt Service (per Servicer)
                                                -------------------                             -------------------
   Net Cash Flow after debt service
                                                -------------------                             -------------------
   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------
   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating statement Analysis Report Income Comments:

Income Comments:

Expense Comments:

Capital Items Comments:


                                                  LODGING NOI ADJUSTMENT WORKSHEET
                                                           as of MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Daily Rate
                                                    -------------
      Rev per Avg. Room
                                                    -------------

                                                     (1)  Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                -------------------       ----------------      -------------------
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      -------------------
      Room Revenue
                                                -------------------       ----------------      -------------------
      Food & Beverage Revenues
                                                -------------------       ----------------      -------------------
      Telephone Revenue
                                                -------------------       ----------------      -------------------
      Other Departmental Revenue
                                                -------------------       ----------------      -------------------
      Other Income
                                                -------------------       ----------------      -------------------
  DEPARTMENTAL REVENUE: (2)
                                                -------------------       ----------------      -------------------

                                                (2)  Report Departmental Revenue as EGI for CSSA Loan Periodic and Property files

  OPERATING EXPENSES:
  Departmental
                                                -------------------       ----------------      -------------------
      Room
                                                -------------------       ----------------      -------------------
      Food & Beverage
                                                -------------------       ----------------      -------------------
      Telephone Expenses
                                                -------------------       ----------------      -------------------
      Other Dept. Expenses
                                                -------------------       ----------------      -------------------
  DEPARTMENTAL EXPENSES:
                                                -------------------       ----------------      -------------------
  DEPARTMENTAL INCOME:
                                                -------------------       ----------------      -------------------
  General/Unallocated

                                                -------------------       ----------------      -------------------
      Real Estate Taxes
                                                -------------------       ----------------      -------------------
      Property Insurance
                                                -------------------       ----------------      -------------------
      Utilities
                                                -------------------       ----------------      -------------------
      Repairs and Maintenance
                                                -------------------       ----------------      -------------------
      Franchise Fee
                                                -------------------       ----------------      -------------------
      Management Fees
                                                -------------------       ----------------      -------------------
      Payroll & Benefits
                                                -------------------       ----------------      -------------------
      Advertising & Marketing
                                                -------------------       ----------------      -------------------
      Professional Fees
                                                -------------------       ----------------      -------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
      Other Expenses
                                                -------------------       ----------------      -------------------
  TOTAL GENERAL/Unallocated                                                                                         (For CSSA files,
                                                                                                                     Total Expenses
                                                                                                                     = Dept. Exp +
                                                                                                                     General Exp.)
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio                                                                                           (=Departmental
                                                                                                                     Revenue/(Dept.
                                                                                                                     Exp. + General
                                                                                                                     Exp.))
                                                -------------------                             -------------------

                                                -------------------                             -------------------
  *Net Operating Income
                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------                             -------------------
  *Net Cash Flow
                                                -------------------                             -------------------
   Debt Service (per Servicer)
                                                -------------------                             -------------------
  *Net Cash Flow after debt service
                                                -------------------                             -------------------
   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------
   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================

Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methhodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating statement Analysis Report

Income Comments:

Expense Comments:

Capital Items Comments:

                                                                      ANNEX K
                  FIRST UNION NATIONAL BANK, as Master Servicer
                       COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________

                                                                            ORIGINAL UNDERWRITING INFORMATION
---------------------------------------------------------------------------------------------------------------

                                                                       BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
 Prospectus                  Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
     ID       City    State    Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                 $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                                  RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year.


---------------------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                           PRECEDING ANNUAL OPERATING

                          INFORMATION                                             INFORMATION

             AS OF ___________            NORMALIZED                   AS OF ___________          NORMALIZED
---------------------------------------------------------------------------------------------------------------
               Last                                                   Last
             Property  Financial                                    Property    Financial
Prospectus   Inspect   Info as of   %    Total  Normalized (1)      Inspect     Info as of     %    Total  Normalized (1)
    ID         Date      Date      Occ   Revenue  $ NOI    DSCR       Date         Date       Occ  Revenue  $ NOI    DSCR
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                WA    $         $      WA                                 WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                                                                  REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                  TRAILING FINANCIAL                 (2)     NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
           MONTH REPORTED    NORMALIZED              PRECEDING & BASIS
-------------------------------------------------------------------------------

             Financial                                              %         %
Prospectus   Info as of     %     Total          (%)       %      Total      (1)
    ID         Date       Occ   Revenue  $ NOI   DSCR     Occ    Revenue    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROSPECTUS


                  Commercial Mortgage Pass-Through Certificates

                              (Issuable in Series)

                First Union Commercial Mortgage Securities, Inc.

                                    Depositor

First Union Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

The primary assets of the trust fund may include:

o multifamily and commercial mortgage loans, including participations therein;

o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

o    direct obligations of the United States or other government agencies; or

o    a combination of the assets described above.

     Investing in the offered certificates involves risks. You should review the information appearing under the caption "Risk Factors" on page 13 and in the prospectus supplement before purchasing any offered certificate.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 April 18, 2000

                                TABLE OF CONTENTS

                                                                       Page

ADDITIONAL INFORMATION                                                   4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                        4
SUMMARY OF PROSPECTUS                                                    5
RISK FACTORS                                                            11
DESCRIPTION OF THE TRUST FUNDS                                          30
YIELD CONSIDERATIONS                                                    36
THE DEPOSITOR                                                           41
USE OF PROCEEDS                                                         41
DESCRIPTION OF THE CERTIFICATES                                         41
DESCRIPTION OF THE POOLING AGREEMENTS                                   50
DESCRIPTION OF CREDIT SUPPORT                                           63
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES                      65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES                                79
STATE AND OTHER TAX CONSEQUENCES                                       101
ERISA CONSIDERATIONS                                                   101
LEGAL INVESTMENT                                                       106
METHOD OF DISTRIBUTION                                                 108
LEGAL MATTERS                                                          109
FINANCIAL INFORMATION                                                  109
RATINGS                                                                109
INDEX OF PRINCIPAL DEFINITIONS                                         110

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 138 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

                                   ----------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. You may inspect and copy, at prescribed rates, the registration statement and exhibits at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Securities and Exchange Commission's phone number is 800-SEC-0330. The Securities and Exchange Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements, and other information regarding registrants, including First Union Commercial Mortgage Securities, Inc., that file electronically with the Securities and Exchange Commission.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Because of the limited number of certificateholders expected for each series, we anticipate that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28288-0630, Attention: Secretary, or by telephone at 704-374-6611.

                             SUMMARY OF PROSPECTUS



     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.


The Trust Assets ............   Each series of certificates will represent the
                                entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                o mortgage assets;

                                o certificate accounts;

                                o forms of credit support;

                                o cash flow agreements; and

                                o amounts on deposit in a pre-funding account.

The Mortgage Assets .........   The mortgage assets with respect to each series
                                of certificates may consist of any of the following:

                                o multifamily and commercial mortgage loans,
                                  including participations therein;

                                o commercial mortgage-backed securities,
                                  including participations therein;

                                o direct obligations of the United States or
                                  other government agencies; and

                                o a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:


                                o residential properties consisting of five or
                                  more rental or cooperatively owned dwelling units;

                                o shopping centers;

                                o retail buildings or centers;

                                o hotels and motels;

                                o office buildings;

                                o nursing homes;

                                o hospitals or other health-care related
                                  facilities;

                                o industrial properties;

                                o warehouse, mini-warehouse or self-storage
                                  facilities;

                                o mobile home parks;

                                o mixed use properties; and

                                o other types of commercial properties.

                                Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                A mortgage loan may have an interest rate that has any of the following features:

                                o is fixed over its term;

                                o adjusts from time to time;

                                o is partially fixed and partially floating;

                                o is floating based on one or more formulae or
                                  indices;

                                o may be converted from a floating to a fixed
                                  interest rate;

                                o may be converted from a fixed to a floating
                                  interest rate; or

                                o interest is not paid currently but is accrued
                                  and added to the principal balance.

                                A mortgage loan may provide for any of the following:

                                o scheduled payments to maturity;

                                o payments that adjust from time to time;

                                o negative amortization or accelerated
                                  amortization;

                                o full amortization or require a balloon payment
                                  due on its stated maturity date;

                                o prohibitions on prepayment;

                                o releases or substitutions of collateral,
                                  including defeasance thereof with direct obligations of the United States; and

                                o payment of a premium or a yield maintenance
                                  penalty in connection with a principal
                                  prepayment.

                                Unless otherwise described in the prospectus supplement for a series of certificates:

                                o the mortgaged properties may be located in any
                                  one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                o all mortgage loans will have original terms to
                                  maturity of not more than 40 years;

                                o all mortgage loans will have individual
                                  principal balances at origination of not less than $100,000;

                                o all mortgage loans will have been originated
                                  by persons other than the depositor; and

                                o all mortgage assets will have been purchased,
                                  either directly or indirectly, by the
                                  depositor on or before the date of initial issuance of the related series of certificates.

                                Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts ........   Each trust fund will include one or more
                                accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support ..............   The following types of credit support may be
                                used to enhance the likelihood of distributions on certain classes of certificates:

                                o subordination of junior certificates;

                                o over collateralization;

                                o letters of credit;

                                o insurance policies;

                                o guarantees;

                                o reserve funds; and/or

                                o other types of credit support described in the
                                  prospectus supplement and a combination of any of the above.

Cash Flow Agreements ........   Cash flow agreements are used to reduce the
                                effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:


                                o guaranteed investment contracts;

                                o interest rate swap or exchange contracts;

                                o interest rate cap or floor agreements;

                                o currency exchange agreements;

                                o yield supplement agreements; or

                                o other types of similar agreements described in
                                  the prospectus supplement.

Pre-Funding Account;
  Capitalized Interest
  Account ...................   A trust fund may use monies deposited into a
                                pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed
                                25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.
                                The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates .   Each series of certificates will include one or
                                more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund.
                                The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates   The certificates may provide for different
                                methods of distributions to specific classes.
                                Any class of certificates may:

                                o provide for the accrual of interest thereon
                                  based on fixed, variable or floating rates;

                                o be senior or subordinate to one or more other
                                  classes of certificates with respect to
                                  interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                o be entitled to principal distributions, with
                                  disproportionately low, nominal or no interest distributions;

                                o be entitled to interest distributions, with
                                  disproportionately low, nominal or no
                                  principal distributions;

                                o provide for distributions of principal or
                                  accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                o provide for distributions of principal to be
                                  made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                o provide for distributions of principal
                                  sequentially, based on specified payment schedules or other methodologies; and

                                o provide for distributions based on a
                                  combination of any of the above features.

                                Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances ....................   A servicer may be obligated as part of its
                                servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for related series of certificates.

Termination .................   A series of certificates may be subject to
                                optional early termination through the
                                repurchase of the mortgage assets in the related trust fund.

Registration of Certificates    One or more classes of the offered certificates
                                may be initially represented by one or more certificates registered in the name of Cede &
                                Co. as the nominee of The Depository Trust
                                Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the Certificates  The certificates of each series will constitute either:

                                o "regular interests" or "residual interests" in
                                  a trust fund treated as a "real estate
                                  mortgage investment conduit" under the
                                  Internal Revenue Code of 1986, as amended;

                                o interests in a trust fund treated as a grantor
                                  trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

                                o "regular interests" or "residual interests" in
                                  a trust fund treated as a "financial assets securitization investment trust" under the Internal Revenue Code of 1986, as amended.

ERISA Considerations ........   If you are a fiduciary of an employee benefit
                                plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                Income Security Act of 1974, as amended, or
                                Section 4975 of the Internal Revenue Code of
                                1986, as amended, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment ............   The prospectus supplement will specify whether
                                the offered certificates will constitute
                                "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                1984. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating ......................   At the date of issuance, as to each series, each
                                class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell          You may not be able to resell your certificates
Certificates May Be Limited     and the value of your certificates may be less
Because of Their                than you anticipated for a variety of reasons
Characteristics                 including:


                                o a secondary market for your certificates may
                                  not develop;

                                o interest rates fluctuations;

                                o the absence of redemption rights; and

                                o the limited sources of information about the
                                  certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund    Unless otherwise specified in the prospectus
May Not Be Sufficient to Pay    supplement, neither the offered certificates of
Your Certificates               any series nor the mortgage assets in the
                                related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                The prospectus supplement for a series of certificates, may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

Prepayments and Repurchases     Prepayments (including those caused by defaults
of the Mortgage Assets Will     on the mortgage loans and repurchases for breach
Affect the Timing of Your       of representation or warranty) on the mortgage
Cash Flow and May Affect        loans in a trust fund generally will result in a
Your Yield                      faster rate of principal payments on one or more
                                classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                The rate of voluntary prepayments will also be affected by:

                                o the voluntary prepayment terms of the mortgage
                                  loan, including prepayment lock-out periods and prepayment premiums;

                                o then-current interest rates being charged on
                                  similar mortgage loans; and

                                o the availability of mortgage credit.

                                A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                The yield on your certificates may be less than anticipated because:

                                o the prepayment premium or yield maintenance
                                  required under the certain prepayment
                                  scenarios may not be enforceable in some states or under federal bankruptcy laws; and

                                o some courts may consider the prepayment
                                  premium to be usurious.

Optional Early Termination      A series of certificates may be subject to
of the Trust Fund May Result    optional early termination by means of the
in an Adverse Impact on Your    repurchase of the mortgage assets in the related
Yield or May Result in a Loss   trust fund. We cannot assure you that the
                                proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee        Any rating assigned by a rating agency to a
Payment and Do Not Address      class of offered certificates will reflect only
Prepayment Risks                its assessment of the likelihood that holders of
                                certificates of such class will receive payments to which such certificateholders are entitled under the related pooling agreement. Ratings do not address:

                                o the likelihood that principal prepayments
                                  (including those caused by defaults) on the related mortgage loans will be made;

                                o the degree to which the rate of prepayments on
                                  the related mortgage loans might differ from that originally anticipated;

                                o the likelihood of early optional termination
                                  of the related trust fund;

                                o the possibility that prepayments on the
                                  related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                o the possibility that an investor that
                                  purchases an offered certificate at a
                                  significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Unused Amounts in               The prospectus supplement will disclose when we
Pre-Funding Accounts            are using a pre-funding account to purchase
May be Returned to You          additional mortgage assets in connection with
as a Prepayment                 the issuance of certificates. Amounts on deposit
                                in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Mortgage Assets      Any additional mortgage assets acquired by a
Acquired in Connection with     trust fund with funds in a pre-funding account
the Use of a Pre-Funding        may possess substantially different
Account May Change the          characteristics than the mortgage assets in the
Aggregate Characteristics       trust fund on the closing date for a series of
of a Trust Fund                 certificates. Therefore, the aggregate
                                characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced   The value of a mortgage loan secured by a
by a Mortgaged Property May     multifamily or commercial property is directly
Be Inadequate to Repay the      related to the net operating income derived from
Mortgage Loans                  that property because the ability of a borrower
                                to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Value of a Mortgaged     Commercial and multifamily property values and
Property and its Net Operating  cash flows and net operating income from such
Income and Cash Flow is Not     mortgaged properties are volatile and may be
Predictable                     insufficient to cover debt service on the
                                related mortgage loan at any given time.
                                Property value, cash flow and net operating income depend upon a number of factors, including:

                                o changes in general or local economic
                                  conditions and/or specific industry segments;

                                o declines in real estate values;

                                o an oversupply of commercial or multifamily
                                  properties in the relevant market;

                                o declines in rental or occupancy rates;

                                o increases in interest rates, real estate tax
                                  rates and other operating expenses;

                                o changes in governmental rules, regulations and
                                  fiscal policies, including environmental legislation;

                                o perceptions by prospective tenants and, if
                                  applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                o the age, construction quality and design of a
                                  particular property;

                                o whether the mortgaged properties are readily
                                  convertible to alternative uses;

                                o acts of God; and

                                o other factors beyond our control or the
                                  control of a servicer.

Nonrecourse Loans Limit the     The mortgage loans will not be an obligation of,
Remedies Available Following a  or be insured or guaranteed by, any governmental
Mortgagor Default               entity, by any private mortgage insurer, or by
                                the depositor, the originators, the master servicer, the servicer, the trustee or any of their respective affiliates.

                                Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Special Risks of Mortgage       Mortgage loans secured by multifamily properties
Loans Secured by Multifamily    may constitute a material concentration of the
Properties                      mortgage loans in a trust fund. Adverse economic
                                conditions, either local, regional or national,
                                may limit the amount of rent that a borrower may
                                charge for rental units, and may result in a
                                reduction in timely rent payments or a reduction
                                in occupancy levels. Occupancy and rent levels
                                may also be affected by:

                                o construction of additional housing units;

                                o local military base closings;

                                o developments at local colleges and
                                  universities;

                                o national, regional and local politics,
                                  including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

                                o the level of mortgage interest rates, which
                                  may encourage tenants in multifamily rental properties to purchase housing;

                                o tax credit and city, state and federal housing
                                  subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                o tax credit and city, state and federal housing
                                  subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                o the possibility that some eligible tenants may
                                  not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage       Mortgage loans secured by retail properties may
Loans Secured by Retail         constitute a material concentration of the
Properties                      mortgage loans in a trust fund. Significant
                                factors determining the value of retail
                                properties are:

                                o the quality of the tenants; and

                                o the fundamental aspects of real estate such as
                                  location and market demographics.

                                The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                o catalogue retailers;

                                o home shopping networks;

                                o the internet;

                                o telemarketing; and

                                o outlet centers.

                                Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage       Mortgage loans secured by hospitality properties
Loans Secured by Hospitality    (e.g., a hotel or motel) may constitute a
Properties                      material concentration of the mortgage loans in
                                a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                o location, quality and franchise affiliation
                                  (or lack thereof);

                                o adverse economic conditions, either local,
                                  regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                o the construction of competing hospitality
                                  properties, which may result in a reduction in occupancy levels;

                                o the increased sensitivity of hospitality
                                  properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                o the financial strength and capabilities of the
                                  owner and operator of a hospitality property, which may have a substantial impact on the property's quality of service and economic performance; and

                                o the generally seasonal nature of the
                                  hospitality industry, which can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

Special Risks of Mortgage       Mortgage loans secured by office buildings may
Loans Secured by Office         constitute a material concentration of the
Buildings                       mortgage loans in a trust fund. Significant
                                factors determining the value of office
                                buildings include:

                                o the quality of the tenants in the building;

                                o the physical attributes of the building in
                                  relation to competing buildings; and

                                o the strength and stability of the market area
                                  as a desirable business location.

                                An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's:

                                o age;

                                o condition;

                                o design (e.g., floor sizes and layout);

                                o access to transportation; and

                                o ability or inability to offer certain
                                amenities to its tenants, including
                                sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

                                The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks of Mortgage       Mortgage loans secured by warehouse and storage
Loans Secured by Warehouse      facilities may constitute a material
and Self Storage Facilities     concentration of the mortgage loans in a trust
                                fund. The storage facilities market contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

Special Risks of Mortgage       The mortgaged properties may include health
Loans Secured by                care-related facilities, including senior
Healthcare-Related Properties   housing, assisted living facilities, skilled
                                nursing facilities and acute care facilities.

                                o Senior housing generally consists of
                                  facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style.

                                o Assisted living facilities are typically
                                  single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines.

                                o Skilled nursing facilities provide services to
                                  post trauma and frail residents with limited mobility who require extensive medical treatment.

                                o Acute care facilities generally consist of
                                  hospital and other facilities providing
                                  short-term, acute medical care services.

                                Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                o the number of competing facilities in the
                                  local market;

                                o the facility's age and appearance;

                                o the reputation and management of the facility;

                                o the types of services the facility provides;
                                  and

                                o where applicable, the quality of care and the
                                  cost of that care.

                                The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage       Mortgage loans secured by industrial and
Loans Secured by Industrial     mixed-use facilities may constitute a material
and Mixed-Use Facilities        concentration of the mortgage loans in a trust
                                fund. Significant factors determining the value of industrial properties include:

                                o the quality of tenants;

                                o building design and adaptability; and

                                o the location of the property.

                                Concerns about the quality of tenants,
                                particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Poor Property Management        Each mortgaged property securing a mortgage loan
Will Adversely Affect the       which has been sold into a trust fund is managed
Performance of the Related      by a property manager (which generally is an
Mortgaged Property              affiliate of the borrower) or by the borrower
                                itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                o operating the property;

                                o providing building services;

                                o responding to changes in the local market; and

                                o planning and implementing the rental
                                  structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Balloon Payments on Mortgage    Some of the mortgage loans included in a trust
Loans Result in Heightened      fund may not be fully amortizing (or may not
Risk of Borrower Default        amortize at all) over their terms to maturity
                                and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                o its ability to fully refinance the loan; or

                                o its ability to sell the related mortgaged
                                  property at a price sufficient to permit the borrower to make the balloon payment.

                                The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                o the value of the related mortgaged property;

                                o the level of available mortgage interest rates
                                  at the time of sale or refinancing;

                                o the borrower's equity in the related mortgaged
                                  property;

                                o the financial condition and operating history
                                  of the borrower and the related mortgaged property;

                                o tax laws;

                                o rent control laws (with respect to certain
                                  residential properties);

                                o Medicaid and Medicare reimbursement rates
                                  (with respect to hospitals and nursing homes);

                                o prevailing general economic conditions; and

                                o the availability of credit for loans secured
                                  by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have          If and to the extent specified in the prospectus
Discretion to Handle or Avoid   supplement defaulted mortgage loans exist or are
Obligor Defaults in a Manner    imminent, in order to maximize recoveries on
Which May be Adverse to         defaulted mortgage loans, the related pooling
Your Interests                  agreement will permit (within prescribed limits)
                                the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans.

Proceeds Received Upon          To the extent specified in the prospectus
Foreclosure of Mortgage         supplement, some of the mortgage loans included
Loans Secured Primarily by      in a trust fund may be secured primarily by
Junior Mortgages May            junior mortgages. When liquidated, mortgage
Result in Losses                loans secured by junior mortgages are entitled
                                to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover    The prospectus supplement for the offered
Losses or Risks Which Could     certificates of each series will describe any
Adversely Affect Payment on     credit support provided with respect to those
Your Certificates               certificates. Use of credit support will be
                                subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial        Mortgage loans made to partnerships,
Mortgage Loans are              corporations or other entities may entail risks
Sophisticated and May Take      of loss from delinquency and foreclosure that
Actions Adverse to              are greater than those of mortgage loans made to
Your Interests                  individuals. The mortgagor's sophistication and
                                form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the     Mortgages securing mortgage loans included in a
Mortgage May Be Limited by      trust fund may contain a due-on-sale clause,
Law                             which permits the lender to accelerate the
                                maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages security mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and        The mortgage loans included in any trust fund
Rents to Provide Further        typically will be secured by an assignment of
Security for Mortgage Loans     leases and rents pursuant to which the borrower
Poses Special Risks             assigns to the lender its right, title and
                                interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.
                                In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of    If so provided in the prospectus supplement, the
Delinquent Mortgage Loans       trust fund for a series of certificates may
May Adversely Affect the Rate   include mortgage loans that are delinquent as of
of Defaults and Prepayments     the date they are deposited in the trust fund. A
on the Mortgage Loans           mortgage loan will be considered "delinquent" if
                                it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May     Under certain laws, contamination of real
Affect the Lien on a Mortgaged  property may give rise to a lien on the property
Property and Expose the         to assure the costs of cleanup. In several
Lender to Costs                 states, that lien has priority over an existing
                                mortgage lien on a property. In addition, under the laws of some states and under the federal
                                Comprehensive Environmental Response,
                                Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.
                                These provisions are designed to reduce
                                substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

One Action Jurisdiction May     Several states (including California) have laws
Limit the Ability of the        that prohibit more than one "judicial action" to
Special Servicer to Foreclose   enforce a mortgage obligation, and some courts
on a Mortgaged Property         have construed the term "judicial action"
                                broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights Against Tenants May be   Some of the tenant leases contain provisions
Limited if Leases Are Not       that require the tenant to attorn to (that is,
Subordinate to the Mortgage or  recognize as landlord under the lease) a
Do Not Contain Attornment       successor owner of the property following
Provisions                      foreclosure. Some of the leases may be either
                                subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are     Due to changes in applicable building and zoning
Not in Compliance With Current  ordinances and codes which have come into effect
Zoning Laws, You May Not Be     after the construction of improvements on
Able to Restore Compliance      certain of the mortgaged properties, some
Following a Casualty Loss       improvements may not comply fully with current
                                zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to

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

                                meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Inspections of the Mortgaged    The mortgaged properties were inspected by
Properties Were Limited         licensed engineers at the time the mortgage
                                loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns             There may be legal proceedings pending and, from
                                time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

General

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans, participations therein and/or CMBS. Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans-Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans-Leases

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds or trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A

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

"bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

Credit Support

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."

Cash Flow Agreements

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

Pre-Funding

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused amounts in pre-funding accounts may be returned to you as a prepayment."

                              YIELD CONSIDERATIONS

General

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

Prepayment Considerations

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amoritzation class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                  THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Union Corporation has filed with the appropriate Federal Reserve Bank a declaration to become a financial holding company pursuant to the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28288-0600. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

General

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or
(viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

Distributions

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

Distributions of Principal of the Certificates

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to (A) prepayment premiums and (B) payments on account of a lender's equity participation in the related mortgaged property;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to each mortgage loan that is delinquent in respect of three or more scheduled payments, (A) the loan number, (B) the unpaid balance, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the mortgage loan, (E) if applicable, the aggregate amount of any interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

     (ix) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund, (A) the loan number, (B) the manner in which the mortgage loan was liquidated, (C) the aggregate amount of liquidation proceeds received, (D) the portion of liquidation proceeds payable or reimbursable to the related master servicer or a special servicer in respect of the mortgage loan and (E) the amount of any loss to certificateholders;

     (x) with respect to each REO Property included in the related trust fund as of the end of the related due period or prepayment period, as applicable, (A) the loan number of the related mortgage loan, (B) the date of acquisition, (C) the principal balance of the related mortgage loan (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related pooling agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the related mortgage loan, and (E) if applicable, the aggregate amount of interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances;

     (xi) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related master servicer or a special servicer in respect of such REO Property or the related mortgage loan and (D) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (xii) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) at the close of business on such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans and any increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

     (xiv) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xv) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date;

     (xvi) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date; and

     (xvii) if the related trust fund includes one or more types of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling agreement on the part of the master servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

Termination

     The obligations created by the pooling agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

General

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling agreement. However, a pooling agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the pooling agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention: Securitization Services.

Assignment of Mortgage Assets; Repurchases

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Each pooling agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

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

     (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination";

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

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

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling agreement for the benefit of certificateholders;

     (xv) to make any other withdrawals permitted by the related pooling agreement and described in the prospectus supplement; and

     (xvi) to clear and terminate the certificate account upon the termination of the trust fund.


Collection and Other Servicing Procedures

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling agreement and any related instrument of credit support included in the related trust fund,
(ii) applicable law and (iii) the servicing standard specified in the pooling agreement.

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

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

Realization upon Defaulted Mortgage Loans

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard specified in the pooling agreement, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related mortgaged property. Generally, the related pooling agreement will require that the master servicer accept the highest cash bid received from any person (including itself, an affiliate of the master servicer or any certificateholder) that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling agreement to be fair, the master servicer will generally be required to proceed with respect to such defaulted mortgage loan as described below.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, is imminent, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the master servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the prospectus supplement) it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

Hazard Insurance Policies

     Each pooling agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases-Due-on-Sale and Due-on Encumbrance."

Servicing Compensation and Payment of Expenses

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."


Evidence as to Compliance

     Each pooling agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for Freddie Mac or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each pooling agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders without charge upon written request to the master servicer.

Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling agreement may permit the master servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the prospectus supplement, each pooling agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the pooling agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each pooling agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.


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

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling agreement.

Events of Default

     The events of default for a series of certificates under the related pooling agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that one such failure is permitted in every consecutive twelve-month period so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

Rights upon Event of Default

     So long as an event of default under a pooling agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have


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

offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Internal Revenue Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may
(x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling agreement, the trustee will be prohibited from consenting to any amendment of a pooling agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

     The trustee under each pooling agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling agreement.


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

Certain Matters Regarding the Trustee

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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


                          DESCRIPTION OF CREDIT SUPPORT

General

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

Subordinate Certificates

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


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

Insurance or Guarantees with Respect to Mortgage Loans

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Unless otherwise specified in the prospectus supplement, any


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

reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Credit Support with Respect to CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

General

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.


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

Types of Mortgage Instruments

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations."

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

See "--Bankruptcy Laws."


Personalty

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus


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

supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.


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

Junior Mortgages; Rights of Senior Lenders

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.


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Foreclosure

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.


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

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss.101-1330) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale


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

to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.


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Bankruptcy Laws

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the


                                       73
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debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.


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     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility prior to foreclosure, holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.


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

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the


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

junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


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

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

     Classification of REMICs. It is the opinion of Mayer, Brown & Platt, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling agreement and based upon the law on the date hereof, for federal income tax purposes the related trust will qualify as a REMIC and the REMIC Certificates offered will be considered to evidence ownership of


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

"regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.


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

Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate", or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").


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

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (presumably taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue


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discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of
(i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in


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

          the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.


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

Taxation of Owners of REMIC Residual Certificates

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual interest should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is


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

not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The


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

"long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and; and

     o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus cannot be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over such amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not


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

exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under"--Taxation of Owners of REMIC Regular Certificates--Market Discount and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying


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income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or


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     o   any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports


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will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued notice 99-25 which generally makes the new regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.


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     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling agreement.

Grantor Trust Funds

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.


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     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would be equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield


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would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate


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payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.


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     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the


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

same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip


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

certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable


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

Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans,


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

collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (which may contain restrictions substantially similar to those in ERISA and the Internal Revenue Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code.

Prohibited Transaction Exemptions

     First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth six general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other certificates of the same trust.

     Third, the offered certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch IBCA, Inc. ("Fitch").

     Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fifth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling agreement; (ii) the date on which an event of default occurs under the pooling agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund, but it is not clear whether the Exemption would apply to a trust fund that included mortgage loans secured by liens on real estate projects under construction or cash flow agreements. In addition, it is not clear whether the Exemption applies to participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. Also, when it issued the Exemptions, the DOL did not consider mortgages containing defeasance provisions that may be contained in some of the mortgage loans. Accordingly, it is not clear what the impact on the Exemption would be if such defeasance provisions were exercised. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer that the term of the relevant mortgage loan. Also, as noted, classes of Subordinated Certificates are not covered by the Exemption.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)
(A) through (D) of the Internal Revenue Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling agreement and (b) the pooling agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund. The pooling agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Internal Revenue Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or

Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL on January 5, 2000 under Section 401(c) of ERISA, that will generally become applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Internal Revenue Code (or, in the case of governmental plans, under applicable Federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate that is not subordinate to other certificates of the trust fund shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top three rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each purchaser of Subordinated Certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the prospectus supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (i) are rated in one of the two highest rating categories by one or more rating agencies and (ii) are part of a series evidencing interests in a trust fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), the authorized investments of which are subject to state regulation.

     Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Reglue Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interest in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by thence effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and, with regard to any offered certificates issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulation, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by First Union Securities, Inc. acting as agent. If First Union Securities, Inc. acts as agent in the sale of offered certificates, First Union Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that First Union Securities, Inc. elects to purchase offered certificates as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, First Union Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including First Union Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

     The depositor will agree to indemnify First Union Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "Fannie Mae" or "FNMA" means the Federal National Mortgage Association.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Freddie Mac" or "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" or "GNMA" means the Government National Mortgage Association.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                Diskette to the Preliminary Prospectus Supplement
                              Dated April 18, 2000
                            First Union National Bank

                            Commercial Mortgage Trust

                                   Commercial

                       Mortgage Pass-Through Certificates

                                 Series 2000-C1

                                  FUNB00C1.XLS
                           (Microsoft Excel 5.0 file)

The file "FUNB00C1.XLS" which is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 in the CMSA format and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "FUNB00C1.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUNB00C1.XLS" to your hard drive or network drive. Open the file "FUNB00C1.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 CTL Step Schedules" or "A-3 MultiFamily Data" or "A-4 Reserve Accounts" or "A-5 Commercial Tenant Schedule," respectively. * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================


     Until August , 2000, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 ---------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              Prospectus Supplement

Summary of Prospectus ....................................................   S-7
Risk Factors .............................................................  S-32
Description of the Mortgage Pool .........................................  S-67
Servicing of the Mortgage Loans .......................................... S-105
Description of the Certificates .......................................... S-114
Yield and Maturity Considerations ........................................ S-139
Use of Proceeds .......................................................... S-148
Material Federal Income Tax Consequences ................................. S-148
ERISA Considerations ..................................................... S-150
Legal Investment ......................................................... S-152
Method of Distribution ................................................... S-153
Legal Matters ............................................................ S-154
Ratings .................................................................. S-154
Index of Principal Definitions ........................................... S-156
Annex A-1 ................................................................   A-1
Annex A-2 ................................................................   A-2
Annex A-3 ................................................................   A-3
Annex A-4 ................................................................   A-4
Annex A-5 ................................................................   A-5
Annex B ..................................................................   B-1
Annex C ..................................................................   C-1
Annex D ..................................................................   D-1
Annex E ..................................................................   E-1
Annex F ..................................................................   F-1
Annex G ..................................................................   G-1
Annex H ..................................................................   H-1
Annex I ..................................................................   I-1
Annex J ..................................................................   J-1
Annex K ..................................................................   K-1


                                   Prospectus

Additional Information ...................................................     4
Incorporation of Certain Information By Reference ........................     4
Summary of Prospectus ....................................................     5
Risk Factors .............................................................    11
Description of the Trust Funds ...........................................    30
Yield Considerations .....................................................    36
The Depositor ............................................................    41
Use Of Proceeds ..........................................................    41
Description of the Certificates ..........................................    41
Description of the Pooling Agreements ....................................    50
Description of Credit Support ............................................    63
Certain Legal Aspects of Mortgage Loans And Leases .......................    65
Material Federal Income Tax Consequences .................................    79
State and Other Tax Consequences .........................................   101
ERISA Considerations .....................................................   101
Legal Investment .........................................................   106
Method of Distribution ...................................................   108
Legal Matters ............................................................   109
Financial Information ....................................................   109
Ratings ..................................................................   109
Index of Principal Definitions ...........................................   110


                             First Union Commercial
                            Mortgage Securities, Inc.

                                   (Depositor)

                           $704,787,000 (Approximate)


                            First Union National Bank
                            Commercial Mortgage Trust

                               Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2000-C1


                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                     [LOGO]


                                  FIRST UNION
                                Securities, Inc.

                               Merrill Lynch & Co.

                                  April   , 2000


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